    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999



                                                      REGISTRATION NO. 333-67185

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                               DIMAC CORPORATION

             (Exact name of registrant as specified in its charter)

         DELAWARE                       2677                     13-4013426
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

                                 --------------

                          5775 Peachtree Dunwoody Road
                                  Suite C-150
                             Atlanta, Georgia 30342
                                 (404) 256-1123

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

                             MR. EDWARD LAZAROWITZ
                            CHIEF FINANCIAL OFFICER
                               DIMAC CORPORATION
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE C-150
                             ATLANTA, GEORGIA 30342
                                 (404) 256-1123

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                                    COPY TO:


                             William F. Wynne, Jr.
                                White & Case LLP
                          1155 Avenue of the Americas
                         New York, New York 10036-2787
                                 (212) 819-8752

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. / /
                                 --------------


    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS


                                       PRIMARY STANDARD                     ADDRESS, INCLUDING ZIP
                       JURISDICTION       INDUSTRIAL       IRS EMPLOYER   CODE AND TELEPHONE NUMBER,
                            OF        CLASSIFICATION CODE  IDENTIFICATION  INCLUDING AREA CODE, OF
 NAME OF CORPORATION   INCORPORATION        NUMBER            NUMBER      PRINCIPAL EXECUTIVE OFFICE
---------------------  -------------  -------------------  -------------  --------------------------
AmeriComm Direct          Delaware              2677         23-2574778   5775 Peachtree Dunwoody
Marketing, Inc.                                                           Road,
                                                                          Suite C-150
                                                                          Altanta, GA 30342
                                                                          (404) 256-1123
AmeriComm Holdings,       Delaware              2677         52-1668844   5775 Peachtree Dunwoody
Inc.                                                                      Road,
                                                                          Suite C-150
                                                                          Atlanta, GA 30342
                                                                          (404) 256-1123
DIMAC DIRECT, Inc.        Missouri              2677         43-0690811   One Corporate Woods Drive
                                                                          Bridgeton, Missouri 63044
                                                                          (314) 344-8000
DIMAC Marketing           Delaware              2677         43-1464284   One Corporate Woods Drive
Corporation                                                               Bridgeton, Missouri 63044
                                                                          (314) 344-8000
Palm Coast Data Inc.      Missouri              2677         43-1706955   11 Commerce Boulevard
                                                                          Palm Coast, FL 32164
                                                                          (904) 445-4662
MBS/Multimode Inc.        Missouri              2677         43-1743899   570 S. Research Pl.
                                                                          Central Islip, NY 11722
                                                                          (516) 851-5000
DMW Worldwide, Inc.       Missouri              2677         23-2985052   1325 Morris Drive
                                                                          Wayne, PA 19087
                                                                          (610) 407-0407

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;

                             DATED AUGUST 12, 1999


PROSPECTUS
DIMAC CORPORATION                                        [LOGO]
EXCHANGE OFFER FOR $100,000,000
12 1/2% SENIOR SUBORDINATED NOTES DUE 2008



GUARANTEED BY:DIMAC MARKETING CORPORATION
                DIMAC DIRECT, INC.
                PALM COAST DATA INC.
                DMW WORLDWIDE, INC.
                MBS/MULTIMODE INC.
                AMERICOMM HOLDINGS, INC.
                AMERICOMM DIRECT MARKETING, INC.



    INVESTMENT IN THE REGISTERED NOTES BEING OFFERED IN THIS PROSPECTUS INVOLVES CERTAIN RISKS. IT IS IMPORTANT THAT YOU READ THE SECTION LABELED "RISK FACTORS" BEGINNING ON PAGE 18 FOR A MORE DETAILED DISCUSSION OF THESE RISKS.


                          TERMS OF THE EXCHANGE OFFER


    / / The exchange offer expires at 5:00 p.m., New York City time, on       ,
        1999, unless extended.



    / / This exchange offer is subject to customary conditions including that the registered notes be freely tradeable and that the interests of holders of outstanding unregistered notes not be materially adversely affected by consummation of this exchange offer.



    / / We will exchange all outstanding unregistered notes that are validly tendered and not validly withdrawn for registered notes.



    / / You may withdraw tenders of outstanding unregistered notes at any time prior to the expiration of this exchange offer.



    / / The exchange of outstanding unregistered notes for registered notes will not be a taxable event for federal income tax purposes.



    / / We will not receive any proceeds from this exchange offer.



    / / The terms of the registered notes are substantially identical to the outstanding unregistered notes, except that the registered notes will be freely tradeable.



    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  THE DATE OF THIS PROSPECTUS IS       , 1999.

                               TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Prospectus Summary....................................................    1

Risk Factors..........................................................   18

Company History.......................................................   26

The Acquisitions......................................................   27

The Refinancing.......................................................   27

Use of Proceeds of the Registered Notes...............................   28

Capitalization........................................................   29

The Exchange Offer....................................................   30

DIMAC Corporation Unaudited Pro Forma Consolidated Statements.........   40

Selected Historical Financial Data AmeriComm Holdings, Inc............   49

Selected Historical Financial Data DIMAC Marketing Corporation........   51

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................   53

Business..............................................................   68

Management............................................................   82

Security Ownership....................................................   86

Certain Relationships and Related Transactions........................   87

Description of Other Indebtedness.....................................   89

Description of Notes..................................................   94

Certain United States Federal Tax Considerations......................  134

Unregistered Notes Registration Rights Agreement......................  136

Book-Entry; Delivery and Form.........................................  139

Plan of Distribution..................................................  142

Legal Matters.........................................................  143

Experts...............................................................  143

Index to Financial Statements.........................................  F-1

                               PROSPECTUS SUMMARY


    The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.


                               THE EXCHANGE OFFER


    On October 22, 1998, we completed the private offering of our 12 1/2% Senior Subordinated Notes Due 2008. The unregistered notes were sold for an aggregate purchase price of $100.0 million. The notes are guaranteed by all of our subsidiaries, which are as follows:


  - DIMAC Marketing Corporation;

  - DIMAC DIRECT, Inc.;

  - Palm Coast Data Inc.;


  - DMW Worldwide, Inc.


  - MBS/Multimode Inc.;

  - AmeriComm Holdings, Inc.; and

  - AmeriComm Direct Marketing, Inc.


    We entered into a Registration Rights Agreement in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to April 20, 1999. In the exchange offer, you are entitled to exchange your outstanding unregistered notes for registered notes with substantially identical terms. We did not complete the exchange offer on or before April 20, 1999, and, therefore, the interest rate on the unregistered notes was and will be increased as follows:



  - 0.50% per year for the first 90 day period during which we did not comply with our registration obligations; and



  - 0.50% per year for each subsequent 90 day period until either we comply with our registration obligations or the interest rate on the unregistered notes has increased by 2.0% per year.



    You should read the discussion under the headings "The Exchange Offer" and "Description of Notes" for further information regarding the registered notes.



                         SUMMARY OF THE EXCHANGE OFFER



Registration Rights Agreement.....  You are entitled to exchange your unregistered notes for registered notes issued in this exchange offer which
                                    have substantially identical terms to the unregistered
                                    notes. This exchange offer is intended to satisfy your
                                    rights under the Registration Rights Agreement. We did
                                    not complete the exchange offer on or prior to April 20,
                                    1999 and, therefore, are obligated to pay additional
                                    interest to holders of the unregistered notes. After the
                                    exchange offer is completed, you will no longer be
                                    entitled to any exchange or registration rights with
                                    respect to your notes.

The Registered Notes..............  The registered notes you will receive for your unregistered notes in this exchange offer will be
                                    substantially identical to the unregistered notes.
                                    However, the registered notes will not contain transfer
                                    restrictions, registration rights or liquidated damages
                                    provisions. Those provisions only relate to the
                                    unregistered notes.

The Exchange Offer................  We are offering to exchange $100,000,000 total principal amount of 12 1/2% Series B Senior Subordinated Notes Due
                                    2008 which have been registered under the Securities Act
                                    for your unregistered 12 1/2% Senior Subordinated Notes
                                    Due 2008 sold in the private offering. To exchange your
                                    unregistered

                                    notes, you must properly tender them, and we must accept
                                    them. We will exchange all unregistered notes that you
                                    validly tender and do not validly withdraw. We will
                                    issue registered notes at or promptly after the end of
                                    the exchange offer.

Resales...........................  We believe that you can offer for resale, resell and otherwise transfer registered notes you receive in the
                                    exchange offer without complying with the registration
                                    and prospectus delivery provisions of the Securities Act
                                    if:

                                    - you are not an "affiliate" of our company within the
                                      meaning of Rule 405 under the Securities Act;

                                    - you acquire the registered notes in the ordinary
                                    course of your business; and

                                    - you do not intend to participate in the distribution
                                    of the registered notes.

Expiration Date...................  The exchange offer expires at 5:00 p.m., New York City
                                    time, on            , 1999, unless we extend the
                                    expiration date.

Conditions to the Exchange
Offer.............................  The exchange offer is subject to customary conditions, some of which we may waive.

Procedures for Tendering
Unregistered Notes................  We issued the unregistered notes as global securities.
                                    When the unregistered notes were issued, we deposited
                                    them with Wilmington Trust Company, as book-entry
                                    depositary. Wilmington Trust Company issued a
                                    certificateless depositary interest in each note, which
                                    represents a 100% interest in the notes, to The
                                    Depository Trust Company. Beneficial interests in the
                                    unregistered notes, which are held by direct or indirect
                                    participants in The Depository Trust Company through the
                                    certificateless depositary interest, are shown on
                                    records maintained in book-entry form by The Depository
                                    Trust Company.

                                    You may tender your unregistered notes through
                                    book-entry transfer in accordance with The Depository
                                    Trust Company's Automated Tender Offer Program. To
                                    tender your unregistered notes by a means other than
                                    book-entry transfer, a letter of transmittal must be
                                    completed and signed according to the instructions
                                    contained in the letter of transmittal. The letter of
                                    transmittal and any other documents required by the
                                    letter of transmittal must be delivered to the exchange
                                    agent by mail, facsimile, hand delivery or overnight
                                    carrier. In addition, you must deliver the unregistered
                                    notes to the exchange agent or comply with the
                                    procedures for guaranteed delivery. See "The Exchange
                                    Offer--Procedures for Tendering" for more information.

                                    Do not send letters of transmittal and certificates
                                    representing unregistered notes to us. Send these
                                    documents only to the exchange agent. See "The Exchange
                                    Offer--Exchange Agent" for more information.

Special Procedures for Beneficial
Owners............................  If you are a beneficial owner whose unregistered notes are registered in the name of a broker, dealer,
                                    commercial bank, trust company or other nominee and wish
                                    to tender your unregistered notes in the exchange offer,
                                    please contact the registered holder as soon as possible
                                    and instruct it to tender on your behalf and comply with
                                    our instructions set forth elsewhere in this prospectus.

Withdrawal Rights.................  You may withdraw the tender of your unregistered notes at any time before 5:00 p.m. New York City time on
                                           , 1999, unless we extend the expiration date.

Federal Income Tax
Considerations....................  The exchange of notes is not a taxable exchange for
                                    United States federal income tax purposes. You will not
                                    recognize any taxable gain or loss or any interest
                                    income as a result of the exchange. For additional
                                    information regarding federal income tax considerations,
                                    you should read the discussion under the heading
                                    "Certain United States Federal Income Tax
                                    Considerations."

Use of Proceeds...................  We will not receive any proceeds from the issuance of the registered notes issued in the exchange offer, and
                                    we will pay the expenses of the exchange offer.

Exchange Agent....................  Wilmington Trust Company is serving as the exchange agent in the exchange offer. The exchange agent's
                                    address, and telephone and facsimile numbers are listed
                                    in the section of this prospectus entitled "The Exchange
                                    Offer--Exchange Agent" and in the letter of transmittal.

Ranking...........................  The notes:
                                        - are unsecured senior subordinated obligations of
                                      our company;
                                        - rank junior in right of payment to all of our
                                      senior indebtedness, including our senior secured
                                          credit facility;
                                        - rank equally in right of payment to all of our
                                      unsecured senior subordinated indebtedness;
                                        - rank junior in right of payment to all of our
                                          indebtedness that is secured, including our senior
                                          secured credit facility, to the extent of such
                                          security interests; and
                                        - effectively rank junior in right of payment to all
                                      senior indebtedness and secured indebtedness of our
                                          subsidiaries.

                                    The guarantees of the notes by our subsidiaries:
                                        - are unsecured senior subordinated obligations of
                                      our subsidiaries;
                                        - rank junior in right of payment to all of our
                                          subsidiaries' senior indebtedness, including their
                                          guarantees under our senior secured credit
                                          facility;
                                        - rank equally in right of payment to our
                                      subsidiaries' senior subordinated indebtedness; and
                                        - rank junior in right of payment to our
                                      subsidiaries' indebtedness that is secured, including
                                          their guarantees under our senior secured credit
                                          facility, to the extent of such security
                                          interests.



    You should consider carefully the information set forth under the caption "Risk Factors" beginning on page 18 and all other information set forth in this prospectus before deciding whether to participate in the exchange offer.



                                  THE COMPANY


OVERVIEW


    We were formed in May 1998 and acquired AmeriComm Holdings, Inc. and DIMAC Marketing Corporation on June 26, 1998.

                              ORGANIZATIONAL CHART



    The following chart depicts, as of July 31, 1999, the organizational structure of DIMAC Holdings and DIMAC Corporation and their subsidiaries, the percentage ownership of each subsidiary by its direct parent, the indebtedness and capital leases of each of these companies, excluding intercompany indebtedness, and the equity contribution made to DIMAC Holdings.


                                 [CHART]

CONTROLLING STOCKHOLDER



    The controlling stockholder of DIMAC Holdings, through certain of its affiliates, is McCown De Leeuw & Co., Inc., a private equity investment firm based in Menlo Park, California and New York City. As of August 1, 1999, three affiliates of McCown De Leeuw own approximately 67.2% of the issued and outstanding common stock of DIMAC Holdings. As a result of its control of DIMAC Holdings, McCown De Leeuw controls the election of our Board of Directors and the direction of our affairs and those of our subsidiaries.



WHAT WE DO



    We primarily provide comprehensive products and services that support direct marketing programs. Direct marketing is a form of advertising in which companies can direct their advertising specifically to a target market and can measure the response. Direct marketing is another form of mass advertising, such as television, newspapers and magazines. Direct marketing utilizes mediums such as mail, the internet, telemarketing and television to deliver the advertising message.



    One type of direct marketing medium is direct mail advertising in which a company sends to targeted individuals or households a letter or other advertising materials. We use our network of 18 production facilities to provide our customers with a comprehensive range of direct marketing services that emphasize cost-effective production of large, complex, personalized direct mail campaigns. Examples of our direct marketing production services include the following:



  - Addressing mail pieces;



  - Inserting advertising pieces into envelopes;



  - Manufacturing envelopes for direct mail campaigns;



  - Printing, folding, assembling and mailing packages in a variety of combinations;



  - Personalizing or customizing direct mail by printing the recipient's name or other personal information on the direct mail piece;



  - Building a client database or sorting existing data to compile a target audience list for a direct mail program;



  - Developing a complete marketing campaign for a customer, including determining target customer demographics and designing the layout and content of direct mail pieces; and



  - Providing fulfillment services in which direct mail recipients call us in response to a direct mail offer, often for trials of products or magazines.



    In addition to these services, we also provide customers with custom pressure sensitive labels and custom mailers.


HOW WE HAVE DONE


    Our pro forma net sales and pro forma EBITDA for the twelve-months ended March 31, 1999 would have been $368.0 million and $38.5 million, respectively. Our pro forma net sales and pro forma EBITDA give retroactive effect to the following transactions as if each of these transactions occurred on January 1, 1998:



  - AmeriComm Holdings' acquisitions of Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc.;



  - our acquisitions of AmeriComm Holdings and DIMAC Marketing; and



  - the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing.



    PRO FORMA INFORMATION. Pro forma information does not indicate actual results and might not indicate future results. We have presented both historical and pro forma information throughout this prospectus, however, because of the changes to our business during 1998, we believe that the pro forma information may be more meaningful to you.

                               BUSINESS STRATEGY

    Our business strategy is to enhance our competitive position and increase net sales and profitability through the following initiatives:


EMPHASIZE COMPREHENSIVE DIRECT MARKETING SOLUTIONS



    We believe that an increasingly important factor in clients' selection of a direct mail service provider is the availability of "one-stop shopping" for all of their direct mail needs. Because of our comprehensive range of products and services, we believe that we are well positioned to offer clients "one-stop shopping". We believe that as a "single-source" supplier offering comprehensive solutions, we will save our clients both time and money.


LEVERAGE LARGE SCALE AND NATIONAL PRESENCE TO ATTRACT NEW HIGH VOLUME, NATIONAL
  CLIENTS


    The size and scope of a direct mail company's operations are increasingly important factors for large, national accounts in the selection of a direct mail service provider. We have the capabilities and scale to service national, high volume accounts which may require distributions from multiple locations. Based on our previous experience in securing national business from our clients, we believe that we can further leverage our strong franchise, large scale, wide breadth of operations and national presence to secure new high-volume, national accounts.



PRINCIPAL EXECUTIVE OFFICE



    Our headquarters are located at 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342 (telephone number 404-256-1123).

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    We are providing the following summary unaudited pro forma consolidated financial data for our company to give you a better picture of what our business might have looked like if certain transactions had occurred. The pro forma information is derived from, and you should read it along with, the "DIMAC Corporation Unaudited Pro Forma Consolidated Financial Statements" that gives pro forma effect to


  - AmeriComm Holdings' acquisitions of Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc.;


  - our acquisitions of AmeriComm Holdings and DIMAC Marketing; and


  - the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing.



    The pro forma statement of operations and other financial data for the year ended December 31, 1998 and the three months ended March 31, 1998 give effect to the above listed transactions as if they were consummated on January 1, 1998.



    The pro forma financial data do not purport to represent what the financial position or results of operations of our company and our subsidiaries would actually have been had AmeriComm Holdings' acquisitions of Cardinal Marketing, and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the refinancing of certain indebtedness assumed in connection with the acquisitions of AmeriComm Holdings and DIMAC Marketing in fact been completed on the assumed dates. Nor do the data purport to project the financial position or results of operations of our company and our subsidiaries for any future period or date.


    It is important that you read the summary unaudited pro forma consolidated financial information presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations-- DIMAC Marketing Corporation" and the consolidated financial statements and the related notes for our company, AmeriComm Holdings and DIMAC Marketing included elsewhere in this prospectus.



                                                                      THREE MONTHS                 TWELVE MONTHS
                                                                          ENDED       YEAR ENDED       ENDED
                                                                        MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                          1998           1998         1999(A)
                                                                      -------------  ------------  --------------
                                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................................   $    96,200    $  378,460    $    367,970
Cost of products sold...............................................        66,622       260,219         254,391
                                                                      -------------  ------------  --------------
  Gross profit......................................................        29,578       118,241         113,579
Selling, general and administrative expenses........................        25,532       104,295         108,016
                                                                      -------------  ------------  --------------
  Operating income..................................................         4,046        13,946           5,563
Interest expense, net...............................................         8,145        32,931          32,939
                                                                      -------------  ------------  --------------
  Loss from continuing operations before income taxes...............        (4,099)      (18,985)        (27,376)
Income tax provision (benefit)......................................       --             --             --
                                                                      -------------  ------------  --------------
  Loss from continuing operations...................................   $    (4,099)   $  (18,985)   $    (27,376)
                                                                      -------------  ------------  --------------
                                                                      -------------  ------------  --------------

                                                                      THREE MONTHS                 TWELVE MONTHS
                                                                          ENDED       YEAR ENDED       ENDED
                                                                        MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                          1998           1998         1999(A)
                                                                      -------------  ------------  --------------
                                                                                (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(b)...........................................................   $    10,557    $   43,666    $     38,485
Adjusted EBITDA(c)..................................................        12,754        49,837          42,870
Depreciation and amortization(d)....................................         6,487        29,651          32,834
Ratio of earnings to fixed charges(e)...............................       --             --             --


------------------------


(a) The pro forma data for the twelve months ended March 31, 1999 was derived from combining the Unaudited Pro Forma and Historical Consolidated Financial Statements included elsewhere in this prospectus and represent the pro forma results of operations from April 1, 1998 to March 31, 1999. Data for the twelve months ended March 31, 1999 was derived by subtracting the pro forma results of operations for the three months ended March 31, 1998 from the pro forma results of operations for the year ended December 31, 1998 and then adding the historical results of operations for the three months ended March 31, 1999 to such pro forma December 31, 1998 results of operations. See "DIMAC Corporation Unaudited Pro Forma Consolidated Statement of Operations." Management believes that the most recent twelve-month period is more representative of its operations as the sales and profitability levels for the quarter ended March 31, 1999 is more representative of expected results for 1999 than sales and profitability levels for the quarter ended March 31, 1998.



(b) EBITDA is defined as operating income plus depreciation, loss on disposal of equipment, and amortization. EBITDA is presented because we believe that it provides additional indications of the financial performance of our company and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to our operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of our operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing our financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- DIMAC Marketing Corporation" included elsewhere in this prospectus.



(c) Adjusted EBITDA for the periods presented is EBITDA, plus estimated cost savings as a result of the acquisitions of AmeriComm Holdings and DIMAC Marketing from the closing of certain duplicate facilities, the production of certain inventory internally that prior to the acquisitions was purchased from third-party vendors, the elimination of certain overlapping and duplicative production, selling, general and administrative functions, and reductions in external administrative and operating expenses such as insurance, freight, and telecommunications. The estimated cost savings below reflect personnel terminations that have occurred or that have been formally communicated to employees, production changes that have occurred, closings of duplicate facilities that have occurred and reductions in external administrative and operating expenses that have been negotiated.



                                                                      THREE MONTHS                 TWELVE MONTHS
                                                                          ENDED       YEAR ENDED       ENDED
                                                                        MARCH 31,    DECEMBER 31,    MARCH 31,
                                                                          1998           1998         1999(A)
                                                                      -------------  ------------  --------------
EBITDA..............................................................   $    10,557    $   43,666    $     38,485
Duplicative facilities that have been closed (1)....................           750         1,775           1,124
Salaries and benefits from personnel terminations (2)...............           882         2,398           1,585
Consolidation of certain insurance programs (3).....................           276           940             820
Third-party service costs that have been reduced (4)................            69           277             208
Reduction in material costs (5).....................................           220           781             648
                                                                      -------------  ------------  --------------
Adjusted EBITDA.....................................................   $    12,754    $   49,837    $     42,870
                                                                      -------------  ------------  --------------
                                                                      -------------  ------------  --------------


------------------------


    (1) We have closed three of our facilities enabling us to consolidate such functions to other facilities. This has resulted in the elimination of certain fixed facility and payroll costs.



    (2) We have reduced or have identified reductions in the number of full-time employees by approximately 157 persons in a variety of departments.



    (3) We have consolidated the property and casualty insurance policies effective August 1, 1998. In addition, we have identified savings related to the consolidation of employee benefit insurance programs based upon certain insurance carrier commitments.



    (4) We have negotiated lower rates for our telecommunications services. In addition, we have standardized our overnight delivery service at the best rates used historically by either AmeriComm Holdings or DIMAC Marketing. Finally, effective with the acquisitions of DIMAC Marketing and AmeriComm Holdings, our management fees due to McCown De Leeuw under our Advisory Services Agreement have increased by $0.2 million annually.



    (5) Prior to the acquisitions of DIMAC Marketing and AmeriComm Holdings, certain components, such as envelopes, mailers, and labels, used in the manufacturing of DIMAC Marketing's and AmeriComm Holdings' products were purchased from third party envelope, mailer and label manufacturers. Effective July 1998, we began manufacturing these components internally as incremental volume.



    (d) Amounts do not include amortization of financing costs and original issue discount, which is included in interest expense.



    (e) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the three months ended March 31, 1998, year ended December 31, 1998, and the twelve months ended March 31, 1999, earnings were insufficient to cover fixed charges by $4.1 million, $18.9 million and $27.4 million, respectively.

             SUMMARY HISTORICAL FINANCIAL DATA OF DIMAC CORPORATION



    The following summary historical financial data of DIMAC Corporation as of December 31, 1998 and for the period from our inception on May 12, 1998 to December 31, 1998 has been derived from DIMAC Corporation's audited consolidated financial statements and the related notes. Summary historical financial data as of and for the three-month period ended March 31, 1999 has been derived from DIMAC Corporation's unaudited consolidated financial statements and, in the opinion of management, includes all adjustments, consisting of only normal recurring adjustments, that are necessary for a fair presentation of the operating results for such interim period. Results for the interim period are not necessarily indicative of the results for the full fiscal year or for any future period.



    It is important that you read the summary historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation" and the consolidated financial statements of DIMAC Corporation included elsewhere in this prospectus.



                                                                           MAY 12, 1998 TO     THREE-MONTHS ENDED
                                                                         DECEMBER 31, 1998(A)    MARCH 31, 1999
                                                                         --------------------  -------------------
STATEMENT OF OPERATIONS DATA:
Net sales..............................................................      $    191,401          $    85,710
Cost of products sold..................................................           131,095               60,794
                                                                                 --------             --------
  Gross profit.........................................................            60,306               24,916
Selling, general and administrative expenses...........................            51,480               29,253
                                                                                 --------             --------
  Operating income (loss)..............................................             8,826               (4,337)
Interest expense, net..................................................            17,069                8,153
                                                                                 --------             --------
Loss before income taxes and extraordinary item........................      $     (8,243)         $   (12,490)
                                                                                 --------             --------
                                                                                 --------             --------

OTHER FINANCIAL DATA:
EBITDA(b)..............................................................      $     24,375          $     5,376
Depreciation and amortization(c).......................................            15,505                9,670
Net cash provided by (used in):........................................
  Operating activities                                                             14,651               (5,754)
  Investing activities.................................................          (250,734)              (3,964)
  Financing activities.................................................           245,852               17,247
Ratio of earnings to fixed charges(d)..................................           --                   --
Capital expenditures...................................................             7,938                3,965

BALANCE SHEET DATA (END OF PERIOD):
Working capital........................................................      $     19,714          $    27,524
Total assets...........................................................           514,438              515,713


------------------------


(a) Reflects the acquisitions of AmeriComm Holdings and DIMAC Marketing. The acquisitions were accounted for as purchases.



(b) EBITDA is defined as operating income plus depreciation, loss on disposal of equipment, and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of DIMAC Corporation and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities, as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation" included elsewhere in this prospectus.



(c) Amounts do not include amortization of financing costs, which is included in interest expense.



(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the period from our inception on May 12, 1998 to December 31, 1998 and the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $8.2 million and 12.5 million, respectively.

         SUMMARY HISTORICAL FINANCIAL DATA OF AMERICOMM HOLDINGS, INC.



    The following summary historical financial data of AmeriComm Holdings as of and for each of the two years in the period ended December 31, 1997 and for the six-month period ended June 26, 1998 has been derived from AmeriComm Holdings' audited consolidated financial statements and the related notes. Summary historical data as of and for the three-month period ended March 31, 1998 has been derived from AmeriComm Holdings' unaudited consolidated financial statements and, in the opinion of management, includes all adjustments consisting of only normal recurring adjustments that are necessary for a fair presentation of the operating results for such interim period. Results for the interim periods are not necessarily indicative of the results for the full fiscal year or for any future periods.



    It is important that you read the summary historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and the consolidated financial statements of AmeriComm Holdings included elsewhere in this prospectus.



                                                             YEAR ENDED                             SIX MONTHS
                                                            DECEMBER 31,         THREE MONTHS          ENDED
                                                       ----------------------        ENDED           JUNE 26,
                                                        1996(A)     1997(B)    MARCH 31, 1998(C)      1998(C)
                                                       ----------  ----------  -----------------  ---------------
                                                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales............................................  $  111,342  $  191,091     $    46,373       $    93,081
Cost of products sold................................      80,215     133,598          33,455            67,992
                                                       ----------  ----------        --------     ---------------
  Gross profit.......................................      31,127      57,493          12,918            25,089
Selling, general and administrative expenses.........      25,200      45,761          11,957            25,622
                                                       ----------  ----------        --------     ---------------
  Operating income (loss)............................       5,927      11,732             961              (533)
Interest expense, net................................       8,138      17,023           4,745             9,677
                                                       ----------  ----------        --------     ---------------
Loss before income taxes and extraordinary item......  $   (2,211) $   (5,291)    $    (3,784)      $   (10,210)
                                                       ----------  ----------        --------     ---------------
                                                       ----------  ----------        --------     ---------------

OTHER FINANCIAL DATA:
EBITDA(d)............................................  $   12,772  $   24,502     $     4,452       $     7,644
Depreciation and amortization(e).....................       6,845      12,276           3,467             8,152
Net cash provided by operating activities............       7,148       1,026           6,481             4,004
Net cash used in investing activities................     (79,838)    (38,881)         (6,966)          (10,407)
Net cash provided by financing activities............      74,225      37,093             211             6,940
Ratio of earnings to fixed charges(f)................      --          --             --                --
Capital expenditures.................................       3,490       4,563           2,286             5,666

BALANCE SHEET DATA (END OF PERIOD):
Working capital......................................  $   18,840  $   25,634     $    22,109       $    23,831
Total assets.........................................     132,498     176,662         176,494           176,750


------------------------


(a) Reflects the acquisition of Transkrit Corporation and its subsidiaries on June 28, 1996. We accounted for this acquisition as a purchase.



(b) Reflects the acquisitions of Label America and AmeriComm Direct Marketing on February 21, 1997 and April 24, 1997, respectively. We accounted for these acquisitions as purchases.



(c) Reflects the acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey on March 16, 1998. We accounted for these acquisitions as purchases.

(d) EBITDA is defined as operating income plus depreciation, loss on disposal of equipment and amortization. EBITDA is presented because we believe that EBITDA provides additional indications of the historical financial performance of Americomm Holdings and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. EBITDA should not be construed as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." included elsewhere in this prospectus.



(e) Amounts do not include amortization of financing costs, which is included in interest expense.



(f) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the years ended December 31, 1996 and 1997, the three months ended March 31, 1998 and the six months ended June 26, 1998 earnings were insufficient to cover fixed charges by $2.2 million, $5.3 million, $3.8 million, and $10.2 million, respectively.

        SUMMARY HISTORICAL FINANCIAL DATA OF DIMAC MARKETING CORPORATION



    We derived the following summary historical financial data of DIMAC Marketing as of and for the eleven months ended December 31, 1996, as of and for the fiscal year in the period ended December 31, 1997 and as of and for the six months ended June 26, 1998 from DIMAC Marketing's audited consolidated financial statements and the notes thereto. We derived the summary historical financial data as of and for the three months ended March 31, 1998 from DIMAC Marketing's unaudited consolidated financial statements and, in the opinion of management, it includes all adjustments consisting of only normal recurring adjustments that are necessary for a fair presentation of the operating results for such period. Results for the interim period do not necessarily indicate the results for the full fiscal year or for any future period. The financial position and results of operations of DIMAC Marketing for the period from February 1, 1996 to August 31, 1997 and the period from September 1, 1997 to June 26, 1998 are not comparable in all material respects since each period reflects certain purchase accounting adjustments that are further discussed in the notes to DIMAC Marketing's consolidated financial statements included elsewhere in this prospectus. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- DIMAC Marketing Corporation" and the consolidated financial statements of DIMAC Marketing included elsewhere in this prospectus.



                                              ELEVEN       EIGHT
                                              MONTHS      MONTHS    FOUR MONTHS     THREE
                                               ENDED       ENDED       ENDED       MONTHS     SIX MONTHS
                                             DECEMBER     AUGUST     DECEMBER       ENDED        ENDED
                                                31,         31,         31,       MARCH 31,    JUNE 26,
                                              1996(A)      1997        1997         1998         1998
                                            -----------  ---------  -----------  -----------  -----------
STATEMENT OF OPERATIONS DATA:
Sales.....................................   $ 168,193   $ 118,747   $  59,200    $  49,057    $  93,208
Cost of sales.............................     108,735      77,820      39,722       33,225       61,806
                                            -----------  ---------  -----------  -----------  -----------
  Gross profit............................      59,458      40,927      19,478       15,832       31,402
Selling, general and administrative
  expenses................................      47,645      37,867      17,083       12,999       26,615
                                            -----------  ---------  -----------  -----------  -----------
  Operating income........................      11,813       3,060       2,395        2,833        4,787
Interest expense, net.....................       7,525       6,188       2,248        2,247        4,583
                                            -----------  ---------  -----------  -----------  -----------
Income (loss) before income taxes,
  discontinued operations and
  extraordinary item......................   $   4,288   $  (3,128)  $     147    $     586    $     204
                                            -----------  ---------  -----------  -----------  -----------
                                            -----------  ---------  -----------  -----------  -----------
OTHER FINANCIAL DATA:
EBITDA(b).................................   $  24,228   $  13,315   $   6,925    $   6,322    $  11,864
Depreciation and amortization(c)..........      12,415      10,255       4,530        3,489        7,077
Net cash provided by (used in) operating
  activities..............................       7,809       4,323       1,310         (345)       1,961
Net cash used in investing activities.....     (44,878)    (19,944)     (7,620)      (2,845)      (6,387)
Net cash provided by financing
  activities..............................      37,069      15,621       6,310        3,190        4,426
Ratio of earnings to fixed charges(d).....         1.4x     --             1.1x         1.2x         1.0x
Capital expenditures......................       9,282      15,885       5,720        1,640        3,166
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit).................   $  (2,540)  $  10,582   $   7,558    $  12,820    $  14,714
Total assets..............................     350,003     356,108     260,836      260,024      261,940


------------------------


(a) Reflects the acquisitions of Wilcox & Associates Inc. on February 28, 1996 and MBS/Multimode, Inc. on April 30, 1996. We accounted for these acquisitions as purchases.



(b) EBITDA is defined as operating income plus depreciation, loss on disposal of equipment and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of DIMAC Marketing and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as in indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Marketing Corporation" included elsewhere in this prospectus.



(c) Amounts do not include amortization of financing costs, which is included in interest expense.



(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the eight months ended August 31, 1997, earnings were insufficient to cover fixed charges by $3.1 million.

                              RECENT DEVELOPMENTS



    During the first quarter of 1999, due to our financial performance we became concerned about our ability to meet our short-term cash obligations. To address these liquidity concerns, on March 31, 1999, DIMAC Holdings issued $79.9 million aggregate principal face amount of its 15 1/2% Senior Subordinated Discount Notes due March 31, 2010 and warrants to purchase 200,000 shares of DIMAC Holdings' voting common stock to certain affiliates of McCown De Leeuw and other investors for aggregate consideration of $15.0 million. DIMAC Holdings then contributed the proceeds from the issuance to us. The senior subordinated discount notes are unsecured subordinated obligations and will mature on March 31, 2010. Interest on each senior subordinated discount note accrues at a rate of 15 1/2% per annum and is not payable prior to maturity. Concurrently with the issuance of the senior subordinated discount notes, we entered into a First Amendment to our senior secured credit facility which, among other things, revised certain financial covenants, added a minimum EBITDA covenant and waived compliance with the minimum fixed charge coverage ratio and maximum leverage ratio covenants until after December 31, 2000. In addition, the First Amendment provides that the lenders under our senior secured credit facility have no obligation to make new revolving loans under our senior secured credit facility until we comply with certain financial covenants which were in effect prior to the First Amendment.



    On April 14, 1999, we announced certain changes in our senior management. David King, a managing director of McCown De Leeuw, was appointed Chairman of the Board of Directors of our company. Martin Lewis resigned from his position as Chief Executive Officer of our company. John Meneough, formerly an Executive Vice President of our company, was appointed President of our company. Other recent resignations include the resignation of Robert Miklas, President of our company, on March 31, 1999 and Jack Resnick, Executive Vice President of our company, on May 25, 1999.



    On June 4, 1999, during our normal accounting review procedures, we discovered certain accounting errors at a DMW Worldwide business unit. The business unit accounted for approximately 18.5% and 1.1% of our net sales and EBITDA, respectively, for the three-month period ended March 31, 1999. Subsequent to our discovery of the accounting errors, the Chief Executive Officer and Chief Financial Officer of DMW Worldwide resigned and we engaged Arthur Andersen LLP to assist in investigating this matter. We are currently seeking a new Chief Executive Officer and Chief Financial Officer for DMW Worldwide. We have restated the unaudited results of operations for the three-month period ended March 31, 1999 resulting in a reduction of EBITDA of $0.6 million and believe that the restated statement of operations was compiled in accordance with appropriate accounting practices.



    For the second quarter ended June 30, 1999, net sales and operating income are expected to be significantly below net sales and operating income for the same period in 1998. The decrease in net sales and operating income is due to decreases in sales volume for our direct mail production services business unit as certain significant customers have reduced their mailing for direct mail campaigns. In addition, the product mix of our sales volume has changed towards lower margin business. Additional decreases in operating income for the second quarter of 1999 has been impacted by additional expenses incurred in corporate activities.



    On July 23, 1999, we entered into a Second Amendment to our senior secured credit facility to address our continuing liquidity problems. The Second Amendment, among other things, reduced the revolving loan commitment by $28.3 million, provided for additional term loans and revolving loans available only on the effective date of the Second Amendment, July 28, 1999, in an aggregate amount of $30.0 million and revised certain financial covenants and amortization schedules which will commence in 2001 in the amount of $10.5 million. Funds for the additional loans were provided by an affiliate of McCown De Leeuw through a participation agreement. After December 31, 2000, we believe that we will need to amend or refinance our senior secured credit facility and possibly our other indebtedness.

                                  RISK FACTORS


    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION APPEARING IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.



ABILITY TO SERVICE DEBT--THE FINANCIAL PERFORMANCE OF OUR SUBSIDIARIES MUST
  SIGNIFICANTLY IMPROVE TO GENERATE ENOUGH CASH TO SERVICE OUR INDEBTEDNESS.



    We are a holding company with no significant independent operations or assets other than the stock of our subsidiaries. Accordingly, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of principal and interest on the notes. If the financial and operating performance of our subsidiaries does not significantly improve, our subsidiaries will not generate sufficient cash flow from operations in the future to pay our indebtedness, including these notes, or to fund other liquidity needs. We cannot assure you that the financial and operating performance of our subsidiaries will improve. Our subsidiaries financial and operating performance are, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that if our subsidiaries financial and operating performance does not improve that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes. The lenders under our senior secured credit facility are under no obligation to make new revolving loans to us until we comply with certain financial ratios and tests contained in the senior secured credit agreement. For the year ended December 31, 1998 and the twelve months ended March 31, 1999, after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing, as if they occurred at the beginning of such periods, and the application of the net proceeds from these transactions, our earnings would have been insufficient to cover fixed charges by approximately $18.9 million and $27.4 million, respectively. There are no material restrictions on the ability of our subsidiaries to make distributions to us.



    If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy. Possible alternative strategies include:


     - reducing or delaying capital expenditures;

     - selling assets;

     - restructuring or refinancing our indebtedness; or

     - seeking additional equity capital.


    We cannot assure you that we would be able to effect any of these strategies on satisfactory terms, if at all. For example, our senior secured credit facility, our indenture and the indenture governing DIMAC Holdings' notes contain covenants that restrict our ability to take certain of these actions, including selling assets and using the proceeds from the sale.



    If our subsidiaries' financial performance does not significantly improve and we cannot adopt an alternative strategy, we may need to refinance all or a portion of our indebtedness, including these notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facility or these notes, on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS ADVERSELY AFFECTS OUR
  FINANCIAL HEALTH AND MAY PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.



    We have a significant level of indebtedness. Our substantial indebtedness has important consequences to you. For example, it will:



     - make it more difficult for us to satisfy our obligations with respect to these notes;



     - increase our vulnerability to general adverse economic and industry conditions;



     - limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;



     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;



     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;



     - place us at a competitive disadvantage compared to our competitors that have less debt; and



     - limit, among other things, our ability to borrow additional funds.



    As of March 31, 1999, we had outstanding $312.3 million of consolidated indebtedness (excluding trade payables and other liabilities) and unused revolving commitments of $61.4 million under our senior secured credit facility. Although the indenture and our senior secured credit facility limit our ability to borrow additional money, we are allowed to borrow a significant amount of additional money under certain circumstances. For more information about our indebtedness, see the "Description of Other Indebtedness--Senior Secured Credit Facility," "Description of Notes" and "Summary--Recent Developments" sections of this prospectus.


SUBSTANTIAL RESTRICTIONS AND COVENANTS--RESTRICTIONS AND COVENANTS IN OUR DEBT
  AGREEMENTS LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.


    The debt agreements governing our notes and DIMAC Holdings' notes contain a number of significant restrictions and covenants. These covenants limit our ability, among other things to:


     - borrow more money;

     - incur liens;

     - pay dividends or make certain other restricted payments;

     - sell certain assets;

     - enter into certain transactions with affiliates; and

     - impose restrictions on the ability of any of our subsidiaries to:

       - pay dividends or make certain payments to us;

       - merge or consolidate with any other person; or

       - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets; and

     - make certain acquisitions.

    In addition, our senior secured credit facility contains other more restrictive covenants, including covenants that require us to maintain certain financial ratios which further limit our operational flexibility. If we are unable to comply with these restrictions and covenants, we would be in default under the terms of our debt agreements. An event of default under our debt agreements would also result in an event of default under our master lease agreement with General Electric Capital Corporation, relating to the financing of a $3.1 million equipment line and our lease agreement with the CIT Group, relating to the financing of a $2.6 million equipment line. If we were unable to repay the amounts owed under our debt agreements and our lease agreements, such defaults, if not waived, could result in acceleration of our indebtedness and our bankruptcy. For more information, see "Summary--Recent Developments," "Description of Notes--Certain Covenants", "Description of Other Indebtedness-- Senior Secured Credit Facility" and "--DIMAC Holdings Senior Notes."



RANKING OF THE NOTES--YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO
  ALL SENIOR INDEBTEDNESS AND SECURED INDEBTEDNESS, TO THE EXTENT OF THE APPLICABLE SECURITY INTERESTS, OF OUR COMPANY OR THE APPLICABLE SUBSIDIARY GUARANTOR.



    The notes are unsecured senior subordinated obligations of our company. The notes rank junior in right of payment to all of our senior indebtedness, including our senior secured credit facility, and all of our secured indebtedness, to the extent of such security interests, and equal in right of payment to all of our unsecured senior subordinated obligations. Each subsidiary guaranty of the notes ranks junior in right of payment to each subsidiary guarantor's senior indebtedness, including each subsidiary guarantor's guarantee of our obligations with respect to our senior secured credit facility, and each subsidiary guarantor's secured indebtedness, to the extent of such security interests, and equal in right of payment to each subsidiary guarantor's unsecured senior subordinated obligations. Our obligations under our senior secured credit facility are unconditionally and irrevocably guaranteed by our present and future domestic subsidiaries.



    As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors of our or their property, the holders of senior indebtedness and secured indebtedness, to the extent of the applicable security interests, of our company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the subsidiary guarantees.



    In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior indebtedness and may be blocked for certain periods of time in the event of certain non-payment defaults on senior indebtedness.



    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or the guarantors, noteholders will participate with all other holders of subordinate indebtedness of our company and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of our senior indebtedness. However, because the indenture requires that amounts otherwise payable to noteholders in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, noteholders may receive less, ratably, than holders of senior indebtedness in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably than the holders of senior debt.



    As of March 31, 1999, we had $215.0 million of senior indebtedness outstanding, of which $8.1 million relates to senior indebtedness of our subsidiaries, and $97.3 million of senior subordinated indebtedness outstanding. In addition, we will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.

DEPENDENCE UPON AT&T PROGRAMS--WE ARE RELIANT ON AT&T AS A CUSTOMER. THE LOSS OF
  ADDITIONAL AT&T PROGRAMS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.



    AT&T Corp. accounted for approximately 8.6%, 7.5% and 5.0% of our net sales in 1997, 1998 and the first three months of 1999, respectively, on a pro forma basis after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing. We service separate programs at AT&T, each of which is independently managed within AT&T. The number of separate ongoing programs at AT&T that we produce has decreased from 27 as of December 31, 1997 to 18 as of March 31, 1999. The four largest AT&T programs, which are not necessarily the same four programs in each period, comprised approximately 5.7% and 4.1% and 3.4% of our pro forma net sales in 1997, 1998 and the first three months of 1999, respectively. Because of our dependence on the AT&T programs, the loss of any additional large or significant number of smaller AT&T programs could have a material adverse effect on our business, financial condition or results of operation.



RISKS RELATED TO INTEGRATION--WE MAY NOT BE ABLE TO INTEGRATE SUCCESSFULLY THE
  OPERATIONS OF AMERICOMM HOLDINGS AND DIMAC MARKETING.



    We were formed for the purpose of acquiring AmeriComm Holdings and DIMAC Marketing. We are in the process of integrating the operations of these businesses. There can be no assurances that we can successfully integrate the operations of AmeriComm Holdings and DIMAC Marketing. To successfully integrate the operations of AmeriComm Holdings and DIMAC Marketing we must, among other things:



     - centralize and consolidate financial, operational and administrative functions;



     - combine and train our sales forces on our complimentary products and services;



     - consolidate redundant facilities;



     - strengthen our internal contols;



     - improve production capacity utilization; and



     - establish and implement company-wide corporate policies, standard operating procedures, accounting policies and integrate the accounting reporting functions.



    Failure to successfully integrate the businesses could have a material adverse effect on our business, financial condition and results of operations.



INTEREST RATES--AN INCREASE IN INTEREST RATES MAY HAVE A SIGNIFICANT IMPACT ON
  OUR FINANCIAL CONDITION.



    The interest rates applicable to loans under our senior secured credit facility are fluctuating interest rates. As of March 31, 1999, we had outstanding $206.9 million of indebtedness under our senior secured credit facility. Any increase in these rates could significantly increase the amount we must pay in interest under our senior secured credit facility and may have a material adverse effect on our business, financial condition and results of operations.



YEAR 2000 RISKS--OUR SYSTEMS ARE CURRENTLY NOT YEAR 2000 COMPLIANT. YEAR 2000
  ISSUES MAY NEGATIVELY AFFECT OUR OPERATIONS.



    The year 2000 issue results from computer programs that identify years with two digits instead of four. Those programs may recognize the year 2000 as the year 1900. We are in the process of testing our systems for year 2000 compliance and have contacted our critical suppliers, customers and key service providers to determine their level of year 2000 compliance. There can be no assurance that our systems or the systems of our critical suppliers, customers and key service providers are year 2000 compliant or will be timely converted to year 2000 compliance. We rely on suppliers and service providers for utilities, telephone service, paper products, production equipment and other key supplies and services. Our failure or the failure of our critical suppliers, customers and key service providers to be year 2000 compliant could disrupt our operations, create adverse relations with our customers and suppliers and have a material adverse effect on our business, financial condition or results of operations.


EXPOSURE TO FLUCTUATIONS IN PAPER COSTS AND SUPPLY--AN INTERRUPTION OF PAPER
  SUPPLY OR RISING PAPER PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON US.


    Our principal raw material is paper. Paper has a historical pattern of cyclical price change based upon industry capacity and market demand. Prices during these periods tend to increase, sometimes by significant amounts. Paper companies may limit the short term supply available. The cyclical nature of the paper industry could result in an interruption of paper supply and an inability to fulfill customer orders. We may not be able to pass these increases through to our customers, reducing our profitability. For example, a substantial increase in paper prices could affect the advertising budgets of our customers and have a material adverse effect on our business, financial conditions or results of operations.



    In addition, any liquidity problems that we experience in the future could result in an interruption of paper supply or an increase in our paper prices. Our failure to pay our paper suppliers in a timely manner may result in our paper suppliers terminating any rebate plan that they offer to us or refusing to supply us with paper. There can be no assurance that in such a case we would be able to obtain paper from other suppliers on equally favorable pricing terms.



SEASONALITY AND QUARTERLY FLUCTUATIONS--A DECREASE IN NET SALES DURING THE THIRD
  AND FOURTH QUARTERS COULD HAVE A GREATER EFFECT UPON OUR PROFITABILITY.



    During the third and fourth quarters of each year we historically have generated greater profitability. We experience this fluctuation because many of our larger customers are retailers whose own businesses are affected by these seasonal patterns. During 1998, approximately 51% and 67% of our combined pro forma net sales and operating income, after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey and our acquisitions of AmeriComm Holdings and DIMAC Marketing, occurred in the third and fourth quarters, respectively. Accordingly, any adverse trend in net sales for such period could have a greater adverse effect upon our business, financial condition or results of operations.



POSTAL INVESTIGATION--THE CURRENT POSTAL INVESTIGATION OF US AND ITS RELATED
  COSTS COULD FINANCIALLY AND OPERATIONALLY AFFECT OUR BUSINESS.



    In June 1997, the United States Attorney's Office for the Eastern District of Missouri informed DIMAC Marketing that its St. Louis facility was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with its bulk mailing practices at this facility. We have been engaged in discussions with the government which have included a possible consensual resolution of this matter. It is our position that our past bulk mailing practices complied with applicable laws and regulations.



GOVERNMENTAL REGULATION AND POSTAL RATES--FURTHER INCREASES IN THE POSTAL RATES
  OR A POSTAL STRIKE COULD FINANCIALLY AND OPERATIONALLY AFFECT OUR BUSINESS.



    The direct marketing industry depends upon the services provided by the United States Postal Service. For example, any change in the rate structure or postal rates, could decrease the demand for direct marketing services. A postal strike would affect our ability to provide direct mail services and could also have a material adverse effect on our business, financial condition or results of operations.



    In July 1997, the United States Postal Service granted DIMAC Marketing's St. Louis facility a postal privilege that enables the United States Postal Service to accept our documentation with regard to counts and specific mail classification weights. This process allows us to bypass the time-consuming and complex process of documenting the exact weight of each specific package and saves us substantial time on large volume jobs. Any withdrawal or adverse modification of this qualification could impact our operations and have a material adverse effect on our business, financial condition or results of operations.



FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE OR BE ABLE TO RAISE THE
  NECESSARY FUNDS TO PAY FOR THE NOTES SHOULD WE BE REQUIRED TO REPURCHASE THEM.



    Upon the occurrence of certain specific kinds of change of control events, we will be required to make an offer to repurchase the notes at 101% of their principal amount plus accrued interest. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured credit facility will not allow such repurchases. Even if we did have sufficient funds to carry out such a repurchase, the financial effect of the repurchase could cause us to default on our other indebtedness. Finally, the indenture pursuant to which the DIMAC Holdings notes were issued contains similar change of control provisions and consequences similar to those presented here. See "Description of Notes--Change of Control" and "Description of Other Indebtedness--Holdings Notes" sections, of this prospectus for more information.



COMPETITION--INCREASED COMPETITION IN THE FUTURE COULD RESULT IN A LOSS OF
  BUSINESS OR PROFITABILITY.



    The direct marketing industry is fragmented and highly competitive. We compete with other national and local manufacturers in many product lines. We are more highly leveraged than some of our principal competitors and, consequently, we have less financing and operating flexibility. Increased competition could result in a loss of business or a reduction in pricing which could have a material adverse effect on our business, financial condition or results of operations. See "Business-- Competition."



THE INTERNET--OUR FUTURE SUCCESS MAY DEPEND ON OUR ABILITY TO DEVELOP INTERNET
  MARKETING PRODUCTS AND SERVICES.



    Use of the internet for direct marketing purposes may increase in the future. As a result of this increase, our customer's demand for direct mail products and services may substantially decrease. Our future success may depend in significant part on our ability to develop and introduce new internet direct marketing products and services. Our ability to develop new internet direct marketing products and services may depend upon the financial resources available to us and our ability to attract key employees with relevant internet experience. Our failure to develop successfully internet marketing products and services may have a material adverse effect on our business, financial condition and results of operations.

IMPACT OF ENVIRONMENTAL REGULATION--OUR BUSINESS, BY ITS NATURE, EXPOSES US TO
  CERTAIN ENVIRONMENTAL HEALTH AND PROTECTION MATTERS INCLUDING POTENTIAL COSTS AND LIABILITIES.


    Our operations and properties are subject to a wide variety of federal, state and local laws and regulations relating to environmental protection and human health and safety including those governing:


     - the use, storage, handling, generation, treatment, emission, release, discharge and disposal of, and exposure to, hazardous and non-hazardous materials, substances and wastes;

     - the remediation of contaminated soil and groundwater; and

     - the health and safety of employees.


    The nature of our operations exposes us to the risk of claims related to environmental protection and health and safety matters. We may incur material costs or liabilities because of any of these claims.



    In addition, AmeriComm Holdings has been designated as a potentially responsible party under the 1980 "Superfund" Act relating to the disposal of hazardous substances at one off-site location. AmeriComm Holdings could be found liable for the costs of environmental investigation and cleanup at this site. We cannot guarantee, that the future cost of compliance with existing environmental protection and health and safety laws and regulations, and liability for known claims relating to such matters, will not have a material adverse effect on our business, financial condition or results of operations. In addition, future events, such as changes in existing laws and regulations or their interpretation, or more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could have a material adverse effect on our business, financial condition or results of operations. See "Business--Environmental, Health and Safety Matters."


DEPENDENCE ON KEY MANAGEMENT--OUR SUCCESS WILL CONTINUE TO DEPEND TO A
  SIGNIFICANT EXTENT ON OUR EXECUTIVES AND OTHER KEY MANAGEMENT PERSONNEL.


    Recently we have terminated the employment of a number of executive officers and a number of executive officers and key personnel have resigned. Due to our recent performance, we may not be able to recruit new executive officers and key personnel or retain our existing executive officers and key personnel, including our President, Chief Financial Officer, Controller, General Managers, business unit presidents and senior sales personnel.


CONTROLLING STOCKHOLDER--AFFILIATES OF MCCOWN DE LEEUW WILL OWN ENOUGH OF OUR
  STOCK TO INDIRECTLY CONTROL OUR AFFAIRS AND THOSE OF OUR SUBSIDIARIES.


    Certain affiliates of McCown De Leeuw own a substantial majority of the voting stock of DIMAC Holdings, which is our sole stockholder. By virtue of such stock ownership, they will directly control the election of the Board of Directors and the direction of the affairs of DIMAC Holdings and its subsidiaries. Consequently, they will indirectly control the election of the Board of Directors and the direction of our affairs and those of our subsidiaries. See "Security Ownership."



ABSENCE OF PUBLIC MARKET FOR THE NOTES--YOU CANNOT BE SURE THAT AN ACTIVE
  TRADING MARKET WILL DEVELOP FOR THESE NOTES.



    We do not intend to apply for listing or quotation of the registered notes on any exchange. The notes are, however, eligible for trading in PORTAL. Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC have advised us that they intend to make a market in the registered notes, subject to the limits imposed by the securities laws. However, they are not obligated to do so, and they may discontinue any market making at any time without notice.

Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.


    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. The market for the registered notes may be subjected to similar disruptions. Any such disruptions may have an adverse effect on the registered noteholders.



ORIGINAL ISSUE DISCOUNT--THE ISSUANCE OF THE REGISTERED NOTES WILL RESULT IN
  ADDITIONAL INTEREST INCOME INCLUDABLE IN U.S. HOLDERS' GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES.



    Just as the unregistered notes were considered to be issued with original issue discount, the notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. Original issue discount will accrue from the issue date of the registered notes and generally will be includable as interest income in a U.S. holder's (as defined in "Certain United States Tax Considerations") gross income for U.S. federal income tax purposes in advance of the cash payments to which the income is attributable.



WHERE YOU CAN FIND MORE INFORMATION



    We have filed with the SEC a registration statement on Form S-4 under the Securities Act, covering the registered notes to be issued in the exchange offer. Please note that this prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.



    Following completion of the exchange offer, we will be required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Our obligation to file periodic reports with the SEC will be suspended if the registered notes issued in the exchange offer are held of record by fewer than 300 holders as of the beginning of any year. However, the indenture governing the notes nevertheless requires us to file financial and other information with the SEC for public availability. In addition, the indenture requires us to deliver to you, at our expense, copies of all reports that we file with the SEC. We will also furnish such other reports as we may determine or as the law requires.



    You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file with the SEC, at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be posted on the SEC Internet site (http://www.sec.gov).



    You should rely only on the information provided in this prospectus. No person is authorized to provide you with different information.



    We are not making an offer to exchange unregistered notes in any jurisdiction where the offer is prohibited.



    The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

                                COMPANY HISTORY

    McCown De Leeuw formed DIMAC Corporation in May 1998 to combine the businesses of DIMAC Marketing and AmeriComm Holdings and create a direct mail industry leader.

    DIMAC Marketing was founded in 1921 as a commercial printer. In August 1987, DIMAC Marketing was sold to management and Golder, Thoma & Cressey, a private equity firm. Golder, Thoma & Cressey and management owned DIMAC Marketing until November 1993, at which time the business was sold to affiliates of McCown De Leeuw. Under McCown De Leeuw's ownership, DIMAC Marketing completed an initial public offering in August 1994 and was ultimately sold to Heritage Media in February 1996. In August 1997, News Corporation acquired Heritage Media, including DIMAC Marketing. On June 26, 1998, we bought DIMAC Marketing from Heritage Media.

    Affiliates of McCown De Leeuw have owned AmeriComm Holdings since 1989. AmeriComm Holdings' predecessor company was formed in 1989 to acquire National Fiberstok Corporation, a manufacturer of custom file folders. In 1997, National Fiberstok changed its name to that of a company it acquired, AmeriComm Direct Marketing, Inc. On June 26, 1998, McCown De Leeuw combined AmeriComm Holdings with DIMAC Marketing to form DIMAC Corporation.


    On December 17, 1998, DMW Worldwide was incorporated under the laws of the State of Missouri. DMW Worldwide's sole shareholder is DIMAC DIRECT. DMW Worldwide entered into an Agreement and Plan of Merger under which it merged with and into Wilcox & Associates and The McClure Group, Inc. DMW Worldwide was the survivor of the merger. DMW Worldwide, Wilcox & Associates and The McClure Group were merged together to consolidate our direct marketing agency business.


    The following table outlines the recent acquisition history of DIMAC Marketing and AmeriComm Holdings:

                                 ENTITY
PURCHASER                       ACQUIRED                        DATE                      EXPERTISE
--------------  ----------------------------------------  ----------------  -------------------------------------
DIMAC           Direct Marketing Group, Inc.              May 1994            Strategic and creative services,
MARKETING                                                                       information processing services
                                                                                and production.
                Palm Coast Data Inc.                      May 1995            Fulfillment/subscription
                                                                                management.
                The McClure Group Inc.                    October 1995        Program development services with
                                                                                an insurance and healthcare
                                                                                industry specialization.
                Wilcox & Associates Inc.                  March 1996          Transitional marketing services,
                                                                                primarily for the banking
                                                                                industry.
                MBS/Multimode Inc.                        May 1996            Database marketing services,
                                                                                primarily to retail and catalog
                                                                                industries.

AMERICOMM       Transkrit Corporation                     June 1996           Direct mail, custom mailers and
HOLDINGS                                                                        custom pressure sensitive labels.
                Label America, Inc.                       February 1997       Custom pressure sensitive labels.
                AmeriComm Direct Marketing, Inc.          April 1997          Direct marketing products and
                                                                                services.
                Cardinal Marketing, Inc. and Cardinal     March 1998          Customer profiling and response
                Marketing of New Jersey, Inc.                                   analysis primarily to the
                                                                                financial services and retail
                                                                                industries.

                                THE ACQUISITIONS


    On June 26, 1998, we acquired:


     - AmeriComm Holdings by purchasing all of its issued and outstanding capital stock for aggregate consideration of approximately $203.7 million, including assumed indebtedness, consisting of $39.4 million of cash and $164.3 million of assumed indebtedness; and



     - DIMAC Marketing by purchasing all of its issued and outstanding capital stock for aggregate consideration of approximately $204.0 million, including assumed indebtedness, consisting of $200.0 million of cash and $4.0 million of assumed indebtedness.


The total consideration for the acquisitions was $425.8 million including assumed indebtedness and fees and expenses relating to the acquisitions.

    We financed the acquisitions of AmeriComm Holdings and DIMAC Marketing and related fees and expenses through:

     - cash equity capital of $100.0 million provided to DIMAC Holdings by certain affiliates of McCown De Leeuw;


     - borrowings of $157.6 million, consisting of term loans of $150.0 million and revolving loans of $7.6 million, net of cash available, in each case under our senior secured credit facility; and



     - assumed indebtedness of $168.3 million.


    For a more detailed discussion of how we financed these acquisitions, please read the sections "Security Ownership" and "Description of Other
Indebtedness--Senior Secured Credit Facility".

                                THE REFINANCING


    On October 22, 1999, we entered into certain transactions that enabled us to redeem or repay certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing.



    The sources of funds for this refinancing were:



     - $97.2 million of gross proceeds from our notes offering:



     - $39.4 million of additional equity consisting of:



       - $10.0 million of equity provided to DIMAC Holdings from affiliates of McCown De Leeuw and other equity investors; and



       - $29.4 million of net proceeds received by DIMAC Holdings from the issuance of $30.0 million aggregate principal amount of its 15 1/2% Senior Notes due 2009; and


     - $45.0 million of additional term loans under our senior secured credit facility.

    We used these proceeds:


     - to repay the following indebtedness of AmeriComm Holdings and its subsidiary, AmeriComm Direct Marketing:


       - the AmeriComm Direct Marketing 11 5/8% Senior Notes tendered pursuant to a tender offer and consent solicitation and the associated tender premium and consent fee;

       - the AmeriComm Holdings 12 1/2% Senior Notes and the associated premium; and


       - the AmeriComm Direct Marketing credit agreement;

     - to repay the amount of revolving loans outstanding under our senior secured credit facility; and


     - to pay certain fees and expenses related to the issuance of the notes and the DIMAC Holdings notes and AmeriComm Direct Marketing's tender offer and consent solicitation.



    The AmeriComm Direct Marketing Credit Agreement was established in connection with the acquisition of Transkrit Corporation and as of June 30, 1998, bore interest at a weighted average rate of 8.01% and had a maturity date of June 28, 2001. The AmeriComm Direct Marketing 11 5/8% Senior Notes were issued in connection with the acquisition of Transkrit Corporation, bore interest at a rate of 11 5/8% and had a maturity date of June 15, 2002. The AmeriComm Holdings 12 1/2% Senior Notes were issued in connection with the acquisition of AmeriComm Direct Marketing, Inc., bore interest at rates ranging from 12 1/2% to 13% and had a maturity date of April 24, 2003.



                    USE OF PROCEEDS OF THE REGISTERED NOTES



    This exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the registered notes. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive, in exchange, unregistered notes in like principal amount. The form and terms of the registered notes are identical in all material respects to the form and terms of the unregistered notes except as otherwise described in this prospectus under the heading "The Exchange Offer--Terms of the Exchange Offer". The unregistered notes surrendered in exchange for the registered notes will be retired and cancelled and will not be reissued. Accordingly, we will not increase our outstanding debt as a result of the exchange offer.



    DIMAC Holdings contributed to us $29.4 million of net proceeds from the sale of its notes, along with $10.0 million of additional equity purchased by its investors. We used the $39.4 million, along with $97.2 million of net proceeds from the sale of our notes and additional borrowings under our senior secured credit facility, to repay indebtedness as described above under "The Refinancing."

                                 CAPITALIZATION


    The following table sets forth our capitalization as of March 31, 1999. It is important that you read the table presented below along with "DIMAC Corporation Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of our company, DIMAC Marketing and AmeriComm Holdings included elsewhere in this prospectus.



                                                                                                   AS OF MARCH 31,
                                                                                                        1999
                                                                                                   ---------------
                                                                                                    (IN MILLIONS)
Cash.............................................................................................     $    17.3
                                                                                                       ------
                                                                                                       ------
Debt of our company's subsidiaries, including current maturities:
  Capital leases.................................................................................     $     8.1
                                                                                                       ------
      Total subsidiary debt......................................................................           8.1
                                                                                                       ------
Debt of our company:
  Senior secured credit facility
    Revolving loans..............................................................................          11.9(a)
    Term loans...................................................................................         195.0(b)
                                                                                                       ------
      Total senior debt of our company...........................................................         206.9
                                                                                                       ------
  Notes..........................................................................................          97.3(c)
                                                                                                       ------
      Total debt of our company..................................................................         312.3
                                                                                                       ------
Common stock.....................................................................................          --
Additional paid-in capital.......................................................................         154.2
Accumulated deficit..............................................................................         (30.4)(d)
                                                                                                       ------
      Total stockholder's equity.................................................................         123.8
                                                                                                       ------
        Total capitalization.....................................................................     $   436.1
                                                                                                       ------
                                                                                                       ------


------------------------


(a) Pursuant to the First Amendment to our senior secured credit agreement, lenders party to the senior secured credit agreement are under no obligation to make new revolving loans until we comply with specified financial ratios and tests. The unused revolving loan commitment under the revolving credit facility is $63.1 million.


(b) Consists of $55.0 million of Term A loans, $80.0 million of Term B loans and $60.0 million of Term C loans.


(c) Net of original issue discount of $2.7 million.



(d) Includes write-off of existing deferred financing costs, tender premium and consent fee associated with the early retirement of the AmeriComm Direct Marketing 11 5/8% Senior Notes and the AmeriComm Holdings 12 1/2% Senior Notes, net of tax benefit.



    Our equity, as adjusted, includes $29.4 million and $15.0 milion which DIMAC Holdings contributed to us from the net proceeds DIMAC Holdings received from issuing its notes and interest on its notes is not payable in cash until December 31, 2003 and March 29, 2010, respectively. After this date, DIMAC Holdings will rely on us to provide it with cash to meet its obligations under its notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


    We have entered into a Registration Rights Agreement in which we agreed to file a registration statement relating to an offer to exchange the unregistered notes for registered notes on or before December 21, 1998. The unregistered notes were issued on October 22, 1998. We also agreed to use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before March 20, 1999. The registered notes will have terms substantially identical to the unregistered notes except that the registered notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages.



    Under certain circumstances, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the unregistered notes and to keep the shelf registration statement effective until October 22, 2002. These circumstances include the following:



     - applicable interpretations of the SEC prohibiting us from effecting the exchange offer as contemplated by the registration statement;



     - if for any other reason the exchange offer is not consummated on or before April 20, 1999;



     - if the initial purchasers of the unregistered notes so request with respect to unregistered notes not eligible to be exchanged for registered notes in the exchange offer; or



     - if any holder of the unregistered notes is not eligible to participate in the exchange offer or does not receive freely tradable registered notes in exchange for tendered unregistered notes pursuant to the exchange offer.



    In the event that we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay additional interest to holders of the unregistered notes. Please read the section "Registration Rights Agreement" for more information.



    Each holder of unregistered notes that wishes to exchange such unregistered notes for freely transferable registered notes in the exchange offer will be required to represent that:



     - any registered notes will be acquired in the ordinary course of its business;



     - the holder has no arrangements or understanding with any person to participate in the distribution of the registered notes;



     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, or if such holder is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act;



     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the registered notes; and



     - if the holder is a broker-dealer, that it will receive registered notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities and that it acknowledges that it will deliver a prospectus in connection with any resale of such registered notes.



RESALE OF REGISTERED NOTES



    Based on the SEC's interpretations as set forth in no-action letters issued to third-parties, we believe that registered notes issued under the exchange offer in exchange for unregistered notes may be offered for resale, resold and otherwise transferred by any registered noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:



     - the holder of registered notes is not an "affiliate" of our company within the meaning of Rule 405 under the Securities Act;



     - the registered notes are acquired in the ordinary course of the holder's business; and



     - the holder does not intend to participate in the distribution of the registered notes received in the exchange offer.



    Any holder who tenders unregistered notes in the exchange offer with the intention of participating in any manner in a distribution of the registered notes



     - cannot rely on the applicable interpretations of the SEC; and


     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


    Unless an exemption from registration is otherwise available, any securityholder intending to distribute registered notes should be covered by an effective registration statement containing the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of registered notes only as specifically set forth in this prospectus.



    Only broker-dealers who acquired the unregistered notes as a result of market-making activities or other trading activities may participate in the exchange offer. Any broker-dealers who acquired the unregistered notes from us or as a result of market-making activities or other trading activities:



     - may not rely on the SEC's interpretations; and



     - must comply with the registration and prospectus delivery requirements of the Securities Act including being named as selling securityholder in order to resell the unregistered notes or the registered notes.



    Please read the section labelled "Plan of Distribution" for more details regarding the transfer of registered notes.


TERMS OF THE EXCHANGE OFFER


    Subject to the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any unregistered notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
            ,1999. We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of outstanding unregistered notes surrendered under the exchange offer. Unregistered notes may be tendered only in integral multiples of $1,000.



    The form and terms of the registered notes will be the same as the form and terms of the unregistered notes except that the registered notes will be registered under the Securities Act and will not bear legends restricting their transfer and will not provide for any additional interest. The registered notes will evidence the same debt as the unregistered notes. The registered notes will be issued under and entitled to the benefits of the indenture, which also authorized the issuance of the unregistered notes. Consequently, both series will be treated as a single class of debt securities under the indenture. For a description of the indenture, see "Description of Notes" below.



    The exchange offer is not conditioned upon any minimum aggregate principal amount of unregistered notes being tendered for exchange.

    As of the date of this prospectus, $100.0 million aggregate principal amount of the unregistered notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of unregistered notes. There will be no fixed record date for determining registered holders of unregistered notes entitled to participate in the exchange offer.



    We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Unregistered notes which are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the Registration Rights Agreement. However, upon successful completion of the exchange offer, holders of unregistered notes will no longer be entitled to receive liquidated damages.



    We will be deemed to have accepted for exchange properly tendered unregistered notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the provisions of Section 1 of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the registered notes from us. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any unregistered notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below in the section labelled "--Certain Conditions to the Exchange Offer."



    Holders who tender unregistered notes in the exchange offer are not required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes. We will pay all charges and expenses, other than certain taxes described below, related to the exchange offer. It is important that you read the section labelled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The exchange offer will expire at 5:00 p.m., New York City time on , 1999, unless, in our sole discretion, we extend it.



    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will mail to the registered holders of unregistered notes notice of the extensions prior to 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.


    We reserve the right, in our sole discretion:


     - to delay accepting any unregistered notes;



     - to extend or terminate the exchange offer if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or



     - to amend the terms of the exchange offer in any manner.



    Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of unregistered notes. If we amend the terms of the exchange offer in a manner which we determine to constitute a material change, we will promptly file with the SEC a post-effective amendment to the registration statement. Additionally, we will promptly disclose the amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the unregistered notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if it would otherwise expire during such period.

INTEREST ON THE REGISTERED NOTES



    The registered notes will bear interest at a rate of 12 1/2% per year, payable semi-annually, on April 1 and October 1 of each year, beginning on April 1, 1999. Holders of registered notes will receive interest on April 1, 1999 representing interest accrued from the date of initial issuance of the registered notes, plus an amount equal to the accrued interest on the unregistered notes. Interest on the unregistered notes accepted for exchange will cease to accrue upon issuance of the registered notes.


CERTAIN CONDITIONS TO THE EXCHANGE OFFER


    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any registered notes for, any unregistered notes. We may terminate the exchange offer as provided in this prospectus before accepting any unregistered notes for exchange, if in our reasonable judgment:



     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or



     - any law, rule or regulation is proposed, adopted or enacted, or any existing law, rule or regulation is interpreted by the SEC, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or



     - we must wait for any governmental approval which, in our reasonable judgment, is necessary for the consummation of the exchange offer.



    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any unregistered notes by giving oral or written notice of such extension to their holders. During any such extensions, all unregistered notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any unregistered notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.



    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any unregistered notes not previously accepted for exchange, upon the occurrence of any of the conditions listed in the first paragraph of this section. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the unregistered notes as promptly as practicable. In the case of any extension, the notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.



    These conditions are for our sole benefit and we may assert them regardless of the circumstances which may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. We will keep the exchange offer open for at least five days following any waiver of conditions to the exchange offer. If we fail at any time to exercise any of the rights outlined in this section, this failure will not constitute a waiver of any such right. Each such right is an ongoing right which we may assert at any time or at various times.



    In addition, we will not accept for exchange any unregistered notes tendered, and will not issue registered notes in exchange for any such unregistered notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING


    Only a holder of unregistered notes may tender such unregistered notes in the exchange offer. To tender in the exchange offer, a holder must:



     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile of the letter of transmittal to the exchange agent prior to 5:00 p.m., New York City time, on
                  , 1999; or


     - comply with The Depository Trust Company's Automated Tender Offer Program procedures described below.

    In addition, either:


     - the exchange agent must receive unregistered notes along with the letter of transmittal; or



     - the exchange agent must receive, prior to            , 1999:



       - a timely confirmation of book-entry transfer of such unregistered notes, if such procedure is available, into the exchange agent's account specified by the exchange agent at The Depository Trust Company according to the procedure for book-entry transfer described below; or


       - properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.


    For a tender of unregistered notes to be effective, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under "The Exchange Offer-- Exchange Agent" prior to 5:00 p.m.,
New York City time, on            , 1999.



    If a holder does not withdraw unregistered notes which were tendered prior
to 5:00 p.m. New York City time on            , 1999 the holder's tender of
unregistered notes is an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.



    THE METHOD OF DELIVERY OF UNREGISTERED NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE HOLDER'S ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. HOLDERS SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR UNREGISTERED NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.



    Any beneficial owner whose unregistered notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's unregistered notes, either:



     - make appropriate arrangements to register ownership of the unregistered notes in such owner's name; or



     - obtain a properly completed bond power from the registered holder of unregistered notes.



    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.



    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the unregistered notes tendered pursuant thereto are tendered:



     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or


     - for the account of an eligible guarantor institution.


    In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be:


     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States; or

     - an eligible guarantor institution.


    If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed on the unregistered notes, such unregistered notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the unregistered notes and an eligible guarantor institution must guarantee the signature on the bond power.



    If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.



    Any financial institution that is a participant in The Depository Trust Company's system may use its Automated Tender Offer Program to tender. Participants in this program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by having The Depository Trust Company transfer the unregistered notes to the exchange agent according to its procedures for transfer. The Depository Trust Company will then send an Agent's Message to the exchange agent.



    The term "Agent's Message" means a message transmitted by The Depository Trust Company received by the exchange agent and forming part of the book-entry confirmation, which states that:



     - The Depository Trust Company has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering unregistered notes which are the subject of such book-entry confirmation;



     - such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery); and


     - the agreement may be enforced against such participant.


    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered unregistered notes. Our determination will be final and binding. We reserve the absolute right to reject any unregistered notes not properly tendered or any unregistered notes if our counsel believes that our acceptance of the notes would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed made until such defects or irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after
5:00 pm., New York City time on                 , 1999.



    In all cases, we will issue registered notes for unregistered notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:



     - unregistered notes or a timely confirmation of the book entry transfer of such unregistered notes into the account specified by the exchange agent; and



     - a properly completed and duly executed letter of transmittal and all other required documents.



    If we do not accept any tendered unregistered notes for exchange for any reason set forth in the terms and conditions of the exchange offer, or if unregistered notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged unregistered notes will be returned without expense to their tendering holder. In the case of unregistered notes tendered into the account specified by the exchange agent by book entry transfer, we will credit the non-exchanged notes to an account at that institution. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFER


    Within two days of the date of this prospective, the exchange agent will establish an account for the unregistered notes into which any financial institution may tender unregistered notes by book-entry transfer by causing the transfer of such unregistered notes into the account specified by the exchange agent. The letter of transmittal (or facsimile thereof), must be transmitted with any required signature guarantees and any other required documents, to the exchange agent at the address set forth below under "--Exchange Agent" on or
prior to         , 1999 or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Please note that delivery of documents to the account specified by the exchange agent does not constitute delivery to the exchange agent.


GUARANTEED DELIVERY PROCEDURES


    Holders wishing to tender their unregistered notes but whose unregistered notes are not immediately available or who cannot deliver their unregistered notes, the letter of transmittal or any other required documents to the exchange
agent prior to         , 1999, may still tender if:


     - the tender is made through an eligible guarantor institution;


     - prior to         , 1999, the exchange agent receives from such eligible
       guarantor institution a properly completed and duly executed notice of guaranteed delivery sent by facsimile transmission, mail or hand delivery:



       - setting forth the name and address of the holder, the registered number(s) and the principal amount of such unregistered notes tendered;


       - stating that the tender is being made thereby; and


       - guaranteeing that, within three New York Stock Exchange trading days
         after         , 1999, the letter of transmittal, or a facsimile of the
         letter of transmittal, together with the unregistered notes or a confirmation of book entry transfer, and any other documents required by the letter of transmittal, will be delivered by the eligible guarantor institution to the exchange agent; and



     - the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, or properly transmitted Agent's Message as well as all tendered unregistered notes in proper form for transfer or a confirmation of book entry transfer, and all other documents required by the letter of transmittal, within three New York Stock Exchange
       trading days after         , 1999.



    Upon request, the exchange agent will send a notice of guaranteed delivery to holders who wish to tender using the guaranteed delivery procedures set forth above.


WITHDRAWAL OF TENDERS


    Except as otherwise provided in this prospectus, holders of unregistered notes may withdraw their tenders at any time prior to 5:00 p.m., New York City
time, on         , 1999.


    For a withdrawal to be effective:


     - the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under "--Exchange Agent"; or


     - holders must comply with the appropriate procedures of The Depository Trust Company's Automated Tender Offer Program system.

    Any such notice of withdrawal must:


     - specify the name of the person who tendered the unregistered notes to be withdrawn;



     - identify the unregistered notes to be withdrawn and state the principal amount of each; and



     - specify the name in which the unregistered notes were registered if different from that of the withdrawing holder when the certificates for unregistered notes had already been transmitted to the exchange agent.



    If certificates for unregistered notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:


     - the serial numbers of the particular certificates to be withdrawn; and


     - a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless the holder is an eligible guarantor institution.



    If unregistered notes have been tendered by book-entry transfer then, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices; and our determination shall be final and binding on all parties. We will deem any unregistered notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any unregistered notes which have been tendered for exchange but which are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of unregistered notes tendered by book-entry transfer such unregistered notes will be credited as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn unregistered notes may be retendered by following the procedures listed
in"--Procedures for Tendering" at any time on or prior to          , 1999.

EXCHANGE AGENT


    We have appointed Wilmington Trust Company as exchange agent of the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:



    BY REGISTERED OR CERTIFIED MAIL OR BY                        BY HAND:
             OVERNIGHT COURIER:
          Wilmington Trust Company                       Wilmington Trust Company
             Attn: Kristin Long                      Attn: Corporate Trust Operations
   Corporate Trust & Administration Window         c/o Harris Trust Company of New York,
          1100 North Market Street                               as Agent
             Rodney Square North                              75 Water Street
       Wilmington, Delaware 19890-0001                   New York, New York 10004

                                       BY FACSIMILE:
                                  Wilmington Trust Company
                               Corporate Trust Administration
                                 Facsimile: (302) 651-1079
                            Confirm by Telephone: (302) 651-1562




    If you deliver letters of transmittal or any other documents to an address or facsimile number other than those listed above, your tender is invalid.


FEES AND EXPENSES


    We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail. We may make additional solicitations by telegraph, telephone or in person by using our officers and regular employees and the officers and regular employees of our affiliates.



    We have not retained any dealer-manager in connection with this exchange offer. We will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.



    The expenses of the exchange offer are estimated to be approximately $0.2 million in the aggregate. They include:


     - registration fees;


     - fees and expenses of Wilmington Trust Company, as exchange agent and trustee;



     - accounting, legal fees and printing costs; and



     - other related fees and expenses.

TRANSFER TAXES


    We will pay all applicable transfer taxes for the exchange of unregistered notes. The tendering holder, however, will be required to pay any transfer taxes imposed on the registered holder or any other person if:



     - the holder instructs us to register registered notes in the name of, or requests that unregistered notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder; or



     - tendered unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or



     - a transfer tax is imposed for any reason other than for the exchange of unregistered notes under the exchange offer.



    If satisfactory evidence of payment of applicable transfer taxes is not submitted with the letter of transmittal, the amount of the applicable transfer taxes will be billed directly to the tendering holder.


CONSEQUENCES OF FAILURE TO EXCHANGE


    Holders of unregistered notes who do not exchange their unregistered notes for registered notes under the exchange offer will remain subject to the restrictions on transfer of such unregistered notes:



     - as set forth in the legend on the unregistered notes relating to the issuance of the unregistered notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws; and



     - as set forth in the offering circular dated October 16, 1998 distributed in connection with the offering.



    In general, you may not offer or sell the unregistered notes unless they are registered under the Securities Act or the offer or sale is exempt from the Securities Act and applicable state securities laws. We do not currently anticipate registering the unregistered notes under the Securities Act.

                               DIMAC CORPORATION
                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS


    The following unaudited pro forma consolidated financial statements are based on our historical financial statements and those of DIMAC Marketing and AmeriComm Holdings included elsewhere in this prospectus, adjusted to give effect to our acquisitions of AmeriComm Holdings and DIMAC Marketing and the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing described in this prospectus. The pro forma consolidated financial statements are also adjusted to give pro forma effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey consummated during 1998, as if they occurred on January 1, 1998. AmeriComm Holdings acquired Cardinal Marketing and Cardinal Marketing of New Jersey on March 16, 1998. Accordingly, AmeriComm Holdings Historical consolidated statements of operations include the results of operations of Cardinal Marketing and Cardinal Marketing of New Jersey beginning March 17, 1998.



    The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the three-month period ended March 31, 1998 give effect to the AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the refinancing as if they had occurred on January 1, 1998.



    The AmeriComm Holdings acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been had AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing in fact occurred on such dates. Neither do they purport to project our results of operations or financial condition for any future period or date. It is important that you read the pro forma financial statements along with our historical financial statements and those of DIMAC Marketing, AmeriComm Holdings and AmeriComm Direct Marketing included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    The pro forma information with respect to our acquisitions of AmeriComm Holdings and DIMAC Marketing is based on our historical financial statements, and those of DIMAC Marketing and AmeriComm Holdings. We have accounted for our acquisitions of AmeriComm Holdings and DIMAC Marketing under the purchase method of accounting. The total purchase price for such acquisitions has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired business based upon our final calculations of their fair value with the remainder allocated to goodwill. We do not expect the impact of any adjustments to the allocation of the purchase price to be material.



    We refer to the adjustments presented in the unaudited pro forma financial statements below for our acquisitions of the AmeriComm Holdings and DIMAC Marketing as "Acquisitions Adjustments."

                               DIMAC CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1998


                             (DOLLARS IN THOUSANDS)

                     AMERICOMM      CARDINAL         DIMAC
                     HOLDINGS     MARKETING AND    MARKETING     DIMAC CORPORATION                  COMPANY
                    HISTORICAL      CARDINAL      HISTORICAL        HISTORICAL                     PRO FORMA
                   CONSOLIDATED     MARKETING    CONSOLIDATED      CONSOLIDATED                   CONSOLIDATED
                   FROM JANUARY   OF NEW JERSEY  FROM JANUARY    FROM MAY 12, 1998                   BEFORE
                    1, 1998 TO    ACQUISITIONS    1, 1998 TO      TO DECEMBER 31,    ACQUISITIONS REFINANCING    REFINANCING
                   JUNE 26, 1998  PRO FORMA(A)   JUNE 26, 1998         1998          ADJUSTMENTS  ADJUSTMENTS    ADJUSTMENTS
                   -------------  -------------  -------------  -------------------  -----------  ------------  -------------
Net sales........    $  93,081      $     770      $  93,208         $ 191,401        $  --        $  378,460     $  --
Cost of products
  sold...........       67,992            452         61,806           131,095           (1,126)(b)     260,219      --
                   -------------       ------    -------------        --------       -----------  ------------  -------------
  Gross profit...       25,089            318         31,402            60,306            1,126       118,241        --

Selling, general
  and
  administrative
  expenses.......       25,622            614         26,615            51,480              (36)(b)     104,295      --
                   -------------       ------    -------------        --------       -----------  ------------  -------------
  Operating
    income
    (loss).......         (533)          (296)         4,787             8,826            1,162        13,946        --
Interest expense
  (income).......        9,677             72          4,583            17,069            3,349(c)      34,750       (1,819)(d)
                   -------------       ------    -------------        --------       -----------  ------------  -------------
  Income (loss)
    from
    continuing
    operations
    before income
    taxes........      (10,210)          (368)           204            (8,243)          (2,187)      (20,804)        1,819
Income tax
  provision
  (benefit)......       (3,117)        --                585            (2,329)          --            (4,861)        4,861(e)
                   -------------       ------    -------------        --------       -----------  ------------  -------------
  Loss from
    continuing
    operations...    $  (7,093)     $    (368)     $    (381)        $  (5,914)       $  (2,187)   $  (15,943)    $  (3,042)
                   -------------       ------    -------------        --------       -----------  ------------  -------------
                   -------------       ------    -------------        --------       -----------  ------------  -------------


                     COMPANY
                    PRO FORMA
                   CONSOLIDATED
                   ------------
Net sales........   $  378,460
Cost of products
  sold...........      260,219
                   ------------
  Gross profit...      118,241
Selling, general
  and
  administrative
  expenses.......      104,295
                   ------------
  Operating
    income
    (loss).......       13,946
Interest expense
  (income).......       32,931
                   ------------
  Income (loss)
    from
    continuing
    operations
    before income
    taxes........      (18,985)
Income tax
  provision
  (benefit)......       --
                   ------------
  Loss from
    continuing
    operations...   $  (18,985)
                   ------------
                   ------------


    The accompanying notes are an integral part of this pro forma financial statement.

                               DIMAC CORPORATION


           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                    THREE-MONTH PERIOD ENDED MARCH 31, 1998


                             (DOLLARS IN THOUSANDS)

                                                                           DIMAC
                                        AMERICOMM        CARDINAL        MARKETING
                                        HOLDINGS         MARKETING      HISTORICAL
                                       HISTORICAL           AND        CONSOLIDATED                     COMPANY
                                      CONSOLIDATED       CARDINAL          FROM                        PRO FORMA
                                          FROM           MARKETING      JANUARY 1,                   CONSOLIDATED
                                     JANUARY 1, 1998   OF NEW JERSEY      1998 TO                       BEFORE
                                           TO          ACQUISITIONS      MARCH 31,    ACQUISITIONS    REFINANCING    REFINANCING
                                     MARCH 31, 1998    PRO FORMA(A)        1998        ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS
                                     ---------------  ---------------  -------------  -------------  -------------  -------------
Net sales..........................     $  46,373        $     770       $  49,057      $      --      $  96,200      $      --
Cost of products sold..............        33,455              452          33,225           (510)(b)      66,622            --
                                          -------          -------     -------------  -------------  -------------  -------------
  Gross profit.....................        12,918              318          15,832            510         29,578             --

Selling, general and administrative
  expenses.........................        11,957              614          12,999            (38) (b)      25,532           --
                                          -------          -------     -------------  -------------  -------------  -------------
  Operating income (loss)..........           961             (296)          2,833            548          4,046             --
Interest expense (income)..........         4,745               72           2,247          1,771(c)       8,835           (690)(d)
                                          -------          -------     -------------  -------------  -------------  -------------
  Income (loss) from continuing
    operations before income
    taxes..........................        (3,784)            (368)            586         (1,223)        (4,789)           690
Income tax provision (benefit).....        (1,509)              --             490             --         (1,019)         1,019(e)
                                          -------          -------     -------------  -------------  -------------  -------------
  Income (loss) from continuing
    operations.....................     $  (2,275)       $    (368)      $      96      $  (1,223)     $  (3,770)     $    (329)
                                          -------          -------     -------------  -------------  -------------  -------------
                                          -------          -------     -------------  -------------  -------------  -------------


                                        COMPANY
                                       PRO FORMA
                                     CONSOLIDATED
                                     -------------
Net sales..........................    $  96,200
Cost of products sold..............       66,622
                                     -------------
  Gross profit.....................       29,578
Selling, general and administrative
  expenses.........................       25,532
                                     -------------
  Operating income (loss)..........        4,046
Interest expense (income)..........        8,145
                                     -------------
  Income (loss) from continuing
    operations before income
    taxes..........................       (4,099)
Income tax provision (benefit).....           --
                                     -------------
  Income (loss) from continuing
    operations.....................    $  (4,099)
                                     -------------
                                     -------------


    The accompanying notes are an integral part of this pro forma financial statement.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


(a) CARDINAL MARKETING AND CARDINAL MARKETING OF NEW JERSEY ACQUISITIONS PRO
FORMA



    YEAR ENDED DECEMBER 31, 1998



    Represents historical results for Cardinal Marketing and Cardinal Marketing of New Jersey for the period from January 1, 1998 through March 16, 1998, assuming the Cardinal Marketing and Cardinal Marketing of New Jersey acquisitions had each occurred on January 1, 1998, adjusted as follows:



                                              CARDINAL MARKETING
                                            AND CARDINAL MARKETING
                                                 OF NEW JERSEY
                                                  HISTORICAL                                        CARDINAL MARKETING
                                                   COMBINED              CARDINAL MARKETING       AND CARDINAL MARKETING
                                                     FROM              AND CARDINAL MARKETING          OF NEW JERSEY
                                                    1/1/98                  OF NEW JERSEY              ACQUISITIONS
                                                    THROUGH                 ACQUISITIONS                 PRO FORMA
                                                    3/16/98                  ADJUSTMENTS                 COMBINED
                                           -------------------------  -------------------------  -------------------------
    Net sales............................          $     770                  $  --                      $     770
    Cost of products sold................                452                     --                            452
                                                       -----                      -----                      -----
        Gross profit.....................                318                     --                            318
    Selling, general and administrative
      expenses...........................                539                         75(1)                     614
                                                       -----                      -----                      -----
        Operating loss...................               (221)                       (75)                      (296)
    Interest (income) expense............                 (8)                        80(2)                      72
                                                       -----                      -----                      -----
        Loss from continuing operations
          before income taxes............               (213)                      (155)                      (368)
    Income tax provision.................                 --                         --                         --
                                                       -----                      -----                      -----
        Loss from continuing
          operations.....................          $    (213)                 $    (155)                 $    (368)
                                                       -----                      -----                      -----
                                                       -----                      -----                      -----


    ----------------------------

     (1) Reflects the following:


        Additional amortization of goodwill......................................................     $      19
        Additional amortization of noncompete agreements.........................................            56
                                                                                                            ---
                                                                                                      $      75
                                                                                                            ---
                                                                                                            ---



     (2) Reflects additional interest expense associated with borrowings incurred in connection with the AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)


(a) CARDINAL MARKETING AND CARDINAL MARKETING OF NEW JERSEY ACQUISITIONS PRO FORMA (CONTINUED)


    THREE MONTHS ENDED MARCH 31, 1998



    Represents historical results for Cardinal Marketing and Cardinal Marketing of New Jersey for the period from January 1, 1998 through March 31, 1998, assuming the Cardinal Marketing and Cardinal Marketing of New Jersey acquisitions had occurred on January 1, 1998, adjusted as follows:



                                              CARDINAL MARKETING
                                            AND CARDINAL MARKETING
                                                 OF NEW JERSEY
                                                  HISTORICAL                                        CARDINAL MARKETING
                                                   COMBINED              CARDINAL MARKETING       AND CARDINAL MARKETING
                                                     FROM              AND CARDINAL MARKETING          OF NEW JERSEY
                                                    1/1/98                  OF NEW JERSEY              ACQUISITIONS
                                                    THROUGH                 ACQUISITIONS                 PRO FORMA
                                                    3/16/98                  ADJUSTMENTS                 COMBINED
                                           -------------------------  -------------------------  -------------------------
    Net sales............................          $     770                  $      --                  $     770
    Cost of products sold................                452                         --                        452
                                                       -----                      -----                      -----
        Gross profit.....................                318                         --                        318
    Selling, general and administrative
      expenses...........................                539                         75(1)                     614
                                                       -----                      -----                      -----
        Operating loss...................               (221)                       (75)                      (296)
    Interest (income) expense............                 (8)                        80(2)                      72
                                                       -----                      -----                      -----
        Loss from continuing operations
          before income taxes............               (213)                      (155)                      (368)
    Income tax provision.................                 --                         --                         --
                                                       -----                      -----                      -----
        Loss from continuing
          operations.....................          $    (213)                 $    (155)                 $    (368)
                                                       -----                      -----                      -----
                                                       -----                      -----                      -----


    ----------------------------------

    (1) Reflects the following:


    Additional amortization of goodwill......................................................    $      19
    Additional amortization of noncompete agreements.........................................           56
                                                                                               -------------
                                                                                                 $      75
                                                                                               -------------
                                                                                               -------------



    (2) Reflects additional interest expense associated with borrowings incurred in connection with AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)


(b) Reflects the following:



                                                                                      YEAR ENDED      THREE MONTHS
                                                                                     DECEMBER 31,         ENDED
                                                                                         1998        MARCH 31, 1998
                                                                                     -------------  -----------------
    Increase (decrease) in amortization and depreciation expense based on the purchase price allocation made in connection with the acquisitions of
     AmeriComm Holdings and DIMAC Marketing:
      Cost of products sold adjustment:
        Represents decrease in depreciation expense based on $78.1 million estimated fair value of property, plant and equipment over estimated useful
        lives of 3-40 years........................................................    $  (1,126)       $    (510)
                                                                                     -------------          -----
                                                                                     -------------          -----
      Selling, general and amortization expense adjustment:
        Represents increase in goodwill amortization based on $271.8 million of
        goodwill over estimated useful life of 40 years............................    $     377        $     155
        Represents decrease in amortization expense based on $32.7 million estimated fair value of other intangible assets over estimated useful lives
        of 3-7 years...............................................................         (131)             (66)
        Represents decrease in depreciation expense based on $19.5 million estimated fair value of property, plant and equipment over estimated useful
        lives 3-40 years...........................................................         (282)            (127)
                                                                                     -------------          -----
                                                                                       $     (36)       $     (38)
                                                                                     -------------          -----
                                                                                     -------------          -----



(c) Reflects the following:



                                                                                   YEAR ENDED       THREE MONTHS
                                                                                  DECEMBER 31,          ENDED
                                                                                      1998         MARCH 31, 1998
                                                                                  -------------  -------------------
    Interest and debt financing associated with borrowings under the senior secured credit facility in connection with the acquisitions of AmeriComm
      Holdings and DIMAC Marketing:
      Interest expense associated with Term A loans ($55,000 @ 7.80%)...........    $   2,104         $   1,073
      Interest expense associated with Term B loans ($70,000 @ 8.30%)...........        2,862             1,453
      Interest expense associated with Term C loans ($25,000 @ 8.55%)...........        1,069               534
      Interest expense associated with revolving loans ($12,400 @ 9.50%)........          574               295
      Additional debt financing amortization associated with the senior secured
        credit facility.........................................................        1,118               559
      Commitment fees associated with the senior secured credit facility........          157                78
      Elimination of historical DIMAC Marketing interest expense associated with
        intercompany debt which we did not assume...............................       (4,535)           (2,221)
                                                                                  -------------         -------
                                                                                    $   3,349         $   1,771
                                                                                  -------------         -------
                                                                                  -------------         -------



   A change of 0.125% for the interest rate on the term loans and the revolving loans would have an impact on pro forma interest expense of $0.2 million and $0.1 million for the year ended December 31, 1998 and for the three-month period ended March 31, 1998, respectively.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

REFINANCING ADJUSTMENTS


(d) Reflects the following:



                                                                                                            THREE
                                                                                                           MONTHS
                                                                                           YEAR ENDED       ENDED
                                                                                          DECEMBER 31,    MARCH 31,
                                                                                              1998          1998
                                                                                          -------------  -----------
    Interest expense associated with the notes ($100,000 @ 12.5%).......................    $  10,417     $   3,125
    Amortization of debt discount associated with the notes.............................          227            68
    Interest expense associated with the additional Term B loans ($10,000 @ 8.30%)......          692           208
    Interest expense associated with the additional Term C loans ($35,000 @ 8.55%)......        2,494           748
    Elimination of interest expense on debt repaid in connection with the refinancing of certain indebtedness in connection with our acquisitions of AmeriComm Holdings and
     DIMAC Marketing:
      Existing AmeriComm Direct Marketing credit agreement, AmeriComm Holdings Senior
       Notes and AmeriComm Direct Marketing Senior Notes................................      (14,347)       (4,371)
      AmeriComm Holdings acquisitions of Cardinal Marketing and Cardinal Marketing of
       New Jersey.......................................................................          (80)          (80)
      Revolving loans...................................................................         (969)         (242)
    Additional commitment fees associated with the senior secured credit facility.......           43            13
    Reduction in debt financing amortization in connection with repayment of the
     AmeriComm Holdings Senior Notes, the AmeriComm Direct Marketing Senior Notes and
     the existing AmeriComm Direct Marketing credit agreement, offset by additional debt
     financing amortization in connection with the notes and the Term C loans...........         (296)         (159)
                                                                                          -------------  -----------
                                                                                            $  (1,819)    $    (690)
                                                                                          -------------  -----------
                                                                                          -------------  -----------



   A change of 0.125% for the interest rate on the term loans and the revolving loans would have an impact on pro forma interest expense of $0.1 million and $0.1 million for the year ended December 31, 1998 and the three month period ended March 31, 1998, respectively.



(e) This adjustment to provision (benefit) for income taxes reflects a valuation allowance related to the historical tax benefit recorded by AmeriComm Holdings, DIMAC Marketing and DIMAC Corporation.

                       SELECTED HISTORICAL FINANCIAL DATA
                               DIMAC CORPORATION



    The following selected historical financial data of DIMAC Corporation as of and for the period from our inception on May 12, 1998 to December 31, 1998 has been derived from DIMAC Corporation's audited consolidated financial statements and notes. Summary historical financial data as of and for the three-month period ended March 31, 1999 has been derived from DIMAC Corporation's unaudited consolidated financial statements and, in the opinion of management, includes all adjustments, consisting of only normal recurring adjustments, that are necessary for a fair presentation of the operating results for each interim period. Results for the interim period are not necessarily indicative of the results for the full fiscal year or for any future periods. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation" and the consolidated financial statements of DIMAC Corporation included elsewhere in this prospectus.



                                                                                                    THREE MONTHS
                                                                                      INCEPTION TO      ENDED
                                                                                      DECEMBER 31,    MARCH 31,
                                                                                        1998(A)         1999
                                                                                      ------------  -------------
                                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................................................   $  191,401    $    85,710
Cost of products sold...............................................................      131,095         60,794
                                                                                      ------------  -------------
  Gross profit......................................................................       60,306         24,916
Selling, general and administrative expenses........................................       51,480         29,253
                                                                                      ------------  -------------
Operating income (loss)                                                                     8,826         (4,337)
Interest expense, net...............................................................       17,069          8,153
                                                                                      ------------  -------------
Loss before income taxes and extraordinary item.....................................       (8,243)       (12,490)
Income tax benefit..................................................................       (2,329)            --
                                                                                      ------------  -------------
Net loss before extraordinary item..................................................       (5,914)       (12,490)
Extraordinary loss on early retirement of debt, net of income
  tax benefit of $4,818.............................................................      (11,985)            --
                                                                                      ------------  -------------
Net loss............................................................................   $  (17,899)   $   (12,490)
                                                                                      ------------  -------------
                                                                                      ------------  -------------

OTHER DATA:
EBITDA(b)...........................................................................   $   24,375    $     5,376
Depreciation and amortization (c)...................................................       15,505          9,670
Net cash provided by (used in):
  Operating activities..............................................................       14,651         (5,754)
  Investing activities..............................................................     (250,734)        (3,964)
  Financing activities..............................................................      245,852         17,247
Capital expenditures................................................................        7,938          3,965
Ratio of earnings to fixed charges (d)..............................................           --             --

BALANCE SHEET DATA (END OF PERIOD):
Working capital.....................................................................   $   19,714    $    27,524
Total assets........................................................................      514,438        515,713
Long-term debt, less current maturities.............................................      307,404        306,963


------------------------------

(a) Reflects the acquisitions of American Holdings and DIMAC Marketing. The acquisitions were accounted for as a purchase.



(b) EBITDA is defined as operating income plus depreciation, loss on disposal of equipment and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of DIMAC Corporation and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Corporation" included elsewhere in this prospectus.



(c) Amounts do not include amortization of financing costs, which is included in interest expense.



(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary item, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the period from our inception to December 31, 1998 and the three months ended March 31, 1999, earnings were insufficient to cover fixed charges by $8.2 million and $12.5 million, respectively.

                       SELECTED HISTORICAL FINANCIAL DATA
                            AMERICOMM HOLDINGS, INC.


    We derived the following selected historical financial data of AmeriComm Holdings as of and for each of two years in the period ended December 31, 1997 and for the six-month period ended June 26, 1998 from AmeriComm Holdings' audited consolidated financial statements and the notes thereto. We derived the selected historical financial data as of and for each of the two years in the period ended December 31, 1995 and as of and for the three-month period ended March 31, 1998 period from AmeriComm Holdings' unaudited consolidated financial statements and, in the opinion of management, it includes all adjustments consisting of only normal recurring adjustments that are necessary for a fair presentation of the operating results for such periods. Results for the interim period do not necessarily indicate the results for the full fiscal year or for any future periods. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and the consolidated financial statements of AmeriComm Holdings included elsewhere in this prospectus.



                                                                                                     THREE
                                                                                                    MONTHS      SIX MONTHS
                                                               YEAR ENDED DECEMBER 31,               ENDED         ENDED
                                                      ------------------------------------------   MARCH 31,     JUNE 26,
                                                        1994       1995      1996(A)    1997(B)     1998(C)       1998(C)
                                                      ---------  ---------  ---------  ---------  -----------  -------------
                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................  $  65,998  $  71,257  $ 111,342  $ 191,091   $  46,373    $    93,081
Cost of products sold...............................     52,610     55,708     80,215    133,598      33,455         67,992
                                                      ---------  ---------  ---------  ---------  -----------  -------------
  Gross profit......................................     13,388     15,549     31,127     57,493      12,918         25,089
Selling, general and administrative expenses........     12,428     13,410     25,200     45,761      11,957         25,622
                                                      ---------  ---------  ---------  ---------  -----------  -------------
Operating income (loss).............................        960      2,139      5,927     11,732         961           (533)
Interest expense, net...............................      2,975      3,179      8,138     17,023       4,745          9,677
                                                      ---------  ---------  ---------  ---------  -----------  -------------
Loss before income taxes and extraordinary item.....     (2,015)    (1,040)    (2,211)    (5,291)     (3,784)       (10,210)
Income tax benefit..................................     --         (1,900)      (627)      (998)     (1,509)        (3,117)
                                                      ---------  ---------  ---------  ---------  -----------  -------------
Net income (loss) before extraordinary item.........     (2,015)       860     (1,584)    (4,293)     (2,275)        (7,093)
Extraordinary loss on early retirement of debt, net
  of income tax benefit of $461.....................     --         --           (798)    --          --            --
                                                      ---------  ---------  ---------  ---------  -----------  -------------
Net income (loss)...................................  $  (2,015) $     860  $  (2,382) $  (4,293)  $  (2,275)   $    (7,093)
                                                      ---------  ---------  ---------  ---------  -----------  -------------
                                                      ---------  ---------  ---------  ---------  -----------  -------------

OTHER DATA:
EBITDA (d)..........................................  $   4,386  $   5,913  $  12,772  $  24,502   $   4,452    $     7,644
Depreciation and amortization (e)...................      3,426      3,774      6,845     12,276       3,467          8,152
Net cash provided by (used in) operating
  activities........................................      1,203       (217)     7,148      1,026       6,481          4,004
Net cash used in investing activities...............       (268)    (1,939)   (79,838)   (38,881)     (6,966)       (10,407)
Net cash provided by (used in) financing
  activities........................................       (858)     2,317     74,225     37,093         211          6,940
Ratio of earnings to fixed charges (f)..............     --         --         --         --          --            --
Capital expenditures................................        940      2,308      3,490      4,563       2,286          5,666

BALANCE SHEET DATA (END OF PERIOD):
Working capital.....................................  $   7,152  $   7,182  $  18,840  $  25,634   $  22,109    $    23,831
Total assets........................................     37,837     38,116    132,498    176,662     176,494        176,750
Long-term debt, less current maturities.............     21,776     21,412    102,353    152,953     155,536        163,002


------------------------------

(a) Reflects the acquisition of Transkrit Corporation on June 28, 1996. The acquisition was accounted for as a purchase.



(b) Reflects the acquisitions of Label America and AmeriComm Direct Marketing on February 21, 1997 and April 24, 1997, respectively. The acquisitions were accounted for as purchases.



(c) Reflects the acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey on March 16, 1998. We accounted for these acquisitions as purchases.



(d) We define EBITDA as operating income plus depreciation, loss on disposal of equipment and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of AmeriComm Holdings and provides useful information regarding our ability to service debt and meet certain debt covenants under the indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-AmeriComm Holdings, Inc." included elsewhere in this prospectus.



(e) Amounts do not include amortization of financing costs, which is included in interest expense.



(f) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary item, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the years ended December 31, 1994 through 1997, the three months ended March 31, 1998 and the six months ended June 26, 1998, earnings were insufficient to cover fixed charges by $2.0 million, $1.0 million, $2.2 million, $5.3 million, $3.8 million and $10.2 million, respectively.

                       SELECTED HISTORICAL FINANCIAL DATA
                          DIMAC MARKETING CORPORATION


    We derived the following selected historical financial data of DIMAC Marketing as of and for the eleven months ended December 31, 1996, as of and for the fiscal year in the period ended December 31, 1997 and as of and for the six months ended June 26, 1998 from DIMAC Marketing's audited consolidated financial statements and the notes thereto. We derived selected historical financial data as of and for each of the two years in the period ended December 31, 1995, as of and for the one month ended January 31, 1996 and as of and for the three months ended March 31, 1998 from DIMAC Marketing's unaudited consolidated financial statements and, in the opinion of management, it includes all adjustments consisting of only normal recurring adjustments that are necessary for a fair presentation of the operating results for such periods. Results for the interim periods do not necessarily indicate the results for the full fiscal year or for any future periods. The financial position and results of operations of DIMAC Marketing for the period from January 1, 1994 to January 31, 1996, the period from February 1, 1996 to August 31, 1997, and the period from September 1, 1997 to June 26, 1998 are not comparable in all material respects since each period reflects certain purchase accounting adjustments that are further discussed in the notes to DIMAC Marketing's consolidated financial statements included elsewhere in this prospectus. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- DIMAC Marketing Corporation" and the consolidated financial statements of DIMAC Marketing included elsewhere in this prospectus.


                                                                                                       EIGHT         FOUR
                                                  YEAR ENDED DECEMBER    ONE MONTH   ELEVEN MONTHS    MONTHS        MONTHS
                                                          31,              ENDED         ENDED         ENDED         ENDED
                                                  --------------------  JANUARY 31,  DECEMBER 31,   AUGUST 31,   DECEMBER 31,
                                                   1994(A)    1995(B)      1996       1996(C)(D)      1997(C)       1997(E)
                                                  ---------  ---------  -----------  -------------  -----------  -------------
                                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales...........................................  $ 100,012  $ 126,518   $  10,254     $ 168,193     $ 118,747     $  59,200
Cost of sales...................................     68,223     82,818       6,900       108,735        77,820        39,722
                                                  ---------  ---------  -----------  -------------  -----------  -------------
Gross profit....................................     31,789     43,700       3,354        59,458        40,927        19,478
Selling, general and administrative expenses....     22,224     28,478       3,176        47,645        37,867        17,083
Compensation element of recapitalization........     --         --          --            --            --            --
Nonrecurring merger costs.......................     --          2,359      --            --            --            --
                                                  ---------  ---------  -----------  -------------  -----------  -------------
Operating income................................      9,565     12,863         178        11,813         3,060         2,395
Interest expense, net...........................      6,069      5,174         532         7,525         6,188         2,248
                                                  ---------  ---------  -----------  -------------  -----------  -------------
Income (loss) before income taxes, discontinued
  operations and extraordinary item.............      3,496      7,689        (354)        4,288        (3,128)          147
Income tax provision (benefit)..................      1,309      4,193        (131)        3,789           122           395
                                                  ---------  ---------  -----------  -------------  -----------  -------------
Income (loss) before discontinued operations and
  extraordinary item............................      2,187      3,496        (223)          499        (3,250)         (248)
Loss from discontinued operations (net of income
  tax benefit of $13 and $3,523,
  respectively).................................     --         --          --               (18)       (4,669)       --
Extraordinary loss on early retirement debt (net
  of income tax benefit of $1,459 and $1,087,
  respectively).................................     (3,157)    (2,379)     --            --            --            --
                                                  ---------  ---------  -----------  -------------  -----------  -------------
Net income (loss)...............................  $    (970) $   1,117   $    (223)    $     481     $  (7,919)    $    (248)
                                                  ---------  ---------  -----------  -------------  -----------  -------------
                                                  ---------  ---------  -----------  -------------  -----------  -------------
OTHER DATA:
EBITDA (f)......................................  $  12,665  $  17,394   $     642     $  24,228     $  13,315     $   6,925
Depreciation and amortization (g)...............      3,100      4,531         464        12,415        10,255         4,530
Net cash provided by (used in):
  Operating activities..........................      6,381      7,485       3,661         7,809         4,323         1,310
  Investing activities..........................    (16,760)   (33,666)       (240)      (44,878)      (19,944)       (7,620)
  Financing activities..........................      8,442     26,181      (3,421)       37,069        15,621         6,310
Capital expenditures............................      4,178      3,796         222         9,282        15,885         5,720
Ratio of earnings to fixed charges (h)..........        1.5x       2.1x     --               1.4x       --               1.1x
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit).......................  $   6,141  $   3,477   $      95     $  (2,540)    $  10,582     $   7,558
Total assets....................................     64,109     98,918      97,180       350,003       356,108       260,836
Long-term debt, less current maturities.........     36,159     61,925      58,506       113,715       134,879       141,647

                                                     THREE        SIX
                                                    MONTHS      MONTHS
                                                     ENDED       ENDED
                                                   MARCH 31,   JUNE 26,
                                                    1998(E)     1998(E)
                                                  -----------  ---------
STATEMENT OF OPERATIONS DATA:
Sales...........................................   $  49,057   $  93,208
Cost of sales...................................      33,225      61,806
                                                  -----------  ---------
Gross profit....................................      15,832      31,402
Selling, general and administrative expenses....      12,999      26,615
Compensation element of recapitalization........      --          --
Nonrecurring merger costs.......................      --          --
                                                  -----------  ---------
Operating income................................       2,833       4,787
Interest expense, net...........................       2,247       4,583
                                                  -----------  ---------
Income (loss) before income taxes, discontinued
  operations and extraordinary item.............         586         204
Income tax provision (benefit)..................         490         585
                                                  -----------  ---------
Income (loss) before discontinued operations and
  extraordinary item............................          96        (381)
Loss from discontinued operations (net of income
  tax benefit of $13 and $3,523,
  respectively).................................      --          --
Extraordinary loss on early retirement debt (net
  of income tax benefit of $1,459 and $1,087,
  respectively).................................      --          --
                                                  -----------  ---------
Net income (loss)...............................   $      96   $    (381)
                                                  -----------  ---------
                                                  -----------  ---------
OTHER DATA:
EBITDA (f)......................................   $   6,322   $  11,864
Depreciation and amortization (g)...............       3,489       7,077
Net cash provided by (used in):
  Operating activities..........................        (345)      1,961
  Investing activities..........................      (2,845)     (6,387)
  Financing activities..........................       3,190       4,426
Capital expenditures............................       1,640       3,166
Ratio of earnings to fixed charges (h)..........         1.2x        1.0x
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit).......................   $  12,820   $  14,714
Total assets....................................     260,024     261,940
Long-term debt, less current maturities.........     144,952     146,131


------------------------

(a) Reflects the acquisition of Direct Marketing Group in May 1994. The acquisition was accounted for as a purchase.


(b) Reflects the acquisitions of Palm Coast Data and The McClure Group in May and October 1995, respectively. Both acquisitions were accounted for as purchases.

(c) Reflects a new basis of accounting after the acquisition of DIMAC Marketing by Heritage Media.

(d) Reflects the acquisitions of Wilcox & Associates in March 1996 and MBS/Multimode in May 1996. Both were accounted for as purchases.


(e) Reflects a new basis of accounting after the News Corporation acquisition.


(f) EBITDA is defined as operating operating income income plus depreciation, loss on disposal of equipment and amortization. EBITDA is presented because we believe that EBITDA provides additional indications of the historical financial performance of DIMAC Marketing and provides useful information regarding our ability to service debt and meet certain debt covenants under the Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-DIMAC Marketing" included elsewhere in this prospectus.

(g) Amounts do not include amortization of financing costs, which is included in interest expense.

(h) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and discontinued operations, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the one month ended January 31, 1996 and the eight months ended August 31, 1997, earnings were insufficient to cover fixed charges by $0.4 million and $3.1 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    You should read the following discussion along with the consolidated financial statements of DIMAC Corporation, AmeriComm Holdings and DIMAC Marketing appearing elsewhere in this prospectus. For information regarding the pro forma financial condition of DIMAC Corporation, please read the section labeled "DIMAC Corporation Unaudited Pro Forma Consolidated Statements" included in this prospectus.



    The financial results of DIMAC Marketing for all periods prior to February 1, 1996 reflect the operations of DIMAC Marketing under a prior owner. The consolidated financial statements for the period from February 1, 1996 to December 31, 1996 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with the purchase of DIMAC Marketing by Heritage Media. Accordingly, the financial information for DIMAC Marketing before and after the Heritage Media purchase is not directly comparable in all material respects. We derived the information relating to DIMAC Marketing's twelve months ended December 31, 1996 by combining the financial results of DIMAC Marketing for the period from January 1, 1996 to January 31, 1996, while under prior ownership, and for the period from February 1, 1996 to December 31, 1996, following the Heritage Media purchase, including purchase accounting adjustments for the Heritage Media purchase.



    The consolidated financial statements for the period from September 1, 1997 to December 31, 1997 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed in connection with the purchase of Heritage Media by News Corporation. Accordingly, the financial information for DIMAC Marketing before and after the News Corporation purchase are not directly comparable in all material respects. We derived the information relating to DIMAC Marketing's twelve months ended December 31, 1997 by combining the financial results of DIMAC Marketing for the period from January 1, 1997 to August 31, 1997, while under Heritage Media ownership, and for the period from September 1, 1997 to December 31, 1997, following the News Corporation purchase, including purchase accounting adjustments for the News Corporation purchase. We derived the information related to DIMAC Marketing's six months ended December 31, 1997 by combining the financial results of DIMAC Marketing for the period from July 1, 1997 to August 31, 1997 while under Heritage Media ownership, and for the period from September 1, 1997 to December 31, 1997, following the News Corporation purchase, including purchase accounting adjustments for the News Corporation purchase.



DIMAC CORPORATION


    OVERVIEW


    On June 26, 1998 we completed the acquisitions of AmeriComm Holdings and DIMAC Marketing for aggregate consideration of $425.8 million (including fees and expenses relating to these acquisitions and assumed indebtedness). We financed these acquisitions with $100.0 million of cash equity contributed by affiliates of McCown De Leeuw, $157.6 million of borrowings under our senior secured credit facility and $168.3 million of assumed indebtedness.



    We refinanced certain of the assumed indebtedness with the proceeds of our notes offering, DIMAC Holdings' notes offering, an additional equity contribution from affiliates of McCown De Leeuw and other investors and $45.0 million of additional term loans under our senior secured credit facility. $30.0 million of DIMAC Holdings' notes and $100.0 million of our notes were initially issued on October 22, 1998 under Rule 144A of the Securities Act. The net proceeds from the issuance were $29.4 million and $94.2 million, respectively. As of March 31, 1999, we had debt outstanding of $312.3 million, consisting of approximately $206.9 million out of a total of $270.0 million senior secured credit facility, $97.3 million aggregate principal amount of our notes, net of unamortized original issue discount, and $8.1 million of capital leases.

    The following tables summarize results of operations for the three-month period ended March 31, 1999, the combined predecessor companies, AmeriComm Holdings and DIMAC Marketing, each for the three month period ended March 31, 1998, the period from our inception on May 12, 1998 through December 31, 1998 and the combined predecessor companies, each for the six-month period ended December 31, 1997. We had no operating activities from the period from our Inception to June 26, 1998.



THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998



                                                         DIMAC
                                                      CORPORATION
                                                          AND           AMERICOMM          DIMAC       COMBINED DIMAC
                                                     SUBSIDIARIES       HOLDINGS         MARKETING      MARKETING AND
                                                     THREE MONTHS     THREE MONTHS     THREE MONTHS       AMERICOMM
                                                         ENDED            ENDED            ENDED       HOLDINGS THREE
                                                       MARCH 31,        MARCH 31,        MARCH 31,      MONTHS ENDED
                                                         1999             1998             1998        MARCH 31, 1998
                                                      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                    ---------------  ---------------  ---------------  ---------------
                                                                              (IN MILLIONS)
Net sales.........................................    $    85,710      $    46,373      $    49,057      $    95,430
Cost of sales.....................................         60,794           33,455           33,225           66,680
                                                    ---------------  ---------------  ---------------  ---------------
  Gross profit....................................         24,916           12,918           15,832           28,750
  Selling, general and administrative expenses....         29,253           11,957           12,999           24,956
                                                    ---------------  ---------------  ---------------  ---------------
Operating income (loss)...........................         (4,337)             961            2,833            3,794
Interest, net.....................................          8,153            4,745            2,247            6,992
                                                    ---------------  ---------------  ---------------  ---------------
Income (loss) before income taxes.................        (12,490)          (3,784)             586           (3,198)
Income tax provision (benefit)....................             --           (1,509)             490           (1,019)
                                                    ---------------  ---------------  ---------------  ---------------
Net income (loss).................................    $   (12,490)     $    (2,275)     $        96      $    (2,179)
                                                    ---------------  ---------------  ---------------  ---------------
                                                    ---------------  ---------------  ---------------  ---------------



PERIOD FROM OUR INCEPTION ON MAY 12, 1998 TO DECEMBER 31, 1998 COMPARED TO THE
  SIX MONTHS ENDED DECEMBER 31, 1997



                                                             SIX MONTHS                       SIX MONTHS ENDED
                                              PERIOD FROM    ENDED DEC.                        DEC. 31, 1997
                                              MAY 12, 1998    31, 1997       SIX MONTHS        COMBINED DIMAC
                                               TO DEC. 31     AMERICOMM    ENDED DEC. 31,      MARKETING AND
                                               1998 DIMAC     HOLDINGS       1997 DIMAC      AMERICOMM HOLDINGS
                                              CORPORATION    (UNAUDITED)      MARKETING         (UNAUDITED)
                                              ------------  -------------  ---------------  --------------------
                                                                        (IN MILLIONS)
Net sales...................................  $      191.4  $       104.5  $          86.5  $              191.0
Cost of sales...............................         131.1           72.8             57.2                 130.0
                                              ------------  -------------  ---------------  --------------------
Gross profit................................          60.3           31.7             29.3                  61.0
Selling, general and
  administrative expenses...................          51.5           24.2             25.9                  50.1
                                              ------------  -------------  ---------------  --------------------
Operating income............................           8.8            7.5              3.4                  10.9
Interest expense, net.......................          17.1            9.6              3.8                  13.4
                                              ------------  -------------  ---------------  --------------------
Income (loss) before income
  taxes and discontinued
  operations................................          (8.3)          (2.1)            (0.4)                 (2.5)
Income tax provision
  (benefit).................................          (2.3)          (0.4)             0.5                   0.1
                                              ------------  -------------  ---------------  --------------------
Loss before discontinued
  operations and extraordinary
  item......................................  $       (6.0) $        (1.7) $          (0.9) $               (2.6)
                                              ------------  -------------  ---------------  --------------------
                                              ------------  -------------  ---------------  --------------------

RESULTS OF OPERATIONS



THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998



    NET SALES for the three-month period ended March 31, 1999 decreased $9.7 million to $85.7 million, or 10.2%, from the comparable 1998 period. The overall decrease in net sales was primarily related to a decrease in net sales for both the direct mail products and services and other printing and converting products segment. Specifically, the decrease in net sales was due to downturns in volumes resulting from customer budget reductions and postponements of client campaigns, the loss of business from certain significant customers and the continued decline in our impact mailer product.



    GROSS PROFIT for the three-month period ended March 31, 1999 decreased $3.8 million to $24.9 million, or 13.3%, from the comparable 1998 period. Gross profit, as a percent of net sales, decreased to 29.1% for the three-month period ended March 31, 1999 as compared to 30.1% for the comparable 1998 period. The decrease in gross profit dollars and as a percent of net sales is mostly attributable to the decrease in net sales for direct mail products and services and other printing and converting products discussed above, the change in the mix of business and higher material costs incurred as part of sample production work on potential new products.



    SELLING AND ADMINISTRATIVE EXPENSES for the three month period ended March 31, 1999 increased $4.3 million to $29.3 million, or 17.2% from the comparable 1998 period. Selling and administrative expenses, as a percent of net sales, increased to 34.1% for the three-month period ended March 31, 1999 as compared to 26.2% for the comparable 1998 period. The increase in selling and administrative expenses is mostly related to the increased amortization expense from certain acquired intangible assets, costs incurred related to Y2K compliance, additional corporate and operational wages and impact of charging the amortizable life of goodwill perspectively from 40 to 20 years in the first quarter of 1999.



    OPERATING INCOME for the three-month period ended March 31, 1999 decreased by $8.1 million to a $4.3 million operating loss, or 214.3%, from the comparable 1998 period. The decrease in operating income was due to the decrease in gross profit and the increase in selling and administrative expenses discussed above.



    INTEREST EXPENSE for the three-month period ended March 31, 1999 was $8.2 million or 9.5% of net sales as compared to $7.0 million or 7.3% of net sales for the comparable 1998 period. The increase in interest expense is due to (i) the increase in the amortization of deferred finance costs and (ii) the increase in the weighted average interest rate for the three-month period ended March 31, 1999 of 10.6% as compared to 9.5% for the comparable 1998 period. The increase in the weighted average interest rate is due to the increased cost of funds under the senior secured credit facility and the senior subordinated indebtedness as compared to the cost of borrowing for the predecessor companies.



    The effective income tax rate was 0% and (31.9)% for the three-month periods ended March 31, 1999 and 1998, respectively. We have not recognized any benefit from the future use of net operating losses generated during the three-month period ended March 31, 1999 because our assumptions of future profitable operations contain risks that do not provide sufficient assurance to currently recognize those tax benefits.



PERIOD FROM OUR INCEPTION ON MAY 12, 1998 TO DECEMBER 31, 1998 COMPARED TO THE
  SIX MONTHS ENDED DECEMBER 31, 1997



    NET SALES for the period ended December 31, 1998 increased $0.4 million to $191.4 million, or 0.2%, from the comparable 1997 period. The overall increase in net sales was primarily related to an increase in net sales for direct mail products and services as net sales for other printing and converting products, such as custom mailer and pressure sensitive labels, was relatively flat over this period.

Specifically, the increase in net sales for direct mail products and services was due to increases in production and program development services.



    GROSS PROFIT for the period ended December 31, 1998 decreased $0.7 million to $60.3 million, or 1.1%, from the comparable 1997 period. Gross profit, as a percent of net sales, decreased to 31.5% for the six month period ended December 31, 1998 from 31.9% for the comparable 1997 period. The decrease in gross profit dollars is mostly attributable to the increase in cost of sales for both direct mail products and services and other printing and converting products. The decrease in gross profit in dollars and as a percentage of net sales is due to the erosion of profit margins as a result of lower average paper prices in the underlying paper market and higher relative material costs due to lower vendor rebates realized in the 1998 period.



    SELLING AND ADMINISTRATIVE EXPENSES for the period ended December 31, 1998 increased $1.4 million to $51.5 million, or 2.8% from the comparable 1997 period. Selling and administrative expenses, as a percent of net sales, increased to 26.9% for the period ended December 31, 1998 as compared to 26.2% for the comparable 1997 period. The increase in selling and administrative expenses is mostly related to the increase in the amortization of certain acquired intangible assets from the June 26, 1998 acquisitions for AmeriComm Holdings and DIMAC Marketing.



    OPERATING INCOME for the period ended December 31, 1998 decreased by $2.1 million to $8.8 million, or 19.3%, from the comparable 1997 period. The decrease in operating income was due to the decrease in gross profit and the increase in selling and administrative expenses discussed above.



    INTEREST EXPENSE for the period ended December 31, 1998 was $17.1 million or 8.9% of net sales as compared to $13.4 million or 7.0% of net sales for the comparable 1997 period. The increase in interest expense is due to (i) the increase in the amortization of deferred finance costs and (ii) the increase in the weighted average interest rate for the period ended December 31, 1998 of 10.4% as compared to 9.0% for the comparable 1997 period. The increase in the weighted average interest rate is due to the increased cost of funds under our senior secured credit facility and our senior subordinated indebtedness as compared to the cost of borrowing for the predecessor companies.



    INCOME TAX BENEFIT for the period ended December 31, 1998 was $2.3 million resulting in an effective tax rate of 28%. The income tax benefit was reduced for certain nondeductible amortization and other expenses and the change in the valuation reserve.



    As of December 31, 1998, $41.9 million of cumulative net operating loss carryforward benefits may be used to offset future taxable income, subject to their expirations, beginning in 2004 and continuing through 2018. Utilization of the net operating losses may be limited to certain subsidiaries and limited by any future issuance of stock by us.


AMERICOMM HOLDINGS

    OVERVIEW

    Historically, AmeriComm Holdings has managed its operations by four product lines: direct mail products, mailer systems, custom pressure sensitive labels and custom envelopes. Net sales from these product lines are as follows:


                                                                  FISCAL YEAR ENDED
                                                                     DECEMBER 31,                           SIX MONTHS
                                                                 --------------------  SIX MONTHS ENDED        ENDED
                                                                   1996       1997       JUNE 30, 1997     JUNE 26, 1998
                                                                 ---------  ---------  -----------------  ---------------
                                                                                      (IN MILLIONS)
Direct mail products...........................................  $    13.4  $    45.6      $    16.0         $    27.1
Mailer systems.................................................       26.8       43.7           21.4              20.4
Custom pressure sensitive labels...............................       21.3       51.0           24.4              23.8
Custom envelopes...............................................       49.8       50.8           24.8              21.8
                                                                 ---------  ---------          -----             -----
                                                                 $   111.3  $   191.1      $    86.6         $    93.1
                                                                 ---------  ---------          -----             -----
                                                                 ---------  ---------          -----             -----

    AmeriComm Holdings' net sales in 1994 were $66.0 million. Since then, AmeriComm Holdings has pursued an acquisition campaign to enhance its product offerings. For the period ended December 31, 1997, net sales had grown to $191.1 million, an increase over 1994 levels of 189.5%. The following table outlines AmeriComm Holdings' acquisitions since 1994.



ENTITY ACQUIRED                                        DATE                           EXPERTISE
-----------------------------------------------  ----------------  -----------------------------------------------

Transkrit Corporation..........................  June 1996         Direct mail, custom mailers, custom pressure
                                                                   sensitive labels.

Label America, Inc.............................  February 1997     Custom pressure sensitive labels.

AmeriComm Direct Marketing, Inc................  April 1997        Direct marketing products and services.

Cardinal Marketing, Inc. and Cardinal Marketing
  of New Jersey, Inc...........................  March 1998        Customer profiling and response analysis
                                                                   primarily to the financial services and retail
                                                                   industries.


RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 26, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997



                                                                        SIX MONTHS ENDED
                                                                  ----------------------------
                                                                  JUNE 30, 1998  JUNE 30, 1997
                                                                  -------------  -------------
                                                                         (IN MILLIONS)
Net sales.......................................................    $    93.1      $    86.6
Cost of products sold...........................................         68.0           60.8
                                                                       ------         ------
Gross profit....................................................         25.1           25.8
Selling, general and administrative expenses....................         25.6           22.0
                                                                       ------         ------
Operating income (loss).........................................         (0.5)           3.8
Interest expense, net...........................................          9.7            7.4
                                                                       ------         ------
Loss before income taxes........................................        (10.2)          (3.6)
Income tax benefit..............................................         (3.1)          (0.8)
                                                                       ------         ------
Net loss........................................................    $    (7.1)     $    (2.8)
                                                                       ------         ------
                                                                       ------         ------



    NET SALES for the six-month period ended June 26, 1998 increased $6.5 million to $93.1 million or 7.5% from the comparable 1997 period. The overall increase in net sales was due to the acquisitions of AmeriComm Direct Marketing, Cardinal Marketing and Cardinal Marketing of New Jersey. Specifically, the increase in net sales for direct mail products was due to the afore-mentioned acquisitions. Net sales for mailer systems decreased $1.0 million to $20.4 million from the comparable 1997 period. Mailer systems net sales decreased due to an overall decline in core commercial products. Core commercial products are mailers that use impact printing technologies which are ready-to-mail, multi-part spot carbon or carbonless forms. The decrease in net sales for core commercial products is equally due to a decrease in volume and a decrease in sales price. The decrease in volume is due to the rapid growth of new technologies in printing mailer forms. These new technologies include laser, ink-jet and other non-impact printers. The decrease in sales price is due to competitive pricing pressures in a declining market. Net sales for custom pressure sensitive labels decreased $0.6 million to $23.8 million from the comparable 1997 period. The decrease in net sales for custom pressure sensitive labels was due to the decrease in volume from a significant customer partially offset by the impact of AmeriComm Holdings' acquisition of Label America. Net sales for custom envelopes decreased $3.0 million to $21.8 million from the comparable 1997 period. The decrease in net sales for custom envelopes of $1.3 million and $1.7 million due to a decline in the underlying paper prices and units shipped, respectively, reflecting a mildly softer envelope market.

    GROSS PROFIT for the six-month period ended June 26, 1998 decreased $0.7 million to $25.1 million, or 2.7%, from the comparable 1997 period. Gross profit, as a percentage of net sales, decreased to 27.0% for the six-month period ended June 26, 1998 from 29.8% for the comparable 1997 period. The decrease in gross profit is primarily due to the reduction in net sales and reduced margins for mailer systems, custom pressure sensitive labels and custom envelopes product lines. These decreases were partially offset by the increase in gross profit due to the increase in net sales for direct mail products and services.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for the six month period ended June 26, 1998 increased $3.6 million to $25.6 million, or 16.4%, from the comparable 1997 period. Selling, general and administrative expenses, as a percentage of net sales, increased to 27.5% for the six month period ended June 26, 1998 from 25.4% for the comparable 1997 period. The increase in these costs is attributable to the amortization of certain intangible assets recorded in conjunction with the afore-mentioned acquisitions and a planned increase in staffing of direct mail sales professionals and account executives to execute our direct mail strategy.



    LOSS FROM OPERATIONS for the six month period ended June 26, 1998 was $0.5 million, as compared to income from operations of $3.8 million for the comparable 1997 period. The decrease in operating income is due to the decrease in gross profit and increase in selling, general and administrative expenses, discussed above.



    INTEREST EXPENSE for the six month period ended June 26, 1998 was $9.7 million, or 10.4% of net sales, as compared to $7.4 million, or 8.5% of net sales, for the comparable 1997 period. The increase in interest expense is due to the increased borrowings on the line of credit to finance the acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey and to fund the purchase of certain direct mail production equipment and the issuance of the AmeriComm Holdings Senior Notes on April 24, 1997 to fund AmeriComm Holdings' acquisition of AmeriComm Direct Marketing, Inc. The weighted average interest rate for the six month periods ended June 26, 1998 and June 30, 1997 was 12.3% and 12.0%, respectively. The increase in the weighted average interest rate is due to the AmeriComm Holdings Senior Notes borrowings.



    INCOME TAX BENEFIT for the six month period ended June 26, 1998 was $3.1 million as compared to $0.8 million for the comparable 1997 period resulting in effective tax rates of 30% and 22%, respectively.



YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996



    NET SALES for the year ended December 31, 1997 increased $79.8 million to $191.1 million, or 71.7%, from the comparable 1996 period. The overall increase in net sales was due to AmeriComm Holdings' acquisitions of Transkrit Corporation, Label America and AmeriComm Direct Marketing. Net sales for mailer systems products increased 63.1%, or $16.9 million, from 1996 to 1997 due to the acquisition of Transkrit Corporation. Net sales for direct mail products increased 240.3%, or $32.2 million, due to AmeriComm Holdings' acquisition of AmeriComm Direct Marketing and Transkrit Corporation. Net sales for custom pressure sensitive labels increased 139.4%, or $29.7 million, due to the acquisitions of Label America and Transkrit Corporation. Net sales for custom envelopes increased 2.0%, or $1.0 million from 1996 to 1997. The increase in net sales for custom envelopes was due to an increase in units shipped by 12.7% or $6.3 million particularly offset by a decrease in the average unit price of 9.5% or $5.3 million.



    GROSS PROFIT for the year ended December 31, 1997 increased $26.4 million to $57.5 million, or 84.9%, from the comparable 1996 period. In addition, gross profit as a percentage of net sales, increased from 27.9% for 1996 to 30.0% for 1997. The increase in gross profit in dollars and as percent of net sales is mostly attributable to the higher-margin product lines acquired in AmeriComm Holdings' acquisitions of Label America and AmeriComm Direct Marketing in 1997 and Transkrit Corporation in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased $20.6 million from 1996 to 1997 due to the acquisitions of Transkrit Corporation, Label America and AmeriComm Direct Marketing. Selling, general and administrative expenses, as a percent of net sales, increased to 24.0% from 22.6% from the comparable 1996 period. The increase in selling, general and administrative expenses is the result of the acquisitions of Transkrit Corporation, Label America and AmeriComm Direct Marketing which historically, because of the nature of their businesses, incur higher percentage of these costs.



    INCOME FROM OPERATIONS for the year ended December 31, 1997 was $11.7 million, or 6.1% of net sales as compared to $5.9 million or 5.3% of net sales for the comparable 1996 period. The increase of $5.8 million is the result of AmeriComm Holdings' acquisitions of Transkrit Corporation, Label America and AmeriComm Direct Marketing. The increase in income from operations as a percent of net sales from 1996 to 1997 is due to the increase in gross profit from the acquired product lines reduced, to a lesser extent, by the increase in selling, general and administrative expenses.



    INTEREST EXPENSE for the year ended December 31, 1997 increased $8.9 million, or 109.9%, to $17.0 million from $8.1 million for 1996. The weighted average interest rate for the year ended December 31, 1997 was 12.5% as compared to 12.2% for the comparable 1996 period. The increase in the weighted average interest rate from 1996 to 1997 is due to the issuance of the $100.0 million AmeriComm Direct Marketing Senior Notes on June 28, 1996.



    INCOME TAX benefit for the years ended December 31, 1997 and 1996 was $(1.0) million and $(0.6) million, respectively, resulting in effective tax rates of 18.9% and 28.3%, respectively. The decrease in the effective tax rate is primarily related to non-deductible amortization and other expenses and certain minimum state income taxes.



    As of December 31, 1997, $7.9 million of cumulative net operating loss carryforward benefits have been recognized based upon the expected reversals of temporary differences into taxable income and management's estimate of future taxable income for the period prior to the expiration of the net operating loss carryforwards. We expect to generate taxable income prior to the expiration of the net operating loss carryforward. Taxable income of $7.9 million would have to be realized prior to the year ended December 31, 2011 to ensure realizability of the net operating loss carryforward for federal income tax purposes. The cumulative net operating loss carryforward, generated from 1989 through 1996, will begin to expire in 2004 and continue through 2011. The cumulative net operating loss of $7.9 million at December 31, 1997 has increased from a cumulative net operating loss carryforward of $7.6 million at December 31, 1996.

DIMAC MARKETING

    OVERVIEW

    Historically, DIMAC Marketing managed its operations by the following business units. Sales from these business units are as follows:


                                                                      TWELVE MONTHS ENDED
                                                                                                               SIX MONTHS
                                                                          DECEMBER 31,                            ENDED
                                                                      --------------------  SIX MONTHS ENDED    JUNE 26,
                                                                        1996       1997       JUNE 30, 1997       1998
                                                                      ---------  ---------  -----------------  -----------
                                                                                         (IN MILLIONS)
DIMAC Marketing-St. Louis...........................................  $    81.6  $    80.3      $    42.1       $    43.9
DIMAC Marketing-East
  (formerly Direct Marketing Group, Inc.)...........................       18.0       19.6            9.9             7.5
The McClure Group Inc...............................................       37.3       41.6           21.4            20.4
Palm Coast Data Inc.................................................       20.3       22.2           11.4            11.6
MBS/Multimode Inc...................................................       11.0       17.4            8.5             9.9
Wilcox & Associates Inc.............................................       10.1       11.3            6.0             7.5
DIMAC Marketing-West................................................       10.7         --             --              --
Eliminations........................................................      (10.6)     (14.5)          (7.9)           (7.6)
                                                                      ---------  ---------          -----           -----
                                                                      $   178.4  $   177.9      $    91.4       $    93.2
                                                                      ---------  ---------          -----           -----
                                                                      ---------  ---------          -----           -----



    Until May 1994, DIMAC Marketing's business consisted primarily of an operations facility in St. Louis. In addition to production, DIMAC Marketing-St. Louis offered program development services, such as creative development and market planning and information data processing. Sales for 1994 were $100.0 million and centered primarily around the AT&T account. Since 1994, DIMAC Marketing has embarked upon a strategy to broaden its direct marketing services by acquiring companies that enhanced its direct mail service offerings and by building a more diverse customer base. For the twelve months ended December 31, 1997, DIMAC Marketing had $177.9 million in sales, a 77.9% increase over fiscal 1994.


    The following table sets forth the acquisitions DIMAC Marketing has completed since 1994:


ENTITY ACQUIRED                              DATE                               EXPERTISE
--------------------------------------  ---------------  --------------------------------------------------------
Direct Marketing Group, Inc...........  May 1994         Strategic and creative services, information processing
                                                          services, production.
Palm Coast Data.......................  May 1995         Fulfillment/subscription management with a publishing
                                                          industry specialization.
The McClure Group.....................  October 1995     Full complement of program development services with an
                                                          insurance and healthcare industry specialization.
Wilcox & Associates...................  March 1996       Transitional marketing services, primarily for the
                                                          banking industry.
MBS/Multimode.........................  May 1996         Database marketing services, primarily to retail and
                                                          catalog industries.

RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 26, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997



                                                                                              SIX MONTHS ENDED
                                                                                      --------------------------------
                                                                                       JUNE 26, 1998    JUNE 30, 1997
                                                                                      ---------------  ---------------
                                                                                               (IN MILLIONS)
Sales...............................................................................     $    93.2        $    91.4
Cost of sales.......................................................................          61.8             60.3
                                                                                             -----            -----
Gross profit........................................................................          31.4             31.1
Selling, general and administrative expenses........................................          26.6             29.0
                                                                                             -----            -----
Operating income....................................................................           4.8              2.1
Interest expense, net...............................................................           4.6              4.6
                                                                                             -----            -----
Income (loss) before income taxes and discontinued operations.......................           0.2             (2.5)
Income tax expense..................................................................           0.6               --
                                                                                             -----            -----
Loss before discontinued operation..................................................     $    (0.4)       $    (2.5)
                                                                                             -----            -----
                                                                                             -----            -----



    SALES for the six months ended June 26, 1998 increased 2.0% to $93.2 million compared to $91.4 million for the comparable 1997 six month period. Sales growth in the first six months of 1998 was primarily due to servicing certain new assignments, primarily at MBS/Multimode. In addition, DIMAC Marketing-East's revenues decreased and Wilcox & Associates' revenues increased in an equal amount, reflecting the fact that certain agency services were transferred from DIMAC Marketing-East to Wilcox & Associates effective January 1, 1998.



    GROSS PROFIT for the six months ended June 26, 1998 increased 0.6% to $31.4 million compared to $31.2 million for the comparable period in 1997. Gross profit as a percentage of sales decreased from 34.1% in the first six months of 1997 to 33.7% in the first six months of 1998. The decrease in gross profit as a percentage of sales is primarily attributable to a shift in the mix of production services between work performed internally and work subcontracted from third-party vendors. Subcontracted services, the need for which can arise from both capacity or capability constraints, generally result in lower gross profit margins than services performed internally.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for the six months ended June 26, 1998 decreased 8.3% to $26.6 million compared to $29.0 million for the comparable 1997 six month period. As a percent of sales selling, general and administration expenses decreased from 31.7% in the first six months of 1997 to 28.5% in the first six months of 1998. The decrease in these costs is primarily attributable to the $1.4 million decrease in amortization of intangible assets. When News Corporation purchased DIMAC Marketing in August 1997, the recorded goodwill was reduced by approximately $102.2 million and has resulted in lower amortization charges in the subsequent periods.

    OPERATING INCOME for the six months ended June 26, 1998 increased 128.6% to $4.8 million compared to $2.1 million for the comparable 1997 six month period. As a percent of sales, income from operations increased from 2.3% in the first six months of 1997 to 5.1% in the first six months of 1998. The increase in operating income is primarily due to the closure of the Hayward production facility in 1997 (which had losses of $1.3 million in the first six-months of 1997) combined with the decrease in selling, general and administrative expenses discussed above.


    INTEREST EXPENSE for the six months ended June 26, 1998, at $4.6 million, was relatively stable compared to the comparable 1997 six month period.



    INCOME TAX EXPENSE for the six month period ended June 26, 1998 was $0.6 million as compared to $0.0 million for the comparable 1997 period. After giving consideration to the portion of amortization of intangibles which is nondeductible for income tax purposes, the effective tax rates for both periods are relatively consistent.

TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1996



    SALES in 1997 decreased 0.3% to $177.9 million compared to $178.4 million in 1996. The decrease in 1997 sales was primarily attributable to a reduction in program spending from DIMAC Marketing's most significant customer, AT&T. In addition, in order to secure a longer term contract with up-side potential, DIMAC Marketing implemented a lower pricing grid for the AT&T account. These decreases were in part offset by increases at The McClure Group, reflecting the full year effect of new business generated toward the end of 1996 and the full year effect of DIMAC Marketing's acquisition of MBS/ Multimode.


    GROSS PROFIT in 1997 decreased 3.8% to $60.4 million compared to $62.8 million in 1996. Gross profit as a percentage of sales declined from 35.2% in 1996 to 33.9% in 1997. This decline resulted primarily from lower pricing and volumes from AT&T and certain other of DIMAC Marketing's customers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES in 1997 increased to $54.9 million compared to $50.8 million in 1996. As a percentage of sales, selling, general and administrative expenses increased from 28.5% in 1996 to 30.9% in 1997. The addition of sales and client service personnel contributed to the increase along with higher commission expense. Additionally, general and administrative expenses grew by 8.1% in 1997 versus 1996 due to a combination of increased headcount in support functions, salary increases and higher employee benefit costs.

    OPERATING INCOME for the year ended December 31, 1997, was $5.5 million, or 3.1% of sales as compared to $12.0 million or 6.7% of sales for the comparable 1996 period. The decrease in income from operations as a percent of sales from 1997 to 1996 is due to the factors mentioned above.


    INTEREST EXPENSE in 1997 increased to $8.4 million, compared to $8.1 million in 1996.



    INCOME TAX EXPENSE for the years ended December 31, 1997, and 1996, was $0.5 million and $3.7 million, respectively. After giving consideration to the portion of amortization of intangibles which is nondeductible for income tax purposes, the effective tax rates for both periods are relatively consistent.



LIQUIDITY AND CAPITAL RESOURCES OF OUR COMPANY



    Net cash provided by or used in operating activities was $14.7 million and $(5.8) million for the period from our inception on May 12, 1998 to December 31, 1998 and the three-month period ended March 31, 1999, respectively. Net cash provided by operating activities for the period from our inception on May 12, 1998 to December 31, 1998 was due to $9.2 million of cash generated from operations and $5.5 million of cash generated by working capital. Net cash used in operating activities for the three-month period ended March 31, 1999 was due to $2.3 million of cash used in operations and a $3.5 million increase in working capital.



    Net cash used in investing activities was ($250.7) million and $(4.0) million for the period from inception to December 31, 1998 and the three-month period ended March 31, 1999, respectively. Net cash used in investing activities for the period from our inception on May 12, 1998 to December 31, 1998 was primarily due to a $204.0 million payment for the purchase of DIMAC Marketing, a $38.2 million payment for the purchase of AmeriComm Holdings and $7.9 million of cash used to purchase property and equipment. Net cash used in investing activities for the three-month period ended March 31, 1999 is attributable to purchases of capital expenditures.



    Net cash provided by financing activities was $245.9 million and $17.2 for the period from our inception to December 31, 1998 and the three month period ended March 31, 1999, respectively. Net cash provided by financing activities for the period from inception to December 31, 1998 consists of $245.9 million provided by the issuance of common stock, term loans, and notes used to finance the merger acquisitions of DIMAC Marketing and AmeriComm Holdings and the retirement of certain indebtedness. Net cash provided by financing activities for the three-month period ended March 31,

1999 was due to a $15.0 million capital infusion by DIMAC Holdings and $2.7 million borrowed on the revolving loan facility.



    Our debt capitalization consists of $100.0 million aggregate principal amount of our notes and a committed $270.0 million senior secured credit facility of which $63.1 million was available at March 31, 1999. Pursuant to a First Amendment to the senior secured credit agreement dated March 29, 1999, the lenders party to the senior secured credit agreement have no obligation to make additional revolving loans to us until we comply with certain financial ratios and tests under the senior secured credit agreement. Pursuant to a Second Amendment to our senior secured credit agreement, dated as of July 23, 1999, we borrowed $30.0 million in additional term and revolving loans on July 30, 1999. In addition, the maximum availability on our revolving loan credit facility was reduced to $46.7 million and initial amortization payments were deferred until 2001 when $10.5 million of principal payments will become due. The borrowings under the senior secured credit facility and the notes will increase debt service costs. The notes will accrue interest at 12 1/2% per year and will be payable semi-annually commencing April 1, 1999. The notes will mature on October 1, 2008. The senior secured credit facility and the notes indenture limit our ability to incur additional debt, to pay dividends, to redeem capital stock and to sell certain assets. We may incur additional indebtedness as long as our consolidated coverage ratio is greater than certain minimum levels or if such additional indebtedness fits within certain exceptions. The senior secured credit facility bears interest at various interest rates plus a margin ranging from 2.75% to 3.50%. Until December 31, 2000, for so long as we are unable to comply with a leverage test in our senior secured credit agreement, the margin will be increased by 0.25% in excess of the margin otherwise applicable. Loans under the senior secured credit facility will mature from June 2004 to December 2006. Interest on DIMAC Holdings' notes is not payable in cash until December 31, 2003. Thereafter, DIMAC Holdings will rely on us to provide it with cash to meet its principal and interest payment requirements. Management believes that based on current financial performance and anticipated growth, cash flow from operations, together with the available sources of funds, will be adequate to make required payments of interest on our indebtedness, to fund anticipated capital expenditures and working capital requirements and to enable us to comply with the terms of our debt agreements through December 31, 2000. After December 31, 2000, management believes that we will need to amend or refinance our senior secured credit facility and possibly our other indebtedness. We expect that capital expenditures, exclusive of acquisitions, will be approximately $10.0 to $15.0 million annually from 1999 and 2004. Our future operating performance and ability to service or refinance the notes and to extend or refinance the senior secured credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.


HISTORICAL LIQUIDITY AND CAPITAL RESOURCES

    AMERICOMM HOLDINGS


    Net cash provided by operating activities was $4.0 million, $6.5 million, $1.0 million and $7.1 million for the six-month period ended June 26, 1998, the three-month period ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively. Net cash provided by operating activities for the six-month period ended June 26, 1998 was $1.1 million of cash generated from operations and $2.9 million of cash from working capital. Net cash generated by operating activities for the three-month period ended March 31, 1998 was generated by working capital. The decrease in net cash provided by operating activities for the year ended December 31, 1997 as compared to December 31, 1996 was due to the increase in working capital of $12.5 million partially offset by the decrease of $7.0 million of net loss before noncash charges.



    Net cash used in investing activities was $10.4 million, $7.0 million, $38.9 million and $79.8 million for the six-month periods ended June 26, 1998, the three-month period ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively. Net cash used in investing activities for the six and three-month periods ended June 26, 1998 and March 31, 1998, respectively, reflects the purchases of property and equipment. The decrease in net cash used in investing activities for the year ended

December 31, 1997 as compared to December 31, 1996 is mostly due to AmeriComm Holdings' acquisition of Label America for $9.5 million and AmeriComm Direct Marketing for $25.0 million during the year ended December 31, 1997 as compared to AmeriComm Holdings' acquisition of Transkrit Corporation for $79.4 million during the year ended December 31, 1996.



    Capital expenditures, excluding acquisitions but including purchases under capital leases, were $5.7 million, $2.3 million, $4.6 million and $3.5 million for the six-month period ended June 26, 1998, the three-month period ended March 31, 1998 and for the years ended December 31, 1997 and 1996, respectively. Capital expenditures for the six and three-month periods ended June 26, 1998 and March 31, 1998, respectively, were mostly related to direct mail business unit purchases of production equipment such as printers and finishing lines and improving operational and financial reporting systems. Capital expenditures made during 1997 represent direct mail and envelope production equipment such as label presses and photo-bag equipment and expenditures to improve operational and financial reporting systems.



    Net cash provided by financing activities was $6.9 million, $0.2 million, $37.1 million and $74.2 million for the six-month period ended June 26, 1998, the three month period ended March 31, 1998 and for the years ended December 31, 1997 and 1996, respectively. The net cash provided by financing activities for the six-month period ended June 26, 1998 was due to borrowings on revolving loan facilities. The decrease in net cash provided by financing activities for the year ended December 31, 1997 as compared to December 31, 1996 is mostly due to the issuance of certain notes during 1996 totaling $100.0 million.


    DIMAC MARKETING


    Net cash provided by or used in operating activities for the six month period ended June 26, 1998 and the three month period ended March 31, 1998 was $2.0 million and $0.3 million, respectively. The changes in net cash provided by or used in operating activities was due to changes in operating income for the respective periods.



    Net cash used in investing activities was $6.4 million and $2.8 million for the six month period ended June 26, 1998 and the three month period ended March 31, 1998, respectively. The net cash used in investing activities reflects the purchases of property and equipment and payments for contingent consideration.



    Net cash provided by financing activities was $4.4 million and $3.2 million for the six month period ended June 26, 1998 and the three month period ended March 31, 1998, respectively. The net cash provided by financing activities is due to borrowings under revolving credit facilities.


    As of June 26, 1998, DIMAC Marketing had $143.9 million payable to News Corporation in the form of intercompany borrowings. As a subsidiary of News Corporation, funding needs for fluctuations in working capital or investing activities were satisfied through intercompany borrowings. DIMAC Marketing had no lines of credit or committed funding sources with external lending institutions.


    Net cash provided by operating activities for the years ended December 31, 1997 and 1996, was $5.6 million and $11.5 million, respectively. The decrease in net cash provided by operating activities is primarily a result of the decrease in operating income discussed in the Management's Discussion and Analysis of Financial Condition and Results of Operations, and partially offset by an improvement in cash provided by working capital.



    Net cash used in investing activities was $27.6 million and $45.1 million for the years ended December 31, 1997 and 1996, respectively. The decrease in net cash in investing activities is due to DIMAC Marketing's acquisitions of Wilcox & Associates and MBS/Multimode in 1996, reduced by higher construction expenditures in 1997 on the Central Islip facility.


    Net cash provided by financing activities for the years ended December 31, 1997 and 1996, was $21.9 million and $33.6 million, respectively. Concurrent with the sale of Heritage Media to News

Corporation, the existing credit agreement was paid off with intercompany borrowings from News Corporation.


    Capital expenditures, excluding acquisitions but including purchases under capital leases, were $3.2 million, $1.6 million, $22.2 million and $9.5 million for the six month period ended June 26, 1998, the three month period ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively. Included in these four periods were $0.4 million, $0.2 million, $13.3 million and $6.7 million, respectively, in expenditures on a new facility in Central Islip, New York and a plant expansion project in Palm Coast, Florida. The balance of the expenditures consisted primarily of investments in computer hardware and software technology, both for revenue generating services and internal systems, along with normal investments in production equipment.


INFLATION AND PRICE CHANGES


    We believe that inflation, exclusive of paper price increases, has not had a material impact on our results of operations for the three years ended December 31, 1998 and the three months ended March 31, 1999. We have not engaged in hedges to offset changes in the cost of paper.



YEAR 2000 RISKS



    The Y2K issue refers to the risk that systems, products and equipment using date-sensitive software or computer chips with two digit date fields will recognize a date using "00" as the year 1900 rather than the year 2000. If we, our critical suppliers, customers and key service providers, do not correct a material Y2K problem, our operations and financial results could be adversely impacted.



    STATE OF READINESS. We have formulated and are in the process of implementing a Y2K compliance plan. Our plan requires our company and each of our subsidiaries to assess the scope and extent of Y2K issues in the following areas:



     - information technology systems, such as PCs, mainframes, servers and software applications;



     - non-information technology systems, such as manufacturing equipment, security and alarm systems, elevators, copiers and building control systems; and



     - compliance by third parties who have a material relationship with our company or any of our operating subsidiaries.



    To implement our plan, we have entered into a contract with TMCO International, Inc. to provide outsourced senior management staffing with respect to information technology. As part of the services provided, TMCO International is responsible to ensure that our information technology is Y2K compliant by managing the resources designated to implement our plan.



    We have organized a Y2K project team which consists of a project manager, nine managers, ten site project managers, three outside consultants and internal teams as needed, all of whom are under the direction of the Chief Information Officer. The responsibilities of team members include:



     - identifying all information technology systems and non-information technology systems to be tested for Y2K compliance;



     - assessing all information technology systems and non-information technology systems for Y2K compliance;



     - correcting, replacing or retiring non-compliant systems; and



     - developing and implementing a contingency plan.



    Each team member is required to provide weekly updates on Y2K compliance efforts. Systems that are not Y2K compliant are being tracked by the Y2K project team and status updates are reported on a weekly basis. Compliance audits are also being conducted to verify that reported compliance levels are actually achieved. Results of these audits are reported to senior management to assure proper attention. Our Y2K remediation effort has not postponed any significant information technology projects.



    Each site has developed inventory, assessment, remediation and certification plans. These plans address information technology systems and non-information technology systems. Our progress to date on a consolidated basis is as follows:



-  Identifying systems to be tested                            99%
-  Assessing systems for Y2K compliance                        95%
-  Remediation of non-compliant systems                        80%
-  Testing of remediated systems                               50%



    Although one or more teams may progress toward total Y2K compliance at different rates, we expect to have overall Y2K compliance by the end of the third quarter.



    INFORMATION TECHNOLOGY SYSTEMS. We have upgraded mainframe, server and PC based systems in most facilities and are conducting the final stages of testing for these systems. We are awaiting the arrival of vendor upgrades for some other PC based systems which have not been upgraded. Two of our facilities will replace an application system for Y2K compliance.



    Most of our facilities rely on packaged software applications. We have purchased new Y2K compliant software applications to replace some of our non-compliant software applications and received Y2K compliant upgrades for some of our other software applications. We are currently installing and testing our new software applications and upgrades. We anticipate that all of our information technology systems will be Y2K compliant by the end of the third quarter.



    NON-INFORMATION TECHNOLOGY SYSTEMS. We have partially completed remediating and testing our major non-information technology systems. Manufacturers of our non-information technology systems are being contacted to determine Y2K compliance. We anticipate that our non-information technology systems will be Y2K compliant by the end of the third quarter.



    THIRD PARTIES. Our Y2K compliance plan also includes an analysis of the Y2K readiness of our customers and critical third-party suppliers of materials and services. Our major customers, vendors and service providers were sent a survey asking for the status of their Y2K compliance. A follow-up letter was sent if no response was received. If we did not or do not receive a response to the follow-up letter, we contacted or will contact the third-party directly. All mailings and responses are being tracked centrally as well as by each business unit. To date, our response rate is 95%. Interface and interconnection testing with major customers has been ongoing over the last six months with good success. To date, we have identified no problem areas, however, such testing is not due to be completed until the end of the third quarter.



    Although we have contacted critical suppliers, customers and key service providers to determine their level of Y2K compliance, these companies could adversely impact our operations. The full extent of any such adverse impact, if any, is impossible to determine. Failure of our critical suppliers, customers and key service providers to be Y2K compliant could disrupt our operations and create adverse relations with our customers and suppliers. We are attempting to mitigate any possible adverse impact by identifying alternate suppliers where possible. We will also attempt to increase our inventory of crucial materials in anticipation of possible disruptions.



    Third parties who are crucial to our business include our material paper products and production equipment suppliers, material customers and key service providers such as telephone and utility service providers.



    COSTS. Our Y2K efforts have been undertaken largely with our existing personnel. No employees were hired and only one employee was reassigned to complete the Y2K compliance project. In some instances, outside consultants have been engaged to provide specific assessment, remediation or other services. As of March 31, 1999 we had incurred approximately $127,000 in costs for Y2K compliance and expect to incur an additional $633,000 by December 31, 1999. Most of these costs relate to equipment and software and will be capitalized. All expected costs are based on our current assessments and may change as additional assessments and analysis are completed. In addition, estimated costs do not include any potential costs related to customer or other claims, or potential amounts related to executing contingency plans, such as costs incurred as a result of a supplier failure. No assessment of these costs has yet been made, nor is one anticipated.



    RISKS. We believe that our internal remediation efforts will be completed on a timely basis such that Y2K will not result in significant problems with our information technology systems and non-information technology systems. We continue to assess our risk exposure attributable to external factors and third-party customers and suppliers. Although we have no reason to conclude that any specific supplier or customer presents a risk, the most likely worst case scenario would entail production disruption due to the inability of suppliers to deliver critical materials or a disruption in electrical power or communications. We are unable to quantify such a scenario, but it could potentially have a material adverse effect on our results of operations, liquidity or financial position.



    CONTINGENCY PLAN. Because we have not yet completed our overall assessment of Y2K issues, we have not been able to formulate contingency plans in their entirety or to determine the total cost of such plans. However, each of our facilities is developing a contingency plan that addresses each of their respective Y2K issues. The contingency plan will cover information technology systems, non-information technology systems and third-parties and will be based on the assumption that:



     - Not every system will be fixed;



     - Not every external entity will reach compliance; and



     - Corrected systems will have problems.



    The contingency plans are scheduled to be completed by the end of the third quarter. We anticipate completing implementation of these plans by the end of the fourth quarter. Our contingency plans may require us to purchase additional critical supplies or power generators.



SEASONALITY AND QUARTERLY FLUCTUATIONS



    Our business is affected by a seasonal pattern where we generate a slightly greater volume and more profitable sales in the third and fourth quarters of each year. We experience this fluctuation because in some of our businesses many of our larger customers are retailers whose own businesses are affected by these seasonal patterns. During 1998, approximately 51% and 67% of our combined pro forma net sales and operating income, after giving effect to the AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey and our acquisitions of AmeriComm Holdings and DIMAC Marketing, occurred in the third and fourth quarters, respectively. Accordingly, any adverse trend in net sales for such periods could have a material adverse effect upon our business, financial condition or results of operations.

                                    BUSINESS

GENERAL


    Our company consists of the businesses of DIMAC Marketing and AmeriComm Holdings. We provide a comprehensive range of direct marketing services that emphasize cost-effective production of large, complex, highly personalized direct mail campaigns. Through our nationwide network of 18 production facilities, we offer our direct mail customers a wide variety of direct mail package formats and production services including printing, bindery, addressing, mail piece insertion and mail distribution services. We also have envelope production capabilities.



    We offer a complete range of pre- and post-production direct marketing services such as:



     - information services including information processing and database management;



     - program development services including strategic market planning, creative development and program evaluation; and



     - fulfillment and telemarketing services including fulfillment, telemarketing and response tracking.



    In addition, to support our direct marketing products and services, we offer other printing, folding and assembling products such as custom pressure sensitive labels and custom mailers. For the twelve-month period ended March 31, 1999, on a pro forma basis after giving effect to our acquisitions of AmeriComm Holdings and DIMAC Marketing, the refinancing of certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing and AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, we would have had net sales and EBITDA of $368.0 million and $38.5 million, respectively. See "DIMAC Corporation Unaudited Pro Forma Financial Statements."



    Our ability to provide comprehensive direct marketing products and services affords our clients "one-stop shopping" and the flexibility to tailor campaigns to reach specific target audiences. We can work with our clients from initial conception through production, response tracking and analysis, including:


     - creating a direct mail advertising campaign;

     - precisely targeting a specific customer or prospect list;

     - producing and distributing the mail packages; and

     - tracking and reacting to customer responses.


    Clients receive discounted postage rates and improved delivery from our ability to provide the most timely and cost-efficient point-of-entry into the United States Postal Service distribution network facilitated by on-site Postal Service substations located in most of our production facilities and by our extensive experience with strategic distribution of mail. The Postal Service has granted our St. Louis facility "Optional Procedures," a designation granted to fewer than 1% of all mailers in its postal region. "Optional Procedures" allows us to process mail more quickly into the postal system resulting in improved delivery.



    We primarily target companies that have sophisticated, mid- to high-volume direct mail requirements. We serve clients in a broad range of industries, including banking and financial services, telecommunications, publishing, retail, healthcare, not-for-profit and insurance. Our top 20 clients would have comprised 31.6% of 1998 pro forma net sales after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing.

DIRECT MAIL INDUSTRY


    Direct mail advertising is a large segment of the direct marketing industry. Direct marketing is a form of advertising in which companies direct their advertising specifically to a target market and measure the response. One type of direct marketing is direct mail advertising. Direct mail advertising involves sending targeted individuals a letter or other advertising material through the mail. Direct mail is often regarded as more effective than other forms of mass advertising, such as television, newspapers, and magazines, because it can be specifically directed to a target market and the response can be analyzed. This allows us to refine continually a direct mail program to increase its effectiveness. Companies use direct mail for a variety of purposes, including attracting new customers, enhancing existing customer relationships and exploring market potential for new products and services.



BUSINESS STRATEGY



    We offer a comprehensive range of direct marketing products and services that address all aspects of a client's direct mail campaign from initial conception through production of mail pieces and tracking and analysis of responses. By providing this comprehensive range of products and services, we believe we are strategically positioned to capitalize on customer trends towards seeking external assistance with direct marketing campaigns and our customers' preference for doing business with fewer suppliers.


    Our business strategy is to enhance our competitive position and to increase net sales and profitability through the following initiatives:


    EMPHASIZE COMPREHENSIVE DIRECT MAIL SOLUTIONS. The ability to provide "one-stop shopping" for all of our client's direct mail needs may be an increasingly important factor to clients' selection of a direct mail service provider. We are well positioned to offer clients "one-stop shopping" because of our comprehensive range of direct mail products and pre- and post-production services. This range of services allows us to expand sales by selling products and services to customers who previously purchased them from third parties. For example, prior to our acquisition of AmeriComm Holdings, AmeriComm Holdings did not have the in-house capability to build complete marketing databases from multiple data sources and track and analyze responses generated from database driven direct mail campaigns. Presently, through DIMAC Marketing we can offer these sophisticated services to all AmeriComm Holdings customers. In addition, our broad range of capabilities allows us to procure products internally that were previously purchased from third-party suppliers. DIMAC Marketing can now use AmeriComm Holdings to produce envelopes for a client's direct mail campaign instead of purchasing these envelopes from a third party. In order to ensure that we continue to offer comprehensive solutions, we intend to enhance our product and service offerings by targeted investments in new equipment and new product development. Management believes as a "single source" supplier offering comprehensive solutions, we will be able to save our clients both time and money.



    LEVERAGE LARGE SCALE AND NATIONAL PRESENCE TO ATTRACT NEW HIGH VOLUME, NATIONAL CLIENTS. The size and scope of a direct mail company's operations are increasingly important to large, national clients. National accounts often have multiple and complex campaigns requiring access to multiple distribution points. Management believes that few of our competitors have comparable capabilities and scale to service and support these national, high volume accounts. Based on our previous experience in securing national business from companies such as AT&T, The Chase Manhattan Bank and American Express, we believe that we can further leverage our strong franchise, large scale, wide breadth of operations and national presence to secure new high volume business.



PRODUCTS AND SERVICES



    We offer our customers comprehensive direct marketing services, including production services, information services, program development services and fulfillment and telemarketing. We also offer other printing, folding and assembling services, including custom pressure sensitive labels and custom mailers. This broad array of products and services enables us to control all aspects of a direct mail campaign and provide our customers with a variety of cost- and time-effective solutions for their direct mail requirements.


    The following table sets forth the pro forma 1998 net sales of our principal product lines after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey and our acquisitions of AmeriComm Holdings and DIMAC Marketing:



                                                                   PERCENT OF TOTAL
                                                  PRO FORMA 1998    PRO FORMA 1998
                                                     NET SALES         NET SALES          PRODUCTS/SERVICES OFFERED
                                                  ---------------  -----------------  ----------------------------------
                                                   (IN MILLIONS)
DIRECT MARKETING
  Production services...........................     $   184.7              48.8%     Web, laser, inkjet and sheet
                                                                                      offset printing
                                                                                      Envelope production
                                                                                      Addressing mail pieces
                                                                                      Inserting advertising pieces
                                                                                      into envelopes
                                                                                      Bindery services
  Information services..........................          20.3               5.4      Data entry and file processing
                                                                                      Database management
                                                                                      Mailing list rental
                                                                                      Data analytical services
  Program development services..................          55.6              14.7      Marketing, strategic, creative
                                                                                      and client services
                                                                                      Television commercial
                                                                                      production
                                                                                      Mailing list
                                                                                      buying services
                                                                                      Broadcast, print and
                                                                                      newspaper insert
                                                                                      media buying services
                                                          23.5               6.2      Magazine subscription
                                                                                      management
  Fulfillment and telemarketing services........
                                                                                      Fulfillment services
                                                                                      Remittance processing
                                                                                      Telemarketing
                                                                                      Tracking of responses
                                                        ------             -----

  Subtotal......................................         284.1              75.1
                                                        ------             -----

OTHER PRINTING AND CONVERTING

  Custom pressure sensitive labels..............          49.0              13.0      Flexographic custom labels
                                                                                      Thermal/laser labels

  Custom mailers................................          45.4              11.9      Impact mailers
                                                                                      Non-impact mailers
                                                        ------             -----
  Subtotal......................................          94.4              24.9
                                                        ------             -----
    TOTAL.......................................     $   378.5             100.0%
                                                        ------             -----
                                                        ------             -----

    DIRECT MARKETING (75.1% OF 1998 PRO FORMA NET SALES). We provide comprehensive direct marketing services to our clients, including production services, information services, program development services and fulfillment and telemarketing services.



                                   [GRAPHIC]

    PRODUCTION SERVICES. Our range of production services allows us to provide a variety of formats and direct mail package designs to meet each customer's direct mail marketing needs. Pro forma for our acquisitions of AmeriComm Holdings and DIMAC Marketing, we produce over 3.7 billion direct mail pieces per year. These pieces, other than those sent to other mailers, such as catalog binderies, for ultimate mailing, together with pieces received from third parties, are collated and assembled into the approximately 1.7 billion direct mail packages we mailed last year.



        PRINTING AND CONVERTING. We print direct mail materials on our own presses which include multi-color heat-set and non heat-set webs as well as a broad range of high color sheet-fed presses and Halm envelope presses. Our extensive bindery equipment allows us to produce a variety of self-mailer and traditional envelope package formats to fulfill our clients' direct marketing needs.

        We are capable of producing and printing a wide variety of envelopes. Our equipment allows us to print and fold on high-speed web machines, or print envelopes in full color and fold paper into envelopes after printing. Product capabilities range from simple one-color direct mail envelopes to complex remittance envelopes, film mailers and file-folder products. Accordingly, we can satisfy almost all of the envelope needs of our clients.



        PERSONALIZATION. We use state-of-the-art personalization technologies, including a wide range of laser printers and ink-jet systems, to personalize our clients' direct mail packages by printing the recipient's name or other personal information. These technologies enable us to personalize the broadest possible array of direct mail products including letters, envelopes, labels, order forms, inserts, applications and other components of direct mail packages to ensure optimal response rates for our clients.



        MAILING. We use a wide range of systems and software to sort and distribute mail in ways that maximize postage discounts while minimizing delivery times. Our production operations allow for high-speed inserting, stamping or metering of multiple sizes and configurations of direct mail pieces. In most of our production facilities, an in-house Postal Service substation accepts the mail, which expedites the mail through the postal system. Our "Optional Procedures" designation in the St. Louis facility eliminates the need to weigh mail before it enters the postal system, reducing our cost for this labor-intensive and time-consuming process.



    INFORMATION SERVICES. The goal of our information services division is to use sophisticated data management, analysis and manipulation to support direct mail marketing strategies. Advanced data management capabilities are an integral element in transforming generic mass-marketing campaigns into complex, targeted, highly personalized direct mail programs. We use our experience and capabilities to service our customers in a variety of ways ranging from the development and implementation of customized databases to processing each customer's direct mail program for maximum deliverability. In addition, we monitor consumer responses to measure the effectiveness of the direct mail program against client goals and can store this information for future client use.



    In general, we provide our information services by creating, managing, enhancing or updating databases for direct mail campaigns and then assisting our clients in evaluating the effectiveness of the mailing by analyzing response data according to various criteria.


        INFORMATION PROCESSING. Generally, our information processing function begins with mailing databases. We use several kinds of databases in developing targeted mailing lists for our clients, including:

           SPECIALIZED CLIENT DATABASES provided by the client and based on its customers, subscribers or other information.


           RESIDENTIAL ADDRESS DATABASES, which comprise all deliverable addresses in a given geographic area. We own a residential address database comprising approximately 39% of the deliverable addresses in the continental United States. In addition, through our membership in the National Association of Advertising Distributors, we have access to the remainder of the U.S. residential addresses. We are the largest owner of the National Association of Advertising Distributions' database.

           COMPILED NAME DATABASES, which attach names or other information to residential addresses. We do not own any of these databases and pay fees to database compilers to use them. In general, these databases are based on the local white page listings.


        We are able to merge different databases and purge them of duplicative addresses or addressees, as well as to remove from outdated customer databases addresses or addressees that are no longer valid. These abilities enable us to minimize postage costs for our clients.


        DATABASE MANAGEMENT. We also help our clients analyze response data to continuously improve their direct marketing campaigns. In some situations, we will provide this analysis to our clients by tracking responses based on data such as coupon use or response rate in the form of customized reports. In other situations, clients will use our desktop data access tool, Klondike, which allows clients to perform complex ad hoc queries to analyze data, to refine their own direct mail strategies. Klondike is a relational database designed to hold all transaction data, generally for retail stores. Since we house the data, it ties us closely to our clients and creates cross-selling opportunities. In addition, this data feeds back into our program development and other information processing units.



    We believe that the most effective direct mail campaigns mix-and-match among these database sources using relational database technology to create a mailing list comprising addresses which meet a number of criteria. In addition, we append other demographic data such as age, gender, income level, car ownership, and other lifestyle and demographic data to these databases, creating a target audience that meets the client's needs.


    PROGRAM DEVELOPMENT SERVICES. We provide strategic planning and full-scale direct response agency services to help clients develop their brands and increase their sales. In the initial stages of a client's direct marketing program, our marketing professionals:

        - analyze a client's business objectives;

        - formulate strategies;

        - identify target markets defined by demographic, psychographic, and behavioral criteria;

        - devise compelling, measurable offers; and


        - develop creative concepts.



    Our creative department refines the marketing messages and designs and writes the communications to achieve maximum impact. Our research and media departments play an integral role in this process, providing list and media recommendations to target high-potential buyers, and formulating statistically valid testing plans.


    Our program development services include strategic market planning, creative development and program evaluation.

        STRATEGIC MARKET PLANNING: In the initial stage of the development of a customer's direct mail program, our strategic planning professionals

        - analyze the market situation and business goals;

        - identify a customer's objectives;

        - establish a program's goals; and

        - identify a target market.

        Depending on our client's needs, we then develop a marketing or communications plan and media plan, encompassing mail and other media as appropriate.

        CREATIVE DEVELOPMENT: Creative services range from developing the overall strategies and concepts for an entire program to creating the specific copy, layout and art work for a single direct mail piece. We use advanced graphic arts technology to create high quality "proofs" that can be repeatedly and rapidly revised for a highly flexible yet cost-effective product. Further, we have developed our use of this technology so that the direct mail piece can be directly transmitted from the "proof" stage to the print stage without the cost and time that were previously required for such revisions, enabling customers to re-define or re-focus their campaign prior to its launch.

        PROGRAM EVALUATION: Our media and research professionals are involved throughout the design, production and execution of the client's message. At the start of a program, these professionals assist the identification of potential consumers through the use of qualitative research such as focus groups and in-depth interviews, as well as quantitative research such as customer and product segmentation analyses. These professionals then provide list and media recommendations that identify the most appropriate target market. Additionally, these professionals are typically involved in designing and coordinating a pre-test of a direct mail campaign to measure its effectiveness.


    FULFILLMENT AND TELEMARKETING SERVICES. We offer a wide array of fulfillment and telemarketing services to meet the needs of our clients. We design and operate customized fulfillment programs for clients that involve sending product samples, literature and coupons to those customers who have responded to a solicitation. We also provide a broad range of fulfillment and invoice, subscription and renewal processing services for the publishing industry and provide inbound and outbound telemarketing services.



        FULFILLMENT. We offer fulfillment services primarily from our St. Louis, Central Islip and Palm Coast locations. In St. Louis, these services include distribution of gifts and negotiable instruments such as checks and certificates in as many as ten different languages. In addition, we specialize in rapid processing, and have the ability to turn around a project in less than twenty-four hours.



        In Palm Coast, we provide a full range of fulfillment services to magazine publishing clients including receiving and opening subscriber mail, entering transaction data and storing and retrieving that data on a mainframe system. We also handle over 1.9 million inbound fulfillment calls annually, ranging from customer inquiries to address changes. In addition, we have recently developed an internet capability, enabling our clients to fill orders over the world-wide web, and have developed modeling capabilities, enabling magazine publishers to anticipate subscriber attrition, analyze means of reducing subscriber defections and replace lost subscribers based on historical tendencies.



        TELEMARKETING. We provide clients with in-bound and out-bound phone support of their marketing programs, including sales support and customer service applications. We offer telemarketing services primarily from our Palm Coast, Florida and Clifton, New Jersey facilities.



        TRACKING. We have complemented our fulfillment and telemarketing services with a response tracking system which enables us to monitor and review the effectiveness of our direct marketing campaigns via telephone, internet, fax or mail. We leverage our response tracking services as a means of generating additional long-term revenue by using the tracking results to create new campaigns and refine existing campaigns.



    OTHER PRINTING AND CONVERTING (24.9% OF 1998 PRO FORMA NET SALES)


    We also manufacture and sell custom pressure sensitive labels and custom mailers which complement and support our direct marketing products and services. These production activities also provide incremental benefits to our direct mail manufacturing activities through increased raw material purchasing leverage, graphic pre-press support and printing technology transfer.

    CUSTOM PRESSURE SENSITIVE LABELS. Growth of our custom pressure sensitive labels revenues has been driven primarily by the advantages that pressure sensitive labels have over traditional glue-applied labels, such as reduced wrinkling and superior adhesion and durability. Pressure sensitive labels have a variety of end-use purposes, including grocery shelf marking, product identification and distribution bar coding. Pressure sensitive labels are also widely used as components and enhancements of direct mail pieces. For example, one of our largest label customers uses high quality pressure sensitive return address labels as a premium component of a direct mail package.



    Our custom pressure sensitive label products are offered in three categories--short-run orders, catalog sales and large custom orders. Short-run orders are typically turned around in a 24-hour time frame and usually include basic labels with one or two plain colors, a limited number of inks and base label materials. These are primarily sold to quick printers such as Sir Speedy Printing, Kwik Copy, Minuteman Press and Kinko's. We also produce labels which are offered in sales catalogs in combinations of predetermined sizes, colors, materials, and inks, and are generally processed in less than five days. Large custom orders can be produced in any quantity, design, color, size or material that the customer requires. In addition to our flexographic labels, we have introduced a line of stock thermal and laser labels which management believes are two of the fastest growing products in the label industry. Thermal and laser labels are used for a wide variety of applications from baggage tags to labeling of grocery products.



    CUSTOM MAILERS. We compete in the U.S. mailer market, which includes both impact and non-impact mailers and integrated labels. Impact mailers are ready-to-mail, multi-part spot carbon or carbonless forms which are widely used to print account statements, invoices, tax notices and utility bills as well as a range of other applications, and can be printed without opening or sealing the envelope. Our technology and unique equipment allow us to manufacture some of the most complete and the most complex impact mailers in the industry. Management believes that we have a significant competitive advantage because of our research and development efforts which have produced a number of patented products. In addition, many of our custom mailer customers are increasingly seeking external vendors to personalize these forms. This desire leads to opportunities for us to increase sales of our direct mail services including personalization, printing and lettershop services.



    In addition to multi-part custom impact mailers, we also produce and sell a proprietary line of single sheet non-impact mailers under the trademark InfoSeal-Registered Trademark-, which are used in conjunction with laser printers. Non-impact mailers are laser printer compatible self-mailer forms which are printed, folded, sealed and mailed for such applications as payroll checks, direct deposit statements, vendor remittances, invoice statements, and university grade reports. In addition to marketing non-impact mailer products, we also market a range of patented folding and sealing machinery. Unlike competitive products, our InfoSeal-Registered Trademark- technology allows us to customize our mailers with additional functions and colors, such as windows, tipped-on cards, personalization, high-color, and blown-on labels. An example of this is a new line of "ID card" applications. This ID Card technology allows cards to be attached to a one-piece mailer and then printed with a laser printer.


    Since the early 1990s, the impact mailer market has decreased in size due to the rapid growth of laser, ink-jet and other non-impact printers which are not compatible with impact mailers. We expect the non-impact market to continue to grow more rapidly than impact mailers over the next several years due to their ease of use and simplicity for a variety of applications. Accordingly, we have re-focused our product mix on higher growth, non-impact mailers.


    Integrated labels are manufactured by combining a custom paper form and a self-adhesive label. The integrated label system replaces two or more separate documents, which provides a significant cost advantage to customers, and has a wide range of applications. We have invested in technology which will allow us to capitalize on the expected growth of integrated labels.

SALES AND MARKETING

    DIRECT MARKETING


    We market our direct marketing capabilities to customers in a number of ways. Each of our divisions typically employs sales professionals whose responsibility is to sell the direct marketing services provided by that division. These sales professionals also provide us with broader opportunities to sell our other direct marketing services into their customer base. We expect that these opportunities will increase due to the combined capabilities of AmeriComm Holdings and DIMAC Marketing.



    In addition to these significant divisional resources, we have a number of professionals primarily responsible for aggressively pursuing national accounts that require multiple products and services. These individuals cross-sell all of our direct marketing capabilities, emphasizing the potential for increased cost effectiveness, reliability and control which result from supplying multiple services from a single source.



    In order to support the divisional and national sales representatives, we employ sales support professionals. The sales support professionals responsibilities include obtaining job specifications and monitoring and coordinating all aspects of the execution of the job. These professionals also relieve the sales force from certain administrative functions and act as a customer service center working directly with customers to help close sales, provide updates on the progress of campaigns and respond to customer inquiries.


    OTHER PRINTING AND CONVERTING


    CUSTOM PRESSURE SENSITIVE LABELS. Our label business division sells approximately 42% of its sales directly to customers using a dedicated sales force which focuses on larger companies such as Winn-Dixie and USA Today. The remainder of our pressure sensitive label sales are to independent distributors through regional sales managers based in Atlanta, Boston, Columbus, Dallas, Philadelphia and San Francisco. In addition, the business unit has a telemarketing team that supports sales of custom pressure sensitive labels.



    Our label marketing organization focuses primarily on marketing to distributors through trade show attendance, trade publications advertising, and direct mail campaigns.



    CUSTOM MAILERS. The custom mailer business unit sells to more than 3,000 accounts in the independent distributor market. Senior sales representatives are responsible for calling on the largest custom mailer distributors while a telemarketing team is responsible for calling on smaller distributors. In support of the senior sales representatives, the telemarketing team follows up with customers on price quotes and securing orders.



    Custom mailer marketing activities are centered in a marketing department which is used jointly by both the mailer and direct mail businesses. The marketing activity primarily consists of developing and launching new products, distributing samples, developing education and training programs, supporting industry trade shows, conducting product seminars, creating and placing advertising in trade publications, and distributing monthly newsletters.



    In addition, over the last several years, we have entered into several marketing alliances which have resulted in new opportunities. Alliances with Wallace Computer Services and Xerox have opened up additional channels of distribution, led to new customer relationships, and created opportunities for our non-impact mailer and ID-card products.

CLIENT BASE


    Over time, we have built solid relationships with key customers across all of our products and services. For our direct mail products and services, we primarily target companies that have sophisticated, mid- to high-volume direct mail requirements. In other printing and folding and assembling services, we primarily target larger national accounts and independent distributors.



    We provide services to clients in a broad range of industries, including banking and financial services, telecommunications, publishing, retail, healthcare, not-for-profit and insurance. We generally enjoy long-standing relationships with customers including AT&T, NationsBank, Time Warner, Bloomingdales, Macy's and Blue Cross/Blue Shield.



    On a combined basis, after giving effect to AmeriComm Holdings acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing, we estimate that our pro forma 1998 net sales were realized from the following customer industries:



                                                                                 % OF 1998
CUSTOMER INDUSTRY                                                           PRO FORMA NET SALES
-------------------------------------------------------------------------  ---------------------
Banking and financial services...........................................              15%
Publishing...............................................................              14%
Retail and catalogue.....................................................              18%
Healthcare...............................................................               7%
Telecommunications.......................................................               8%
Not-for-Profit...........................................................               4%
Insurance................................................................               5%
Other....................................................................              29%
                                                                                     -----
    Total................................................................             100%
                                                                                     -----
                                                                                     -----



    Our largest customer, AT&T, would have comprised 7.5% of 1998 pro forma net sales after giving pro forma effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing. AT&T has been purchasing our products and services for over thirteen years. No other customer accounted for more than approximately 5% of 1998 pro forma net sales, after giving effect to AmeriComm Holdings acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing. Our top 20 clients would have comprised 31.6% of 1998 pro forma net sales, after giving effect to AmeriComm Holdings' acquisition of Cardinal Marketing and Cardinal Marketing of New Jersey, our acquisitions of AmeriComm Holdings and DIMAC Marketing.


COMPETITION

    Given our diverse and full-service production capabilities, there are few true competitors for every service offered. Many of our competitors offer one or more services that are similar to those we offer, but few offer the same comprehensive range of direct marketing services.

    DIRECT MARKETING


    PRODUCTION SERVICES. Competitors range from smaller, single-plant operations that provide individual products or services, such as printing, binding or lettershop capabilities, to larger ones which offer a greater breadth of products or services. Management believes that few other companies offer the range of direct mail products and services that we offer in our production services business unit.

    Certain production services competitors include Harte-Hanks, North American Communications, Moore, CCI, Fala Direct, Webcraft, Wallace, World Color, Quebecor, R.R. Donnelley, Mail-Well, Atlantic Envelope and Westvaco.



    INFORMATION SERVICES. Our information processing services most closely compete with Advo, Harte-Hanks, Anchor Computer, Direct Tech and Triplex. Our database processing services compete most directly with Harte-Hanks, Epsilon and Acxiom, including May & Speh.



    PROGRAM DEVELOPMENT SERVICES. Our program development services most closely compete with direct response agencies such as Blau, Wunderman, Ogilvy One, Gray Direct, Bronner & Schlossberg, Harte-Hanks and Devon Direct. These competitors offer services that are similar to ours in terms of program development but generally sub-contract the production, information services and fulfillment and telemarketing services.



    FULFILLMENT AND TELEMARKETING SERVICES. Our fulfillment services most closely compete with Centrobe, CDS and Kable. Our telemarketing services most closely compete with APAC, Sitel, West Telemarketing, ICT and TeleSpectrum.


    OTHER PRINTING AND CONVERTING

    CUSTOM PRESSURE SENSITIVE LABELS. We and our competitors sell products directly to end-use customers or through independent distributors. The major competitors that sell custom pressure sensitive labels directly to end-users include Standard Register, Moore and Wallace Computer Services. These companies generally produce commodity labels in addition to custom pressure sensitive labels. With respect to custom pressure sensitive labels sold through independent distributors for resale, major competitors include Discount Labels, Data Labels, Continental Datalabel, Rittenhouse and Lancer Label. Other competitors in this channel are typically smaller regional and privately-owned operators with a single production facility.

    CUSTOM MAILERS. We sell custom mailers to independent distributors for resale to end-users. Our main competitors in the independent distributor market include Poser Business Forms, Goodwin Graphics and Perry Printing Company, none of which have a product breadth similar to ours. Large manufacturers, which include Wallace Computer Services, Moore and Standard Register, dominate the direct channel. These manufacturers generally offer a full range of business form products and supplement their product offering with mailers produced by third parties including us. Other competitors are smaller companies that have recently introduced pressure seal self-mailer products to the distributor channel.


    Our ability to produce large and medium-size runs in custom mailers gives us a production and pricing advantage when compared to those competitors who sell to distributors. This advantage results from distributor demand being heavily concentrated in smaller run sizes made on narrow web presses.


SUPPLIERS


    We have a broad base of high quality, national suppliers. Our primary raw materials are uncoated, coated and specialty papers, plastic films, inks and adhesives. Paper products of a variety of types represent our single largest category of raw materials. We have had long-term relationships with most of these suppliers, which provides for reliability in supply and competitive prices. Our top ten suppliers include Fasson, International Paper, Union Camp, Georgia-Pacific, Schweitzer-Maudit, Shaughnessy-Kniep-Hawe, Appleton Papers, Boise Cascade, UniSource and Intelligence Print. No supplier accounted for 10% or more of our total 1998 purchases on a pro forma basis after giving effect to AmeriComm Holdings' acquisitions of Cardinal Marketing and Cardinal Marketing of New Jersey and our acquisitions of AmeriComm Holdings and DIMAC Marketing.

    While paper represents a large component of material expense and overall cost, we mitigate the effects of paper price increases through pricing conventions and purchasing strategies. Customer contracts under which we supply our products generally include escalator clauses under which price changes are passed on to the customer. When possible, we obtain a commitment for a specific tonnage of paper at a predetermined price which eliminates our exposure to price fluctuations. Additionally, a significant percentage of the paper we purchased is carbonizing bond and pressure sensitive label stock, which is not subject to the same price fluctuations experienced in the more cyclical uncoated free sheet paper market.


MANUFACTURING

    DIRECT MARKETING

    PRINTING AND CONVERTING. We print direct mail products on a wide variety of web and sheet offset presses in six different facilities. These include fourteen web offset presses, five of which utilize ultraviolet drying units for high color applications. We also run four high volume heat set web offset presses which have integrated finishing equipment in line. Finally, we operate 11 sheetfed offset presses, including a state-of-the-art Komori press in our St. Louis facility.

    Envelope converting equipment includes eight high speed web and more than 40 die cut envelope printing and folding machines in three facilities located in the eastern United States. These plants also include a variety of support equipment such as programmable die cutters, label affixing units and finished envelope printers.


    We also operate 15 forms collators, including six in our Roanoke, Virginia plant, which are virtually dedicated to direct mail applications. A recently installed new off-line finishing line will convert offset printed materials into direct mail pieces, thereby increasing our capacity and flexibility to respond to requests for short-to-medium run complex self mailers.


    PERSONALIZATION. We personalize mail in eight production facilities and through a number of technologies. These technologies include sheet fed and continuous laser, inkjet and impact printing and ion deposition lasers. In total, we operate in excess of 80 different pieces of personalization printing equipment.

    MAILING. Consistent with the personalization capabilities noted above, we provide mailing services in eight plants. These services include high speed letter inserting, stamping or metering of multiple sizes and configurations of direct mail pieces. We perform bindery operations, which are not typically required for in-line formats such as self-mailers, in six facilities. These services include equipment such as folders, bursters and document converters. We also have the ability to pre-sort commingled mail in our Norfolk, Virginia facility.

    OTHER PRINTING AND CONVERTING


    CUSTOM PRESSURE SENSITIVE LABELS. We produce pressure sensitive labels in four plants located strategically throughout the United States. All of these plants are equipped with flexographic presses and have unique, customized letterpress equipment designed to cost-effectively produce labels in small order quantities with quick turnaround. We operate 26 high-speed flexographic presses, including two presses purchased in 1997. These presses range in size from 6.5" to 18" in width and print in two to eight colors. A number of these presses can produce true process printing and are equipped with in-line hot foil stamping units. In addition to the high speed printing capability, we have ten smaller customized presses which we can use for shorter runs with fewer colors.


    CUSTOM MAILERS. We produce custom mailers in two plants. Our Ft. Smith, Arkansas plant is dedicated to this product line while our Roanoke, Virginia plant utilizes its equipment base for both direct mail and mailer products. Together, these plants include 16 web offset printing presses ranging in width from 20.5" to 30.5". Printed rolls from these presses are then further converted in multi-ply mailer sets on one of fifteen high-speed collators or into the proprietary laser-compatible non-impact mailer on one of five converting lines. Additional major pieces of equipment include three MICR routing encryption lines and two integrated label lines, one of which was purchased in 1997.



    Both the custom pressure sensitive label and custom mailer product lines are supported by state of the art pre-press and printing platemaking equipment. The hardware architecture for our pre-press systems is primarily Macintosh and Windows PC. We utilize a wide range of popular image manipulation and color separation software.



PATENTS



    Our principal patents are Fast Tab II, Fast Tab V, Integrated Self Label, Promo Pak, Infoseal and Desktop Folders Sealer. We believe that our patents have significant value. Our patents permit us to compete more effectively by enabling us to offer products and services that our competitors cannot offer. Provided that all requisite maintenance fees are paid, our principal patents will expire between January 15, 2001 and June 20, 2017. We license our Infoseal patent pursuant to a license agreement with Champion Farms Australia Pty Ltd. The license agreement automatically renews every five years unless terminated.


FACILITIES


    At March 31, 1999, we operated 32 manufacturing, warehouse, sales, distribution and administrative facilities in the U.S. located in 11 states with a total floor area of approximately 1,711,000 square feet. Of this total floor area, approximately 625,000 square feet are owned and approximately 1,086,000 square feet are leased under leases expiring from 1999 through 2011.


EMPLOYEES


    As of March 31, 1999, we employed approximately 4,080 people. Approximately 2,619 people work in manufacturing facilities, 1,028 work in sales/service functions, 419 work in administration and eight work in corporate functions. In June, 1999, we terminated the employment of approximately 60 employees at our Roanoke, Virginia, Ft. Smith, Arkansas and Philadelphia, Pennsylvania facilities. As of March 31, 1999, 75 employees of our 610 employees in our St. Louis facility were represented by the Graphic Communications International Union. The current Graphic Communications International Union contract expires in October 1999. We are currently negotiating a new contract with the Graphic Communications International Union. In the summer and fall of 1997, the Graphic Communications International Union attempted to organize approximately 175 mail plant employees in the St. Louis facility. The Graphic Communications International Union initiative was defeated in December 1997. A similar initiative was defeated in 1993, when the Graphic Communication International Union attempted to organize the information services department in the St. Louis facility. We believe our relations with employees are good but there can be no assurances that the Graphic Communications International Union will not attempt to organize other employees in the St. Louis facility or our other facilities in the future.


LEGAL PROCEEDINGS


    In June 1997, the United States Attorney's Office for the Eastern District of Missouri informed us that we were the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes have occurred in connection with our bulk mailing practices. We have been engaged in a dialogue with the government, which discussions have included a possible consensual resolution of this matter. It is our position that our bulk mailing practices comply with applicable laws and regulations. In connection with our acquisition of DIMAC Marketing, we have entered into an indemnification agreement with Heritage Media and DIMAC Marketing under which Heritage Media has agreed to indemnify us, subject to certain limitations, for certain costs, including settlements, judgments and related fees, in relation to the investigation. We cannot assure you, however, that the investigation and the costs associated with them will not have a material adverse effect on our business, financial condition or results of operations.


    We are a party to various other litigation matters incidental to the conduct of our business. We do not believe that the outcome of any such matters in which we are currently involved will have a material adverse effect on our financial condition or results of operations.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS


    Our operations and properties are subject to a wide variety of federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations include those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of, and exposure to, hazardous and non-hazardous materials, substances and wastes, the cleanup of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of our operations expose us to the risk of claims with respect to environmental protection and health and safety matters. We cannot assure you that material costs or liabilities will not be incurred in connection with such claims.



    In January 1988, the United States Environmental Protection Agency notified us that we were potentially liable for costs incurred by it in connection with the Dixie Caverns County Landfill Superfund Site in Roanoke County, Virginia. Subsequently, Roanoke County filed suit against the twelve potentially responsible parties, which included us, to recover the funds it expended in cleaning the site at the date of the suit and for any additional sums it would expend in the future. Under the Comprehensive Environmental Response, Compensation, and Liability Act, the potentially responsible parties may be held strictly, jointly and severally liable for the costs of investigation and cleanup. However management believes that our potential liability in connection with this site will not be material, based upon the amount and nature of waste alleged to be attributable to us, the number of other financially viable the potentially responsible parties and the total estimated cleanup costs.


    Although liabilities, claims and requirements relating to environmental and health and safety matters have not materially affected us to date, we cannot assure you that such matters will not have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    Our directors and those of DIMAC Holdings are elected annually by the respective shareholders to serve during the ensuing year or until a successor is duly elected and qualified. Our executive officers and those of DIMAC Holdings are duly elected by the respective Board of Directors to serve until their respective successors are elected and qualified. The following table sets forth certain information regarding our directors and executive officers and those of DIMAC Holdings.



NAME                                                        AGE     POSITION(S)
-------------------------------------------------------     ---     ---------------------------------------------------
David E. King..........................................         40  Chairman of the Board of Directors and Secretary
Timothy Beffa..........................................         48  Director
David E. De Leeuw......................................         55  Director
George E. McCown.......................................         64  Director
Benjamin L. McSwiney...................................         49  Director
John D. Weil...........................................         51  Director
Edward D. Lazarowitz...................................         46  Chief Financial Officer
John F. Meneough.......................................         51  President
Scott P. Ebert.........................................         36  Vice President and Controller
Michael J. Speichinger.................................         32  Vice President and Chief Financial Officer of DIMAC
                                                                    Marketing



    DAVID E. KING -- Chairman of the Board of Directors and Secretary of our company and DIMAC Holdings since March 1999. Mr. King is a managing director of McCown De Leeuw & Co., Inc. Mr. King has been associated with McCown De Leeuw & Co., Inc. since 1990. He currently serves as a director of Fitness Holdings, Inc., Outsourcing Solution, Inc. and EM Solutions, Inc. and as Chairman of the Board of Directors and Secretary of several privately held companies including AmeriComm Holdings, Inc., AmeriComm Direct Marketing, Inc., DIMAC Marketing Corporation, DIMAC DIRECT, Inc., Palm Coast Data Inc, MBS/Multimode Inc. and DMW Worldwide, Inc.



    TIMOTHY BEFFA -- Director of our company and DIMAC Holdings since August 1998. Mr. Beffa currently serves as President and Chief Executive Officer of Outsourcing Solutions, Inc. From May 1989 to August 1996, Mr. Beffa served as President and Chief Operating Officer of DIMAC Marketing Corporation. Mr. Beffa joined DIMAC Marketing Corporation as Senior Vice President and Chief Financial Officer. From April 1981 to May 1989, he served as Vice President of Finance for the International Division of Pet Inc. Prior to April 1981, Mr. Beffa was employed by Ernst & Young.



    DAVID E. DE LEEUW -- Director of our company and DIMAC Holdings since May 1998. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. Mr. De Leeuw co-founded McCown De Leeuw & Co., Inc. with George McCown in 1984. He currently serves as a director of American Residential Investment Trust, Inc. and Aurora Foods Inc. which are both public companies, and other privately held companies including AmeriComm Holdings, Inc., AmeriComm Direct Marketing, Inc., DIMAC Marketing Corporation, DIMAC DIRECT, Inc., Palm Coast Data Inc., MBS/Multimode Inc. and DMW Worldwide, Inc.



    GEORGE E. MCCOWN -- Director of our company and DIMAC Holdings since August 1998. Mr. McCown is a managing director of McCown De Leeuw & Co., Inc. Mr. McCown co-founded McCown De Leeuw & Co., Inc. with David De Leeuw in 1984. He currently serves as Chairman of Building Materials Holding Corporation, Vice-Chairman of Vans, Inc. and Director of FiberMark, Inc. He also serves as the director of several privately-held companies.

    BENJAMIN L. MCSWINEY -- Director of our company and DIMAC Holdings since August 1998. Mr. McSwiney is the former President and Chief Executive Officer of Bell & Howell Worldwide Mail Handling Systems, a global provider of messaging solutions including mail inserters and sorters with revenues of $400 million. Prior to joining Bell & Howell, Mr. McSwiney served as President and Chief Executive Officer of Duplex Products, a $290 million forms producer, and WhiteStar Graphics, a holding company with subsidiaries in forms production and textbook typesetting. Mr. McSwiney also served as Vice President and General Manager of Williamhouse, a subsidiary of Williamhouse-Regency, Inc. a manufacturer and printer of specialty paper products. He currently serves as Executive in Residence at North Carolina State University where he gives instruction in Strategic Planning and Implementation at both the graduate and undergraduate levels.



    JOHN D. WEIL -- Director of our company and DIMAC Holdings since August 1998. Mr. Weil joined McCown De Leeuw as an operating affiliate to assist in portfolio management in 1995. From 1982 to 1994 Mr. Weil served as President and Chief Executive Officer of American Envelope Company. From 1995 to 1997 Mr. Weil served as Chairman of AmeriComm Holdings. From 1998 to 1999 Mr. Weil served as President and Chief Executive Officer of International Data Response Corporation USA, a former McCown De Leeuw portfolio investment. Mr. Weil previously served as a director of American Envelope Company, AmeriComm Holdings, FiberMark Corporation, Tiara Motorcoach Corporation, International Data Response Corporation and the Envelope Manufacturer's Association, where he also served as Chairman of the association's public affairs committee. Mr. Weil currently serves as a director of Sage Enterprises, Inc.


    EDWARD D. LAZAROWITZ -- Chief Financial Officer of our company and DIMAC Holdings since September 1998. Prior to joining us, Mr. Lazarowitz served as Senior Vice President of Finance and Chief Financial Officer for eight years with the direct marketing division of Harte-Hanks, Inc. In addition to his financial responsibilities, Mr. Lazarowitz was also responsible for the operations of certain direct marketing businesses, the operations of the management information systems group and the development of Harte-Hanks' order management system. From 1988 to December 1990, Mr. Lazarowitz served as Vice President of Finance and Administration and Chief Financial Officer of Anderson & Lembke, Inc., a business to business advertising agency. Mr. Lazarowitz began his career with Price Waterhouse.


    JOHN F. MENEOUGH -- President of our company and DIMAC Holdings since March 1999. Previously, Mr. Meneough was an Executive Vice President of our company and DIMAC Holdings since June 1998. Prior to joining Palm Coast Data in 1996 as President and Chief Operating Officer, Mr. Meneough was chief operating officer for Communications Data Services, one of the leading providers of fulfillment services in the country. Mr. Meneough joined Communication Data Services in 1980 as an account manager in publisher services when Communication Data Services was serving 85 magazines and 39 million subscribers. He was named vice president of the magazine division in 1985 and executive vice president and chief operating officer in 1986, by which time Communication Data Services was serving 105 magazines and 90 million subscribers. Mr. Meneough currently serves as director of several privately held companies including AmeriComm Holdings, Inc., AmeriComm Direct Marketing, Inc., DIMAC Marketing Corporation, DIMAC DIRECT, Inc., Palm Coast Data Inc., MBS/ Multimode Inc. and DMW Worldwide, Inc.



    SCOTT P. EBERT -- Vice President and Controller of our company and DIMAC Holdings since June 1998. Mr. Ebert has been the Vice President and Controller of AmeriComm Holdings since May 1993, where his responsibilities include maintenance of lender and public relations, review of acquisition opportunities, external and internal financial reporting, integration of acquired businesses and working capital management. Previously, Mr. Ebert was a Manager at Arthur Andersen LLP where he began his service in August 1985.

    MICHAEL J. SPEICHINGER -- Vice President, Chief Financial Officer and Treasurer of DIMAC Marketing since July 1998. Mr. Speichinger joined DIMAC Marketing in September 1996 as Director of Financial Analysis and was promoted to Corporate Controller of DIMAC Marketing in November 1997. Mr. Speichinger's responsibilities include financial reporting, budgeting, forecasting, capital allocation and project analysis, enhancements to the management reporting systems and development of revenue and new business forecasting tools. Prior to joining DIMAC Marketing, Mr. Speichinger was a senior manager with KPMG Peat Marwick, serving mid-size to Fortune 500 clients out of the St. Louis office.



EXECUTIVE COMPENSATION



    SUMMARY COMPENSATION



    The following table sets forth information concerning the compensation paid or accrued for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, as applicable, for the Chief Executive Officer of our company and each of the four other most highly compensated executive officers of our company.


                                                                                                 LONG-TERM COMPENSATION
                                                                                             ------------------------------
                                                             ANNUAL COMPENSATION
                                                  -----------------------------------------     SECURITIES
                                                                            OTHER ANNUAL        UNDERLYING         LTIP
         NAME AND PRINCIPAL                        SALARY     BONUS(1)     COMPENSATION(2)     OPTIONS/SARS       PAYOUTS
              POSITION                   YEAR        ($)         ($)             ($)                (#)             ($)
-------------------------------------  ---------  ---------  -----------  -----------------  -----------------  -----------
Martin R. Lewis, Chief
Executive Officer....................       1998    205,802           0               0                  0               0

Robert M. Miklas,
President............................       1998    246,154     117,075               0                  0               0
                                            1997    222,754           0               0                  0               0
                                            1996    190,144           0               0                  0               0
John F. Meneough,
Executive Vice President.............       1998    212,500      40,000               0                  0               0
                                            1997    200,000      39,000               0                  0               0
                                            1996    118,625           0               0                  0               0
Jack Resnick, Executive
Vice President.......................       1998    231,885      13,750               0                  0               0
                                            1997    230,409      55,072          55,250                  0               0
                                            1996    205,792      67,249               0             58,485         329,039
Scott P. Ebert, Vice
President and Controller.............       1998    106,449      28,422               0                  0               0
                                            1997     91,000           0               0                  0               0
                                            1996     87,222       7,961               0                  0               0



                                         ALL OTHER
         NAME AND PRINCIPAL            COMPENSATION
              POSITION                      ($)
-------------------------------------  -------------
Martin R. Lewis, Chief
Executive Officer....................        1,890(3)
Robert M. Miklas,
President............................          696(3)
                                               639(3)
                                               625(3)
John F. Meneough,
Executive Vice President.............        8,298(4)
                                             8,298(4)
                                             8,298(4)
Jack Resnick, Executive
Vice President.......................          565(4)
                                                 0
                                                 0
Scott P. Ebert, Vice
President and Controller.............          353(3)
                                                 0
                                                 0


------------------------------


(1) Includes amounts earned and accrued.



(2) Represents the dollar value of annual compensation not properly characterized as salary or bonus. Perquisites and other personal benefits, securities or property that are less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer have been omitted from the Summary Compensation Table.



(3) Consists of the taxable portion of group term life insurance premiums paid for by our company.



(4) Represents lease payments made for an automobile paid for by our company.

    OPTION EXERCISES



    The following table sets forth particular information concerning options to purchase stock exercised by the named executive officers during 1998.



        AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1998



                                                                                  SHARES ACQUIRED      VALUE
                                                                                    ON EXERCISE      RECEIVED
NAME                                                                                    (#)             ($)
--------------------------------------------------------------------------------  ---------------  -------------
Martin R. Lewis (1).............................................................         3,450(2)     18,561.00

John F. Meneough (1)............................................................        10,368(3)    151,943.70

Jack Resnick (1)................................................................        29,243(2)    126,622.19


------------------------


(1) The executive officer has executed all options that were awarded to him.



(2) Reflects the number of shares of AmeriComm Holdings acquired by the executive officer under his vested options.



(3) Reflects the number of shares of News Corporation acquired by John Meneough under his vested options.


DIRECTOR COMPENSATION


    Directors who are officers, employees or otherwise affiliates of DIMAC Holdings or our company do not receive compensation for their services as directors. Directors of DIMAC Holdings or our company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. Directors of DIMAC Holdings or our company who are not also officers, employees or otherwise affiliates of DIMAC Holdings, our company or McCown De Leeuw receive a $2,000 board attendance fee.



EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS



    AmeriComm Direct Marketing and Scott Ebert entered into an agreement dated May 18, 1998 which sets forth certain terms of employment of Mr. Ebert as Vice President and Controller of AmeriComm Direct Marketing and AmeriComm Holdings. This agreement provides for an annual base salary of $115,000 which may be increased pursuant to an agreed-upon plan subject to the approval of the Compensation Committee of the Board of Directors of AmeriComm Holdings and AmeriComm Direct Marketing. The agreement also provides for bonus compensation based upon Mr. Ebert's performance and the overall profitability of AmeriComm Direct Marketing with a guaranteed minimum bonus of $20,000 for calendar year 1998. In the event that AmeriComm Direct Marketing terminates Mr. Ebert's employment under certain circumstances, or if Mr. Ebert terminates his employment with our company, Mr. Ebert shall be entitled to continuation of his base compensation for a period of nine months.



STOCK OPTION PLAN



    DIMAC Holdings adopted a stock option plan which is administered by the Compensation Committee of DIMAC Holdings' Board of Directors or such other committee of the Holdings Board as it may designate. Under its stock option plan the Compensation Committee may grant options to purchase up to 16% of DIMAC Holdings common stock, which may be either "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options other than incentive stock options to executive and other employees, including officers, directors whether or not also employees and consultants of DIMAC Holdings and its subsidiaries, including DIMAC Corporation, and affiliates designated by the Compensation Committee.

                               SECURITY OWNERSHIP

THE COMPANY

    Our authorized capital stock consists of 100 shares of common stock, par value $0.001 per share, all of which shares are issued and outstanding, have voting rights and are presently held by DIMAC Holdings.

HOLDINGS


    The authorized capital stock of DIMAC Holdings consists of 2,000,000 shares of voting common stock, par value $0.001 per share, of which 1,092,000 shares were issued and outstanding as of August 1, 1999, and 200,000 shares of non-voting common stock, par value $0.001 per share, of which 8,000 shares were issued and outstanding as of August 1, 1999.



    The following table sets forth as of the date hereof the number and percentage of shares of voting common stock beneficially owned by (i) each person known to DIMAC Holdings to be the beneficial owner of more than 5% of any class of DIMAC Holdings' equity securities, (ii) each director and each executive officer of DIMAC Holdings or our company, and (iii) all directors and executive officers of DIMAC Holdings of our company as a group.



                                                                                       SHARES OF      PERCENTAGE
                                                                                        HOLDINGS          OF
                                                                                     VOTING COMMON     HOLDINGS
                                                                                         STOCK          VOTING
                                                                                      BENEFICIALLY   COMMON STOCK
                                                                                       OWNED (1)     OUTSTANDING
                                                                                     --------------  ------------
McCown De Leeuw & Co. IV, L.P. (2).................................................       934,705         72.60%
McCown De Leeuw & Co. IV Associates, L.P. (2)......................................       934,705         72.60%
Delta Fund LLC (2).................................................................       934,705         72.60%
State of Michigan Retirement Systems (3)...........................................       150,000         13.74%
First Union Investors, Inc. (4)....................................................        62,000          5.64%
George E. McCown (2)...............................................................       934,705         72.60%
David E. De Leeuw (2)..............................................................       934,705         72.60%
David E. King (2)..................................................................       934,705         72.60%
Timothy Beffa......................................................................           250         *
Benjamin L. McSwiney...............................................................           250         *
All directors and executive officers as a group....................................       935,205         72.64%


------------------------

*   Represents less than 1.0%.


(1) Voting common stock is the only class of capital stock of DIMAC Holdings which has voting rights. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of capital stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of capital stock indicated as beneficially owned by them.



(2) Includes 712,789 shares of voting common stock owned and 188,248 shares of voting common stock that can be acquired by the exercise of 188,248 warrants by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC, 15,176 shares of voting common stock owned and 4,001 shares of voting common stock that can be acquired by the exercise of 4,001 warrants by McCown De Leeuw & Co. IV Associates, L.P., an investment partnership whose general partner is MDC Management Company IV, and 11,285 shares of voting common stock owned and 3,206 shares of voting common stock that can be acquired by the exercise of 3,206 warrants by Delta Fund LLC, a California limited liability company. The voting members of Delta Fund LLC are George E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr. and Steven A. Zuckerman, who are also the only managing members of MDC Management Company IV. Voting and dispositive decisions regarding the securities are made by a vote or consent of all of the managing members of MDC Management Company IV. Voting and dispositive decisions regarding securities owned by Delta Fund LLC are made by a vote or consent of a majority in number of the voting members of Delta Fund LLC. Messrs. McCown, De Leeuw, King, Hellman and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Delta Fund LLC, to the extent of their proportionate membership interests. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., Inc., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.


(3) The Michigan Department of Treasury, Bureau of Investments manages the State of Michigan Retirement Systems. The managed funds are: the State Police Retirement Fund, the State Employees' Retirement Fund, the Public School Employees' Retirement Fund and the Judges' Retirement Fund. The address of each of these funds is Michigan Department of Treasury, Bureau of Investments, P.O. Box 15128, Lansing, MI 48901.

(4) Includes 54,000 shares of voting common stock and 8,000 shares of non-voting common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVISORY SERVICES AGREEMENT


    We maintain an Advisory Services Agreement with MDC Management Company IV, LLC, an affiliate of each of McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P. and Delta Fund LLC. Under the Advisory Services Agreement, MDC Management Company IV provides certain consulting, financial, and managerial functions to us for an annual fee equal to the greater of (i) $550,000 and (ii) 1.06% of our pro forma EBITDA for the immediately preceding fiscal year, such EBITDA to be calculated without any deduction of the annual fee payable to MDC Management Company IV for the fiscal year. In no event may the annual fee exceed $1,000,000 in any year. The annual fee for the period prior to the fiscal year commencing January 1, 1999 was $275,000 which was calculated by pro rating the $550,000 annual fee by the number of days the Advisory Services Agreement was in effect during the 1998 calendar year. In addition, under the Advisory Services Agreement, we paid MDC Management Company IV a fee equal to $9,900,000 for services rendered in the acquisition of our company by certain affiliates of McCown De Leeuw. The Advisory Services Agreement expires June 26, 2003 and is renewable annually after this date, unless we terminate it for justifiable cause, as defined in the Advisory Services Agreement. We believe that the fees received for the professional services rendered are at least as favorable to us as those which could be negotiated with a third party. We entered into a side letter to the Advisory Services Agreement with MDC Management Company IV, dated March 31, 1999, under which MDC Management Company IV agrees that it will not be paid any fees payable under the Advisory Services Agreement until such fees are permitted to be made pursuant to the senior secured credit facility. All fees payable under the Advisory Services Agreement and not paid to MDC Management Company IV shall accrue and shall be payable by us when permitted by the senior secured credit facility.


AMERICOMM HOLDINGS AGREEMENT AND PLAN OF MERGER


    Under an Agreement and Plan of Merger, dated as of May 18, 1998, AmeriComm Holdings, which was majority owned by McCown De Leeuw & Co. II, L.P., McCown De Leeuw Associates, L.P., and

MDC/JAFCO Ventures, L.P. merged into one of our wholly-owned subsidiaries, which at the time of such acquisition was wholly-owned by McCown De Leeuw & Co. IV, L.P. and certain of its affiliates. Aggregate merger consideration was approximately $208.3 million. Each of McCown De Leeuw & Co. II, L.P., McCown De Leeuw Associates, L.P. and MDC/JAFCO Ventures, L.P. received $17.5 million, $9.4 million and 0.6 million, respectively, in proceeds from the merger. McCown De Leeuw II, L.P. and McCown De Leeuw IV, L.P. are affiliates and under common control. The Agreement and Plan of Merger was the result of arms length negotiations and both we and AmeriComm Holdings believe that the terms of the Agreement and Plan of Merger were at least as favorable to each such party as those that could be negotiated with a third party. In addition, we and AmeriComm Holdings each received an opinion from an investment bank which stated that, subject to certain assumptions contained therein, the transaction was fair to the stockholders of such entity from a financial point of view. Under the Advisory Services Agreement, we paid MDC Management Company IV a fee equal to $1,331,000 for services rendered in connection with the acquisition of AmeriComm Holdings.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY


    The following description briefly outlines the provisions of our senior secured credit facility. We have filed a copy of the senior secured credit agreement as an exhibit to the registration statement which includes this prospectus. To find out how to locate the senior secured credit agreement, please read the section labelled "Where You Can Find More Information" under the heading "Prospectus Summary."


    The description set forth below is not complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of our senior secured credit facility.


    We and DIMAC Holdings entered into an amended and restated credit agreement, dated as of June 26, 1998 among our company, DIMAC Holdings, the financial institutions party thereto and Credit Suisse First Boston, as administrative agent and arranger, Warburg Dillon Read LLC, as syndication agent, and First Union National Bank, as documentation agent, as amended by that certain First Amendment, dated as of March 31, 1999, and that certain Second Amendment, dated as of July 23, 1999. In connection with such financing, Credit Suisse First Boston is acting as Administrative Agent.


    The senior secured credit facility consists of


     - a senior secured term facility providing for term loans in an aggregate principal amount of $223.3 million, consisting of:



       - $63.0 million of Term A loans;



       - $91.6 million of Term B loans; and



       - $68.7 million of Term C loans;



     - a senior secured revolving credit facility providing for revolving loans and the issuance of letters of credit for our account, in an aggregate principal and stated amount at any time not to exceed $46.7 million (of which not more than $5.0 million may be represented by letters of credit).



    The Term A loans mature on June 30, 2004, the Term B loans mature on June 30, 2006 and the Term C loans mature on December 31, 2006. The term loans will be paid quarterly until final maturity as shown in the following table.



                                                 SCHEDULED QUARTERLY  SCHEDULED QUARTERLY  SCHEDULED QUARTERLY
                                                 REPAYMENT OF TERM A  REPAYMENT OF TERM B  REPAYMENT OF TERM C
QUARTERS ENDING:                                        LOANS                LOANS                LOANS
-----------------------------------------------  -------------------  -------------------  -------------------
March 31, 2001-June 30, 2001...................           4.00%                0.25%                0.25%
September 30, 2001-December 31, 2001...........           4.25%                0.25%                0.25%
March 31, 2002-December 31, 2002...............          7.625%                0.25%                0.25%
March 31, 2003-December 31, 2003...............           8.35%                0.25%                0.25%
March 31, 2004.................................           9.60%                0.25%                0.25%
June 30, 2004..................................          10.00%                0.25%                0.25%
September 30, 2004-June 30, 2005...............                                7.50%                0.25%
September 30, 2005-March 31, 2006..............                               16.00%                0.25%
June 30, 2006..................................                               18.50%                0.25%
September 30, 2006.............................                                                    46.75%
December 31, 2006..............................                                                    47.75%



    Revolving loans and letters of credit are fully revolving and available at any time until June 30, 2004, except that as of March 29, 1999 and until we comply with specified financial ratios and tests contained in the senior secured credit agreement, the lenders party to the senior secured credit agreement have no obligation to make new revolving loans, swingline loans or issue letters of credit to us. The amount of available revolving loans will be reduced by $15.0 million on June 30, 2003.



    We are required to make mandatory prepayments on our senior secured credit facility under certain circumstances, including upon certain asset sales or certain issuances of debt or equity securities. We are also required to make prepayments on the senior secured credit facility and permanently reduce commitments under the revolving credit facility in an amount equal to a percentage of our consolidated excess cash flow commencing with the fiscal year ended December 31, 2000 and upon receipt of cash proceeds from property and casualty insurance or condemnation awards. At our option, loans may be prepaid, and revolving credit commitments or letters of credit may be permanently reduced, in whole or in part at any time without premium or penalty except for break-funding costs.



    Our obligations under our senior secured credit facility are unconditionally and irrevocably guaranteed by our present and future domestic subsidiaries and by DIMAC Holdings. In addition, our senior secured credit facility is secured by a first priority or equivalent security interest in all of our capital stock and each of our present and future domestic subsidiaries and the tangible and intangible assets of us and our guarantors. The senior secured credit facility ranks senior in right of payment to the notes and effectively ranks senior in right of payment to DIMAC Holdings' notes.


    At our option, the interest rate per year applicable to loans under our senior secured credit facility will be either a rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars for a period equal to an interest period of one, two, three or six months (as selected by us) (the "Adjusted Eurodollar Rate") or the Base Rate, in each case plus a margin. Until the later of:

     - six months after June 26, 1998; and


     - the day on which the financial statements covering the period ending September 30, 1998 are delivered to the lenders,


the interest rate per year applicable to revolving loans will be either the Adjusted Eurodollar Rate plus a margin of 2.75% or the Base Rate plus a margin of 1.75%.


    Until November 24, 1998,



     - the interest rate per year applicable to revolving loans and Term A loans was either the Adjusted Eurodollar Rate plus a margin of 2.75% or the Base Rate plus a margin of 1.75%;



     - the interest rate per year applicable to Term B loans was either the Adjusted Eurodollar Rate plus a margin of 3.25% or the Base Rate plus a margin of 2.25%; and



     - the interest rate per year applicable to Term C loans was either the Adjusted Eurodollar Rate plus a margin of 3.50% or the Base Rate plus a margin of 2.50%.



After November 24, 1998, the applicable margin was and will continue to be subject to a grid based upon our leverage. As of March 26, 1999 and until December 31, 2000, for so long as our leverage ratio is greater than or equal to 5.50:1.00, the applicable margin will be increased by 0.25% in excess of the rate otherwise applicable. The Base Rate is the higher of:


     - the rate of interest publicly announced by Credit Suisse First Boston as its prime commercial lending rate in effect at its principal office in New York City; and

     - the federal funds effective rate plus 0.5%.


    We paid an annual fee equal to 0.5% on the undrawn portion of the commitments in respect of our revolving credit facility until November 24, 1998. After November 24, 1998, the annual fee was and will continue to be subject to a grid based upon our leverage. We will also pay an annual fee on the face amount of all outstanding letters of credit equal to the applicable margin then in effect with respect to loans under our revolving credit facility bearing interest based upon the Adjusted Eurodollar Rate.

    Our senior secured credit facility contains a number of significant covenants that, among other things, restrict our ability as well as our subsidiaries' ability to:

     - dispose of assets;

     - incur additional indebtedness;


     - make capital expenditures;


     - repay other indebtedness or amend other debt instruments;

     - pay dividends;

     - create liens on assets;


     - enter into leases or guarantees;


     - make investments or acquisitions;

     - engage in mergers or consolidations; and

     - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.


In addition, under our senior secured credit facility, we are required to comply with specified financial ratios and tests, including minimum EBITDA and a limitation on capital expenditures, and after December 31, 2000, minimum fixed charge coverage, minimum interest coverage and maximum leverage ratios.



    Our senior secured credit facility also contains provisions that prohibit any modification of the indenture in any manner adverse to the lenders and that will limit our ability to refinance the notes without the consent of such lenders.



DIMAC HOLDINGS SENIOR NOTES



    On October 22, 1998, DIMAC Holdings issued $30.0 million aggregate principal amount of its 15 1/2% Senior Notes due 2009. Holders of the DIMAC Holdings notes also received warrants to purchase 28,205 shares of DIMAC Holdings common stock at a nominal exercise price. The DIMAC Holdings notes are unsecured senior obligations of DIMAC Holdings and will mature on October 22, 2009. The DIMAC Holdings notes bear interest at a rate of 15 1/2% per year. Interest on the DIMAC Holdings notes will accrue and be payable quarterly on March 31, June 30, September 30 and December 31 of each year beginning December 31, 1998, or if any such day is not a business day, on the next succeeding business day. For each installment of interest due on or prior to September 30, 2003, instead of paying the whole installment in cash, DIMAC Holdings may pay the whole installment, or a portion of the installment, by issuing additional DIMAC Holdings notes in an aggregate principal amount equal to the amount of interest due on that interest payment date but not paid in cash. Interest on the DIMAC Holdings notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance.



    Except as set forth below, the DIMAC Holdings notes are not redeemable at the option of DIMAC Holdings before October 22, 2002. DIMAC Holdings may redeem the DIMAC Holdings notes, in whole or in part, at any time on or after October 22, 2002. The redemption price of the DIMAC Holdings notes is equal to the percentages of the principal amount of the DIMAC Holdings notes set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 22 of the years indicated below.


YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2002........................................................................        109.300%
2003........................................................................        107.750%
2004........................................................................        106.200%
2005........................................................................        104.650%
2006........................................................................        103.100%
2007........................................................................        101.550%
2008........................................................................        100.000%


    At any time before October 22, 2002, DIMAC Holdings may redeem, in whole or in part, the DIMAC Holdings notes with the proceeds of one or more equity offerings at a redemption price of 107.75% of the principal amount of the DIMAC Holdings notes plus accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.



    Upon the occurrence of a Change of Control (as defined in the indenture under which the DIMAC Holdings notes were issued), DIMAC Holdings is required to repurchase all or any part of such holder's DIMAC Holdings notes at a purchase price in cash equal to 101% of the principal amount of the DIMAC Holdings notes plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.



    The indenture under which the DIMAC Holdings notes were issued imposes certain affirmative covenants and other requirements on DIMAC Holdings and us and also contains certain negative covenants that include, among other things, limitations on:


     - the amount of indebtedness DIMAC Holdings and its subsidiaries may incur;

     - certain payments DIMAC Holdings and its subsidiaries may make;

     - restrictions on distributions from subsidiaries;

     - sales of assets by DIMAC Holdings and its subsidiaries;

     - affiliate transactions;

     - investments;

     - DIMAC Holdings' ability to merge or consolidate or transfer all or substantially all of its assets; and

     - certain acquisitions by DIMAC Holdings and its subsidiaries.


    The indenture under which the DIMAC Holdings notes were issued contains customary events of defaults, including default in any payment of principal and interest on any DIMAC Holdings notes when due. If an event of default occurs and is continuing, Wilmington Trust Company by written notice to DIMAC Holdings, or the holders of at least 25% in principal amount of the outstanding DIMAC Holdings notes by notice to DIMAC Holdings and Wilmington Trust Company, may declare the unpaid principal of and any accrued interest on all of the outstanding DIMAC Holdings notes to be due and payable. Upon such a declaration, the principal and interest shall be due and payable immediately.

DIMAC HOLDINGS SENIOR SUBORDINATED DISCOUNT NOTES



    On March 31, 1999 DIMAC Holdings issued $79.9 million aggregate face amount of its 15 1/2% Senior Subordinated Discount Notes due March 31, 2010 and warrants to purchase 200,000 shares of its voting common stock pursuant to a Securities Purchase Agreement, dated as of March 31, 1999, by and among DIMAC Holdings and the persons listed therein as purchasers. The senior subordinated discount notes are unsecured senior subordinated obligations of DIMAC Holdings and will mature on March 31, 2010. Interest on each senior subordinated discount note accrues at a rate of 15 1/2% per annum and is not payable prior to maturity. The senior subordinated discount notes are junior in right of payment to the prior payment in full of the DIMAC Holdings notes. The warrants are exercisable at any time prior to Mach 31, 2010 in whole or in part, at an exercise price of $100.00 per share. The number of shares subject to the warrants and the exercise price per share are subject to anti-dilution adjustments. The warrants do not, prior to their exercise, confer any right or privileges of voting common stock.

                              DESCRIPTION OF NOTES



GENERAL



    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."



    DIMAC Corporation issued the notes under an indenture, dated as of October 15, 1998, between DIMAC Corporation, its subsidiary guarantors and Wilmington Trust Company, as Trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.



    The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture and its appendix because it, and not this description, defines your rights as a holder of these notes.



    We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus. To find out how to locate the indenture, please read the section labeled "Where You Can Find More Information" under the heading "Prospectus Summary". You may also review the indenture at the Trustee's offices at 1100 North Market Street, Rodney Square North, Wilmington, Delaware.



BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES



    The notes:



     - are unsecured senior subordinated obligations of DIMAC Corporation;



     - are subordinated in right of payment to all Senior Indebtedness of DIMAC Corporation;



     - rank equally in right of payment to all other Senior Subordinated Indebtedness of DIMAC Corporation;



     - rank senior in right of payment to any future Subordinated Obligations of DIMAC Corporation; and



     - are unconditionally guaranteed by the Subsidiary Guarantors.



    The Guaranties:



        The notes are guaranteed by the following subsidiaries of DIMAC
    Corporation:



DIMAC Marketing Corporation        DMW Worldwide, Inc.
DIMAC DIRECT, Inc.                 AmeriComm Holdings, Inc.
Palm Coast Data Inc.               AmeriComm Direct Marketing, Inc.
MBS/Multimode Inc.



    The Guaranties of the notes:



     - are senior subordinated obligations of each Subsidiary Guarantor;



     - are subordinated in right of payment to all Senior Indebtedness of each Subsidiary Guarantor;



     - are equal in right of payment to all other Senior Subordinated Indebtedness of each Subsidiary Guarantor; and



     - are senior in right of payment to all other Subordinated Obligations of each Subsidiary Guarantor.

    As of December 31, 1998, DIMAC Corporation and its Subsidiary Guarantors had total Senior Indebtedness of approximately $213.1 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the notes and under the guaranties will be subordinated to the payment of Senior Indebtedness. The indenture will permit DIMAC Corporation and its Subsidiary Guarantors to incur additional Senior Indebtedness.



    As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the notes.



PRINCIPAL, MATURITY AND INTEREST



    DIMAC Corporation initially issued $100.0 million aggregate principal amount of notes, but the indenture permits DIMAC Corporation to issue up to $300.0 million aggregate principal amount of notes. DIMAC Corporation will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on October 1, 2008.



    Interest on the notes will accrue at the rate of 12 1/2% per annum and will be payable semi-annually in arrears on October 1 and April 1, commencing on April 1, 1999. DIMAC Corporation will make each interest payment to the holders of record of the notes on the immediately preceding September 15 and March 15.



    Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.



METHODS OF RECEIVING PAYMENTS ON THE NOTES



    All payments on certificated notes will be made by mailing a check to the registered address of each holder of a certificated note. If a holder has given wire transfer instructions to DIMAC Corporation, DIMAC Corporation will make all principal, premium and interest payments on those notes in accordance with those instructions. All payments due and payable to holders of notes whose notes are represented by a global note will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.



PAYING AGENT AND REGISTRAR FOR THE NOTES



    The Trustee will initially act as Paying Agent and Registrar. DIMAC Corporation may change the Paying Agent or Registrar without prior notice to the holders of the notes. DIMAC Corporation or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.



TRANSFER AND EXCHANGE



    A holder of notes may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and DIMAC Corporation may require a holder to pay any taxes and fees required by law or permitted by the indenture. DIMAC Corporation is not required to transfer or exchange any note selected for redemption. Also, DIMAC Corporation is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or 15 days before on interest payment date.



    The registered holder of a note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTIES



    The Subsidiary Guarantors will jointly and severally guaranty DIMAC Corporation's obligations under the notes. Each Subsidiary Guaranty will be subordinated to the prior payment in full of all Senior Indebtedness of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law.



    A Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another Person if:



    (1) such sale, merger or consolidation does not violate the provisions of the indenture described under "Certain Covenants--Merger and Consolidation"; and



    (2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee.



    The Subsidiary Guaranty of a Subsidiary Guarantor will be released:



    (1) upon the sale or other disposition, including by way of consolidation or merger, of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor other than to DIMAC Corporation or an Affiliate of DIMAC Corporation; or



    (2) if at any time a Subsidiary Guarantor no longer has any Senior Indebtedness outstanding.



SUBORDINATION



    The payment of principal, premium and interest, if any, on the notes are subordinated to the prior payment in full of all Senior Indebtedness of DIMAC Corporation.



    Holders of Senior Indebtedness of DIMAC Corporation shall be entitled to receive payment in full before holders of notes shall be entitled to receive any payment of principal of or interest on the notes:



    (1) upon any payment or distribution of the assets of DIMAC Corporation to creditors upon a total or partial liquidation or a total or partial dissolution of DIMAC Corporation; or



    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to DIMAC Corporation or its property.



    DIMAC Corporation may not pay the principal of, premium, if any, or interest on the notes or make any deposit pursuant to the provisions under "--Defeasance" below and may not otherwise repurchase, redeem or retire any notes if:



    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or



    (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless:



       (a) the default has been cured or waived and any such acceleration has been rescinded; or



       (b) such Senior Indebtedness has been paid in full in cash or Cash Equivalents.



    However, DIMAC Corporation may pay any amounts without regard to clauses (1) or (2) above if DIMAC Corporation and the Trustee receive written notice approving such payment from the Representatives of the holders of Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) has occurred and is continuing. During the continuance of any default (other than a default described in clauses (1) or (2) above) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, DIMAC Corporation may not pay the notes for a period of 179 days or less under certain circumstances (a "Payment Blockage Period") commencing upon the receipt by the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness or from the holders of such Designated Senior Indebtedness. Unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, DIMAC Corporation may resume payments on the notes after termination of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, regardless of the number of defaults with respect to Designated Senior Indebtedness during such period. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness, initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.



    DIMAC Corporation or the Trustee must promptly notify holders of Senior Indebtedness or their Representatives if payment of the notes is accelerated because of an event of default. DIMAC Corporation may not pay the notes until five business days after such holders or the Representatives of the Designated Senior Indebtedness receive notice of the acceleration. After five business days' notice is given, DIMAC Corporation may pay the notes if the subordination provisions of the indenture permit such payment.



    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of DIMAC Corporation, holders of the notes may recover less ratably than creditors of DIMAC Corporation who are holders of Senior Indebtedness. See "Risk Factors--Ranking of the Notes."



OPTIONAL REDEMPTION



    Prior to October 1, 2001, DIMAC Corporation may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price of 112.5% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that



    (1) at least 65% of the aggregate principal amount of notes remains outstanding immediately after the occurrence of such redemption; and



    (2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.



    Except pursuant to the preceding paragraph, the notes will not be redeemable at DIMAC Corporation's option prior to October 1, 2003.



    On and after October 1, 2003, DIMAC Corporation may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:



YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     106.250%
2004.............................................................................     104.167%
2005.............................................................................     102.083%
2006 and thereafter..............................................................     100.000%

REPURCHASE AT THE OPTION OF HOLDERS



    CHANGE OF CONTROL



    If a Change of Control occurs, each holder of notes will have the right to require DIMAC Corporation to repurchase all or any part of such holder's notes in accordance with the terms set forth below at a purchase price in cash equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within thirty days following any Change of Control, unless DIMAC Corporation has mailed a redemption notice with respect to all the outstanding notes in connection with such Change of Control, DIMAC Corporation will mail a notice to each holder of notes with a copy to the Trustee (the "Change of Control Offer") stating that a change of control has occurred and that such holder has the right to require DIMAC Corporation to purchase such holder's notes, describing the circumstances and relevant facts and financial information concerning such Change of Control and the procedures determined by DIMAC Corporation, consistent with the indenture that a holder must follow in order to have its notes purchased. DIMAC Corporation will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this section, DIMAC Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this section by virtue thereof.



    On the purchase date, all notes purchased by DIMAC Corporation will be delivered by the Trustee for cancellation and DIMAC Corporation will pay to the holders of notes the purchase price plus accrued and unpaid interest, if any.



    In the event that at the time of a Change of Control the terms of DIMAC Corporation's Senior Indebtedness restrict or prohibit the repurchase of the notes pursuant to this "Change of Control" covenant, then prior to the mailing of notice to holders of notes described above, but in any event within 30 days following a Change of Control, DIMAC Corporation will either:



    (1) repay in full all such Senior Indebtedness or offer to repay in full all such Senior Indebtedness and repay such Senior Indebtedness of each lender who has accepted such offer; or



    (2) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the notes.



    DIMAC Corporation's outstanding Senior Indebtedness currently prohibits DIMAC Corporation from purchasing any notes, and also provides that certain change of control events with respect to DIMAC Corporation would constitute a default under the agreements governing the Senior Indebtedness. Any future credit agreements or other agreements relating to Senior Indebtedness to which DIMAC Corporation becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when DIMAC Corporation is prohibited from purchasing notes, DIMAC Corporation could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If DIMAC Corporation does not obtain such a consent or repay such borrowings, DIMAC Corporation will remain prohibited from purchasing notes. In such case, DIMAC Corporation's failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under such Senior Indebtedness. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.



    DIMAC Corporation will not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of

Control Offer made by DIMAC Corporation and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.



    ASSET SALES



    DIMAC Corporation will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Disposition unless:



    (1) DIMAC Corporation or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value of the shares and assets sold or otherwise disposed of;



    (2) at least 80% of the consideration received by DIMAC Corporation or such Restricted Subsidiary is in the form of cash; and



    (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by DIMAC Corporation or such Restricted Subsidiary, as the case may be,



       (a) FIRST, to the extent DIMAC Corporation elects (or is required by the terms of any Senior Indebtedness of DIMAC Corporation or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness of DIMAC Corporation or such Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to DIMAC Corporation or an Affiliate of DIMAC Corporation) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;



       (b) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (a) above, to the extent DIMAC Corporation or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by DIMAC Corporation or another Restricted Subsidiary) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;



       (c) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a) and (b) above, to make an offer to purchase the notes outstanding under this indenture pursuant and subject to the conditions of this indenture to the holders at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; and



       (d) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (a), (b) and (c) above, to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of DIMAC Corporation (other than Indebtedness owed to an Affiliate of DIMAC Corporation and other than Disqualified Stock of DIMAC Corporation) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to DIMAC Corporation or an Affiliate of DIMAC Corporation), in each case described in this clause (d) within one year from the receipt of such Net Available Cash or, if DIMAC Corporation has made an offer pursuant to clause (c) above, six months from the date such offer is consummated;



       PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (a), (c) or (d) above, DIMAC Corporation or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, DIMAC Corporation and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $1.0 million. DIMAC Corporation shall not be required to make an offer for notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a) and (b) above) is less than $10.0 million for any particular Asset Disposition, which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition.



    For the purposes of this covenant, the following will be deemed to be cash:



    (1) the assumption of Indebtedness, other than Disqualified Stock, of DIMAC Corporation or any Restricted Subsidiary and the release of DIMAC Corporation or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and



    (2) securities received by DIMAC Corporation or any Restricted Subsidiary of DIMAC Corporation from the transferee that are promptly converted by DIMAC Corporation or such Restricted Subsidiary into cash.



    In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (3)(c) above, DIMAC Corporation will be required to purchase notes tendered pursuant to an offer by DIMAC Corporation for notes at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of notes, DIMAC Corporation will apply the remaining Net Available Cash in accordance with clause (3)(d) above.



    DIMAC Corporation will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, DIMAC Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue thereof.



SELECTION AND NOTICE



    If fewer than all the notes are to be redeemed, the Trustee shall select the notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding notes not previously called for redemption. The Trustee may select for redemption portions of the principal of notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of the indenture that apply to notes called for redemption also apply to portions of notes called for redemption. The Trustee shall notify DIMAC Corporation promptly of the notes or portions of notes of DIMAC Corporation to be redeemed. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.



    If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.



BOOK-ENTRY, DELIVERY AND FORM



    The notes sold will be issued in the form of a global note. The global note will be:



    (1) deposited with, or on behalf of, The Depository Trust Company; and



    (2) registered in the name of The Depository Trust Company or its nominee.



    Except as set forth below, the global note may be transferred, in whole and not in part, only to:



    (1) The Depository Trust Company; or



    (2) another nominee of The Depository Trust Company.



    Investors may hold their beneficial interests in the global note:



    (1) directly through The Depository Trust Company if they have an account with The Depository Trust Company; or



    (2) indirectly through organizations which have accounts with The Depository Trust Company.



    Upon the transfer of a note in definitive form, such note will, unless the global note has previously been exchanged for notes in definitive form, be exchanged for an interest in the global note representing the principal amount of notes being transferred.



    The Depository Trust Company has advised DIMAC Corporation that it is:



    (1) a limited-purpose trust company and organized under the laws of the State of New York;



    (2) a member of the Federal Reserve System;



    (3) a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and



    (4) "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.



    The Depository Trust Company was created to:



    (1) hold securities of institutions that have accounts with The Depository Trust Company ("participants"); and



    (2) facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.



    The Depository Trust Company's participants include:



    (1) securities brokers and dealers (which may include Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read
       LLC);



    (2) banks;



    (3) trust companies;



    (4) clearing corporations; and



    (5) certain other organizations.



    Access to The Depository Trust Company's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    Upon the issuance of the global note, The Depository Trust Company will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by such global note to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers of such notes. Ownership of beneficial interests in the global note will be limited to:



    (1) participants; or



    (2) persons that may hold interests through participants.



    Ownership of beneficial interests in the global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by The Depository Trust Company, with respect to participants' interest, and such participants, with respect to the owners of beneficial interests in the global note other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.



    So long as The Depository Trust Company, or its nominee, is the registered holder and owner of the global note, The Depository Trust Company or such nominee, as the case may be, will be considered the sole legal owner and holder of the related notes for all purposes of such notes and the indenture. Except as set forth below, owners of beneficial interests in the global note:



    (1) will not be entitled to have the notes represented by the global note registered in their names;



    (2) will not receive or be entitled to receive physical delivery of certificated notes in definitive form; and



    (3) will not be considered to be the owners or holders of any notes under the global note.



    DIMAC Corporation understands that under existing industry practice, in the event an owner of a beneficial interest in the global note desires to take any action that The Depository Trust Company, as the holder of the global note, is entitled to take, The Depository Trust Company would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.



    Payment of principal of and interest on notes represented by the global note registered in the name of and held by The Depository Trust Company or its nominee will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner and holder of the global note.



    DIMAC Corporation expects that The Depository Trust Company or its nominee, upon receipt of any payment of principal of or interest on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of The Depository Trust Company or its nominee. DIMAC Corporation also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. DIMAC Corporation will not have any responsibility or liability:



    (1) for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note;



    (2) for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

    (3) for any other aspect of the relationship between The Depository Trust Company and its participants or the relationship between such participants and the owners of beneficial interests in the global note owning through such participants.



    Unless and until it is exchanged in whole or in part for certificated notes in definitive form, the global note may not be transferred except as a whole:



    (1) by The Depository Trust Company to a nominee of The Depository Trust Company;



    (2) by a nominee of The Depository Trust Company to The Depository Trust Company; or



    (3) by a nominee of The Depository Trust Company to another nominee of The Depository Trust Company.



    Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of The Depository Trust Company, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor DIMAC Corporation will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.



CERTIFICATED NOTES



    The notes represented by the global note are exchangeable for certificated notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples thereof if:



    (1) The Depository Trust Company notifies DIMAC Corporation that it is unwilling or unable to continue as depositary for the global note or if at any time The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by DIMAC Corporation within 90 days;



    (2) DIMAC Corporation in its discretion at any time determines not to have all of the notes represented by the global note; or



    (3) an event of default has occurred and is continuing.



    Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in such names as The Depository Trust Company shall direct. Subject to the foregoing, the global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of The Depository Trust Company or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless DIMAC Corporation determines otherwise in accordance with applicable law) subject, with respect to such notes, to the provisions of such legend.



    Neither DIMAC Corporation nor the Trustee shall be liable for any delay by The Depository Trust Company or any participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from The Depository Trust Company for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).



SAME-DAY PAYMENT



    Payments of principal, interest, premium, if any, on the notes must be made:



    (1) by wire transfer of immediately available funds to the accounts specified by the holders thereof; or



    (2) by mailing a check to each holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS



    Pursuant to a Registration Rights Agreement with Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC, for the benefit of the holders of the unregistered notes, that DIMAC Corporation has agreed that it will, at its cost:



    (1) file a registration statement on or prior to December 21, 1998 with the SEC with respect to a registered exchange offer to exchange the unregistered notes for new, registered notes of DIMAC Corporation having terms substantially identical in all material respects to the unregistered notes, except that the registered notes will not contain terms with respect to transfer restrictions; and



    (2) use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act on or prior to March 21, 1999.



    Upon the effectiveness of the registration statement, DIMAC Corporation will offer the registered notes in exchange for surrender of the notes. DIMAC Corporation will keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the notes. For each unregistered note surrendered to DIMAC Corporation, the holder of such unregistered note will receive a registered note having a principal amount equal to that of the surrendered unregistered note. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the note surrendered or, if no interest has been paid on such unregistered note, from the date of its original issue. Under existing SEC interpretations, the registered notes would be freely transferable by holders other than affiliates of DIMAC Corporation after the exchange offer without further registration under the Securities Act if the holder of the registered notes represents:



    (1) that it is acquiring the registered notes in the ordinary course of its business;



    (2) that it has no arrangement or understanding with any person to participate in the distribution of the registered notes; and



    (3) that it is not an affiliate of DIMAC Corporation, as such terms are interpreted by the SEC;



PROVIDED, HOWEVER, that broker-dealers receiving registered notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such registered notes. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to registered notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the registration statement. Under the Registration Rights Agreement, DIMAC Corporation is required to allow broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of such registered notes.



    A holder of notes, other than certain specified holders, who wishes to exchange such unregistered notes for registered notes in the exchange offer will be required to represent:



    (1) that any registered notes to be received by it will be acquired in the ordinary course of its business;



    (2) that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the registered notes; and



    (3) that it is not an "affiliate" of DIMAC Corporation, as defined in Rule 405 of the Securities Act; (or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable).

    If:



    (1) applicable interpretations of the staff of the SEC do not permit DIMAC Corporation to effect such a registered exchange offer;



    (2) for any other reason the registered exchange offer is not consummated by April 20, 1999;



    (3) Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC so request with respect to unregistered notes not eligible to be exchanged for registered notes in the registered exchange offer; or



    (4) any holder of unregistered notes is not eligible to participate in the registered exchange offer or does not receive freely tradeable registered notes in the registered exchange offer.



    DIMAC Corporation will, at its cost:



    (1) as promptly as practicable, file a shelf registration statement covering resales of the unregistered notes or the registered notes, as the case may be;



    (2) use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and



    (3) keep the shelf registration statement effective until the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144.



    DIMAC Corporation will, in the event a shelf registration statement is filed, among other things:



    (1) provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement;



    (2) notify each such holder when the shelf registration statement has become effective; and



    (3) take certain other actions as are required to permit unrestricted resales of the notes or the registered notes, as the case may be.



    A holder selling such unregistered notes or registered notes pursuant to the shelf registration statement generally will be:



    (1) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers;



    (2) required to deliver information to be used in connection with the shelf registration statement in order to have its notes included in the shelf registration statement; and



    (3) subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder, including certain indemnification obligations.



    If:



    (1) by December 21, 1998, neither the registration statement nor the shelf registration statement has been filed with the SEC;



    (2) by April 20, 1999, the exchange offer is not consummated and, if applicable, the shelf registration statement is not declared effective; or



    (3) after either the registration statement or the shelf registration statement is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of unregistered notes or registered notes in accordance with and during the periods specified in the Registration Rights Agreement

(each such event referred to in the immediately preceding clauses (1), (2) and (3) a "registration default"), additional cash interest will accrue on the applicable unregistered notes and the registered notes from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. Such additional interest will be payable on each regular interest payment date and is in addition to any other interest payable from time to time with respect to the unregistered notes and the registered notes.



    If DIMAC Corporation effects the registered exchange offer, it will be entitled to close the registered exchange offer 30 days after the commencement thereof provided that it has accepted all unregistered notes validly tendered in accordance with the terms of the exchange offer.



THE SUMMARY HEREIN OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS AVAILABLE UPON REQUEST TO DIMAC CORPORATION.



CERTAIN COVENANTS



    The indenture contains certain covenants including, among others, the following:



    LIMITATION ON INDEBTEDNESS



    DIMAC Corporation shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that DIMAC Corporation and any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 to 1.00 if such Indebtedness is Incurred prior to October 1, 2001, or 2.25 to 1.00 if such Indebtedness is Incurred thereafter.



    Notwithstanding the first paragraph of this covenant, DIMAC Corporation and its Restricted Subsidiaries may Incur the following Indebtedness:



    (1) Bank Indebtedness provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (1) does not exceed an amount outstanding at any time equal to $270.0 million less the aggregate amount of permanent reductions of commitments to extend credit thereunder and repayments of principal thereof (without duplication of repayments required as a result of such reductions of commitments);



    (2) Indebtedness (a) of DIMAC Corporation owed to and held by any Wholly Owned Subsidiary and (b) of any Restricted Subsidiary owed to and held by DIMAC Corporation or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that
       (i) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to DIMAC Corporation or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (ii) if DIMAC Corporation is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;



    (3) Indebtedness represented by the notes, any Indebtedness (other than the Indebtedness described in clauses (1) and (2) above) outstanding on the date of the indenture, including any outstanding notes of AmeriComm Direct Marketing, Inc., and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) permitted under the Consolidated Coverage Ratio test stated above;

    (4) Indebtedness represented by Guarantees of Indebtedness Incurred pursuant to clause (1) above;



    (5) Indebtedness under Currency Agreements and Interest Rate Agreements which are entered into for bona fide hedging purposes of DIMAC Corporation or its Restricted Subsidiaries as determined in good faith by the board of directors or senior management of DIMAC Corporation and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of DIMAC Corporation or the Restricted Subsidiaries Incurred without violation of the indenture or to business transactions of DIMAC Corporation or the Restricted Subsidiaries on customary terms entered into in the ordinary course of business;



    (6) Indebtedness of DIMAC Corporation or any of its Restricted Subsidiaries attributable to Capitalized Lease Obligations, or Incurred to finance the acquisition, construction or improvement of fixed or capital assets, or constituting Attributable Indebtedness in respect of Sale/ Leaseback Transactions, in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;



    (7) Subsidiary guaranties of the Subsidiary Guarantors;



    (8) Permitted Seller Paper in an aggregate principal amount at any one time outstanding not in excess of $25.0 million; and



    (9) Indebtedness of DIMAC Corporation or any of the Restricted Subsidiaries, which may comprise Bank Indebtedness, in an aggregate principal amount at any time outstanding not in excess of $10.0 million.



    Notwithstanding any other provision of this covenant, DIMAC Corporation and its Restricted Subsidiaries shall not Incur any Indebtedness:



    (1) under clauses (1)-(9) above if the proceeds are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of DIMAC Corporation or any Restricted Subsidiary unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations; or



    (2) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.



    Notwithstanding any other provision of this covenant, DIMAC Corporation and its Restricted Subsidiaries shall not Incur any Secured Indebtedness which is not Senior Indebtedness of the obligor unless provision is made to secure the notes or the applicable Subsidiary Guaranty, as the case may be, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.



    LIMITATION ON RESTRICTED PAYMENTS



    DIMAC Corporation shall not, and shall not permit any Restricted Subsidiary, to directly or indirectly:



    (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving DIMAC Corporation, except:



       (a) dividends or distributions payable in its Capital Stock, other than Disqualified Stock; and

       (b) dividends or distributions payable to DIMAC Corporation or another Restricted Subsidiary and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other stockholders on a pro rata basis;



    (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of DIMAC Corporation or any Restricted Subsidiary held by Persons other than DIMAC Corporation or another Restricted Subsidiary;



    (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or



    (4) make any Investment other than a Permitted Investment in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being referred to as a "Restricted Payment"), if at the time DIMAC Corporation or such Restricted Subsidiary makes such Restricted Payment:



       (a) a default shall have occurred and be continuing (or would result therefrom); or



       (b) DIMAC Corporation could not Incur at least an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test described in the "Limitation on Indebtedness" section; or



       (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared (the amount so expended, if other than in cash, to be determined in good faith by the board of directors, whose determination shall be conclusive and evidenced by a resolution of the board of directors) or made subsequent to the Issue Date would exceed the sum of:



            (i) 50% of the Consolidated Net Income accrued during the period
                (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available, but in no event more than 135 days prior to the date of such Restricted Payment, (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);



            (ii) the aggregate Net Cash Proceeds received by DIMAC Corporation from the issue or sale of its Capital Stock, other than Disqualified Stock, or other cash contributions to its capital subsequent to the Issue Date, other than an issuance or sale to a Subsidiary of DIMAC Corporation or an employee stock ownership plan or other trust established by DIMAC Corporation or any of its Subsidiaries;



           (iii) aggregate Net Cash Proceeds from the issue or sale of its Capital Stock to an employee stock ownership plan or similar trust; PROVIDED, HOWEVER, that if such plan or trust Incurs any Indebtedness to or Guaranteed by DIMAC Corporation to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to any increase in the Consolidated Net Worth of DIMAC Corporation resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;



            (iv) the amount by which Indebtedness of DIMAC Corporation or its
                 Subsidiaries is reduced on DIMAC Corporation's balance sheet upon the conversion or exchange, other than by a Subsidiary, subsequent to the Issue Date of any Indebtedness of DIMAC Corporation or its Subsidiaries convertible or exchangeable for Capital

                 Stock, other than Disqualified Stock, of DIMAC Corporation, less the amount of any cash, or other property, distributed by DIMAC Corporation or any Subsidiary upon such conversion or exchange; and



            (v) $5.0 million.



    The restrictions above shall not prohibit:



    (1) any purchase or redemption of Capital Stock or Subordinated Obligations of DIMAC Corporation made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of DIMAC Corporation (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by DIMAC Corporation or any of its Subsidiaries); PROVIDED, HOWEVER, that (a) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale shall be excluded from clause 4(c)(ii) above;



    (2) any purchase or redemption of Subordinated Obligations of DIMAC Corporation or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of DIMAC Corporation or any Restricted Subsidiary as the case may be; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;



    (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under the "Asset Sales" section above; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;



    (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;



    (5) dividends to DIMAC Holdings to the extent required to pay non-deferrable scheduled cash interest when due on the DIMAC Holdings notes; PROVIDED, HOWEVER, that (a) no Default shall have occurred and be continuing or would result therefrom, (b) DIMAC Holdings shall immediately apply any such dividend to make such cash interest payment and (c) immediately after giving effect to any such dividend, DIMAC Corporation would be able to Incur an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test described in the "Limitation on Indebtedness" section; PROVIDED FURTHER, HOWEVER, that such dividends shall be excluded from the calculation of the amount of Restricted Payments;



    (6) payment of dividends or other distributions by DIMAC Corporation for the purposes set forth in clauses (a) and (b) below; PROVIDED, HOWEVER, that any such dividend or distribution described in clause (a) will be excluded in the calculation of the amount of Restricted Payments and any such dividend or distribution described in clause (b) will be included in the calculation of the amount of Restricted Payments:



       (a) in amounts equal to the amounts required for DIMAC Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for audit, accounting, legal and other operating costs of up to $1.0 million per fiscal year; and



       (b) in amounts equal to amounts expended by DIMAC Corporation or DIMAC Holdings to repurchase Capital Stock of DIMAC Corporation or DIMAC Holdings owned by employees, including former employees, of DIMAC Corporation or its Subsidiaries or their assigns, estates and heirs; PROVIDED FURTHER, HOWEVER, that the aggregate amount paid, loaned or advanced pursuant to this clause (b) shall not, in the aggregate, exceed the sum of $2.5 million per fiscal year plus any amounts contributed by DIMAC Holdings to DIMAC Corporation as a result of resales of such repurchased shares of Capital Stock;



    (7) any repurchase of equity interest deemed to occur upon exercise of stock options if such equity interests represent a portion of the exercise price of such options; PROVIDED, HOWEVER, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;



    (8) payments required to be made by DIMAC Corporation and any of its Subsidiaries under the Tax Sharing Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or



    (9) payments required in respect of any Permitted Seller Paper; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.



    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES



    DIMAC Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:



    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to DIMAC Corporation or a Restricted Subsidiary;



    (2) make any loans or advances to DIMAC Corporation or its subsidiaries; or



    (3) transfer any of its property or assets to DIMAC Corporation or any other Restricted Subsidiary except:



       (a) any encumbrance or restriction provided in an agreement in effect on the Issue Date, including those arising under the Senior Credit Documents, the indenture, the indenture pursuant to which the DIMAC Holdings notes were issued, the notes and the DIMAC Holdings notes;



       (b) any encumbrance or restriction with respect to a Restricted Subsidiary under an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by DIMAC Corporation (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by DIMAC Corporation);



       (c) any encumbrance or restriction with respect to a Restricted Subsidiary provided in an agreement that refinanced Indebtedness Incurred in an agreement referred to in clauses (a) or (b) above or this clause (c) or contained in any amendment, supplement or modification (including an amendment and restatement) to an agreement referred to in clauses (a) or (b) above or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the holders of the notes in any material respect than encumbrances and restrictions contained in such agreements;



       (d) in the case of clause (3), any encumbrance or restriction (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of DIMAC Corporation or any Restricted Subsidiary not otherwise prohibited by the indenture, or (iii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements;

       (e) any such restriction imposed by applicable law;



       (f) any restriction with respect to a Restricted Subsidiary imposed in an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and



       (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired.



    LIMITATION ON AFFILIATE TRANSACTIONS



    DIMAC Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of DIMAC Corporation (an "Affiliate Transaction") unless:



    (1) the terms of such Affiliate Transaction are no less favorable to DIMAC Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;



    (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the board of directors of DIMAC Corporation and by a majority of the disinterested members of such board, if any, and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (1) above; and



    (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, DIMAC Corporation has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to DIMAC Corporation or such Restricted Subsidiary, as the case may be, from a financial point of view.



    Notwithstanding the preceding restrictions, the following Affiliate Transactions are not prohibited:



    (1) any Restricted Payment permitted to be paid under the terms described in the "Limitation on Restricted Payments" section, and in the case of Permitted Investments, only those described in clauses (5), (6) and (9) of the definition of Permitted Investments;



    (2) the performance of DIMAC Corporation's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement entered into in the ordinary course of business;



    (3) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants (excluding the Management Services Agreement) in the ordinary course of business;



    (4) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans;



    (5) any transaction between DIMAC Corporation and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;



    (6) the payment of fees and expenses under the Management Services Agreement as in effect on the Issue Date;



    (7) payments by DIMAC Corporation and any of its Restricted Subsidiaries under the Tax Sharing Agreement; or

    (8) the issuance or sale of any Capital Stock, other than Disqualified Stock, of DIMAC Corporation.



    LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES



    DIMAC Corporation will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except:



    (1) to DIMAC Corporation or a Wholly Owned Subsidiary;



    (2) directors' qualifying shares;



    (3) if, immediately after giving effect to such issuance, sale or other disposition, neither DIMAC Corporation nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or



    (4) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described in the "Limitation on Restricted Payments" section if made on the date of such issuance, sale or other disposition.



SEC REPORTS



    Notwithstanding that DIMAC Corporation may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, DIMAC Corporation shall



    (1) file with the SEC; and



    (2) provide to the Trustee and the holders at their addresses as set forth in the register of notes (a) within 15 days after such reports are filed, if DIMAC Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or (b) concurrently with the filing of such reports, if DIMAC Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the annual reports and the information, documents and other reports which are otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act.



       In addition, following the registration of the common stock of DIMAC Corporation pursuant to Section 12(b) or 12(g) of the Exchange Act, DIMAC Corporation shall furnish to the Trustee and the holders, promptly upon their becoming available, copies of DIMAC Corporation's annual report to stockholders and any other information provided by DIMAC Corporation to its public stockholders generally.



    So long as it is required for an offer or sale of the notes to qualify for an exemption under Rule 144A, DIMAC Corporation shall, upon request provide the information required by clause (d)(4) thereunder to each holder and to each beneficial owner and prospective purchaser of notes identified by any holder of notes.



    FUTURE GUARANTORS



    DIMAC Corporation shall cause each domestic Restricted Subsidiary that Incurs any Senior Indebtedness to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the terms and conditions set forth in the indenture.

    LIMITATION ON LINES OF BUSINESS



    DIMAC Corporation will not, and will not permit any Restricted Subsidiary to, engage in any business, other than the business engaged in by DIMAC Corporation on the Issue Date and such other business activities which are incidental or related thereto.



    MERGER AND CONSOLIDATION



    DIMAC Corporation shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:



    (1) the resulting, surviving or transferee Person (the "Successor Company") is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company if not DIMAC Corporation expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of DIMAC Corporation under the notes and the indenture;



    (2) immediately after giving effect to such transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction, no default shall have occurred and be continuing;



    (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness under the Consolidated Coverage Ratio test described in the "Limitation on Indebtedness" section;



    (4) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of DIMAC Corporation immediately prior to such transaction; and



    (5) DIMAC Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with the indenture.



    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of DIMAC Corporation under the indenture, but the predecessor DIMAC Corporation in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.



    Notwithstanding clauses (2), (3) and (4) above, any Restricted Subsidiary of DIMAC Corporation may consolidate with, merge into or transfer all or part of its properties and assets to DIMAC Corporation or another Wholly Owned Subsidiary of DIMAC Corporation. In addition, DIMAC Corporation may merge with an Affiliate incorporated solely for the purpose of reincorporating DIMAC Corporation in another jurisdiction to realize tax or other benefits.



    DIMAC Corporation will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person, other than DIMAC Corporation or a Subsidiary Guarantor, unless:



    (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;


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    (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no default shall have occurred and be continuing; and



    (3) DIMAC Corporation delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such Guaranty Agreement, if any, complies with the indenture; PROVIDED, HOWEVER, that the foregoing shall not be applicable if such consolidation, merger, conveyance, transfer or lease is in compliance with the covenants described in the "--Repurchase at the Option of Holders--Asset Sales" section and the Subsidiary Guarantor will be released from its obligations under the Subsidiary Guaranty as described in the "Guaranties" section.



EVENTS OF DEFAULT



    An event of default is defined in the indenture as:



    (1) a default in any payment of interest on any note when due, continued for 30 days;



    (2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;



    (3) the failure by DIMAC Corporation to comply with its obligations described under the "Certain Covenants--Merger and Consolidation" section above;



    (4) the failure by DIMAC Corporation to comply for 30 days after notice with any of its obligations under the covenants described in the "Change of Control" section or under the covenants described under "Certain Covenants" above (in each case, other than (a) a failure to purchase notes which shall constitute an event of default under clause (2) above or (b) a failure to comply with the covenant described under "Certain Covenants--Merger and Consolidation" which shall constitute an event of default under clause (3) above);



    (5) the failure by DIMAC Corporation to comply for 60 days after notice with its other agreements contained in the indenture;



    (6) Indebtedness of DIMAC Corporation or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $3.0 million and such failure to pay shall not have been cured or such acceleration rescinded within a 10-day period (the "cross acceleration provision");



    (7) certain events of bankruptcy, insolvency or reorganization of DIMAC Corporation or a Significant Subsidiary (the "bankruptcy provisions");



    (8) any judgment or decree for the payment of money in excess of $3.0 million, not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, is rendered against DIMAC Corporation or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable (the "judgment default provision"); or



    (9) the failure of any Subsidiary Guaranty to be in full force and effect, except as contemplated by the terms thereof, or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under its Subsidiary Guaranty if such default continues for 10 days.



    However, a default under clauses (4) and (5) above will not constitute an event of default until the Trustee or the holders of at least 25% in principal amount of the outstanding notes notify DIMAC


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Corporation of the default and DIMAC Corporation does not cure such default within the time specified in clauses (4) and (5) above after receipt of such notice.



    If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes by notice to DIMAC Corporation may declare the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of DIMAC Corporation occurs and is continuing, the principal of and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.



    Subject to the provisions of the indenture, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:



    (1) such holder has previously given the Trustee notice that an event of default is continuing;



    (2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;



    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;



    (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and



    (5) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.



    Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.



    The indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the notes. In addition, DIMAC Corporation is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. DIMAC Corporation also is required to deliver written notice to the Trustee within 30 days after the occurrence of any events which would constitute certain defaults, their status and what action DIMAC Corporation is taking or proposes to take.


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    AMENDMENTS AND WAIVERS



    Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:



    (1) reduce the amount of notes whose holders must consent to an amendment;



    (2) reduce the rate of or extend the time for payment of interest on any note;



    (3) reduce the principal of or extend the Stated Maturity of any note;



    (4) reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed as described under "Optional Redemption" above;



    (5) make any note payable in money other than that stated in the note;



    (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder of the notes;



    (7) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates or to institute suit for the enforcement of any payment on or with respect to such holder's notes;



    (8) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or



    (9) make any change in any Subsidiary Guaranty that would adversely affect the noteholders.



    Without the consent of any holder, DIMAC Corporation and the Trustee may amend the indenture to:



    (1) cure any ambiguity, omission, defect or inconsistency;



    (2) to provide for the assumption by a successor corporation of the obligations of DIMAC Corporation under the indenture;



    (3) to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in
       Section 163(f)(2)(B) of the Internal Revenue Code;



    (4) to add Guarantees with respect to the notes;



    (5) to secure the notes;



    (6) to add to the covenants of DIMAC Corporation for the benefit of the noteholders or to surrender any right or power conferred upon DIMAC Corporation; or



    (7) to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.



    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of DIMAC Corporation or the Subsidiary Guarantors then outstanding unless the holders of such Senior Indebtedness, or any group or representative thereof authorized to give a consent, consent to such change.


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

    The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.



    After an amendment under the indenture becomes effective, DIMAC Corporation is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.



DEFEASANCE



    DIMAC Corporation at any time may terminate all of its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those regarding the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. DIMAC Corporation at any time may terminate its obligations described in the "Change of Control" section and under the covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Events of Default" above and the limitations contained in clauses (3) and (4) under the first paragraph of "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").



    DIMAC Corporation may exercise its legal defeasance option despite its prior exercise of its covenant defeasance option. If DIMAC Corporation exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If DIMAC Corporation exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of Default" above or because of the failure of DIMAC Corporation to comply with clause (3) and (4) of the first paragraph under "Certain Covenants--Merger and Consolidation" above. If DIMAC Corporation exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.



    In order to exercise either defeasance option, DIMAC Corporation must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.



CONCERNING THE TRUSTEE



    Wilmington Trust Company is to be the Trustee under the indenture and has been appointed by DIMAC Corporation as Registrar and Paying Agent with regard to the notes.



    The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of DIMAC Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that if an event of default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.



GOVERNING LAW



    The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.



CERTAIN DEFINITIONS



    "Acquisition Closing Date" means June 26, 1998.



    "Additional Assets" means:



    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by DIMAC Corporation or a Restricted Subsidiary in a Related Business;



    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by DIMAC Corporation or another Restricted Subsidiary; or



    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;



PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.



    "Affiliate" of any specified Person means:



    (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or



    (2) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (1) above.



For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Repurchase at the Option of Holders--Asset Sales", "--Limitations on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock, on a fully diluted basis, of DIMAC Corporation or of rights or warrants to purchase such Voting Stock, whether or not currently exercisable, and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.



    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by DIMAC Corporation

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or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, other than:



    (1) a disposition by a Restricted Subsidiary to DIMAC Corporation or by DIMAC Corporation or a Restricted Subsidiary to a Wholly Owned Subsidiary;



    (2) a disposition of inventory or Temporary Cash Investments in the ordinary course of business;



    (3) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of DIMAC Corporation or the applicable Restricted Subsidiary and that is disposed of in each case in the ordinary course of business;



    (4) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (4) does not exceed $1.0 million in the aggregate in any fiscal year and $5.0 million in the aggregate prior to the maturity date of the notes;



    (5) for the purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets" only, a disposition subject to the covenant described under "--Limitation on Restricted Payments"; and



    (6) the disposition of all or substantially all of the assets of DIMAC Corporation in the manner permitted pursuant to the provisions described under "--Certain Covenants--Merger and Consolidation" or any disposition that constitutes a Change of Control pursuant to the indenture.



    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.



    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:



    (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by



    (2) the sum of all such payments.



    "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Documents and any Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Credit Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to DIMAC Corporation whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof, including, without limitation, cash collateralization of letters of credit.



    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.



    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.



    "Cash Equivalents" means:



    (1) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;



    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;



    (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500.0 million;



    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above;



    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and



    (6) interests in any investment company which invests solely in instruments of the type specified in clauses (1) through (5) above.



    "Change of Control" means the occurrence of any of the following:



    (1) prior to the first public offering of Voting Stock of DIMAC Corporation or DIMAC Holdings, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of DIMAC Corporation, whether as a result of issuance of securities of DIMAC Corporation or DIMAC Holdings, as the case may be, any merger, consolidation, liquidation or dissolution of DIMAC Corporation or DIMAC Holdings, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise. For purposes of this clause (1) and clause (2) below, the Permitted Holders will be deemed to beneficially own any Voting Stock of a Person (the "specified corporation") held by any other Person (the "parent corporation") so long as the Permitted Holders beneficially own, as so defined, directly or indirectly, a majority of the voting power of the Voting Stock of the parent corporation;



    (2) following the first public offering of Voting Stock of DIMAC Corporation or DIMAC Holdings, as the case may be, any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of DIMAC Corporation or DIMAC Holdings, as the case may be; PROVIDED, HOWEVER, that the Permitted Holders beneficially own, as defined in clause (1) above, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of DIMAC Corporation or DIMAC Holdings, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of DIMAC Corporation or DIMAC Holdings, as the case may be; for purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (2)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);



    (3) individuals who on the Issue Date constituted the board of directors, together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of DIMAC Corporation was approved by a vote of a majority of the directors of DIMAC Corporation then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors then in office; or



    (4) the merger or consolidation of DIMAC Corporation with or into another Person or the merger of another Person with or into DIMAC Corporation, or the sale of all or substantially all the assets of DIMAC Corporation to another Person, other than a Person that is controlled by the Permitted Holders, and, in the case of any such merger or consolidation, the securities of DIMAC Corporation that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of DIMAC Corporation are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.



    "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, to the extent deducted in calculating such Consolidated Net Income:



    (1) income tax expense;



    (2) Consolidated Interest Expense;



    (3) depreciation expense;



    (4) amortization expense, in each case for such period;



    (5) other noncash charges reducing Consolidated Net Income (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), in each case for such period less, to the extent not deducted in calculating such Consolidated Net Income; and



    (6) the aggregate amount of contingent and "earnout" payments in respect of any acquisition by DIMAC Corporation or any Restricted Subsidiary that are paid in cash during such period.


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    Despite the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to DIMAC Corporation by such Restricted Subsidiary without prior approval, that has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.



    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated using the pro forma consolidated statements of operations of DIMAC Corporation contained in this prospectus, which pro forma statements of operations shall give effect to the acquisition of AmeriComm Holdings, Inc. and DIMAC Marketing Corporation and their respective subsidiaries as if they occurred at the beginning of such period; PROVIDED, HOWEVER, that



    (1) if DIMAC Corporation or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;



    (2) if DIMAC Corporation or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged, in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced or the related commitment permanently reduced, on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period and as if DIMAC Corporation or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;



    (3) if since the beginning of such period DIMAC Corporation or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow, if positive, attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow, if negative, attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of DIMAC Corporation or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to DIMAC Corporation and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent DIMAC Corporation and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);


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

    (4) if since the beginning of such period DIMAC Corporation or any of its Restricted Subsidiaries, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary, or any Person which becomes a Restricted Subsidiary, or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, it being understood that all cost reductions set forth in note (c) to the unaudited pro forma consolidated statements of operations contained in this prospectus shall be deemed to be calculated on a basis consistent with Regulation S-X) as if such Investment or acquisition occurred on the first day of such period; and



    (5) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into DIMAC Corporation or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by DIMAC Corporation or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of DIMAC Corporation. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months.



    "Consolidated Interest Expense" means, for any period, the total interest expense of DIMAC Corporation and its Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by DIMAC Corporation or its Restricted Subsidiaries:



    (1) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness;



    (2) amortization of debt discount and debt issuance cost, other than those debt discounts and debt issuance costs incurred on June 26, 1998, the Issue Date and the date of issuance of any other notes under the indenture;



    (3) capitalized interest;



    (4) noncash interest expense;



    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;



    (6) interest actually paid by DIMAC Corporation or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;



    (7) net costs associated with Currency Agreements and Interest Rate Agreements, including amortization of fees;


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

    (8) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of DIMAC Corporation and Disqualified Stock of DIMAC Corporation held by Persons other than DIMAC Corporation or a Wholly Owned Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of DIMAC Corporation, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and



    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person, other than DIMAC Corporation, in connection with Indebtedness Incurred by such plan or trust.



    "Consolidated Net Income" means, for any period, the net income (loss) of DIMAC Corporation and its consolidated Restricted Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:



    (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (4) below, DIMAC Corporation's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to DIMAC Corporation or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below and (b) DIMAC Corporation's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;



    (2) any net income (loss) of any person acquired by DIMAC Corporation or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;



    (3) any net income (loss) of any Restricted Subsidiary, other than AmeriComm Holdings, Inc. or AmeriComm Direct Marketing, Inc. for the period prior to the Issue Date, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to DIMAC Corporation, except that (a) subject to the limitations contained in (4) below, DIMAC Corporation's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to DIMAC Corporation or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (b) DIMAC Corporation's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;



    (4) any gain, but not loss, realized upon the sale or other disposition of any assets of DIMAC Corporation or its consolidated Subsidiaries, including pursuant to any Sale/Leaseback Transaction, which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;



    (5) any extraordinary gain or loss; and



    (6) the cumulative effect of a change in accounting principles.



    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of DIMAC Corporation and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of DIMAC Corporation ending prior to the taking of any action for the purpose of which the determination is being made as



    (1) the par or stated value of all outstanding Capital Stock of DIMAC Corporation plus


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    (2) paid-in capital or capital surplus relating to such Capital Stock plus



    (3) any retained earnings or earned surplus less (a) any accumulated deficit and (b) any amounts attributable to Disqualified Stock.



    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.



    "Designated Senior Indebtedness" means:



    (1) the Bank Indebtedness; and



    (2) after repayment in full of the Bank Indebtedness, any other Senior Indebtedness of DIMAC Corporation which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by DIMAC Corporation in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.



    "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of holder, or upon the happening of any event:



    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;



    (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or



    (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the notes.



    "Equity Offering" means any public or private sales of equity securities, excluding Disqualified Stock, of DIMAC Corporation or DIMAC Holdings.



    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:



    (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;



    (2) statements and pronouncements of the Financial Accounting Standards Board; and



    (3) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP as in effect on the Issue Date.



    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:



    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or



    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.



    "Guaranty Agreement" means a supplemental indenture under which a Subsidiary Guarantor guarantees DIMAC Corporation's obligations described in the notes and the indenture.



    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary, whether by merger, consolidation, acquisition or otherwise, shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.



    "Indebtedness" means, with respect to any Person on any date of determination, without duplication:



    (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;



    (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;



    (3) all obligations of such Person in respect of letters of credit or other similar instruments including reimbursement obligations with respect thereto (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (4)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);



    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than (a) Trade Payables and accrued expenses incurred in the ordinary course of business and (b) contingent and "earnout" payments in respect of any acquisition by DIMAC Corporation or any Restricted Subsidiary so long as, following the occurrence of the contingency giving rise to the obligation connected therewith, payment thereof is made when due), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;



    (5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;



    (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;



    (7) all Indebtedness of other Persons to the extent Guaranteed by such Person;



    (8) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of DIMAC Corporation, any Preferred Stock, but excluding, in each case, any accrued dividends; and



    (9) to the extent not otherwise included in this definition, obligations of such Person under Currency Agreements and Interest Rate Agreements.



The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above as such amount would be reflected on a balance sheet in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.


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

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.



    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":



    (1) "Investment" shall include the portion, proportionate to DIMAC Corporation's equity interest in such Subsidiary, of the fair market value of the net assets of any Subsidiary of DIMAC Corporation at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, DIMAC Corporation shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount, if positive, equal to (a) DIMAC Corporation's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion, proportionate to DIMAC Corporation's equity interest in such Subsidiary, of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and



    (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors.



    "Issue Date" means the date on which the note were originally issued.



    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind including any conditional sale or other title retention agreement or lease in the nature thereof.



    "Net Available Cash" from an Asset Disposition means cash payments received therefrom, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, in each case net of:



    (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;



    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;



    (3) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by DIMAC Corporation or any Restricted Subsidiary of DIMAC Corporation after such Asset Disposition; and



    (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition;



PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to DIMAC Corporation or any Restricted Subsidiary.



    "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.



    "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Chief Financial Officer, or the Secretary or any Assistant Secretary of DIMAC Corporation.



    "Officers' Certificate" means a certificate signed by two Officers.



    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to DIMAC Corporation or the Trustee.



    "Permitted Holders" means the equity owners of DIMAC Holdings on October 22, 1998 and their respective Affiliates.



    "Permitted Investment" means:



    (1) any Investment in a Restricted Subsidiary or a Person which will, upon making such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;



    (2) any Investment in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, DIMAC Corporation or a Restricted Subsidiary of DIMAC Corporation; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;



    (3) any Investment in Temporary Cash Investments;



    (4) receivables owing to DIMAC Corporation or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;



    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;



    (6) loans or advances to employees made in the ordinary course of business of DIMAC Corporation or such Restricted Subsidiary;



    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to DIMAC Corporation or any Restricted Subsidiary or in satisfaction of judgments or claims;

    (8) Investments the payment for which consists exclusively of equity securities, exclusive of Disqualified Stock, of DIMAC Corporation;



    (9) loans or advances to employees and directors to purchase equity securities of DIMAC Corporation or DIMAC Holdings; PROVIDED that the aggregate amount of such loans and advances shall not exceed $2.0 million at any time outstanding;



    (10) any Investment in another Person to the extent such Investment is received by DIMAC Corporation or any Restricted Subsidiary as consideration for Asset Disposition effected in compliance with the covenant under "Certain Covenants--Limitations on Sales of Assets";



    (11) prepayment and other credits to suppliers made in the ordinary course of business consistent with the past practices of DIMAC Corporation and its Restricted Subsidiaries;



    (12) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and



    (13) any Investment in another Person; PROVIDED, HOWEVER, that the aggregate amount of all such Investments made pursuant to this clause (13) shall not exceed in the aggregate $5.0 million at any one time outstanding, measured as of the date made and without giving effect to subsequent changes in value.



    "Permitted Seller Paper" means Indebtedness of DIMAC Corporation and or any Restricted Subsidiary Incurred in connection with an acquisition of a business or assets in respect of the balance deferred and unpaid of the purchase price of any property and payable to the seller in connection therewith.



    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.



    "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.



    "Refinance" means, in respect of any Indebtedness, to refinance, replace, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.



    "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture, including Indebtedness of DIMAC Corporation that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:



    (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;



    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and



    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus the amount of any premium required to be paid in connection therewith and plus reasonable fees and expenses in connection therewith;



PROVIDED FURTHER that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary which Refinances Indebtedness of DIMAC Corporation or (b) Indebtedness of DIMAC Corporation or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.



    "Related Business" means the business engaged in by DIMAC Corporation on the Issue Date and such other business activities which are incidental or related thereto.



    "Representative" means any trustee, agent or representative, if any, of an issue of Senior Indebtedness of DIMAC Corporation.



    "Restricted Subsidiary" means any Subsidiary of DIMAC Corporation that is not an Unrestricted Subsidiary.



    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby DIMAC Corporation or a Restricted Subsidiary transfers such property to a Person and DIMAC Corporation or a Restricted Subsidiary leases it from such Person.



    "Secured Indebtedness" means any Indebtedness of DIMAC Corporation secured by a Lien.



    "Senior Credit Documents" means the collective reference to the senior secured credit agreement and the notes issued pursuant thereto, each as defined in the Senior Credit Agreement, and each of the mortgages and other security agreements, guarantees and other instruments and documents executed and delivered pursuant to any of the foregoing, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including (1) increasing the amounts of available borrowing thereunder; PROVIDED, HOWEVER, that such increase in borrowing is permitted by the covenant described under the caption "--Certain Covenants--Limitation on Indebtedness" or (2) adding Restricted Subsidiaries of DIMAC Corporation as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.



    "Senior Indebtedness" means, with respect to any Person, the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Person regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness and all other Indebtedness of such Person, whether outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the notes; PROVIDED, HOWEVER, that Senior Indebtedness will not include:



    (1) any obligation of such Person to any Subsidiary of such Person;



    (2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;



    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees thereof or instruments evidencing such liabilities;



    (4) any Indebtedness, Guarantee or obligation of such Person that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Person, including any Senior Subordinated Indebtedness and any Subordinated Obligations; or



    (5) any Capital Stock.


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    "Senior Subordinated Indebtedness" means:



    (1) with respect to DIMAC Corporation, the notes and any other Indebtedness of DIMAC Corporation that ranks equal with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of DIMAC Corporation which is not Senior Indebtedness of DIMAC Corporation; and



    (2) with respect to each Subsidiary Guarantor, its Subsidiary guaranty of the notes and any other Indebtedness of such Person that ranks equal with its applicable Subsidiary Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.



    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.



    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.



    "Subordinated Obligation" means any Indebtedness of DIMAC Corporation or any Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment, in the case of DIMAC Corporation, to the notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guaranty pursuant to a written agreement.



    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:



    (1) such Person;



    (2) such Person and one or more Subsidiaries of such Person; or



    (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of DIMAC Corporation.



    "Subsidiary Guarantor" means any domestic Restricted Subsidiary of DIMAC Corporation that Guarantees DIMAC Corporation's obligations with respect to the notes pursuant to the terms of the indenture.



    "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of DIMAC Corporation's obligations with respect to the notes pursuant to the terms of the indenture.



    "Tax Sharing Agreement" means the existing agreement among DIMAC Corporation and DIMAC Holdings and any other tax allocation agreement among DIMAC Corporation, any of its Subsidiaries or any direct or indirect shareholder of DIMAC Corporation with respect to consolidated or combined tax returns including DIMAC Corporation or any of its Subsidiaries but only to the extent that amounts payable from time to time by DIMAC Corporation or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that DIMAC Corporation or such Subsidiary would have been required to make to any relevant taxing authority had DIMAC Corporation or such Subsidiary not joined in such consolidated or combined return, but instead had filed returns including only DIMAC Corporation or its Subsidiaries.


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    "Temporary Cash Investments" means any of the following:



    (1) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof;



    (2) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million, or the foreign currency equivalent thereof, and whose long-term debt, or whose parent holding company's long-term debt, is rated "A", or such similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act;



    (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; or



    (4) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation, other than an Affiliate of DIMAC Corporation, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "A-1" or higher according to Moody's Investors Service, Inc. or "P-1" or higher according to Standard and Poor's Ratings Group.



    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.



    "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.



    "Unrestricted Subsidiary" means:



    (1) any Subsidiary of DIMAC Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors in the manner provided below; and



    (2) any Subsidiary of an Unrestricted Subsidiary.



    The board of directors may designate any Subsidiary of DIMAC Corporation, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, DIMAC Corporation or any Restricted Subsidiary of DIMAC Corporation that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either
(a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The board of directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) DIMAC Corporation could Incur $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described under "--Certain Covenants--Limitation on Indebtedness" and (y) no default shall have occurred and be continuing. Any such designation by the board of directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.



    "Voting Stock" of a Person means all classes of Capital Stock or other interests, including partnership interests, of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof.



    "Wholly Owned Subsidiary" means a Restricted Subsidiary of DIMAC Corporation, all of the Capital Stock of which, other than directors' qualifying shares, is owned by DIMAC Corporation or another Wholly Owned Subsidiary.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS


    In the opinion of White & Case LLP, our special tax counsel, the following summary describes the principal U.S. federal income tax consequences relating to the exchange of unregistered notes for registered notes in the exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated under the Internal Revenue Code and judicial and administrative interpretations thereof, all as in effect and available as of the date hereof and all of which are subject to change (possibly on a retroactive basis). The opinion of White & Case LLP is not binding on the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this prospectus. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the exchange offer. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or to holders subject to special treatment under the Internal Revenue Code (for example, life insurance companies, tax exempt organizations, financial institutions, dealers or traders in securities or currencies, holders subject to the alternative minimum tax, holders holding unregistered notes or that will hold registered notes as a part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, or holders with a functional currency other than the U.S. dollar). This discussion does not address the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws. Moreover, this description addresses only the U.S. federal income tax considerations of an initial purchaser that purchased unregistered notes for their original issue price, holds such unregistered notes as capital assets and will hold the registered notes issued in the exchange offer as capital assets. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER UNDER U.S. FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.



    For purposes of this summary, a "U.S. Holder" means a beneficial owner of unregistered notes or registered notes that is for U.S. federal income tax purposes:


     - a citizen or resident of the United States;


     - a corporation or partnership created or organized in or under the laws of the United States or any State of the United States (including the District of Columbia);


     - an estate the income of which is subject to U.S. federal income taxation regardless of its source;

     - a trust if:

       - a court within the United States is able to exercise primary supervision over the administration of the trust; and

       - one or more United States persons have the authority to control all substantial decisions of the trust; or


     - a person that otherwise is subject to U.S. federal income tax on a net income basis with respect to the unregistered notes.


EXCHANGE OFFER


    The exchange of unregistered notes for registered notes pursuant to the exchange offer should not constitute a material modification of the terms of the unregistered notes and, therefore, such exchange should not constitute an exchange for U.S. federal income tax purposes. Accordingly, you should have no U.S. federal income tax consequences from such exchange and, further, you should be required to continue to include interest on the registered notes in gross income in the manner and to the extent as such U.S. Holder would have been under the unregistered notes. Your holding period with respect to the registered notes will include the holding period of the unregistered notes and your basis in the registered notes will be the same as your basis in the unregistered notes immediately before the exchange.



    If, however, the Internal Revenue Service were to successfully assert that the exchange of an unregistered note by a U.S. Holder for a registered note should be treated as a taxable exchange for U.S. federal income tax purposes, a U.S. Holder generally would be subject to the rules described below under "--Sale, Exchange or Redemption of the Registered Notes" with respect to such exchange.



THE REGISTERED NOTES



    INTEREST ON THE REGISTERED NOTES



    The interest paid on a registered note will be includible in your gross income as ordinary interest income at the time it is paid or accrued in accordance with your usual method of tax accounting.



    SALE, EXCHANGE OR REDEMPTION OF THE REGISTERED NOTES



    If you sell or exchange your registered notes (including a redemption of your registered notes for cash) you will recognize gain or loss equal to the difference between (1) the amount realized on the sale or exchange of the registered notes (other than cash received in payment of accrued but unpaid interest which will be taxable as interest income) and (2) your adjusted tax basis in the registered notes. Your adjusted tax basis in a registered note generally will equal the initial purchase price. The gain or loss will be a capital gain or loss. If you are not a corporation and your holding period for a registered note exceeds one year, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum U.S. federal income tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.



BACKUP WITHHOLDING TAX AND INFORMATION REPORTING



    A 31% backup withholding tax and information reporting requirements may apply in the case of particular non-corporate United States persons to certain payments of principal of, and interest on, an obligation, and of proceeds of the sale of an obligation before maturity. If you are a United States person that is not a corporation, backup withholding will apply to you only if you fail to furnish your taxpayer identification number which, in the case of an individual, is your social security number, or otherwise fail to comply with such backup withholding requirements.



    Treasury regulations issued on October 6, 1997, and an Internal Revenue Service Notice issued on April 29, 1999, would modify some of the rules discussed above generally with respect to payments on the registered notes made after December 31, 2000. In the case of payments to foreign partnerships other than payments to foreign partnerships that qualify as withholding foreign partnerships within the meaning of such Treasury regulations and payments to foreign partnerships that are effectively connected with the conduct of a trade or business in the United States, the partners of such partnerships will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a Non-United States Holder only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is unreliable.



    THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATED TO THE EXCHANGE OFFER. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER WITH RESPECT TO YOUR PARTICULAR SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.


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

                UNREGISTERED NOTES REGISTRATION RIGHTS AGREEMENT



    DIMAC Corporation and Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read, LLC entered into a Registration Rights Agreement on October 16, 1998. Under the Registration Rights Agreement, we agreed to:



     - file a registration statement for an exchange of the unregistered notes for registered notes under the Securities Act with the SEC by December 21, 1998; and



     - use our reasonable best efforts to ensure that the SEC declares the registration statement effective under the Securities Act by March 20, 1999.



As soon as practicable after the registration statement becomes effective, we will offer the holders of unregistered notes, who are not prohibited by any law or policy of the SEC from participating in this exchange offer, the opportunity to exchange their unregistered notes for notes registered under the Securities Act that are identical in all material respects to the unregistered notes, except that the registered notes will not contain terms with respect to transfer restrictions, registration rights and penalties. We will keep this exchange offer open for at least 30 days after we mail the exchange offer notice to the holders of the unregistered notes.



    Under the following circumstances we will use our reasonable best efforts to file with the SEC a shelf registration statement to cover resales of the unregistered notes by those holders who satisfy certain conditions relating to the provision of information in connection with that shelf registration statement:



     - if we are not permitted to effect this exchange offer because of a change in law or applicable interpretations of the law by the SEC's staff;



     - if the exchange offer is not consummated by April 20, 1999;



     - if Credit Suisse First Boston, First Union, Capital Markets or Warburg Dillon Read so requests with respect to unregistered notes which are ineligible for exchange under this exchange offer;



     - if any holder is ineligible to participate in this exchange offer; or



     - if anyone who participates in this exchange offer does not receive freely transferable registered notes in exchange for tendered unregistered notes.



    In the preceding paragraphs the term "unregistered notes" means each note until:



     - the date on which that unregistered note has been exchanged by a person other than a broker-dealer for a freely transferable registered note in this exchange offer;



     - the note has been sold to a purchaser who received a copy of this prospectus on or before the sale from a broker-dealer that exchanged the notes in this exchange offer;



     - the date on which the note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or


     - the date on which the note is distributed to the public according to Rule 144 of the Securities Act or is saleable under Rule 144(k) of the Securities Act.


    We will use our reasonable best efforts to have the SEC declare this registration statement or, if applicable, the shelf registration statement, effective as promptly as practicable after filing it. We will use our reasonable best efforts to consummate this exchange offer as promptly as practicable. If applicable, we will use our reasonable best efforts to keep the shelf registration statement effective until October 22, 2002.

    A registration default will occur if:



     - by December 21, 1998 this registration statement or shelf registration statement is not filed with the SEC;



     - by April 20, 1999 the exchange offer is not consummated or the shelf registration statement is not declared effective; or



     - after either this registration statement or the shelf registration statement is declared effective, the applicable registration statement ceases to be effective or the applicable registration statement or the related prospectus ceases to be useable to resell the unregistered notes.



    If any registration default occurs, we will be obligated to pay additional interest to each holder of unregistered notes during the period of default as follows:


     - 0.50% per year for the first 90 days after the default; and


     - 0.50% per year for each subsequent 90 day period until all defaults have been cured or the interest rate on the unregistered notes has increased by 2.0% per year.



    The Registration Rights Agreement also provides that we will make this prospectus available for 90 days after the consummation of this exchange offer to any broker-dealer to use in connection with any resale of any registered notes. The Registration Rights Agreement further obligates us to pay all expenses connected to this exchange offer, including the expense of one counsel to the holders of the notes, and to indemnify certain holders of the notes against certain liabilities, including liabilities under the Securities Act. A broker-dealer who delivers this prospectus to purchasers in connection with such resales will be subject to the relevant civil liability provisions of the Securities Act and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification rights and obligations.



    Each holder of unregistered notes who wishes to exchange the unregistered notes for registered notes in this exchange offer will be required to make certain representations, including:



     - that any registered notes that such holder will receive will be acquired in the ordinary course of business;



     - that such holder has no arrangements or understanding with any person to participate in the distribution of the registered notes;



     - that such holder is not an "affiliate" of our company, as defined in Rule 405 under the Securities Act, or if such holder is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;



     - if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, distribution of the registered notes; and



     - if such holder is a broker-dealer, that it will receive registered notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the registered notes.



    Holders of the unregistered notes will be required to make these representations to us in order to participate in this exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells unregistered notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations.


    For so long as the notes are outstanding, we will continue to provide to holders of the notes and to their prospective purchasers the information required by Rule 144A(d)(4) under the Securities Act.



    The description of the Registration Rights Agreement contained in this section is a summary only. For more information, you may review the provisions of the Registration Rights Agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

                         BOOK-ENTRY; DELIVERY AND FORM

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTE


    Except as set forth below, the registered notes will be represented by one permanent global registered note in global form, without interest coupons. The global note will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, or will remain in the custody of Wilmington Trust Company according to the FAST Balance Certificate Agreement between The Depository Trust Company and Wilmington Trust Company.


    We are providing the following descriptions of the operations and procedures of The Depository Trust Company, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC take any responsibility for these operations or procedures. If you wish to discuss these matters, we urge you to contact the relevant system or its participants directly.

    The Depository Trust Company has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

    The Depository Trust Company was created to hold securities for its participants. It facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. This system eliminates the need for physical transfer and delivery of certificates. The Depository Trust Company's participants include:

     - securities brokers and dealers (including Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC);

     - banks and trust companies;

     - clearing corporations; and

     - certain other organizations.

    Indirect access to The Depository Trust Company's system is also available to other entities. These indirect participants include banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of The Depository Trust Company only through participants or indirect participants.

    We expect that under the procedures established by The Depository Trust
Company:

     - upon deposit of the global note, The Depository Trust Company will credit the accounts of participants designated by Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC with an interest in the global note; and


     - ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository Trust Company and the records of participants and the indirect participants.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by the global note to such persons may be limited. In addition The Depository Trust Company can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants. Consequently, the ability of a person having an interest in notes represented by the global note to pledge or transfer such interest to persons or entities that do not participate in The Depository Trust Company's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.



    So long as The Depository Trust Company or its nominee is the registered owner of the global note, The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global note:



     - will not be entitled to have notes represented by the global note registered in their names;



     - will not receive or be entitled to receive physical delivery of certificated notes; and



     - will not be considered the owners or holders of notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to Wilmington Trust Company.



    Accordingly, each holder owning a beneficial interest in the global note must rely on the procedures of The Depository Trust Company. If the holder is not a participant or an indirect participant, then it must rely on the procedures of the participant through which such holder owns its interest in order to exercise any rights of a noteholder under the indenture or the global note. We understand that under existing industry practice, in the event that we request any action of noteholders, or a holder that is an owner of a beneficial interest in the global note desires to take any action that The Depository Trust Company, as the holder of the global note, is entitled to take, The Depository Trust Company would authorize the participants to take action and the participants would authorize holders owning through the participants to take action or would otherwise act upon the instruction of holders. Neither our company nor Wilmington Trust Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by The Depository Trust Company, or for maintaining, supervising or reviewing any records of The Depository Trust Company relating to the notes.



    Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by the global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by Wilmington Trust Company to, or at the direction of, The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, we and Wilmington Trust Company may treat the persons in whose names the notes, including the global note, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither our company nor Wilmington Trust Company has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and The Depository Trust Company.


    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in The Depository Trust Company and Euroclear or Cedel participants will be effected through The Depository Trust Company in accordance with its rules on behalf of Euroclear or Cedel by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.



    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in the global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day which must be a business day for Euroclear and Cedel immediately following the settlement date of The Depository Trust Company. Cash received in Euroclear or Cedel as a result of sales of interests in the global note by or through a Euroclear or Cedel participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depository Trust Company's settlement date.



    Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global note among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor Wilmington Trust Company will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


CERTIFICATED NOTES


    Certificated notes will be issued to each person that The Depository Trust Company identifies as the beneficial owner of the notes represented by the global note if the following events occur:


     - The Depository Trust Company notifies us that it is no longer willing or able to act as a depositary or The Depository Trust Company ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;


     - we, at our option, notify Wilmington Trust Company in writing that we elect to cause the issuance of certificated notes under the indenture; or



     - if an event of default, as provided in the indenture, occurs and is continuing, then, upon surrender by The Depository Trust Company of the global note.



Upon any issuance, Wilmington Trust Company shall register such certificated notes in the name of such person or persons, or any nominee, and deliver the certificated notes as instructed.



    Neither us nor Wilmington Trust Company shall be liable for any delay by The Depository Trust Company or any participant or indirect participant in identifying the beneficial owners of the related notes. Each person may conclusively rely on, and shall be protected in relying on, instructions from The

Depository Trust Company for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.



                              PLAN OF DISTRIBUTION



    Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that registered notes issued under the exchange offer in exchange for unregistered notes may be transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:



     - the holder acquires the registered notes in the ordinary course of that holder's business; and



     - the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the registered notes;



provided that broker-dealers receiving registered notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of the registered notes. However, the above exemption does not apply to any holder which is:



     - an "affiliate" within the meaning of Rule 405 under the Securities Act;



     - a broker-dealer who acquired notes directly from us; or



     - broker-dealers who acquired notes as a result of market-making or other trading activities.



    To date, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the unregistered notes, with the prospectus contained in the exchange offer registration statement. Pursuant to the Registration Rights Agreement, we have agreed to permit participating broker-dealers to use this prospectus in connection with the resale of registered notes. We have agreed that, for a period of at least 90 days after the expiration of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal.



    Each holder of the unregistered notes who wishes to exchange its unregistered notes for registered notes in the exchange offer will be required to make certain representations to us as set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer" of this prospectus. In addition, each holder who is a broker-dealer and who receives registered notes for its own account in exchange for unregistered notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such registered notes.



    We will not receive any proceeds from any sale of registered notes by broker-dealers. Broker-dealers who receive registered notes for their own account pursuant to the exchange offer may sell them from time to time in one or more transactions in the over-the-counter market:



     - in negotiated transactions;



     - through the writing of options on the registered notes or a combination of such methods of resale;



     - at market prices prevailing at the time of resale; or



     - at prices related to such prevailing market prices or negotiated prices.



Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any registered notes. Any broker-dealer that resells registered notes it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



    We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the unregistered notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.


                                 LEGAL MATTERS


    The validity of the registered notes offered in this prospectus will be passed upon for DIMAC Corporation by White & Case LLP, New York, New York. White & Case LLP has also provided a tax opinion. Please read "Certain United States Federal Tax Considerations" for more information.


                                    EXPERTS


    The audited consolidated financial statements of DIMAC Corporation and subsidiaries as of December 31, 1998 and for the period from inception (May 12, 1998) to December 31, 1998, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.



    The audited consolidated financial statements of DIMAC Marketing Corporation and subsidiaries as of December 31, 1997 and for the eleven months ended December 31, 1996, eight months ended August 31, 1997, four months ended December 31, 1997 and six months ended June 26, 1998, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said reports.



    The audited consolidated financial statements of AmeriComm Holdings, Inc. and subsidiary as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 and for the six-month period ended June 26, 1998, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in giving said report.



    The consolidated financial statements of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996 and for the years then ended included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
                                          DIMAC CORPORATION AND SUBSIDIARIES

Report of Independent Public Accountants...................................................................        F-3
Consolidated Balance Sheets as of December 31, 1998 and March 31, 1999 (unaudited).........................        F-4
Consolidated Statements of Operations for the period from Inception (May 12, 1998) to December 31, 1998 and
  the three-month period ended March 31, 1999 (unaudited)..................................................        F-6
Consolidated Statement of Stockholder's Equity for the period from Inception (May 12, 1998) to December 31,
  1998 and the three-month period ended March 31, 1999 (unaudited).........................................        F-7
Consolidated Statements of Cash Flows for the period from Inception (May 12, 1998) to December 31, 1998 and
  the three-month period ended March 31, 1999 (unaudited)..................................................        F-8
Notes to Consolidated Financial Statements.................................................................        F-9

                                     DIMAC MARKETING CORPORATION AND SUBSIDIARIES
                                             (Predecessor to our company)

The consolidated financial statements for the four-month period ended December 31, 1997 and the six-month period ended June 26, 1998 reflect the operations of DIMAC Marketing following the purchase of Heritage
  Media by News Corporation.
Report of Independent Public Accountants...................................................................       F-31
Consolidated Balance Sheet as of December 31, 1997.........................................................       F-32
Consolidated Statements of Operations for the four months ended December 31, 1997, the three months ended
  March 31, 1998 (unaudited) and the six months ended June 26, 1998........................................       F-33
Consolidated Statements of Stockholder's Equity for the four months ended December 31, 1997 and the six
  months ended June 26, 1998...............................................................................       F-34
Consolidated Statements of Cash Flows for the four months ended December 31, 1997, the three months ended
  March 31, 1998 (unaudited) and the six months ended June 26, 1998........................................       F-35
Notes to Consolidated Financial Statements.................................................................       F-36

The consolidated financial statements for the eleven-month period ended December 31, 1996 and for the eight-month period ended August 31, 1997 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with purchase of DIMAC Marketing by Heritage Media.
Report of Independent Public Accountants...................................................................       F-45
Consolidated Statements of Operations for the eleven months ended December 31, 1996 and the eight months
  ended August 31, 1997....................................................................................       F-46
Consolidated Statements of Stockholder's Equity for the eleven months ended December 31, 1996 and the eight
  months ended August 31, 1997.............................................................................       F-47
Consolidated Statements of Cash Flows for the eleven months ended December 31, 1996 and the eight months
  ended August 31, 1997....................................................................................       F-48
Notes to Consolidated Financial Statements.................................................................       F-49

                                       AMERICOMM HOLDINGS, INC. AND SUBSIDIARY
                                             (Predecessor to our Company)

Report of Independent Public Accountants...................................................................       F-55
Consolidated Balance Sheet as of December 31, 1997.........................................................       F-56
Consolidated Statements of Operations for the years ended December 31, 1996 and 1997, the three-month
  period ended March 31, 1998 (unaudited) and the six-month period ended June 26, 1998.....................       F-58
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1996 and 1997
  and the six-month period ended June 26, 1998.............................................................       F-59
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997, the three-month
  period ended March 31, 1998 (unaudited) and the six-month period ended June 26, 1998.....................       F-60
Notes to Financial Statements..............................................................................       F-62

                                                                                                               PAGE
                                                                                                             ---------
                                           AMERICOMM DIRECT MARKETING, INC.
                               (Acquired by AmeriComm Holdings, Inc. on April 24, 1997)

Independent Auditors' Report...............................................................................       F-83
Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997 (unaudited).............................       F-84
Statements of Income for the years ended December 31, 1995 and 1996 and the three-month periods ended March
  31, 1996 and 1997 (unaudited)............................................................................       F-85
Statements of Stockholders' Equity for the years ended December 31, 1995 and 1996..........................       F-86
Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the three-month periods ended
  March 31, 1996 and 1997 (unaudited)......................................................................       F-87
Notes to Financial Statements..............................................................................       F-88

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Corporation and Subsidiaries:

    We have audited the accompanying consolidated balance sheet of DIMAC Corporation (a Delaware corporation) and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from Inception (May 12, 1998) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIMAC Corporation and subsidiaries as of December 31, 1998 and the results of their operations and their cash flows for the period from Inception (May 12, 1998) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 30, 1999
(except with respect to
the matters discussed in
Notes 1 and 10,
as to which the date is
August 10, 1999)

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS


                DECEMBER 31, 1998 AND MARCH 31, 1999 (UNAUDITED)
                                     ASSETS


                             (DOLLARS IN THOUSANDS)


                                                                                DECEMBER 31, 1998  MARCH 31, 1999
                                                                                -----------------  --------------
                                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...................................................     $     9,769       $   17,298
  Accounts receivable, net....................................................          59,511           59,819
  Inventories.................................................................          14,560           13,458
  Deferred income taxes.......................................................           5,973            5,973
  Other.......................................................................           5,203            5,520
                                                                                      --------     --------------
    Total current assets......................................................          95,016          102,068
                                                                                      --------     --------------
PROPERTY AND EQUIPMENT:
  Land........................................................................           5,200            5,200
  Buildings...................................................................          28,125           28,125
  Machinery and equipment.....................................................          50,902           55,725
  Office equipment, furniture and fixtures....................................          12,026           12,420
  Leasehold improvements......................................................           1,388            1,301
  Vehicles....................................................................             216              222
  Construction in progress....................................................           7,928            6,196
                                                                                      --------     --------------
                                                                                       105,785          109,189
  Less accumulated depreciation...............................................          (8,594)         (12,584)
                                                                                      --------     --------------
    Total property and equipment, net.........................................          97,191           96,605
                                                                                      --------     --------------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $3,380 and $6,832,
    respectively..............................................................         269,258          265,876
  Other intangible assets, net of accumulated amortization of $3,858 and
    $5,942, respectively......................................................          49,221           47,137
  Other.......................................................................           3,752            4,027
                                                                                      --------     --------------
    Total other assets........................................................         322,231          317,040
                                                                                      --------     --------------
      Total assets............................................................     $   514,438       $  515,713
                                                                                      --------     --------------
                                                                                      --------     --------------



   The accompanying notes are an integral part of these consolidated balance sheets.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                          CONSOLIDATED BALANCE SHEETS


                DECEMBER 31, 1998 AND MARCH 31, 1999 (UNAUDITED)



                      LIABILITIES AND STOCKHOLDER'S EQUITY


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                DECEMBER 31, 1998  MARCH 31, 1999
                                                                                -----------------  --------------
                                                                                                    (UNAUDITED)
CURRENT LIABILITIES:
  Current portion of long-term debt...........................................     $     2,863       $    5,331
  Bank overdraft..............................................................          10,942           11,228
  Accounts payable............................................................          14,231           10,149
  Advances from customers.....................................................           8,595            7,056
  Accrued employee compensation...............................................           7,051            9,677
  Other accrued expenses......................................................          31,620           31,103
                                                                                      --------     --------------
    Total current liabilities.................................................          75,302           74,544
                                                                                      --------     --------------

DEFERRED INCOME TAXES.........................................................           5,973            5,973
                                                                                      --------     --------------

NONCURRENT LIABILITIES........................................................           4,460            4,424
                                                                                      --------     --------------

LONG-TERM DEBT................................................................         307,404          306,963
                                                                                      --------     --------------

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDER'S EQUITY:
  Common stock $.001 par value, 100 shares authorized, issued and
    outstanding...............................................................              --               --
  Additional paid-in capital..................................................         139,198          154,198
  Accumulated deficit.........................................................         (17,899)         (30,389)
                                                                                      --------     --------------
    Total stockholder's equity................................................         121,299          123,809
                                                                                      --------     --------------
      Total liabilities and stockholder's equity..............................     $   514,438       $  515,713
                                                                                      --------     --------------
                                                                                      --------     --------------



   The accompanying notes are an integral part of these consolidated balance sheets.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                             (DOLLARS IN THOUSANDS)


                                                                                DECEMBER 31, 1998
                                                                                -----------------  MARCH 31, 1999
                                                                                                   --------------
                                                                                                    (UNAUDITED)
Net sales.....................................................................     $   191,401       $   85,710
Cost of sales.................................................................         131,095           60,794
                                                                                      --------     --------------
Gross profit..................................................................          60,306           24,916
                                                                                      --------     --------------
Operating expenses:
  Selling.....................................................................          19,629           10,008
  General and administrative..................................................          26,140           14,614
  Amortization of intangible assets...........................................           5,711            4,631
                                                                                      --------     --------------
    Total operating expenses..................................................          51,480           29,253
                                                                                      --------     --------------
Income (loss) from operations.................................................           8,826           (4,337)
Interest expense..............................................................          17,069            8,153
                                                                                      --------     --------------
Loss before income tax benefit and extraordinary item.........................          (8,243)         (12,490)
Income tax benefit............................................................          (2,329)              --
                                                                                      --------     --------------
Net loss before extraordinary item............................................          (5,914)         (12,490)
Extraordinary loss on retirement of debt, net of income tax benefit of
  $4,818......................................................................         (11,985)              --
                                                                                      --------     --------------
Net loss......................................................................     $   (17,899)      $  (12,490)
                                                                                      --------     --------------
                                                                                      --------     --------------



 The accompanying notes are an integral part of these consolidated statements.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                               COMMON STOCK        ADDITIONAL
                                                         ------------------------   PAID-IN    ACCUMULATED
                                                           SHARES      PAR VALUE    CAPITAL      DEFICIT       TOTAL
                                                         -----------  -----------  ----------  ------------  ----------
Balance, Inception (May 12, 1998)......................          --    $      --   $       --   $       --   $       --
Issuance of common stock...............................         100           --      100,000           --      100,000
Capital contribution...................................          --           --       39,198           --       39,198
Net loss...............................................          --           --           --      (17,899)     (17,899)
                                                                ---        -----   ----------  ------------  ----------
Balance, December 31, 1998.............................         100           --      139,198      (17,899)     121,299
Capital contribution...................................          --           --       15,000           --       15,000
Net loss...............................................          --           --           --      (12,490)     (12,490)
                                                                ---        -----   ----------  ------------  ----------
Balance, March 31, 1999 (unaudited)....................         100    $      --   $  154,198   $  (30,389)  $  123,809
                                                                ---        -----   ----------  ------------  ----------
                                                                ---        -----   ----------  ------------  ----------



 The accompanying notes are an integral part of these consolidated statements.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                             (DOLLARS IN THOUSANDS)


                                                                                DECEMBER 31, 1998  MARCH 31, 1999
                                                                                -----------------  --------------
                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................................................      $ (17,899)       $  (12,490)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Extraordinary loss on early retirement of debt, net of income tax
      benefit.................................................................         11,985                --
    Interest paid with in-kind notes..........................................          1,317                --
    Depreciation and amortization.............................................         16,317            10,113
    Deferred income tax benefit...............................................         (2,429)               --
    Imputed interest..........................................................             46                69
    Loss on disposal of property and equipment................................             44                45
    Prepaid pension asset.....................................................           (193)              (14)
    Changes in operating assets and liabilities, net of effects of acquisitions:
      Accounts receivable.....................................................          2,742               907
      Inventories.............................................................          1,572              (574)
      Other assets............................................................            123              (880)
      Accounts payable........................................................          4,773            (4,082)
      Accrued expenses and other..............................................         (3,747)            1,152
                                                                                -----------------  --------------
        Net cash provided by (used in) operating activities...................         14,651            (5,754)
                                                                                -----------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for the purchase of the outstanding stock of AmeriComm Holdings,
    Inc., net of cash acquired................................................        (38,186)               --
  Payment for the purchase of the outstanding stock of DIMAC Marketing, net of
    cash acquired.............................................................       (203,959)               --
  Payment for contingent consideration on previous acquisitions...............           (818)               --
  Purchases of property and equipment.........................................         (7,938)           (3,965)
  Proceeds from the disposal of property and equipment........................            167                 1
                                                                                -----------------  --------------
      Net cash used in investing activities...................................       (250,734)           (3,964)
                                                                                -----------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in bank overdraft, net.............................................          5,410               286
  Net (repayments) borrowings on revolving loan facilities....................         (9,655)            2,700
  Additional capital contribution.............................................         39,198            15,000
  Proceeds from issuance of the DIMAC Corporation Notes.......................         97,233                --
  Payments on capital leases..................................................         (1,650)             (739)
  Repayment of senior notes...................................................       (158,536)               --
  Proceeds from issuance of common stock......................................        100,000                --
  Proceeds from issuance of term loans........................................        195,000                --
  Payments of deferred financing costs........................................        (21,148)               --
                                                                                -----------------  --------------
    Net cash provided by financing activities.................................        245,852            17,247
                                                                                -----------------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................................          9,769             7,529
CASH AND CASH EQUIVALENTS, INCEPTION (MAY 12, 1998)...........................             --             9,769
                                                                                -----------------  --------------
CASH AND CASH EQUIVALENTS, DECEMBER 31, 1998..................................      $   9,769        $   17,298
                                                                                -----------------  --------------
                                                                                -----------------  --------------
SUPPLEMENTAL DISCLOSURES:
  Assets acquired by assuming liabilities.....................................      $ 168,200        $       --
                                                                                -----------------  --------------
                                                                                -----------------  --------------



 The accompanying notes are an integral part of these consolidated statements.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. BACKGROUND

    DIMAC Corporation (the "Company"), a wholly owned subsidiary of DIMAC Holdings, Inc. ("Holdings"), was formed on May 12, 1998 ("Inception") for the purpose of acquiring DIMAC Marketing Corporation and its subsidiaries (DIMAC DIRECT, Inc., Wilcox and Associates, Inc., The McClure Group, Inc., Palm Coast Data, Inc. and MBS/Multimode, Inc., collectively referred to as "DIMAC Marketing"), and AmeriComm Holdings, Inc. and its subsidiary (AmeriComm Direct Marketing, Inc. or "ADMI", collectively referred to as "AHI"). On June 26, 1998, the Company acquired the outstanding capital stock of DIMAC Marketing for $200,000 plus transaction costs and assumed indebtedness of $4,000. Simultaneous with the DIMAC Marketing acquisition, the Company acquired the outstanding capital stock of AHI for $35,849 plus transaction costs and assumed indebtedness of $164,200. The acquisitions were funded through revolving and term loan facilities (Note 3) and a capital contribution from Holdings (Note 5).


    Both acquisitions have been accounted for using the purchase method of accounting and, accordingly, the results of operations of DIMAC Marketing and AHI have been included in the results of operations of the Company since June 27, 1998. The total purchase price for DIMAC Marketing and AHI has been preliminarily allocated to the tangible and identifiable intangible assets and liabilities of the acquired companies based on the Company's preliminary estimates of their fair value with the remainder allocated to goodwill. The excess of the consideration paid for DIMAC Marketing and AHI over the estimated fair value of net assets acquired of $162,377 and $109,443, respectively.



    The following table represents the final allocation of values assigned to assets acquired (liabilities assumed) of DIMAC Marketing and AHI:



                                                                         DIMAC
                                                                       MARKETING       AHI
                                                                       ----------  -----------
Cash.................................................................  $       --  $       739
Accounts receivable..................................................      37,802       24,451
Inventories..........................................................       2,284       13,847
Other current assets.................................................       7,142        4,829
Property plant and equipment.........................................      44,448       52,767
Intangibles..........................................................     177,803      127,855
Prepaid pension cost.................................................          --        3,101
Other assets.........................................................          --        1,690
Bank Overdraft.......................................................      (1,523)      (4,009)
Accounts payable.....................................................      (3,387)      (6,071)
Accrued expenses and other current liabilities.......................     (41,528)     (10,845)
Long-term debt.......................................................      (3,999)    (164,266)
Other non-current liabilities........................................     (15,083)      (4,660)
                                                                       ----------  -----------
Purchase Price.......................................................  $  203,959  $    39,428
                                                                       ----------  -----------
                                                                       ----------  -----------

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. BACKGROUND (CONTINUED)

    The Company has experienced an accumulated deficit of $30,667 since Inception to March 31, 1999 and is projecting losses for the remainder of fiscal 1999. In addition, on March 26, 1999, the Company and the lenders (collectively, "CSFB") party to the credit agreement (the "Credit Agreement") entered into a First Amendment to the Credit Agreement which provided that CSFB is under no obligation to provide new revolving loans. (Note 9). To satisfy a condition precedent to the effectiveness of the First Amendment and to fund immediate working capital and other cash needs, on March 31, 1999 Holdings issued $15,000 aggregate principal amount of notes to affiliates of McCown De Leeuw & Co. IV, L.P. ("McCown De Leeuw") (Holdings' majority stockholder) and certain other investors (Note 9). The Company and CSFB entered into a second amendment, dated as of July 23, 1999, which provided for a one-time additional borrowing of $30,000 allocated among Term A, B, and C loans ("Term Loans A," "Term Loans B," and "Term Loans C") and the Revolving loan facility ("Revolving Loan Facility"). The funds for the additional borrowings were provided by an affiliate of McCown De Leeuw through a participation agreement. Management believes that sufficient funds will be available to support the Company's operations throughout fiscal 1999. However, there can be no assurance that future operations will be successful or that further financing, if necessary, will be available to the Company.


INTEGRATION PLAN


    In conjunction with the acquisitions of DIMAC Marketing and AHI, management has approved and committed the Company to a plan to combine and integrate the operations of DIMAC Marketing and AHI (the "Integration Plan"). The Integration Plan resulted in the elimination of duplicative functions and standardized business practices.



    The Company has identified and communicated all aspects of the Integration Plan. While the Integration Plan will consolidate certain functions, the Company is not eliminating any services it currently provides. The Integration Plan will result in the elimination of 157 employees during 1998 and 1999 of which 120 employees had been involuntary terminated pursuant to the Integration Plan as of December 31, 1998. The employee groups that are primarily affected include executive management, finance, information systems, sales management and representatives and manufacturing supervision. The Integration Plan also included the closure of three facilities. Two facilities were closed in 1998 and the other facility was closed in the second quarter of 1999. The Integration Plan also includes the consolidation of the risk management and employee benefit insurance plans. The risk management insurance plans were consolidated in August 1998 and the employee benefit insurance plans were consolidated in June 1999. Other third-party services, such as telecommunications and freight services, were consolidated by December 1998.



    The Company has recorded approximately $7.4 million of liabilities related to the Integration Plan, all of which have been recorded as part of the purchase price allocation of DIMAC Marketing and AHI. Of this amount, $5.6 million represented termination benefits and plant closure costs and $1.8 million represented other exit costs (such as employee benefit insurance plans termination and

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. BACKGROUND (CONTINUED)
relocation costs). As of December 31, 1998, $3.3 million has been paid and charged to the Integration Plan accruals relating to severance, relocation and plant closure costs.


    The following presents, on an unaudited pro forma basis, the Company's summary results of operations for the year ended December 31, 1997 and 1998 as though the acquisitions of DIMAC Marketing and AHI, AHI's previous acquisitions of Label America, Inc., AmeriComm Direct Marketing, Inc., Cardinal Marketing, Inc., and Cardinal Marketing of New Jersey, Inc., and related transactions occurred on January 1, 1997:



                                                                           1997        1998
                                                                        ----------  ----------
Net sales.............................................................  $  386,665  $  378,460
Income from operations................................................      18,540      13,946
Loss before income taxes..............................................     (15,667)    (18,985)
Net loss before extraordinary item....................................     (12,445)    (18,985)



    The Company (consisting of the operations of DIMAC Marketing and AHI) provides a comprehensive range of direct marketing services that emphasize cost-effective production of large, complex, highly personalized direct mail campaigns. Through its nationwide network of production facilities, the Company offers its direct mail customers a wide variety of formats, printing and converting capabilities, personalization and customization alternatives and mailing and distribution services. To complement and help drive its production volume, the Company offers a complete range of pre- and post-production direct marketing services such as Information Services (information processing and database management), Program Development Services (strategic market planning, creative development and program evaluation) and Fulfillment and Telemarketing Services. In addition, to support its direct marketing products and services, the Company offers other printing and converting products such as custom pressure sensitive labels and custom mailers. The Company markets its products and services to customers throughout the United States primarily through its major facilities in the following locations: Fort Smith, AR, San Carlos, CA, Denver, CO, Gainesville and Palm Coast, FL, Austell and Tucker, GA, Louisville, KY, St. Louis, MO, Wilton, NH, Mountainside, NJ, Central Islip and New York, NY, Philadelphia, PA, Houston, TX and Norfolk and Roanoke, VA.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

FISCAL PERIOD

    The Company's fiscal period ended on December 31.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) RESTATEMENT

    On November 23, 1998, the Company announced that it was initiating a review into the accuracy of previously released financial statements. This review has been completed and, as a result of its findings, previously issued financial statements of its predecessor company, AHI, have been restated. In addition, such review had no impact on the Company's financial statements.

REVENUE RECOGNITION


    Revenues are recorded as products are shipped or services are performed. The Company also provides services for certain clients in accordance with contractual orders which contain project specifications. Revenues are accrued as services are performed based on the proportion of the services performed to date in relation to the total services to be provided as outlined in the customer order. Revenues accrued are reviewed and adjusted to reflect actual results for client projects based on subsequent determination of total services ultimately provided and billed. Customer contracts generally contain termination provisions which enable the Company to collect for all services expended prior to any termination decision.


USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements as well as during the reporting period. Actual results could differ from these estimates.

CASH EQUIVALENTS

    For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments with a maturity date of purchase of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE


    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Included in accounts receivable is $9,727 representing unbilled revenues for services performed prior to and as of December 31, 1998.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
    A summary of changes in the allowance for doubtful accounts is as follows:


                                                                             DECEMBER 31, 1998
                                                                             -----------------
Balance, beginning of period...............................................      $      --
Acquired balance from DIMAC Marketing......................................          1,240
Acquired balance from AHI..................................................            707
Provisions.................................................................            282
Recoveries.................................................................             30
Write-offs.................................................................           (601)
                                                                                    ------
Balance, end of period.....................................................      $   1,658
                                                                                    ------
                                                                                    ------


INVENTORIES


    Inventories are stated at the lower of cost or market. Cost of raw materials are determined using the first-in, first-out ("FIFO") method. Costs (net of an obsolescence reserve) of work in process, finished goods, and customized stock (consisting of products which have been produced and held for certain customers under short-term delayed-shipping arrangements) are determined using the average cost (which approximates FIFO), or FIFO method.


    Inventories consist of the following at December 31, 1998 and March 31, 1999, respectively:


                                                            DECEMBER 31, 1998  MARCH 31, 1999
                                                            -----------------  --------------
                                                                                (UNAUDITED)
Raw materials.............................................      $   6,349        $    6,640
Work in process...........................................          2,354             1,482
Finished goods............................................          3,485             3,872
Customized stock..........................................          2,372             1,464
                                                                  -------           -------
                                                                $  14,560        $   13,458
                                                                  -------           -------
                                                                  -------           -------


PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost or at estimated fair value at date of acquisition (Note 1) if acquired as part of a business combination. Cost includes major expenditures for improvements and replacements that extend useful lives or increase capacity and interest costs associated with

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

significant capital additions. For the period from Inception to December 31, 1998, the Company capitalized interest of $304. For financial statement purposes, property and equipment is depreciated using the straight-line method over the following lives:


                                                               25 to 40
Buildings....................................................  years
Machinery and equipment......................................  3 to 11 years
Office equipment, furniture and fixtures.....................  3 to 7 years
Vehicles.....................................................  3 to 5 years

    Leasehold improvements are depreciated over the lesser of the useful lives of the assets or the lease term.

    The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. Depreciation expense for the period from Inception to December 31, 1998 was $8,718.

INTANGIBLE ASSETS


    The Company continually evaluates the propriety of the carrying amount of goodwill and other long-lived assets as well as the related amortization or depreciation periods to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining useful lives of the related goodwill and other long-lived assets. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill and other long-lived assets, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of the related assets over their estimated fair value. Effective January 1, 1999, the Company changed its goodwill amortization period from 40 to 20 years. This change was applied on a prospective basis. The Company changed it's policy based on management's estimate of expected future cash flows.



    GOODWILL Goodwill represents the cost of the acquired businesses in excess of net identifiable tangible and intangible assets and is amortized on a straight-line basis over 20 years.



    PATENTS The Company has acquired several patents related to certain products through the acquisition of DIMAC Marketing and AHI. These patents have been recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (two to nineteen years) of the patents. The carrying value of patents at December 31, 1998 was $13,648.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

    COVENANTS NOT TO COMPETE Covenants not to compete have been recorded at cost and are being amortized on a straight-line basis over the terms (three to four years) of the agreements. The carrying value of the covenants not to compete at December 31, 1998 was $1,846.


    RESIDENT AND CUSTOMER ADDRESS LISTS The Company has acquired and maintains national residential and customer-specific address lists used by its customers in making saturation or targeted mailings. The address lists have been recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (ranging from four to six years) of the address lists. The carrying value of the address lists at December 31, 1998 was $16,604.

    TRAINED WORK FORCE The Company acquired a trained work force in connection with its acquisitions that has been recorded at its estimated fair value at the date of acquisition. This amount is being amortized on a straight-line basis over six years. The carrying value of the trained work force at December 31, 1998 was $2,542.

    DEFERRED FINANCING COSTS Deferred financing costs represent costs incurred to raise financing and are amortized over the related terms of the borrowings (Note 3). The carrying value of the deferred financing costs at December 31, 1998 was $14,514.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability method for recognition of deferred tax consequences of temporary differences, net operating losses, and tax credits by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

CONCENTRATION OF RISKS

    For the period from Inception to December 31, 1998, the Company's 5 largest customers accounted for 13% of total Company sales. No individual customer accounted for more than 5% of sales during the period. In management's opinion, the loss of the Company's largest or a group of large customers could have a material impact on the Company's financial position or results of operations.

    The Company's largest purchased raw material is paper. While the Company utilizes multiple paper suppliers, 5 suppliers provided 11% of its requirements for the period from Inception to December 31, 1998. Further, the supply and price of paper are cyclical in nature. As a result, the Company is subject to the risk that pricing may significantly impact results of operations and that it may be unable to purchase sufficient quantities of paper to meet production requirements during times of tight supply. While the Company believes that it could obtain other suppliers of paper, paper industry conditions may have a material effect on the Company's results of operations.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The carrying value of certain long-term debt instruments approximate their fair value, because interest rates on such debt are periodically adjusted and approximate current market rates. The fair value of the 12.5% senior subordinated notes ("DIMAC Corporation Senior Notes") (Note 3) approximated its carrying value and was estimated using a quote from a broker.


UNAUDITED INTERIM FINANCIAL INFORMATION



    The accompanying financial statements as of March 31, 1999 and for the three-month period ended March 31, 1999 are unaudited. In the opinion of the management of the Company, these financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial statements. Certain information and footnote disclosures usually found in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the three-month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999 or for any other future periods.


NEW ACCOUNTING PRONOUNCEMENTS


    On May 12, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and disclosure of comprehensive income and its components. The adoption of this standard was not material to the Company's financial position or results of operations.


    On May 12, 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits," which standardizes the disclosure requirements for pensions and other post retirement benefits and expands disclosures on changes in benefit obligations and fair values of plan assets. The adoption of this standard was not material to the Company's financial position or results of operations (Note 7).

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


3. LONG-TERM DEBT



    Long-term debt consists of the following as of December 31, 1998:



Term Loans A payable to CSFB, $55,000 bearing interest at the Eurodollar rate plus 2.75% (7.78% at December 31, 1998). Quarterly principal payments commence March 31, 2000, as defined.........................................  $  55,000
Term Loans B payable to CSFB, $80,000 bearing interest at the Eurodollar rate plus 3.25% (8.28% at December 31, 1998). Quarterly principal payments
  commence March 31, 2000, as defined.........................................     80,000
Term Loans C payable to CSFB, $60,000 bearing interest at the Eurodollar rate plus 3.50% (8.53% at December 31, 1998). Quarterly principal payments
  commence March 31, 2000, as defined.........................................     60,000
Revolving Loan Facility payable to CSFB, principal payable in full upon the earlier of termination, as defined, or June 30, 2004, $9,150 bearing
  interest at Prime plus 1.75% (9.50% at December 31, 1998)...................      9,150
12.5% DIMAC Corporation Senior Notes, interest payable semi-annually
  commencing April 1, 1999, maturing October 2008.............................    100,000
Capital lease payable to The CIT Group/Equipment Financing, Inc. ("CIT"), monthly principal and interest payments of $48 through June 2001 with a
  balloon payment of $513 due June 2001, interest at 10.2%....................      1,670
Capital leases payable to General Electric Capital Corporation ("GE"), monthly principal and interest payments of $54 through November 1999, declining to
  $44 commencing December 1999 through October 2001 with balloon payments
  totaling $1,615 due November 2001, interest at 9.36%........................      2,645
Capital leases payable to Leasetec Corporation ("LTC"), monthly principal and interest payments ranging from $4 to $92 until lease termination on December
  2000, interest ranging from 8.25% to 9.75%..................................      1,161
Other.........................................................................      3,363
                                                                                ---------
                                                                                  312,989
Less unamortized portion of discount due to value assigned to the original
  issue discount for the DIMAC Corporation Senior Notes.......................     (2,722)
                                                                                ---------
                                                                                  310,267
Less current portion..........................................................     (2,863)
                                                                                ---------
                                                                                $ 307,404
                                                                                ---------
                                                                                ---------

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


3. LONG-TERM DEBT (CONTINUED)


    Maturities of long-term debt and capital lease obligations at December 31, 1998 are as follows:


1999..............................................................  $   2,863
2000..............................................................     12,266
2001..............................................................     13,723
2002..............................................................     15,352
2003..............................................................     16,435
2004 and thereafter...............................................    252,350
                                                                    ---------
                                                                    $ 312,989
                                                                    ---------
                                                                    ---------

    On June 28, 1996, ADMI issued $100,000 aggregate principal amount of senior unsecured notes (the "AmeriComm Senior Notes") due June 15, 2002. Interest was payable semi-annually on June 15(th) and December 15(th) at 11.625%.

    On April 24, 1997, AHI issued $35,000 aggregate 12.5% principal amount of senior notes (the "AmeriComm Holdings Senior Notes") due April 24, 2003. The initial quarterly interest installments through September 30, 1998 were paid by the issuance of "Payment in Kind" Notes ("PIK Notes") totaling $6,858.

    On June 28, 1996, ADMI opened a revolving loan facility with Heller Financial, Inc. (the "Heller Revolver") due June 28, 2001. The Heller Revolver provided borrowings based upon the lesser of qualified accounts receivable and inventories, as defined, or $25,000. The Heller Revolver bore interest at the 30 to 180 day LIBOR plus 2.25% or Prime plus 1%.


    Concurrent with the consummation of the acquisitions of DIMAC Marketing and AHI discussed in Note 1, the Company entered into the Credit Agreement with CSFB. Under the terms of the Credit Agreement, the Company entered into Term Loans A and B. In addition, the terms of the Credit Agreement provide for the Revolving Loan Facility whereby the Company can borrow a maximum of $75,000 reduced by the amount outstanding under any letter of credits or swing line loans, as defined. The maximum allowable borrowing on the Revolving Loan Facility is reduced to $60,000 effective June 30, 2003. Borrowings outstanding under the Credit Agreement are guaranteed by Holdings, and each subsidiary of the Company. In addition, borrowings under the Credit Agreement are secured by essentially all of the assets of the Company and its subsidiaries. The initial interest rate on Term Loans A and the Revolving Loan Facility is the Applicable Base Rate (the higher of Prime Rate or the rate which is 1/2% in excess of the Federal Funds Effective Rate, hereafter referred to as "ABR") plus 1.25% or the Applicable Eurodollar Rate (British Bankers' Association Interest Settlement Rate, hereafter referred to as "AER") plus 2.25%. Borrowings under the Credit Agreement are subject to certain financial covenants that include, among others, limitations on additional indebtedness and capital expenditures, minimum interest and fixed charge coverage ratios and maximum leverage ratio, as defined and limitations on the payments of dividends, as defined. In addition, the Credit Agreement may require prepayments, as defined.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


3. LONG-TERM DEBT (CONTINUED)


    On July 29, 1998, the Company and CSFB amended the Credit Agreement creating a Term Loans C whereby, effective with the amendment, Term Loans A were reduced by $20,000 to $55,000, Term Loans B were reduced by $5,000 to $70,000 and Term Loans C had an outstanding balance of $25,000. In addition, under the terms of the amendment, an additional $25,000 of Term Loans C is available. The initial interest rate on Term Loans C is the ABR plus 2.00% or the AER plus 3.00%.


    On October 22, 1998, the Company completed the offering (the "Offering") of the DIMAC Corporation Senior Notes. Net proceeds from the Offering were $97.2 million, net of original issue discount of $2.8 million. The DIMAC Corporation Senior Notes represent senior obligations of the Company and rank PARI PASSU in right of payment to all existing subsidiaries of the Company and future senior indebtedness. The DIMAC Corporation Senior Notes are guaranteed by each of the existing subsidiaries of the Company. The indenture to the DIMAC Corporation Senior Notes limits the incurrence of certain levels of additional indebtedness by the Company, limits the payment of certain transactions, limits the sale of certain assets, limits transactions with affiliates and limits the sale of capital stock, as defined. The DIMAC Corporation Senior Notes are redeemable at the option of the Company commencing October 2003 at certain defined prices. In addition, based upon a change of control, as defined, the Company may be required to redeem a portion or all of the DIMAC Corporation Senior Notes at certain prices, as defined.


    Concurrent with the Offering, the Company and CSFB entered into the Amended and Restated Credit Agreement, whereby, the initial interest rate on Term Loans A and the Revolving Loan Facility is the ABR plus 1.75% or the AER plus 2.75% and can be adjusted downward to the ABR plus 1.00% or the AER plus 2.00% based upon the Company's leverage ratio, as defined. The initial interest rate on Term Loans B is the ABR plus 2.25% or the AER plus 3.25% and can be adjusted downward to the ABR plus 2.00% or the AER plus 3.00% based upon the Company's leverage ratio, as defined. The initial interest rate on Term Loans C is ABR plus 2.50% or AER plus 3.50% and can be adjusted downward to the ABR plus 2.25% or the AER plus 3.25% based upon the Company's leverage ratio, as defined. In addition, the Company borrowed an additional $10,000 and $35,000 under terms of Term Loans B and Term Loans C, respectively.


    Concurrent with the Offering, the additional borrowings on Term Loans B and Term Loans C, and a $39,198 capital contribution from Holdings (Note 5), the Company repaid the existing AmeriComm Senior Notes and the related accrued interest and prepayment penalty totaling $114,062, repaid the existing AmeriComm Holdings Senior Notes and the related accrued interest and prepayment penalty totaling $44,794, and repaid the existing Heller Revolver and the related accrued interest totaling $15,333. Subsequently, the agreements related to the AmeriComm Senior Notes, AmeriComm Holdings Senior Notes and Heller Revolver were terminated. The Company recorded an extraordinary loss on early retirement of debt of $16,803, net of $4,818 income tax benefit, related to the payment of the prepayment penalties, unaccreted discounts and the elimination of related unamortized deferred financing costs.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

3. LONG-TERM DEBT (CONTINUED)

    Under the CIT capital lease payable, CIT has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for $513. Under the GE capital leases payable, GE has a first-perfected security interest in certain equipment. At the end of each lease term, the Company will have the option to purchase the equipment for an aggregate of $1,615. The CIT and GE capital leases are cross-defaulted with other loan agreements if such default is not cured within 90 days following the default.

    Under the LTC capital lease payable, LTC has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for fair market value, as defined.

    Interest expense on long-term debt and capital leases was approximately $17,069 which includes $812 of deferred financing cost amortization and $46 of original issue discount accretion.

4. INCOME TAXES

    The income tax benefit for the period ended December 31, 1998 represents the deferred income tax benefit from operating losses adjusted by a valuation allowance.


    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for the period from Inception to December 31, 1998 is as follows:



Federal tax benefit at statutory rate..............................  $  (2,803)
State, net of federal benefit......................................       (598)
Non-deductible amortization........................................        862
Change in valuation allowance......................................        427
Non-deductible expenses............................................        146
Other, net.........................................................       (363)
                                                                     ---------
Actual income tax benefit..........................................  $  (2,329)
                                                                     ---------
                                                                     ---------
Effective tax rate.................................................        (28)%
                                                                     ---------
                                                                     ---------

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

4. INCOME TAXES (CONTINUED)

    Significant components of the Company's net deferred taxes as of December 31, 1998:



           DEFERRED TAX ASSETS (LIABILITIES):



                                                                             DECEMBER 31, 1998
                                                                             -----------------
Net operating loss carryforwards...........................................     $    18,167
Book basis in property over tax basis......................................         (13,172)
Address lists..............................................................          (6,134)
Patents....................................................................            (416)
Inventories................................................................            (316)
Goodwill...................................................................          (2,185)
Prepaid pension cost.......................................................          (1,252)
Trained work force.........................................................          (1,042)
Covenants not to compete...................................................           1,248
Employee benefit accruals..................................................           3,032
Liabilities not currently deductible.......................................           3,708
Allowance for doubtful accounts............................................             590
Deferred revenue...........................................................            (474)
Other, net.................................................................              66
                                                                                   --------
                                                                                      1,820
Valuation allowance........................................................          (1,820)
                                                                                   --------
Net deferred taxes.........................................................     $        --
                                                                                   --------
                                                                                   --------


    The net operating loss carryforwards of $47,000 will be used to offset future taxable income of certain subsidiaries of the Company, subject to their expirations, beginning in 2004 and continuing through 2018. Any future issuance of stock by the Company could result in an ownership change, as defined by the Tax Reform Act of 1986, and could limit utilization of net operating loss carryforwards. Also, benefits derived from using net operating loss carryforwards to offset any taxes calculated as alternative minimum tax could be less than the recorded amount of the net operating loss carryforwards. The Company has established a valuation reserve in the event net operating losses are not realized within the allowed time period.

5. CAPITAL STOCK

    Concurrent with the acquisitions of DIMAC Marketing and AHI (Note 1), Holdings made a capital contribution of $100,000 to the Company for 100 shares of common stock.

    Concurrent with the Offering (Note 3), Holdings made an additional capital contribution of $39,198. To provide funds for the capital contribution, Holdings issued $30,000 aggregate principal amount of 15.5% notes ("Holdings Notes") due October 2009 and issued shares of Holdings common stock for $10,000. As an inducement for accepting the Holdings Notes, Holdings issued warrants to purchase 28,205 shares of Holdings' common stock at $0.01 per share. Interest on the Holdings Notes is not payable in cash until December 2003. Thereafter, Holdings will be reliant upon the Company to provide it with cash to meet its obligations under the Holdings Notes. The indenture to the Holdings

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

5. CAPITAL STOCK (CONTINUED)
Notes place limitations on the Company's ability to pay dividends, make loans or transfer assets to and from Holdings, incur additional indebtedness, and limits the Company's ability to make acquisitions.

6. RELATED-PARTY TRANSACTIONS

FEES TO AFFILIATE


    Effective July 1, 1998, the Company entered into an Advisory Services Agreement (the "Agreement") with MDC Management Company IV, L.P. ("MDC") an affiliate of the Company. Under the Agreement, MDC provides certain consulting, financial, and managerial functions for a fee. The annual fee for the period from July 1, 1998 to December 31, 1998 was $275. Thereafter, the annual fee will equal the greater of (i) $550 and (ii) 1.06% of the pro forma EBITDA (earnings before interest, income taxes, depreciation and amortization, as defined) of the Company for the immediate preceding fiscal year, as defined. No payments shall be made by the Company to MDC under the Agreement if there is an event of default, as defined, under certain loan agreements (Note 3). The Agreement expires July 2003 and is renewable thereafter, unless terminated by the Company for justifiable cause, as defined.



    For services related to the acquisitions of DIMAC Marketing and AHI (Note
1), the Company paid MDC and its affiliates $11,231, which has been included in the purchase price of DIMAC Marketing and AHI.


STOCKHOLDERS AGREEMENT

    Certain officers and key employees of the Company purchased and own an aggregate of 33,750 shares of Holdings common stock. The stock was purchased at a price of $100 per share, the fair value at the date of such purchases.

    Certain stockholders are subject to the terms of a stockholders' agreement. This agreement restricts the stockholders' ability to sell, transfer, and assign the common stock, with Holdings having the first right of purchase. The holders of the stock may be required to sell their shares of common stock to the Holdings under certain conditions. In addition, upon expiration of a stockholder's employment with the Company, the Holdings has the option to buy back the stockholder's common stock at a specified price based on a stated return of 5% per annum over the cost of the shares of Holdings.

7. EMPLOYEE BENEFIT PLANS


    Concurrent with the acquisitions of DIMAC Marketing and AHI, the Company assumed the benefit obligations associated with The Employees Retirement Plan of National Fiberstok Corporation and The Transkrit Corporation Employees Pension Plan.


    During 1998, the Company adopted SFAS No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits." This statement requires additional disclosure information on changes in plan assets and benefit obligations. All disclosures related to the Company's pension plans have been prepared in accordance with SFAS No. 132.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

7. EMPLOYEE BENEFIT PLANS (CONTINUED)
DEFINED BENEFIT PLANS

    The Company has a defined benefit pension plan ("The Employees' Retirement Plan of National Fiberstok Corporation") covering certain employees. On December 20, 1993, AHI amended the plan, freezing future participation by any new employee of the Company effective December 31, 1993. Effective December 31, 1994, AHI again amended the plan, freezing future accrual of benefits for all participants. In conjunction with this amendment, all participants of the plan were retroactively vested.


    The change in the projected benefit obligation of the plan for the six-month period ended December 31, 1998 consisted of the following:



Change in benefit obligations:
  Benefit obligation at June 27, 1998 (Note 1).....................  $  18,355
  Interest cost....................................................        619
  Actuarial gain...................................................        (43)
  Benefits paid....................................................       (755)
                                                                     ---------
Benefit obligation at end of period................................  $  18,176
                                                                     ---------
                                                                     ---------



    The change in plan assets and funded status of the plan for the six-month period ended December 31, 1998 and as of December 31, 1998, respectively, consisted of the following:



Change in plan assets:
  Fair value of plan assets at June 27, 1998
    (Note 1).......................................................  $  19,963
  Actual return on plan assets.....................................        630
  Plan expenses....................................................        (30)
  Benefits paid....................................................       (755)
                                                                     ---------
Fair value of plan assets at end of period.........................  $  19,808
                                                                     ---------
                                                                     ---------

Funded status:
  Funded status....................................................  $   1,631
  Unrecognized actuarial loss......................................        220
                                                                     ---------
Prepaid pension cost...............................................  $   1,851
                                                                     ---------
                                                                     ---------


    The weighted average discount rate used to measure the accumulated projected benefit obligation was 7%. The expected long-term rate of return on assets was 9%.


                                                                              DECEMBER 31, 1998
                                                                             -------------------
Components of net periodic benefit income:
  Interest cost............................................................       $     619
  Expected return on plan assets...........................................            (863)
                                                                                      -----
Net periodic benefit income................................................       $    (244)
                                                                                      -----
                                                                                      -----

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

7. EMPLOYEE BENEFIT PLANS (CONTINUED)
    At December 31, 1998, plan assets consisted primarily of U.S. corporate, government and mortgage bonds and U.S. corporate stocks.

    The Company has another defined benefit pension plan ("The Transkrit Corporation Employees' Pension Plan") covering certain employees. Effective April 30, 1997, AHI amended the plan, freezing future benefits for participants at certain locations. In conjunction with this amendment, the participants with frozen future benefits were retroactively vested. Normal retirement age is 65, but a provision is made for early retirement. Benefits are based on the employee's compensation level and years of service.


                                                                             DECEMBER 31, 1998
                                                                             -----------------
Change in benefit obligations:
  Benefit obligation at June 27, 1998 (Note 1).............................      $   4,502
  Service cost.............................................................            217
  Interest cost............................................................            152
  Actuarial loss...........................................................             38
  Benefits paid............................................................           (509)
                                                                                    ------
Benefit obligation at end of period........................................      $   4,400
                                                                                    ------
                                                                                    ------


    The change in plan assets and funded status of the plan for the six-month period ended December 31, 1998 and as of December 31, 1998, respectively, consisted of the following:


Change in plan assets:
  Fair value of plan assets at June 27, 1998
    (Note 1)........................................................  $   6,051
  Actual return on plan assets......................................        491
  Plan expenses.....................................................        (28)
  Benefits paid.....................................................       (509)
                                                                      ---------
Fair value of plan assets at end of period..........................  $   6,005
                                                                      ---------
                                                                      ---------



Funded status:
  Funded status.....................................................  $   1,605
  Unrecognized actuarial gain.......................................       (162)
                                                                      ---------
Prepaid pension benefit cost........................................  $   1,443
                                                                      ---------
                                                                      ---------

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

7. EMPLOYEE BENEFIT PLANS (CONTINUED)

    The weighted average discount rate used to measure the accumulated projected benefit obligation was 7%. The expected long-term rate of return on assets was 9%. The weighted average rate of compensation increases was 4%.



                                                                              DECEMBER 31, 1998
                                                                             -------------------
Components of net periodic benefit cost:
  Service cost.............................................................       $     217
  Interest cost............................................................             152
  Expected return on plan assets...........................................            (263)
                                                                                      -----
Net periodic benefit cost..................................................       $     106
                                                                                      -----
                                                                                      -----


    At December 31, 1998, plan assets consisted primarily of U.S. corporate, government and mortgage bonds and U.S. corporate stocks.

MULTI-EMPLOYER PENSION PLAN

    The Company is also a member of a multi-employer pension plan covering approximately 100 union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of a negotiated labor contract. The Company contributed and charged to expense approximately $78 during 1998. The Company's share of the actuarial present value of accumulated plan benefits and net assets available for benefits is not available.

DEFINED CONTRIBUTION PLANS

    The Company sponsors several voluntary 401(k) savings plans covering all eligible, non-union, employees at certain locations. The plans include provisions which allow employees to make pretax contributions ranging from 1% to 20% of the employee's wages. Maximum pretax contributions are capped at percents ranging from 6% to 20% of wages, depending on the location. The Company matches between 10% and 100% of employee contributions up to 4% to 10% of eligible employee's wages, which varies by location. Company matching contributions vest, at periods ranging from immediately to six years. The Company contributed approximately $907 to these plans for the period ended December 31, 1998.

8. COMMITMENTS AND CONTINGENCIES


    Concurrent with the acquisitions of DIMAC Marketing and AHI, the Company assumed certain commitments and potential liabilities associated with contingencies. Major commitments and contingencies are discussed below.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
OPERATING LEASES

    The Company has certain non-cancelable operating leases for office and plant facilities and office equipment. Total rental expense was $4,055 in 1998. Minimum annual rental payments remaining under non-cancelable operating leases as of December 31, 1998 are as follows:

1999...............................................................  $   6,242
2000...............................................................      4,773
2001...............................................................      3,433
2002...............................................................      2,783
2003...............................................................      2,343
2004 and thereafter................................................      4,457
                                                                     ---------
                                                                     $  24,031
                                                                     ---------
                                                                     ---------

ENVIRONMENTAL LIABILITIES


    In January 1988, AHI was notified by the United States Environmental Protection Agency ("EPA") that it was potentially liable for costs incurred by the EPA in responding to the Dixie Caverns County Landfill in Roanoke County, Virginia. Subsequently, Roanoke County expended its funds to clean the Dixie Cavern Site to satisfy the EPA's notification. Roanoke County then filed suit against the potentially responsible parties ("PRP's"), which included AHI, to recover the funds it had expended in cleaning the site. Management believes that the Company's potential liability in connection with this site will not be material based upon the amount and nature of the waste alleged to be attributable to it and the number of other financially viable PRP's.


LEGAL PROCEEDINGS

    In June 1997, DIMAC Marketing was informed by the United States Attorney's Office for the Eastern District of Missouri that it was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with DIMAC Marketing's bulk mailing practices. The Company has been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter; however as of the date hereof, no settlement has been reached. It is the Company's position that its bulk mailing practices of DIMAC Marketing comply with applicable laws and regulations. In connection with the DIMAC Marketing acquisition, Heritage, the Company and DIMAC Marketing entered into an indemnification agreement pursuant to which Heritage has agreed to indemnify the Company for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. There can be no assurance, however, that the investigation and the costs associated therewith will not have a material adverse effect on the Company's business, financial condition or results of operations.

    The Company is a party to various other litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any such matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


9. BUSINESS SEGMENTS



    The Company provides a comprehensive range of direct marketing services with continuing operations in two business segments--direct mail products and services and other printing and converting.



    The Company's direct mail products and services segment provides a comprehensive range of direct mail services that emphasizes cost-effective production of large, complex, highly personalized direct mail campaigns. The Company primarily targets companies that have sophisticated, mid- to high-volume direct mail requirements. The Company services customers in a broad range of industries, including banking and financial services, telecommunications, publishing, retail, healthcare, not-for-profit and insurance.



    In addition, to support the direct mail products and services, the Company offers other printing and converting products such as custom pressure sensitive labels and custom mailers. The Company primarily targets larger national accounts and independent distributors for this business segment.



    Included in corporate activities are general administrative corporate expenses, goodwill amortization, taxes and interest expense.



    Information as to the operations of the Company in different business segments is set forth below based on the nature of services offered. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (Note 2).



                                                        PERIOD FROM
                                                         INCEPTION        FOR THE THREE-MONTH
                                                     (MAY 12, 1998) TO       PERIOD ENDED
                                                     DECEMBER 31, 1998      MARCH 31, 1999
                                                    --------------------  -------------------
                                                                              (UNAUDITED)
Net sales-
  Direct mail products and services...............       $  141,519           $    64,289
  Other printing and converting...................           49,882                21,421
                                                           --------              --------
                                                         $  191,401           $    85,710
                                                           --------              --------
                                                           --------              --------
Operating income (loss)-
  Direct mail products and services...............       $    8,279           $    (2,620)
  Other printing and converting...................            2,969                   788
  Corporate activities............................           (2,422)               (2,505)
                                                           --------              --------
                                                         $    8,826           $    (4,337)
                                                           --------              --------
                                                           --------              --------
Depreciation and amortization-
  Direct mail products and services...............       $   10,414           $     8,111
  Other printing and converting...................            3,803                 1,529
  Corporate activities............................            2,100                   473
                                                           --------              --------
                                                         $   16,317           $    10,113
                                                           --------              --------
                                                           --------              --------

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


9. BUSINESS SEGMENTS (CONTINUED)



                                                        PERIOD FROM
                                                         INCEPTION        FOR THE THREE-MONTH
                                                     (MAY 12, 1998) TO       PERIOD ENDED
                                                     DECEMBER 31, 1998      MARCH 31, 1999
                                                    --------------------  -------------------
                                                                              (UNAUDITED)
Total assets-
  Direct mail products and services...............       $  248,120           $   263,214
  Other printing and converting...................          115,140                92,429
  Corporate activities............................          151,178               160,758
                                                           --------              --------
                                                         $  514,438           $   516,401
                                                           --------              --------
                                                           --------              --------
Capital Expenditures-
  Direct mail products and services...............       $    6,857           $     3,603
  Other printing and converting...................            1,017                   329
  Corporate activities............................               64                    33
                                                           --------              --------
                                                         $    7,938           $     3,965
                                                           --------              --------
                                                           --------              --------



10. SUBSEQUENT EVENTS


AMENDMENTS TO THE CREDIT AGREEMENT


    On March 26, 1999, the Company and CSFB amended the Credit Agreement under the First Amendment to the Amended and Restated Credit Agreement ("First Amended Credit Agreement") whereby, CSFB is under no obligation to provide additional borrowings on the Revolving Loan Facility until the Company complies with certain financial covenants described in the First Amended Credit Agreement. As of March 31, 1999, the balance outstanding on the Revolving Loan Facility was $11,850. In addition, the amendment increased the initial interest rates on Term Loans A and the Revolving Loan Facility to the ABR plus 2.00% or the AER plus 3.00%, Term Loans B to the ABR plus 2.50% or the AER plus 3.50% and Term Loans C to the ABR plus 2.75% or the AER plus 3.75% through December 31, 2000. Thereafter, the above mentioned interest rates will decrease by 0.25%. The above interest rates can be adjusted downward if the Company's Leverage Ratio, as defined, meets certain minimum levels. Commencing fiscal year ending December 31, 2000, the Company will be required to prepay the Revolving Loan Facility and Term Loans A, B and C by 50% of the excess amount of Consolidated Excess Cash Flow, as defined, over certain minimum stipulated levels. The amendment also revised certain financial covenants, established minimum levels of EBITDA (earnings before interest, income taxes, depreciation and amortization, as defined) and eliminated the fixed charge and leverage covenants, as defined.



    On March 31, 1999, Holdings made a $15,000 capital contribution to the Company. To provide funds for the capital contribution, Holdings issued $15,000 aggregate principal amount of 15.5% senior subordinated discount notes to certain other investors and affiliates of McCown De Leeuw (collectively, the "Purchasers") ("MDC Notes"). As an inducement for purchasing the MDC Notes, Holdings issued warrants to the Purchasers to purchase 200,000 shares of Holdings' common stock at $100 per share. The MDC Notes mature in March 2010. Interest on the MDC Notes is not payable in cash until March

                       DIMAC CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF DIMAC HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO DECEMBER 31, 1998 AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1999 (UNAUDITED)


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


10. SUBSEQUENT EVENTS (CONTINUED)


2010. Holdings will be reliant upon the Company to provide it with cash to meet its obligations under the MDC Notes.



    On July 23, 1999, the Company and CSFB entered into a Second Amendment to the Amended and Restated Credit Agreement (the "Second Amended Credit Agreement"). Pursuant to the Second Amended Credit Agreement, the Company borrowed $30,000 as additional term and revolving loans. Subsequent to the $30,000 borrowing, the outstanding balances on Term Loans A, B and C and the Revolving Loan Facility were $62,977, $91,603, $68,702 and $13,568, respectively. The maximum borrowings allowed on the Revolving Loan Facility was reduced from $75,000 to $46,719. CSFB remains under no obligation to provide additional funds on the Revolving Loan Facility until the Company complies with certain financial covenants described in the Second Amended Credit Agreement.



    The Second Amended Credit Agreement also revised the principal repayment schedules as it pertains to the term loans and the Revolving Loan Facility. Term loan repayments will begin on March 31, 2001 and term loan repayments due in 2001 are $10,475. The amendment also revised certain financial covenants and eliminated the interest coverage ratio covenant until January 1, 2001.


HOLDINGS STOCK OPTION PLAN


    Effective February 18, 1999, the board of directors adopted the DIMAC Holdings, Inc. 1998 Stock Option Plan (the "Plan") for directors, certain employees and consultants of the Company. The Plan allows for 218,300 shares of Holdings' common stock to be granted; provided that 196,078 shares of common stock are available for grant to employees of the Company. The options vest based on time and based upon the profitability of the Company or in the event of a change in control of the Company, as defined. No options have been granted as of August 11, 1999.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES



    The consolidated financial statements for the four month period ended December 31, 1997 and the six months ended June 26, 1998 reflect the financial results of DIMAC Marketing Corporation under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed in connection with the purchase of Heritage by News Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To DIMAC Marketing Corporation and Subsidiaries:



We have audited the accompanying consolidated balance sheet of DIMAC Marketing Corporation and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the four months ended December 31, 1997 and six months ended June 26, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIMAC Marketing Corporation and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the four months ended December 31, 1997, and six months ended June 26, 1998, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP



St. Louis, Missouri,
February 27, 1999

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $      --
  Accounts receivable, net of allowance for doubtful accounts of $972.............     35,916
  Inventories.....................................................................      3,452
  Income taxes receivable-Parent Company..........................................      3,816
  Deferred income taxes...........................................................      8,376
  Other current assets............................................................      1,560
                                                                                    ---------
    Total current assets..........................................................     53,120
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS....................................     45,119
INTANGIBLE ASSETS.................................................................    162,597
                                                                                    ---------
      Total assets................................................................  $ 260,836
                                                                                    ---------
                                                                                    ---------
                            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $   7,815
  Advances from customers.........................................................     10,087
  Accrued liabilities.............................................................     25,878
  Current maturities of long-term capital lease obligations.......................      1,782
                                                                                    ---------
    Total current liabilities.....................................................     45,562
LONG-TERM CAPITAL LEASE OBLIGATIONS...............................................      2,822
DEFERRED LEASE LIABILITY..........................................................      2,004
DEFERRED INCOME TAXES.............................................................     14,071
PAYABLE TO PARENT COMPANY.........................................................    138,825
                                                                                    ---------
      Total liabilities...........................................................    203,284
                                                                                    ---------
                                                                                    ---------
STOCKHOLDER'S EQUITY:
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none
    issued........................................................................         --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 1,000........         --
  Additional paid-in capital......................................................     57,800
  Retained deficit................................................................       (248)
                                                                                    ---------
    Total stockholder's equity....................................................     57,552
                                                                                    ---------
                                                                                    ---------
      Total liabilities and stockholder's equity..................................  $ 260,836
                                                                                    ---------
                                                                                    ---------

       The accompanying notes are an integral part of this balance sheet.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997,
               THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                     AND THE SIX MONTHS ENDED JUNE 26, 1998


                             (DOLLARS IN THOUSANDS)


                                                                             DECEMBER 31,   MARCH 31,   JUNE 26,
                                                                                 1997         1998        1998
                                                                             ------------  -----------  ---------
                                                                                           (UNAUDITED)
Net sales..................................................................   $   59,200    $  49,057   $  93,208
Cost of sales..............................................................       39,722       33,225      61,806
                                                                             ------------  -----------  ---------
Gross profit...............................................................       19,478       15,832      31,402
                                                                             ------------  -----------  ---------
Operating expenses:
  Sales expenses...........................................................        6,404        5,049      10,180
  General and administrative expenses......................................        8,011        6,047      12,639
  Amortization of intangibles..............................................        2,668        1,903       3,796
                                                                             ------------  -----------  ---------
    Total operating expenses...............................................       17,083       12,999      26,615
                                                                             ------------  -----------  ---------
Income from operations.....................................................        2,395        2,833       4,787
Interest expense...........................................................        2,248        2,247       4,583
                                                                             ------------  -----------  ---------
Income before income taxes.................................................          147          586         204
Income tax provision.......................................................          395          490         585
                                                                             ------------  -----------  ---------
Net income (loss)..........................................................   $     (248)   $      96   $    (381)
                                                                             ------------  -----------  ---------
                                                                             ------------  -----------  ---------


        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                             SHARES OF                ADDITIONAL
                                                              COMMON       COMMON       PAID-IN     RETAINED
                                                               STOCK        STOCK       CAPITAL      DEFICIT      TOTAL
                                                            -----------  -----------  -----------  -----------  ---------
BALANCE AT SEPTEMBER 1, 1997..............................       1,000    $      --    $  57,800    $      --   $  57,800
  Net loss................................................          --           --           --         (248)       (248)
                                                                 -----   -----------  -----------       -----   ---------
BALANCE AT DECEMBER 31, 1997..............................       1,000           --       57,800         (248)     57,552
  Net loss................................................          --           --           --         (381)       (381)
                                                                 -----   -----------  -----------       -----   ---------
BALANCE AT JUNE 26, 1998..................................       1,000    $      --    $  57,800    $    (629)  $  57,171
                                                                 -----   -----------  -----------       -----   ---------
                                                                 -----   -----------  -----------       -----   ---------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997,
               THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                     AND THE SIX MONTHS ENDED JUNE 26, 1998


                             (DOLLARS IN THOUSANDS)


                                                                              DECEMBER 31,   MARCH 31,   JUNE 26,
                                                                                  1997         1998        1998
                                                                              ------------  -----------  ---------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................................   $     (248)   $      96   $    (381)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization expense...................................        4,530        3,489       7,077
    Deferred income tax benefit.............................................          289          196       1,029
    Changes in net assets and liabilities:
      Accounts receivable...................................................          234          888      (2,061)
      Inventories...........................................................          349          614       1,168
      Other current assets..................................................          507         (572)         58
      Accounts payable......................................................          665       (2,103)     (2,743)
      Advances from customers...............................................          171         (231)      3,499
      Accrued liabilities...................................................       (5,187)      (2,722)     (5,685)
                                                                              ------------  -----------  ---------
        Net cash provided by (used in) operating activities.................        1,310         (345)      1,961
                                                                              ------------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for contingent consideration and other intangibles...............       (1,900)      (1,205)     (3,221)
  Purchase of property, equipment and leasehold improvements................       (5,720)      (1,640)     (3,166)
                                                                              ------------  -----------  ---------
      Net cash used in investing activities.................................       (7,620)      (2,845)     (6,387)
                                                                              ------------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations.....................................         (432)        (181)       (655)
  Net borrowings from Parent Company........................................        6,742        3,371       5,081
                                                                              ------------  -----------  ---------
      Net cash provided by financing activities.............................        6,310        3,190       4,426
                                                                              ------------  -----------  ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................................           --           --          --
CASH AND CASH EQUIVALENTS, beginning of period..............................           --           --          --
                                                                              ------------  -----------  ---------
CASH AND CASH EQUIVALENTS, end of period....................................   $       --    $      --   $      --
                                                                              ------------  -----------  ---------
                                                                              ------------  -----------  ---------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.............................................................   $    2,321    $   2,247   $   4,583
                                                                              ------------  -----------  ---------
                                                                              ------------  -----------  ---------
  Income taxes paid.........................................................   $       --    $      --   $      10
                                                                              ------------  -----------  ---------
                                                                              ------------  -----------  ---------


       The accompanying notes are an integral part of this balance sheet.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    DIMAC Marketing Corporation (DIMAC or the Company) is one of the largest full-service, vertically integrated direct marketing services companies in the United States. DIMAC creates and implements comprehensive, custom-tailored marketing programs that enable clients nationwide to focus their marketing expenditures on a highly targeted potential customer base. As a full-service, vertically integrated firm, DIMAC provides every component of a complete direct marketing program, including customized market research, strategic and creative planning, creation and management of relational data bases, telemarketing, media buying, production services, fulfillment services and subsequent program analysis.

    The consolidated financial statements include the accounts of DIMAC and its wholly owned subsidiary DIMAC DIRECT Inc. (DIMAC DIRECT) (including its wholly owned subsidiaries Palm Coast Data Inc., The McClure Group Inc., Wilcox & Associates Inc. and MBS/Multimode Inc.). DIMAC's operations are located in St. Louis, New York, Palm Coast, Philadelphia, Houston, Los Angeles and Boston. All significant intercompany balances and transactions have been eliminated.

    In August 1997, all of the common stock of Heritage Media Corporation (Heritage), the parent company of DIMAC, was acquired by News America Corporation Ltd. (News Corp.) in a cash purchase transaction. The acquisition by News Corp. has been accounted for as a purchase and the purchase price allocated to DIMAC of approximately $190,000 has been pushed down to the Company. Goodwill of approximately $145,000 resulting from this acquisition is being amortized on a straight-line basis over 40 years.

    The consolidated financial statements as of December 31, 1997 and for the four months then ended include an amount due to News Corp. of $138,825, and intercompany interest expense to News Corp. of $2,123. For the six months ended June 26, 1998, intercompany interest expense to News Corp. was $4,548. Intercompany interest is charged at 8.5%, calculated monthly.

CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Included in receivables is $13,336 representing unbilled revenues for services performed prior to December 31, 1997.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    A summary of changes in the allowance for doubtful accounts for the four months ended December 31, 1997 and the six months ended June 26, 1998 is as follows:



                                                          FOUR MONTHS ENDED    SIX MONTHS ENDED
                                                          DECEMBER 31, 1997      JUNE 26, 1998
                                                        ---------------------  -----------------
Balance, beginning of year............................        $     981            $     972
Provisions............................................               45                  106
Recoveries............................................                6                    2
Write-offs............................................              (60)                 (14)
                                                                  -----               ------
Balance, end of year..................................        $     972            $   1,066
                                                                  -----               ------
                                                                  -----               ------


INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market, and include appropriate elements of material, labor and overhead.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    The Company continually evaluates the propriety of the carrying amounts of property and equipment and the estimated useful lives used for depreciation.

INTANGIBLE ASSETS

    The cost of acquired companies is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill with amortization over 40 years. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms or independent appraisals.

    The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the related fair value of the assets. The Company believes that no significant impairment of the goodwill and other intangibles has occurred and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION


    The Company recognizes revenue at the time the service is rendered. The Company provides services for clients in accordance with contractual customer orders which contain project specifications. Revenues are accrued as services are performed based on the proportion of the services performed to date in relation to the total services to be provided as outlined in the customer order. Revenues accrued are reviewed and adjusted to reflect actual results for the client projects based on subsequent determination of total services ultimately provided and billed. Customer contracts generally contain termination provisions which enable the Company to collect for all services expended prior to any termination decision.


FAIR VALUE OF FINANCIAL INSTRUMENTS

    A financial instrument is defined as cash or a contract that imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, and conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturity of these instruments.

INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

2. INVENTORIES

    Inventories consist of the following:

Raw materials.......................................................  $   1,000
Work-in-process.....................................................      1,062
Finished goods......................................................         38
Postage.............................................................      1,352
                                                                      ---------
                                                                      $   3,452
                                                                      ---------
                                                                      ---------

3. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    The estimated useful lives and the amounts of property, equipment and leasehold improvements are as follows:

                                                                         USEFUL LIFE
                                                                          IN YEARS
                                                                         -----------
Land...................................................................          --   $   3,790
Buildings and leasehold improvements...................................       10-40      16,497
Machinery and equipment................................................        3-11      19,266
Furniture and fixtures.................................................         5-7       4,125
Data processing software...............................................         3-5       2,778
                                                                                      ---------
                                                                                         46,456
Less-Accumulated depreciation..........................................                   1,862
                                                                                      ---------
                                                                                         44,594
Construction-in-process................................................                     525
                                                                                      ---------
                                                                                      $  45,119
                                                                                      ---------
                                                                                      ---------

4. INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                        USEFUL LIFE
                                                                         IN YEARS
                                                                       -------------
Goodwill.............................................................           40    $  147,203
Customer list........................................................         8-11        14,493
Other intangibles....................................................          5-8         3,569
                                                                                      ----------
                                                                                         165,265
Less-Accumulated amortization........................................                      2,668
                                                                                      ----------
                                                                                      $  162,597
                                                                                      ----------
                                                                                      ----------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

5. ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

Accruals related to discontinued operations........................  $   2,626
Compensation.......................................................      3,967
Accrued production costs...........................................      4,323
Other..............................................................     14,962
                                                                     ---------
                                                                     $  25,878
                                                                     ---------
                                                                     ---------

6. CAPITAL LEASE OBLIGATIONS

    Maturities of capital leases at December 31, 1997, are as follows:

1998................................................................  $   2,578
1999................................................................      1,568
2000................................................................        716
2001................................................................        196
2002................................................................         91
2003 and thereafter.................................................         --
                                                                      ---------
  Total payments....................................................      5,149
                                                                      ---------
Less: amounts representing interest.................................        545
                                                                      ---------
  Present value of minimum lease payments...........................      4,604
Less: current portion...............................................      1,782
                                                                      ---------
                                                                      $   2,822
                                                                      ---------
                                                                      ---------

7. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES (CONTINUED)
    The components of the income tax provision are as follows:

                                                                        DECEMBER 31,     JUNE 26,
                                                                            1997           1998
                                                                       ---------------  -----------
Current:
  Federal............................................................     $      --      $      --
  State..............................................................            --             --
                                                                              -----          -----
                                                                                 --             --
                                                                              -----          -----
Deferred:
  Federal............................................................           343            508
  State..............................................................            52             77
                                                                              -----          -----
                                                                                395            585
                                                                              -----          -----
                                                                          $     395      $     585
                                                                              -----          -----
                                                                              -----          -----

    Differences between the amount of the income tax provision recorded and the amount computed by applying the federal income tax statutory rate to income before income taxes are explained as follows:

                                                                        DECEMBER 31,     JUNE 26,
                                                                            1997           1998
                                                                       ---------------  -----------
Provision at statutory rates.........................................     $      51      $      71
Federal..............................................................             9             12
State................................................................           335            502
                                                                              -----          -----
  Income tax provision...............................................     $     395      $     585
                                                                              -----          -----
                                                                              -----          -----

    Significant components of the Company's deferred income tax liabilities and assets at December 31, 1997 are as follows:

Deferred income tax liabilities:
  Other intangibles (excluding goodwill)...........................  $  (8,618)
  Tax over book depreciation and amortization......................     (5,016)
  Deferred revenue.................................................       (437)
                                                                     ---------
                                                                       (14,071)
Deferred income tax assets:
  Accrued liabilities..............................................      7,879
  Other............................................................        497
                                                                     ---------
                                                                         8,376
                                                                     ---------
Net deferred tax liability.........................................  $  (5,695)
                                                                     ---------
                                                                     ---------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

8. EMPLOYEE BENEFIT PLAN

    The Company has defined contribution plans which provide retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plans. Company contributions to these plans charged to expense were $369 for the four month period ended December 31, 1997, and $672 for the six month period ended June 26, 1998.

9. LEASE COMMITMENTS

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in capital lease obligations (see Note 6). Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $1,916 for the four month period ended December 31, 1997, and $2,868 for the six month period ended June 26, 1998.

    The Company's landlord granted lease incentives to the Company in 1990, amounting to approximately $1,700, as an inducement to enter into the lease of the St. Louis facility. Rent payments on the St. Louis facility, net of the lease incentive, are scheduled to increase periodically and are recognized as expense on a straight-line basis over the life of the lease. The difference between rent payments made and rental expense is recorded as deferred lease liability.

    The future minimum rental commitments required under noncancelable operating leases at
December 31, 1997 are as follows:

1998...............................................................  $   3,776
1999...............................................................      3,387
2000...............................................................      2,772
2001...............................................................      2,501
2002...............................................................      2,386
2003 and thereafter................................................      6,596
                                                                     ---------
                                                                     $  21,418
                                                                     ---------
                                                                     ---------

10. TRANSACTIONS WITH MAJOR CUSTOMERS

    The Company provides creative, media, printing, mailing services and magazine subscription fulfillment to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition, and requires advance payments for postage and other services.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for 15% of sales for the four month period ended December 31, 1997 and 17% of

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 26, 1998
                             (DOLLARS IN THOUSANDS)

10. TRANSACTIONS WITH MAJOR CUSTOMERS (CONTINUED) sales for the six month period ended June 26, 1998. Accounts receivable from this customer amounted to $4,325 as of December 31, 1997.

11. COMMITMENTS AND CONTINGENCIES

    The Company has contingent payment obligations based on the attainment of certain financial performance targets of businesses acquired in prior years. Total contingent consideration paid related to all acquisitions was $1,900 for the four month period ended December 31, 1997, and $3,221 for the six month period ended June 26, 1998. Contingent payment obligations are accounted for as additional goodwill and are payable through December 1999.

    In June 1997 the Company was informed by the United States Attorney's Office for the Eastern District of Missouri that it was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with the Company's bulk mailing practices. The Company has been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter, however, as of the date hereof, no settlement has been reached. It is the Company's position that its bulk mailing practices comply with applicable laws and regulations. The Company and Heritage have entered into an indemnification agreement pursuant to which Heritage has agreed to indemnify the Company for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. There can be no assurance, however, that the investigation and the costs associated therewith will not have a material adverse effect on the Company's business, financial condition or results of operations.

    The Company is a party to various other litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any such matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

12. SUBSEQUENT EVENTS

    On June 26, 1998, News Corp. sold their interest in the Company, including the payable to Parent Company, to McCown De Leeuw & Co. for $204,000, including $4,000 of assumed indebtedness.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

    The consolidated financial statements for the eleven month period ended December 31, 1996 and for the eight month period ended August 31, 1997 reflect the financial results of DIMAC Marketing Corporation under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with purchase of DIMAC Marketing Corporation by Heritage.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Marketing Corporation and Subsidiaries:

    We have audited the accompanying consolidated statements of operations, stockholder's equity and cash flows for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997 of DIMAC Marketing Corporation and Subsidiaries. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997 of DIMAC Marketing Corporation and Subsidiaries in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP

St. Louis, Missouri
July 2, 1998

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                         DECEMBER 31,  AUGUST 31,
                                                                                             1996         1997
                                                                                         ------------  ----------
Net sales..............................................................................   $  168,193   $  118,747
Cost of sales..........................................................................      108,735       77,820
                                                                                         ------------  ----------
Gross profit...........................................................................       59,458       40,927
                                                                                         ------------  ----------
Operating expenses:
  Sales expenses.......................................................................       17,859       13,767
  General and administrative expenses..................................................       20,688       17,151
  Amortization of intangibles..........................................................        9,098        6,949
                                                                                         ------------  ----------
    Total operating expenses...........................................................       47,645       37,867
                                                                                         ------------  ----------
Income from operations.................................................................       11,813        3,060
Interest expense.......................................................................        7,525        6,188
                                                                                         ------------  ----------
Income (loss) before income taxes and discontinued operations..........................        4,288       (3,128)
Income tax provision...................................................................        3,789          122
                                                                                         ------------  ----------
Net income (loss) before discontinued operations.......................................          499       (3,250)
Discontinued operations:
  Loss from operations of discontinued joint venture (net of income tax benefit of $13
    and $581)..........................................................................          (18)        (770)
  Loss on disposal of discontinued joint venture, including provision for operating
    losses during phase-out period (net of income tax benefit of $2,942)...............           --       (3,899)
                                                                                         ------------  ----------
Net income (loss)......................................................................   $      481   $   (7,919)
                                                                                         ------------  ----------
                                                                                         ------------  ----------

        The accompanying notes are an integral part of these statements.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                            SHARES OF                  ADDITIONAL   RETAINED
                                                             COMMON        COMMON       PAID-IN     EARNINGS
                                                              STOCK         STOCK       CAPITAL     (DEFICIT)     TOTAL
                                                           -----------  -------------  ----------  -----------  ----------
BALANCE AT FEBRUARY 1, 1996..............................       1,000     $      --    $  175,000   $      --   $  175,000
  Net income.............................................          --            --            --         481          481
                                                                -----           ---    ----------  -----------  ----------
BALANCE AT DECEMBER 31, 1996.............................       1,000            --       175,000         481      175,481
  Net loss...............................................          --            --            --      (7,919)      (7,919)
                                                                -----           ---    ----------  -----------  ----------
BALANCE AT AUGUST 31, 1997...............................       1,000     $      --    $  175,000   $  (7,438)  $  167,562
                                                                -----           ---    ----------  -----------  ----------
                                                                -----           ---    ----------  -----------  ----------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                        DECEMBER 31,    AUGUST 31,
                                                                                            1996           1997
                                                                                       ---------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................................................     $     481      $  (7,919)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Loss from discontinued operations................................................            18            770
    Loss on disposal of discontinued operations......................................            --          3,899
    Depreciation and amortization....................................................        12,827         10,414
    Deferred income tax benefit......................................................         2,480          1,884
    Other............................................................................            25             --
    Changes in net assets and liabilities, net of acquisitions:
      Accounts receivable............................................................        (7,750)          (733)
      Inventories....................................................................            66            340
      Other current assets...........................................................           522           (541)
      Accounts payable...............................................................          (428)        (3,445)
      Advances from customers........................................................         1,872            314
      Accrued liabilities............................................................        (3,584)          (660)
      Income taxes...................................................................         1,280             --
                                                                                            -------     -----------
        Net cash provided by operating activities....................................         7,809          4,323
                                                                                            -------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net assets of acquired businesses..................................................       (28,678)            --
  Proceeds from sale of fixed assets.................................................            58             --
  Payments for contingent consideration and other intangibles........................        (6,976)        (4,059)
  Purchase of property, equipment and leasehold improvements.........................        (9,282)       (15,885)
                                                                                            -------     -----------
        Net cash used in investing activities........................................       (44,878)       (19,944)
                                                                                            -------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments to extinguish credit agreement............................................            --        (50,000)
  Payments to capital lease obligations..............................................        (1,653)        (1,360)
  Net borrowings (payments) under revolving credit facilities........................        31,000        (31,000)
  Net borrowings from Parent Company.................................................         7,722         97,981
                                                                                            -------     -----------
        Net cash provided by financing activities....................................        37,069         15,621
                                                                                            -------     -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS..............................................            --             --
CASH AND CASH EQUIVALENTS, beginning of period.......................................            --             --
                                                                                            -------     -----------
CASH AND CASH EQUIVALENTS, end of period.............................................     $      --      $      --
                                                                                            -------     -----------
                                                                                            -------     -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid......................................................................     $   7,314      $   6,321
                                                                                            -------     -----------
                                                                                            -------     -----------
  Income taxes paid..................................................................     $     730      $      59
                                                                                            -------     -----------
                                                                                            -------     -----------

        The accompanying notes are an integral part of these statements.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    DIMAC Marketing Corporation (DIMAC or the Company) is one of the largest full-service, vertically integrated direct marketing services companies in the United States. DIMAC creates and implements comprehensive, custom-tailored marketing programs that enable clients nationwide to focus their marketing expenditures on a highly targeted potential customer base. As a full-service, vertically integrated firm, DIMAC provides every component of a complete direct marketing program, including customized market research, strategic and creative planning, creation and management of relational data bases, telemarketing, media buying, production services, fulfillment services and subsequent program analysis.

    The consolidated financial statements include the accounts of DIMAC and its wholly owned subsidiary DIMAC DIRECT Inc. (DIMAC DIRECT) (including its wholly owned subsidiaries Palm Coast Data Inc., The McClure Group Inc., Wilcox & Associates Inc., MBS/Multimode Inc. and the accounts of KCET/DIMAC Communication LLC, in which DIMAC DIRECT has a 60% interest). DIMAC's operations are located in St. Louis, San Francisco, New York, Palm Coast, Philadelphia, Houston, Los Angeles, and Boston. All significant intercompany balances and transactions have been eliminated.

    On February 21, 1996, all of the common stock of the Company was acquired by Heritage Media Corporation (Heritage), effective February 1, 1996, for cash of approximately $190,000. The acquisition has been accounted for as a purchase and the purchase accounting has been pushed down to the Company. Goodwill resulting from this transaction of approximately $220,000 is being amortized on a straight-line basis over 40 years.

    The consolidated financial statements include an amount due to Heritage of $34,102 as of December 31, 1996 and intercompany interest expense of $1,439 and $922 for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997, respectively.

CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Receivables include $7,587 representing unbilled revenues for services performed prior to December 31, 1996.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    A summary of changes in the allowance for doubtful accounts for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997 is as follows:



                                                       ELEVEN MONTHS ENDED     EIGHT MONTHS ENDED
                                                        DECEMBER 31, 1996        AUGUST 31, 1997
                                                     -----------------------  ---------------------
Balance, beginning of year.........................         $     696               $     862
Acquired balance from MBS..........................               150                      --
Provisions.........................................                63                     158
Recoveries.........................................                24                      39
Write-offs.........................................               (71)                    (78)
                                                                -----                   -----
Balance, end of year...............................         $     862               $     981
                                                                -----                   -----
                                                                -----                   -----


INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market, and include appropriate elements of material, labor and overhead.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    The Company continually evaluates the propriety of the carrying amounts of property and equipment and the estimated useful lives used for depreciation.

INTANGIBLE ASSETS

    The cost of acquired companies is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill with amortization over periods ranging from 25 to 40 years. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms or independent appraisals.

    The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the related fair value of the assets. The Company

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) believes that no significant impairment of the goodwill and other intangibles has occurred, and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION


    The Company recognizes revenue at the time the service is rendered. The Company provides services for clients in accordance with contractual customer orders which contain project specifications. Revenues are accrued as services are performed based on the proportion of the services performed to date in relation to the total services to be provided as outlined in the customer order. Revenues accrued are reviewed and adjusted to reflect actual results for client projects based on subsequent determination of total services ultimately provided and billed. Customer contracts generally contain termination provisions would enable the Company to collect for all services expended prior to any termination decision.


FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company discloses estimated fair values for its financial instruments. A financial instrument is defined as cash or a contract that imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, and conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturity of these instruments. The carrying amount of long-term debt approximates fair value due to the variable interest rates attached to the debt.

LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard requires that long-lived assets, certain intangibles and goodwill related to those assets to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company adopted this statement in fiscal 1996. See Note 3 for the estimated loss on disposal of the Company's investment in joint venture operations. The Company determined that no additional impairment loss needs to be recognized.

INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS

    On February 28, 1996, DIMAC DIRECT acquired substantially all of the assets of Wilcox & Associates, Inc. (Wilcox). Wilcox was a subchapter S corporation with marketing offices in New York and San Francisco primarily providing direct response services to financial institutions. The purchase price for the acquisition was $3,905 plus certain contingent payment obligations based on the attainment of certain financial performance targets by the newly formed Wilcox & Associates subsidiary over the next four years. Goodwill resulting from the purchase price allocation of $3,214 is being amortized over 25 years. Future contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made. The acquisition was accounted for as a purchase and the Company has included the financial results of Wilcox beginning March 1, 1996.


    On April 30, 1996, DIMAC DIRECT acquired substantially all of the assets of MBS/Multimode, Inc. (MBS). MBS was a subchapter S corporation located in Long Island, New York, providing database marketing services primarily to the retail industry. The purchase price for the acquisition was $24,714. Goodwill resulting from the purchase price allocation of $22,767 is being amortized over 25 years. The acquisition was accounted for as a purchase and the Company has included the financial results of MBS beginning May 1, 1996.


    In addition to the two contingent payment obligations described above, DIMAC has similar obligations related to acquisitions of companies completed in prior years based on attainment of certain financial performance targets by the acquired entities. Total contingent consideration paid related to all acquisitions was $4,451 for the eleven months ended December 31, 1996 and $3,968 for the eight months ended August 31, 1997. These contingent payment obligations have been accounted for as additional goodwill and extend for various periods through December 1999.

    Pro forma information relating to the acquisitions has not been presented as their impact on the financial statements is insignificant.

3. DISCONTINUED JOINT VENTURE

    In September 1996, DIMAC DIRECT and Community Television of Southern California (CTSC), a public television station, formed a joint venture to provide videotape distribution and fund-raising services for public television stations and not-for-profit clients. DIMAC DIRECT has a 60% interest in the joint venture and contributed a license agreement purchased for $2,000. Certain contingent payment obligations are due based on the attainment of certain financial performance targets over the next for years.

    During 1997, the Company adopted a plan to discontinue the joint venture. Accordingly, the Company's interest in the joint venture is reported as a discontinued operation for all periods presented.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

3. DISCONTINUED JOINT VENTURE (CONTINUED)
    The estimated loss on disposal of the Company's investment in the joint venture is $3,899 (net of income tax benefit of $2,942), consisting of an estimated loss on disposal of the investment of $3,461 and a provision of $438 for anticipated losses until disposal. Net revenues of the joint venture were $4,074 and $6,317 for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997, respectively.

4. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes.

    The components of the income tax provision attributable to continuing operations are as follows:

                                                                   DECEMBER 31,     AUGUST 31,
                                                                       1996            1997
                                                                   -------------  ---------------
Current:
  Federal........................................................    $   1,074       $      --
  State..........................................................          235              --
                                                                        ------           -----
                                                                         1,309              --
                                                                        ------           -----
Deferred:
  Federal........................................................        2,354             106
  State..........................................................          126              16
                                                                        ------           -----
                                                                         2,480             122
                                                                        ------           -----
                                                                     $   3,789       $     122
                                                                        ------           -----
                                                                        ------           -----

    Differences between the amount of the income tax provision (benefit) recorded and the amount computed by applying the federal income tax statutory rate to income (loss) before income taxes and discontinued operations are explained as follows:

                                                                                       DECEMBER 31,    AUGUST 31,
                                                                                           1996           1997
                                                                                       -------------  ------------
Provision (benefit) at statutory rates...............................................    $   1,458     $   (1,063)
State and local taxes................................................................          189           (138)
Nondeductible expenses (primarily goodwill)..........................................        2,142          1,323
                                                                                            ------    ------------
    Income tax provision.............................................................    $   3,789     $      122
                                                                                            ------    ------------
                                                                                            ------    ------------

5. EMPLOYEE BENEFIT PLAN

    The Company has defined contribution plans which provide retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plans. Company contributions to these plans charged to expense were $598 and $764 for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

6. LEASE COMMITMENTS

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in capital lease obligations. Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $6,049 and $4,008 for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively.

    The Company's landlord granted lease incentives to the Company in 1990, amounting to approximately $1,700, as an inducement to enter into the lease of the St. Louis facility. Rental payments on the St. Louis facility, which are scheduled to increase periodically, net of the lease incentive, are recognized as expense on a straight-line basis over the life of the lease. The difference between rental payments made and rental expense is recorded as a deferred lease liability.

    The future minimum rental commitments required under noncancelable operating leases as of December 31, 1996, are as follows:

1997..................................................................  $   5,058
1998..................................................................      4,692
1999..................................................................      4,261
2000..................................................................      3,608
2001..................................................................      3,082
2003 and thereafter...................................................      9,141
                                                                        ---------
                                                                        $  29,842
                                                                        ---------
                                                                        ---------

7. TRANSACTIONS WITH MAJOR CUSTOMERS

    The Company provides creative, media, printing, mailing services and magazine subscription fulfillment to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition, and requires advance payments for postage and other services.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for 24% and 21% of sales for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively. Accounts receivable from this customer amounted to $5,838 as of December 31, 1996.

8. COMMITMENTS AND CONTINGENCIES

    During the normal course of business, the Company is involved in various lawsuits which, in the opinion of management, are not expected to have a material effect on either the financial position or operating results of the Company.

9. ACQUISITION OF PARENT COMPANY

    In August 1997, the common stock of Heritage Media Corporation was acquired by News America Corporation Ltd.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AmeriComm Holdings, Inc. and Subsidiary:

    We have audited the accompanying consolidated balance sheet of AmeriComm Holdings, Inc. (a Delaware corporation, formerly known as DEC International, Inc.) and subsidiary as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1997 and for the six-month period ended June 26, 1998 (1997 restated, see Notes 2 and 10). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriComm Holdings, Inc. and subsidiary as of December 31, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 and for the six-month period ended June 26, 1998 in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 30, 1999
(except with respect to
the matters discussed in
Notes 1 and 10 as to which
the date is August 10, 1999)

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997

                                    ASSETS
CURRENT ASSETS:
  Cash........................................................................  $ 1,217,770
  Accounts receivable, net of allowance for doubtful accounts.................   27,943,109
  Income taxes receivable.....................................................      497,565
  Inventories.................................................................   13,330,921
  Deferred income taxes.......................................................      508,664
  Other.......................................................................    2,997,693
                                                                                -----------
    Total current assets......................................................   46,495,722
                                                                                -----------
PROPERTY AND EQUIPMENT:
  Land........................................................................    1,852,686
  Buildings...................................................................   12,149,009
  Machinery and equipment.....................................................   45,571,274
  Office equipment, furniture, and fixtures...................................    5,375,241
  Leasehold improvements......................................................    1,201,024
  Vehicles....................................................................      219,703
  Construction in progress....................................................    1,708,944
                                                                                -----------
                                                                                 68,077,881
  Less accumulated depreciation and amortization..............................  (16,884,196)
                                                                                -----------
    Net property and equipment................................................   51,193,685
                                                                                -----------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,253,195.....................   46,326,266
  Patents, net of accumulated amortization of $3,119,740......................   16,324,260
  Resident address lists, net of accumulated amortization of $971,471.........    6,314,552
  Deferred financing costs, net of accumulated amortization of $1,544,515.....    5,130,124
  Covenants not to compete, net of accumulated amortization of $6,050,824.....    1,840,000
  Prepaid pension cost........................................................    2,133,828
  Other.......................................................................      903,657
                                                                                -----------
    Total other assets........................................................   78,972,687
                                                                                -----------
      Total assets............................................................  $176,662,094
                                                                                -----------
                                                                                -----------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997


                           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of long-term debt...........................................  $   864,487
  Bank overdraft..............................................................    5,066,163
  Accounts payable............................................................    4,898,701
  Accrued employee compensation...............................................    4,872,591
  Other accrued expenses......................................................    5,159,439
                                                                                -----------
    Total current liabilities.................................................   20,861,381
                                                                                -----------
NONCURRENT LIABILITIES........................................................    6,166,567
                                                                                -----------
LONG-TERM DEBT:
  11.625% senior unsecured notes..............................................  100,000,000
  12.5% Senior Notes..........................................................   37,697,372
  Revolving loan facility.....................................................   10,761,083
  Other.......................................................................    4,494,423
                                                                                -----------
    Total long-term debt......................................................  152,952,878
                                                                                -----------

COMMITMENTS AND CONTINGENCIES (NOTE 9)

STOCKHOLDERS' DEFICIT:
  Common stock:
    Class A, $.0001 par value, 4,000,000 shares authorized, 2,752,287 shares
      issued and 2,690,467 shares outstanding.................................          275
    Class B, $.0001 par value, 300,000 shares authorized, no shares issued or
      outstanding.............................................................           --
  Additional paid-in capital..................................................   13,957,185
  Warrants outstanding........................................................      347,465
  Accumulated deficit.........................................................  (16,750,369)
  Treasury stock, at cost (61,820 shares of Class A common stock).............     (286,345)
  Notes receivable due from stockholders......................................     (586,943)
                                                                                -----------
    Total stockholders' deficit...............................................   (3,318,732)
                                                                                -----------
    Total liabilities and stockholders' deficit...............................  $176,662,094
                                                                                -----------
                                                                                -----------


   The accompanying notes are an integral part of these consolidated balance sheets.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED),
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998



                                                             DECEMBER 31,             MARCH 31,      JUNE 26,
                                                    ------------------------------      1998       -------------
                                                         1996            1997        (UNAUDITED)       1998
                                                    --------------  --------------  -------------  -------------
NET SALES.........................................  $  111,342,230  $  191,090,864  $  46,373,437  $  93,081,183
COST OF PRODUCTS SOLD.............................      80,215,498     133,598,403     33,455,007     67,992,463
                                                    --------------  --------------  -------------  -------------
        Gross profit..............................      31,126,732      57,492,461     12,918,430     25,088,720
                                                    --------------  --------------  -------------  -------------
OPERATING EXPENSES:
  Selling.........................................      10,716,599      18,194,512      4,699,385      9,818,593
  General and administrative......................      11,949,210      24,174,618      6,332,301     12,989,839
  Amortization:
    Goodwill......................................         459,560         963,167        295,571        613,397
    Patents.......................................       1,038,940       2,080,800        520,200      1,933,400
    Covenants not to compete......................       1,035,472         347,611        109,954        267,190
                                                    --------------  --------------  -------------  -------------
      Total operating expenses....................      25,199,781      45,760,708     11,957,411     25,622,419
                                                    --------------  --------------  -------------  -------------
INCOME (LOSS) FROM OPERATIONS.....................       5,926,951      11,731,753        961,019       (533,699)

INTEREST EXPENSE..................................       8,138,110      17,022,602      4,744,742      9,677,101
                                                    --------------  --------------  -------------  -------------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM...      (2,211,159)     (5,290,849)    (3,783,723)   (10,210,800)

INCOME TAX BENEFIT................................        (626,739)       (998,465)    (1,509,584)    (3,117,436)
                                                    --------------  --------------  -------------  -------------
LOSS BEFORE EXTRAORDINARY ITEM....................      (1,584,420)     (4,292,384)    (2,274,139)    (7,093,364)

EXTRAORDINARY LOSS ON RETIREMENT OF DEBT, NET OF
  TAX BENEFIT OF $460,864.........................        (797,903)             --             --             --
                                                    --------------  --------------  -------------  -------------
NET LOSS..........................................      (2,382,323)     (4,292,384)    (2,274,139)    (7,093,364)

REDEEMABLE CUMULATIVE PREFERRED STOCK ACCRETION
  AND DIVIDENDS...................................         488,000         864,000             --             --
                                                    --------------  --------------  -------------  -------------
NET LOSS ATTRIBUTABLE TO COMMON STOCK.............  $   (2,870,323) $   (5,156,384) $  (2,274,139) $  (7,093,364)
                                                    --------------  --------------  -------------  -------------
                                                    --------------  --------------  -------------  -------------


 The accompanying notes are an integral part of these consolidated statements.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998

               COMMON STOCK        COMMON STOCK                                                  NOTES
                  SHARES             PAR VALUE       ADDITIONAL                                RECEIVABLE
            ------------------   -----------------     PAID-IN     WARRANTS     ACCUMULATED     DUE FROM
             CLASS A   CLASS B   CLASS A   CLASS B     CAPITAL    OUTSTANDING     DEFICIT     STOCKHOLDERS
            ---------  -------   -------   -------   -----------  -----------   ------------  ------------
BALANCE,
  December
  31,
  1995....  2,512,551    --       $251       $--     $13,434,703  $1,297,292    $(8,055,027 )  $      --
  Purchase
    of
    outstanding
    warrants..        --   --       --        --              --  (1,297,292)      (641,170 )         --
  Issuance
    of
  warrants
    to
  purchase
   132,240
    shares
    of
    Class
    A
    common
  stock...         --    --         --        --              --     320,000             --           --
  Purchase
    of
    84,294
    shares
    of
    Class
    A
    common
    stock
    for
    treasury...        --   --      --        --              --          --             --           --
  Issuance
    of
    28,868
    shares
    of
    Class
    A
    common
    stock
    upon
  exercise
    of
options...     28,868    --          3        --          26,266          --             --           --
  Net loss
  attributable
    to common
  stock...         --    --         --        --              --          --     (2,870,323 )         --
                         --
            ---------            -------   -------   -----------  -----------   ------------  ------------
BALANCE,
  December
  31,
  1996....  2,541,419    --        254        --      13,460,969     320,000    (11,566,520 )         --
  Issuance
    of
   210,868
    shares
    of
    Class
    A
    common
  stock...    210,868    --         21        --         499,979          --             --           --
  Issuance
    of
  warrants
    to
  purchase
    11,349
    shares
    of
    Class
    A
    common
  stock...         --    --         --        --              --      27,465        (27,465 )         --
  Purchase
    of
    stockholder
    notes
    receivable...        --   --    --        --              --          --             --     (493,132)
  Accrued
  interest
    on
    stockholder
    notes
    receivable...        --   --    --        --              --          --             --      (15,745)
Acceptance
    of
    notes
receivable
    from
    stockholders...        --   --    --      --              --          --             --      (78,066)
  Issuance
    of
    22,474
    shares
    of
    Class
    A
    common
    stock
    from
treasury..         --    --         --        --          (3,763)         --             --           --
  Net loss
  attributable
    to common
  stock...         --    --         --        --              --          --     (5,156,384 )         --
                         --
            ---------            -------   -------   -----------  -----------   ------------  ------------
BALANCE,
  December
  31,
  1997....  2,752,287    --        275        --      13,957,185     347,465    (16,750,369 )   (586,943)
  Net loss
  attributable
    to common
  stock...         --    --         --        --              --          --     (7,093,364 )         --
  Payment
    by
    stockholders
    on notes
    receivable...        --   --    --        --              --          --             --       40,742
  Accrued
  interest
    on
    stockholder
    notes
    receivable...        --   --    --        --              --          --             --      (13,098)
                         --
            ---------            -------   -------   -----------  -----------   ------------  ------------
BALANCE,
  June 26,
  1998....  2,752,287    --       $275       $--     $13,957,185  $  347,465    $(23,843,733)  $(559,299)
                         --
                         --
            ---------            -------   -------   -----------  -----------   ------------  ------------
            ---------            -------   -------   -----------  -----------   ------------  ------------


            TREASURY
              STOCK       TOTAL
            ---------  ------------
BALANCE,
  December
  31,
  1995....  $      --  $  6,677,219
  Purchase
    of
    outsta
    warran         --    (1,938,462)
  Issuance
    of
  warrants
    to
  purchase
   132,240
    shares
    of
    Class
    A
    common
  stock...         --       320,000
  Purchase
    of
    84,294
    shares
    of
    Class
    A
    common
    stock
    for
    treasu   (390,421)     (390,421)
  Issuance
    of
    28,868
    shares
    of
    Class
    A
    common
    stock
    upon
  exercise
    of
options...         --        26,269
  Net loss
  attribut
    to com
  stock...         --    (2,870,323)

            ---------  ------------
BALANCE,
  December
  31,
  1996....   (390,421)    1,824,282
  Issuance
    of
   210,868
    shares
    of
    Class
    A
    common
  stock...         --       500,000
  Issuance
    of
  warrants
    to
  purchase
    11,349
    shares
    of
    Class
    A
    common
  stock...         --            --
  Purchase
    of
    stockh
    notes
    receiv         --      (493,132)
  Accrued
  interest
    on
    stockh
    notes
    receiv         --       (15,745)

Acceptance
    of
    notes
receivable
    from
    stockh         --       (78,066)
  Issuance
    of
    22,474
    shares
    of
    Class
    A
    common
    stock
    from
treasury..    104,076       100,313
  Net loss
  attribut
    to com
  stock...         --    (5,156,384)

            ---------  ------------
BALANCE,
  December
  31,
  1997....   (286,345)   (3,318,732)
  Net loss
  attribut
    to com
  stock...         --    (7,093,364)
  Payment
    by
    stockh
    on not
    receiv         --        40,742
  Accrued
  interest
    on
    stockh
    notes
    receiv         --       (13,098)

            ---------  ------------
BALANCE,
  June 26,
  1998....  $(286,345) $(10,384,452)

            ---------  ------------
            ---------  ------------

 The accompanying notes are an integral part of these consolidated statements.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED),
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998



                                                              DECEMBER 31,             MARCH 31,      JUNE 26,
                                                      -----------------------------      1998       -------------
                                                           1996           1997        (UNAUDITED)       1998
                                                      --------------  -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................  $   (2,382,323) $  (4,292,384) $  (2,274,139) $  (7,093,364)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Extraordinary loss on early retirement of debt,
      net of income tax benefit.....................         797,903             --             --             --
    Depreciation and amortization...................       7,409,137     13,145,739      3,742,144      8,702,672
    Deferred income tax benefit.....................        (626,739)    (1,204,784)    (1,509,584)    (3,117,436)
    Interest paid with in-kind notes................              --      3,074,676             --      2,465,930
    Net (gain) loss on disposal of property and
      equipment.....................................        (294,000)       440,898         24,287         23,959
    Amortization of prepaid pension asset...........         (45,865)      (149,699)        68,030         80,300
    Imputed interest................................          72,757        106,422         17,595         35,199
  Changes in operating assets and liabilities, net
    of effects of acquisitions:
    Accounts receivable.............................       2,045,704     (5,747,677)     3,482,684      3,946,791
    Income taxes receivable.........................              --        717,202         11,157         11,157
    Inventories.....................................       1,017,197       (610,123)       (87,184)      (412,978)
    Other assets....................................        (226,946)      (935,200)       153,486       (578,569)
    Accounts payable................................         534,704     (1,560,048)     1,366,031      1,045,421
    Accrued expenses and other......................      (1,153,699)    (1,959,073)     1,486,835     (1,104,778)
                                                      --------------  -------------  -------------  -------------
      Net cash provided by operating activities.....       7,147,830      1,025,949      6,481,342      4,004,304
                                                      --------------  -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............      (3,490,447)    (4,562,731)    (2,286,020)    (5,666,368)
  Proceeds from sale of property and equipment......         423,428        106,123             --         12,509
  Proceeds from investment securities...............       2,620,000             --             --             --
  Payment for the purchase of the outstanding stock
    of Transkrit Corporation, net of cash
    acquired........................................     (79,390,682)            --             --             --
  Payment for the purchase of the outstanding stock
    of AmeriComm Direct Marketing, Inc., net of cash
    acquired........................................              --    (24,954,538)            --             --
  Payment for the purchase of the outstanding stock
    of Label America, Inc., net of cash acquired....              --     (9,469,418)            --             --
  Payment for the purchase of the outstanding stock
    of Cardinal Marketing, Inc. and Cardinal
    Marketing of New Jersey, Inc., net of cash
    acquired........................................              --             --     (4,679,663)    (4,752,955)
                                                      --------------  -------------  -------------  -------------
      Net cash used in investing activities.........     (79,837,701)   (38,880,564)    (6,965,683)   (10,406,814)
                                                      --------------  -------------  -------------  -------------
                                                      --------------  -------------  -------------  -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED),
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998



                                                                DECEMBER 31,            MARCH 31,      JUNE 26,
                                                       ------------------------------      1998      ------------
                                                            1996            1997       (UNAUDITED)       1998
                                                       --------------  --------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease) increase in bank overdraft, net.........      (2,758,170)      3,560,460    (1,222,623)     (666,499)
  Payment on term loans..............................     (16,900,000)             --            --            --
  Dividends paid on redeemable cumulative preferred
    stock............................................        (450,000)       (285,000)           --            --
  Payment on officer note............................         (61,647)             --            --            --
  Purchase of outstanding warrants...................      (1,938,462)             --            --            --
  Proceeds from issuance of Class A common stock.....          26,269         500,000            --            --
  Purchase of Class A common stock for treasury......        (390,421)             --            --            --
  Redemption of redeemable cumulative preferred
    stock............................................              --     (10,000,000)           --            --
  Purchase of stockholder notes receivable...........              --        (493,132)           --            --
  Proceeds from issuance of treasury stock...........              --          22,247            --            --
  Payments on capital leases.........................        (216,888)       (536,489)     (222,008)     (437,683)
  Net (payments) borrowings on revolving loan
    facilities.......................................      (7,050,000)     10,761,083     1,655,826     8,043,750
  Increase in deferred financing costs...............      (5,738,712)       (936,277)           --            --
  Proceeds from issuance of notes....................     100,000,000      34,500,000            --            --
  Proceeds from issuance of redeemable cumulative
    preferred stock and warrants, net of issuance
    costs............................................       9,702,973              --            --            --
                                                       --------------  --------------  ------------  ------------
      Net cash provided by financing activities......      74,224,942      37,092,892       211,195     6,939,568
                                                       --------------  --------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS..........................................       1,535,071        (761,723)     (273,146)      537,058
CASH AND CASH EQUIVALENTS, beginning of year.........         444,422       1,979,493     1,217,770     1,217,770
                                                       --------------  --------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of year...............  $    1,979,493  $    1,217,770  $    944,624  $  1,754,828
                                                       --------------  --------------  ------------  ------------
                                                       --------------  --------------  ------------  ------------
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest.............................  $    7,744,000  $   12,835,000                $  6,699,000
                                                       --------------  --------------                ------------
                                                       --------------  --------------                ------------
  Cash paid for income taxes.........................  $           --  $      107,000                $     55,000
                                                       --------------  --------------                ------------
                                                       --------------  --------------                ------------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
  Capital lease obligations incurred.................  $    2,799,000  $    3,085,000                $         --
                                                       --------------  --------------                ------------
                                                       --------------  --------------                ------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS


                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


1. BACKGROUND

    AmeriComm Holdings, Inc. ("AHI," formerly known as DEC International, Inc.) and its wholly owned subsidiary, AmeriComm Direct Marketing, Inc. ("AmeriComm," formerly known as National Fiberstok Corporation) (collectively or individually, the "Company"), is a leading provider of products and services focused primarily on the direct marketing industry. The Company's principal strategy is to offer a comprehensive line of direct marketing products and services while continuing to participate in the rapidly growing markets for custom pressure sensitive labels and nonimpact self-mailers. The Company markets its products to customers throughout the United States through operations in Norfolk, Roanoke, and Salem, Virginia; Austell, and Tucker, Georgia; Louisville, Kentucky; Gainesville, Florida; Wilton, New Hampshire; Sparks, Nevada; San Carlos, California; Fort Smith, Arkansas; Mountainside, New Jersey; and Denver, Colorado.


    On June 28, 1996, the Company acquired all of the issued and outstanding capital stock of Transkrit Corporation ("Transkrit") for $86,500,000 plus transaction costs. Subsequent to the acquisition, Transkrit and all of its subsidiaries were merged into the Company. The Transkrit acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of Transkrit have been included in the results of operations of the Company since June 29, 1996. The purchase price was allocated to assets and liabilities based on their estimated fair value as of the date of the acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired of $17,542,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.


    On February 21, 1997, the Company acquired all of the issued and outstanding capital stock of Label America, Inc. ("LAI") for $8,500,000, less outstanding indebtedness, plus transaction costs. Additional consideration of $700,000 was paid to the principal stockholder for a noncompete agreement. Upon consummation of the acquisition, LAI was merged into the Company. The LAI acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of LAI have been included in the results of operations of the Company since February 22, 1997. The excess of the consideration paid over the estimated fair value of net assets acquired of $6,636,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.

    On April 24, 1997, the Company acquired all of the issued and outstanding stock of AmeriComm Direct Marketing, Inc. ("ADMI") for $23,635,000 plus transaction costs. Additional consideration of $1,000,000 was paid to the principal stockholder for a noncompete agreement. Upon consummation of the acquisition, ADMI was merged into the Company. The ADMI acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of ADMI have been included in the results of operations of the Company since April 25, 1997. The excess of the consideration paid over the estimated fair value of net assets acquired of $15,273,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.

    On March 16, 1998, the Company acquired all of the issued and outstanding capital stock of Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc. (collectively referred to as "Cardinal") for $4,000,000 plus transaction costs, which was funded through borrowings on its revolving loan facility. Additional consideration of $600,000 will be paid to the stockholders of Cardinal for noncompete agreements, of which $200,000 was paid on March 16, 1998 and the remaining $400,000 will be

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


1. BACKGROUND (CONTINUED)
paid in two equal annual installments commencing March 16, 1999. Upon consummation of this acquisition, Cardinal was merged into the Company.

    The following presents, on an unaudited pro forma basis, the Company's results of operations for the years ended December 31, 1996, and 1997 and the six-month period ended June 26, 1998 as though the acquisitions of Transkrit, LAI and ADMI and related transactions had occurred on January 1, 1996 and the acquisition of Cardinal and related transactions had occurred on January 1, 1998 (in thousands):

                                                          YEAR ENDED DECEMBER
                                                                  31,              SIX-MONTH
                                                         ----------------------  PERIOD ENDED
                                                            1996        1997     JUNE 26, 1998
                                                         ----------  ----------  -------------
Net sales..............................................  $  202,033  $  201,500   $    93,851
Operating income (loss)................................      11,740      12,396          (755)
Net loss before extraordinary item.....................        (539)     (5,307)       (7,306)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of AHI and its subsidiary. All significant intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

    Sales are recorded as products are shipped.

RESTATEMENT

    On November 23, 1998, the Company announced that it was initiating a review into the accuracy of previously released financial statements. This review has been completed and, as a result of its findings, the Company has restated its previously issued audited financial statements for 1997. In addition, the Company had previously released unaudited financial statements as of and for the six-month period ended June 26, 1998. These previously unaudited financial statements have also been restated as a result of the Company's review (Note
10).

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as during the reporting period. Actual results could differ from these estimates.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) CASH EQUIVALENTS

    For purposes of the reporting of cash flows, the Company considers all highly liquid debt instruments with a maturity at date of purchase of three months or less to be cash equivalents.

    The Company does not believe it is exposed to any significant credit risk on money market funds with commercial banks because its policy is to make such deposits only with highly rated institutions.

ACCOUNTS RECEIVABLE

    A summary of changes in the allowance for doubtful accounts for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 is as follows:

                                                          YEAR ENDED DECEMBER
                                                                  31,              SIX-MONTH
                                                         ----------------------  PERIOD ENDED
                                                            1996        1997     JUNE 26, 1998
                                                         ----------  ----------  -------------
Balance, beginning of year.............................  $  171,950  $  611,170   $   963,130
Acquired balance from Transkrit (Note 1)...............     495,154          --            --
Acquired balance from ADMI (Note 1)....................          --     209,789            --
Acquired balance from LAI (Note 1).....................          --      47,176            --
Provisions.............................................     215,455     385,282        62,290
Recoveries.............................................      75,028      40,148        72,425
Write-offs.............................................    (346,417)   (330,435)     (391,269)
                                                         ----------  ----------  -------------
Balance, end of year...................................  $  611,170  $  963,130   $   706,576
                                                         ----------  ----------  -------------
                                                         ----------  ----------  -------------

INVENTORIES

    Inventories are stated at the lower of cost or market. Costs of raw materials are determined using the first-in, first-out ("FIFO") method. Costs (net of an obsolescence reserve) of work in process, finished goods, and customized stock (consisting of products which have been produced and held for certain customers under short-term delayed-shipping arrangements) are determined using the average cost (which approximates FIFO) or FIFO method.

    Inventories consist of the following:

                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                 -------------
Raw materials..................................................................  $   7,351,264
Work in process................................................................      1,585,171
Finished goods.................................................................      3,350,315
Customized stock...............................................................      1,044,171
                                                                                 -------------
                                                                                 $  13,330,921
                                                                                 -------------
                                                                                 -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost or at estimated fair value at date of acquisition (Note 1), if acquired as part of a business combination, and are depreciated using the straight-line method over the following lives:

                                                               25 to 30
Buildings....................................................  years
Machinery and equipment......................................  3 to 7 years
Office equipment, furniture and fixtures.....................  3 to 7 years
Vehicles.....................................................  3 to 5 years

    Leasehold improvements are depreciated over the lesser of the useful lives of the assets or the lease term.

    The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. Depreciation expense for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 was approximately $4,313,000, $7,717,000 and $4,623,000, respectively.

GOODWILL

    Goodwill represents the cost of acquired businesses in excess of net identifiable assets and is amortized over 15 to 40 years using the straight-line method. The recoverability of goodwill is periodically reviewed by management based on current and anticipated conditions. The amount of goodwill considered realizable, however, could be reduced in the near term if changes occur in anticipated conditions. Based on a review of projected undiscounted cash flow from operations and other pertinent information, management is of the opinion that there has been no diminution in the value assigned to goodwill.

PATENTS


    The Company has been granted several patents related to certain products manufactured by the Company. Patents acquired through the acquisition of Transkrit were recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (4 to 21 years) of the patents.


COVENANTS NOT TO COMPETE

    Covenants not to compete have been recorded at cost and are being amortized on a straight-line basis over the terms (three to five years) of the agreements.

RESIDENT ADDRESS LISTS

    The Company has purchased and maintains national residential address lists used by its customers in making saturation or targeted mailings. Resident address lists acquired through the acquisition of

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

ADMI were recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (six years) of the resident address lists. Amortization expense for the year ended December 31, 1997 and for the six-month period ended June 26, 1998 of approximately $971,000 and $713,000, respectively, is included in costs of products sold in the accompanying consolidated statement of operations.


DEFERRED FINANCING COSTS

    Deferred financing costs represent costs incurred to raise financing and are amortized over the related terms of the borrowings (Note 3).

INCOME TAXES

    The Company accounts for income taxes using the asset and liability method for recognition of deferred tax consequences of temporary differences, net operating losses, and tax credits by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts, and to the tax bases of existing assets and liabilities.

CONCENTRATION OF RISK

    During the years ended 1996 and 1997 and the six-month period ended June 26, 1998, the Company's ten largest customers accounted for 18%, 16% and 11%, respectively, of total Company sales. No individual customer accounted for more than 6% of sales in any year. In management's opinion, a loss of any one individual customer would not have a material impact on the Company's financial position or results of operations.

    The Company's largest purchased raw material is paper. While the Company utilizes multiple paper suppliers, two suppliers provided 30%, 41% and 21% of its requirements for the years ended 1996 and 1997 and for the six-month period ended June 26,1998, respectively. Further, the supply and price of paper are cyclical in nature. As a result, the Company is subject to the risk that pricing may significantly impact results of operations and that it may be unable to purchase sufficient quantities of paper to meet production requirements during times of tight supply. While the Company believes that it could obtain other suppliers of paper, paper industry conditions may have a material effect on the Company's results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, and debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The fair value of the senior unsecured notes (Note 3) at 1997 was approximately $106,000,000 and was estimated using a quote from a broker. At December 31, 1997, the carrying value of the other long-term debt approximated its fair value, because interest rates on such debt are periodically adjusted or approximated current market rates.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

UNAUDITED INTERIM FINANCIAL INFORMATION



    The accompanying financial statements for the three-month period ended March 31, 1998 are unaudited. In the opinion of the management of the Company, these financial statements reflect all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial statements. Certain information and footnote disclosures usually found in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for future periods.


3. LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1997:


                                                                                                         1997
                                                                                                    --------------
11.625% senior unsecured notes, interest payable semiannually commencing December 15, 1996........  $  100,000,000
12.5% senior notes, including PIK notes, interest payable quarterly commencing June 30, 1997, net
  of unamortized discount of $377,304.............................................................      37,697,372
Revolving loan facility with Heller Financial, Inc., principal payable in full upon the earlier of termination, as defined, or June 28, 2001, bearing interest at the 30 to 180 day London
  Interbank Offered Rate plus 2.25% or Prime plus 1% (8.35% and 9.5% at December 31, 1997,
  respectively)...................................................................................      10,761,083
Capital lease payable to The CIT Group/Equipment Financing, Inc. ("CIT"), monthly principal and interest payments of $48,250 commencing July 1996 through June 2001 with a balloon payment of
  $513,485 due June 2001, interest at 10.2%.......................................................       2,056,883
Capital leases payable to General Electric Capital Corporation ("GE"), monthly principal and interest payments of $53,867 commencing December 1997 through November 1999, declining to
  $44,073 commencing December 1999 through October 2001 with a balloon payment of $1,615,077 due
  November 2001, interest at 9.36%................................................................       3,025,154
Other.............................................................................................         276,873
                                                                                                    --------------
                                                                                                       153,817,365
Less current portion..............................................................................        (864,487)
                                                                                                    --------------
                                                                                                    $  152,952,878
                                                                                                    --------------
                                                                                                    --------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


3. LONG-TERM DEBT (CONTINUED)
    Maturities of long-term debt and capital lease obligations at December 31, 1997 are as follows:

1998..........................................................................  $   864,487
1999..........................................................................      995,543
2000..........................................................................      819,774
2001..........................................................................   13,440,189
2002 and thereafter...........................................................  138,074,676
                                                                                -----------
                                                                                $154,194,669
                                                                                -----------
                                                                                -----------

Prior to the issuance of the 11.625% senior unsecured notes (the "Senior Notes"), the Company maintained agreements under which the Company had certain term loans and a revolving line-of-credit facility (the "Line"). As additional consideration for the term loans and the Line, the Company issued stock warrants to purchase 413,457 and 254,435 shares of Class A and Class B common stock, respectively (Note 6). Concurrent with the issuance of the Senior Notes on June 28, 1996 discussed below, the Company repaid the term loans and the Line, purchased the outstanding warrants, and paid a prepayment penalty, all of which aggregated to approximately $25,100,000. As a result of the early retirement of debt, the Company incurred an extraordinary loss of $797,903, net of income tax benefit of $460,864, during 1996. Subsequently, the agreements were terminated.

    Concurrent with the consummation of the Transkrit acquisition discussed in
Note 1, AmeriComm issued $100,000,000 aggregate principal amount of Senior Notes due June 15, 2002. Interest is payable semiannually commencing December 31, 1996. The Senior Notes are senior obligations of AmeriComm and will be PARI PASSU in right of payment to all future senior indebtedness. The indenture to the Senior Notes limits the incurrence of additional debt by AmeriComm, does not allow AmeriComm to pay any common stock dividends, and limits AmeriComm's ability to redeem capital stock and to sell its assets, as defined. AmeriComm may incur additional indebtedness, as defined, as long as its fixed charge coverage ratio, as defined, is greater than certain minimum levels.

    Concurrent with the ADMI acquisition on April 24, 1997 as discussed in Note 1, AHI issued $35,000,000 aggregate principal amount of 12.5% senior notes ("Notes") due April 24, 2003. As inducement for accepting the Notes, the holders of the Notes were issued 210,868 shares of Class A common stock (Note 6). The common stock was valued at its fair value of $500,000 and recorded as a discount to the face value of the Notes. The proceeds from the Notes were used to purchase the outstanding 9% redeemable cumulative preferred stock (the "Preferred Stock") (Note 5), pay transaction costs, and fund the ADMI acquisition. The effective interest rate on the Notes, after considering the above discount, is 12.74%.

    The Notes place certain restrictions on the Company's ability to incur additional indebtedness or make future acquisitions. In addition, future interest and principal payments by AHI are dependent primarily on the operations of AmeriComm through payments to AHI as permitted under the Senior Notes. As a result, the Company may pay a portion or all of any six quarterly interest installments prior to April 24, 1999 by issuing additional notes ("PIK Notes") with interest rates ranging from 12.5% to 13%. The initial interest installments due June 30, 1997, September 30, 1997, and December 31, 1997

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


3. LONG-TERM DEBT (CONTINUED)
were paid by the issuance of PIK Notes at 12.5% interest. The PIK Notes must be redeemed prior to April 24, 2003. Borrowings under the Notes are subject to a financial covenant with which the Company was in compliance as of December 31, 1997.

    Concurrent with the consummation of the Transkrit acquisition discussed in
Note 1, the Company entered into a revolving loan facility with Heller. The facility provides borrowings based on the lesser of qualified accounts receivable and inventories, as defined, or $25,000,000. Borrowings under the revolving loan facility are subject to certain financial covenants that include, among others, minimum fixed-charge coverage and total indebtedness to operating cash flow ratio, as defined. The Company was in compliance with each covenant as of December 31, 1997. As of December 31, 1997, $14,238,917 was available on the revolving loan facility.

    Under the CIT capital lease payable, CIT has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for $513,485. Under the GE capital leases payable, GE has a first-perfected security interest in certain equipment. At the end of each lease term, the Company will have the option to purchase the equipment for an aggregate of $1,615,077. The capital leases are cross-defaulted with other loan agreements if such default is not cured within 90 days following the default.

    Interest expense on long-term debt and capital leases for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 was approximately $8,138,000, $17,023,000 and $9,677,000, respectively, including $564,000, $1,067,000 and $552,000, respectively, of deferred finance cost amortization.

4. INCOME TAXES

    The income tax benefits for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 represent the income tax benefit from operating losses. For the year ended December 31, 1996, the income tax benefit presented consisted of deferred tax benefits. For the year ended December 31, 1997, the income tax benefit presented consisted of a deferred tax benefit of $1,205,134 and a current tax provision of $206,669. For the six-month period ended June 26, 1998, the income tax benefit presented consisted of a deferred tax benefit of $3,163,361 and a current tax provision of $45,925.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997,
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)
                  AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998


4. INCOME TAXES (CONTINUED)
    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 for income taxes is as follows:

                                                                          YEAR ENDED DECEMBER 31,      SIX-MONTH
                                                                         --------------------------  PERIOD ENDED
                                                                            1996          1997       JUNE 26, 1998
                                                                         -----------  -------------  -------------
Federal tax benefit at statutory rate..................................  $  (751,794) $  (1,798,889) $  (3,471,672)
State, net of federal benefit..........................................      (59,378)       206,669         45,925
Nondeductible amortization.............................................      164,139        367,460        176,921
Nondeductible expenses.................................................       42,854         69,920        286,227
Other, net.............................................................      (22,560)       156,375       (154,837)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
Actual income tax benefit..............................................  $  (626,739) $    (998,465) $  (3,117,436)
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
Effective tax rate.....................................................           28%            19%            31%
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


4. INCOME TAXES (CONTINUED)

    Significant components of the Company's net deferred tax liabilities as of December 31, 1997 are as follows:


                                                                                     1997
                                                                                 -------------
Deferred tax assets (liabilities):
  Net operating loss carryforwards.............................................  $   3,348,135
  Book basis in property over tax basis........................................     (6,932,000)
  Resident address lists.......................................................     (2,400,000)
  Patents......................................................................       (998,000)
  Inventories..................................................................       (497,000)
  Goodwill.....................................................................       (261,000)
  Prepaid pension cost.........................................................       (774,000)
  Covenant not to compete......................................................      1,413,000
  Interest paid with in-kind notes.............................................      1,169,000
  Employee benefit accruals....................................................        917,000
  Liabilities not currently deductible.........................................        402,000
  Allowance for doubtful accounts..............................................        309,000
  Other, net...................................................................       (159,954)
                                                                                 -------------
  Net deferred tax liabilities.................................................  $  (4,463,819)
                                                                                 -------------
                                                                                 -------------


    The net operating loss carryforwards of $15,926,000 will be used to offset future taxable income, subject to their expirations, beginning in 2004 and continuing through 2013. Any future issuance of stock by the Company could result in an ownership change, as defined by the Tax Reform Act of 1986, and could limit utilization of net operating loss carryforwards. Also, benefits derived from using net operating loss carryforwards to offset any taxes calculated as alternative minimum tax could be less than the recorded amount of the net operating loss carryforwards. Although realization is not assured, management believes all net operating loss carryforwards will be realized.

5. REDEEMABLE 9% CUMULATIVE PREFERRED STOCK


    On June 28, 1996, the Company issued 10,000 shares of 9% redeemable cumulative preferred stock (the "Preferred Stock") and warrants (Note 6) to the preferred shareholders for $10,000,000, less issuance costs. The Preferred Stock had no voting rights and was recorded at fair value on the date of the issuance, less transaction costs. The excess of the liquidation preference over the carrying value was being accreted over the life of the Preferred Stock resulting in charges of approximately $38,000 and $19,000 for the year ended December 31, 1996 and 1997, respectively. Dividends of $450,000 and $285,000 were paid in 1996 and 1997, respectively.


    In conjunction with the issuance of the Notes, the Preferred Stock was redeemed for $10,000,000 in April 1997. As a result of the redemption of the Preferred Stock, the Company incurred a charge of

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


5. REDEEMABLE 9% CUMULATIVE PREFERRED STOCK (CONTINUED) approximately $560,000 for the excess of the liquidation value over the carrying value which was reflected in the consolidated statements of operations as additional dividends.

6. CAPITAL STOCK AND WARRANTS

    Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder. All dividends declared by the board of directors are shared ratably by Class A and B stockholders. Upon liquidation, the Class A and B stockholders would share ratably in any proceeds. Class B common stock is nonvoting.

    In conjunction with certain credit agreements existing prior to June 28, 1996, the Company issued warrants to purchase 413,457, and 254,435 shares of Class A and Class B common stock, respectively, at an exercise price of $.01 (Note 3). The warrants were valued at their fair value, as determined by the board of directors on the date of grant. The difference between the fair market value of the warrants at the issue date and the estimated redemption value was accreted as a direct charge to accumulated deficit. In conjunction with the issuance of the Senior Notes on June 28, 1996 (Note 3), the Company purchased the outstanding warrants for $1,938,402 and recorded a charge of $641,170 to accumulated deficit.

    In conjunction with the issuance of 10,000 shares of Preferred Stock (Note
5), the Company issued warrants to the preferred shareholders to purchase 132,240 shares of Class A common stock. The warrants were valued at their fair value, as determined by the board of directors on the date of the grant, and recorded as a discount to the Preferred Stock. In conjunction with the issuance of the Notes (Note 3), the Company issued additional warrants to purchase 11,349 shares of Class A common stock. The warrants were valued at their fair value, as determined by the board of directors, on the date of the grant and were recorded as a charge to accumulated deficit. The 143,589 warrants may be exercised at any time through June 30, 2004 at $.01 per share, subject to adjustment pursuant to the terms of the warrant agreement. The Company has reserved 143,589 shares of its Class A common stock for the exercise of these warrants.

    During 1997, the Company purchased aggregate principle and interest 6% nonrecourse notes from MDC Management Company II, L.P. ("MDC"), an affiliate, for $493,132. The holders of these notes are shareholders of the Company, and accordingly, the notes and all accrued interest have been recorded as an increase to stockholders' deficit.

    Effective June 28, 1996, the board of directors adopted the AmeriComm Holdings, Inc. 1996 Stock Option Plan. During 1996 and 1997, the board of directors granted options to purchase 244,889 and 39,265 shares, respectively, of Class A common stock at an exercise price ranging from $2.62 to $5.38 per share, the estimated fair value at the date of grant, to certain employees and directors of the Company. As of December 31, 1997, there are 255,286 options outstanding. The options vest based on time and based upon the profitability and the liquidation value of the Company if it is sold to a third party. During 1996 and 1997, 28,868 and 0 options vested and were exercised, respectively.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


6. CAPITAL STOCK AND WARRANTS (CONTINUED)
Effective January 28, 1997, the board of directors adopted the AmeriComm Holdings, Inc. 1997 Stock Option Plan for Directors. During 1997, the board of directors granted options to purchase 10,350 shares of Class A common stock at an exercise price of $5.38 per share, the estimated fair value at the date of grant, to certain directors of the Company. The options vest based on time or in the event of a change in control of the Company, as defined. As of December 31, 1997, 2,898 options were vested and are exercisable.

    The Company accounts for its stock option plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation was recognized during 1996, 1997 and 1998. In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," for disclosure purposes. In accordance with the disclosure requirements of SFAS No. 123, the Company is required to calculate pro forma compensation cost of all stock options granted using an option-pricing model. Accordingly, the fair value of the stock option grants has been estimated as of the grant dates under the minimum value method using the following weighted average assumptions for 1996, 1997 and 1998: a risk-free interest rate of approximately 6.4%, dividend yield of 0%, volatility of 0%, and expected life of 4.5 years. Using these assumptions, the fair value of the stock options at the dates of grant was $0. As a result, there is no pro forma compensation expense.

7. RELATED-PARTY TRANSACTIONS

FEES TO AFFILIATE

    The Company maintains an Advisory Services Agreement (the "Agreement") with MDC. Under the Agreement, MDC provides certain consulting, financial, and managerial functions for a $250,000 annual fee through June 28, 1996 and a $350,000 annual fee thereafter. In 1996 and 1997, $862,000 and $350,000, respectively, were paid. For the six-month period ended June 26, 1998, $175,000 was paid. No payments shall be made by the Company to MDC under the Agreement if there is an event of default, as defined, under the revolving loan facility, Senior Notes, or the Notes (Note 3). As of December 31, 1997, there are no such events of default. The Agreement expires December 31, 2000 and is renewable thereafter, unless terminated by the Company for justifiable cause, as defined.

    During 1996, for services related to the acquisition of Transkrit (Note 1) and the issuance of the Senior Notes (Note 3), the Company paid MDC $500,000, of which $350,000 has been recorded as deferred financing costs. In addition, for services related to the acquisition of ADMI in 1997 (Note 1) and the issuance of the Senior Notes (Note 3), the Company paid MDC $652,000, of which $100,000 has been recorded as deferred financing costs.

STOCKHOLDERS' AGREEMENT

    Certain officers and former officers of the Company purchased and own as of December 31, 1997 an aggregate of 259,421 shares of Class A common stock, representing 10% of the voting common stock of the Company for the periods shown. The stock was purchased at a price ranging from $4.33 to $4.63 per share, the fair value at the date of such purchases. Such stock was purchased through a cash

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


7. RELATED-PARTY TRANSACTIONS (CONTINUED) payment and the acceptance of 6% nonrecourse notes by MDC in 1996 and prior and by the Company in 1997 (Note 6).

    All stockholders are subject to the terms of a stockholders' agreement. This agreement restricts the stockholders' ability to sell, transfer, and assign the common stock, with the Company having the first right of purchase. The holders of the stock may be forced to sell the shares to the Company under certain conditions. In addition, on expiration of a stockholder's employment with the Company, the Company has the option to buy back the stockholder's common stock at a specified price primarily based on either the cost of the shares or the book value of the Company.

8. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS

    The Company has a defined benefit pension plan ("The Employees' Retirement Plan of National Fiberstok Corporation") covering certain employees. On December 20, 1993, the Company amended the plan, freezing future participation to any new employees of the Company effective December 31, 1993. Effective December 31, 1994, the Company again amended the plan, freezing future accrual of benefits for all participants. In conjunction with this agreement, all participants of the plan were retroactively vested.

    The funded status of the plan as of December 31, 1997 is as follows:

                                                                                     1997
                                                                                --------------
Accumulated projected benefit obligation......................................  $  (18,292,100)
Plan assets at fair value.....................................................      19,510,900
                                                                                --------------
Plan assets greater than projected benefit obligation.........................       1,218,800
Unrecognized net loss from past experience....................................         209,300
                                                                                --------------
Prepaid pension cost..........................................................  $    1,428,100
                                                                                --------------
                                                                                --------------

    The weighted average discount rate used to measure the accumulated projected benefit obligation was 7.25% for 1997. The expected long-term rate of return on assets was 9% for 1997.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


8. EMPLOYEE BENEFIT PLANS (CONTINUED)
    Net periodic pension costs for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26,1998 include the following:

                                                                         YEAR ENDED DECEMBER 31,       SIX-MONTH
                                                                       ----------------------------  PERIOD ENDED
                                                                           1996           1997       JUNE 26, 1998
                                                                       -------------  -------------  -------------
Service cost-benefits earned during the period.......................  $          --  $          --   $        --
Interest cost on projected benefit obligation........................      1,266,209      1,242,200       618,900
Actual return on plan assets.........................................     (1,252,658)    (1,556,899)     (862,800)
Net amortization on plan assets......................................       (204,216)            --            --
                                                                       -------------  -------------  -------------
                                                                       $    (190,665) $    (314,699)  $  (243,900)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The Company has another defined benefit pension plan ("The Transkrit Corporation Employees' Pension Plan") covering certain employees. Effective April 30, 1997, the Company amended the plan, freezing future benefits for participants at certain locations. In conjunction with this agreement, the participants with frozen future benefits were retroactively vested. Normal retirement age is 65, but a provision is made for early retirement. Benefits are based on the employee's compensation level and years of service. The Company makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

    The 1997 projected benefit obligation was computed using the projected unit credit method, assuming a discount rate on benefit obligations of 7.25% in 1997. The expected long-term rate of return on plan assets is 9% for 1997 and annual salary increases is 4% over the remaining service lives of the employees in the plan for 1997.

    The funded status of the plan as of December 31, 1997 is as follows:


                                                                                     1997
                                                                                 -------------
Actuarial present value of benefit obligations:
  Accumulated projected benefit obligation, including vested benefits of
    $2,679,000.................................................................  $  (2,817,000)
                                                                                 -------------
                                                                                 -------------
Projected benefit obligation...................................................  $  (4,470,000)
Plan assets at fair value......................................................      5,631,000
                                                                                 -------------
Plan assets greater than projected benefit obligation..........................      1,161,000
Unrecognized net gain..........................................................       (508,000)
                                                                                 -------------
Prepaid pension cost...........................................................  $     653,000
                                                                                 -------------
                                                                                 -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


8. EMPLOYEE BENEFIT PLANS (CONTINUED)
    Net periodic pension costs for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998 include the following:

                                                                                1996         1997         1998
                                                                             -----------  -----------  -----------
Service cost-benefits earned during the period.............................  $   230,000  $   415,000  $   197,400
Interest cost on projected benefit obligation..............................      143,000      287,000      137,800
Actual return on plan assets...............................................     (227,000)    (444,000)    (236,200)
Recognition of curtailment gain............................................           --      (93,000)          --
Net amortization on plan assets............................................       52,000           --       (9,500)
                                                                             -----------  -----------  -----------
                                                                             $   198,000  $   165,000  $    89,500
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

DEFERRED COMPENSATION PLANS

    The Company has unfunded deferred compensation plans that provide retirement benefits to certain current and former employees. The plans provide retirement benefits generally based on the service provided by the employees to the Company. Benefits are vested as service is provided. The Company provides for these plans during the related service lives of the participants at amounts sufficient to accrue the present value of benefits earned to their retirement dates. Effective December 31, 1994, the Company froze future benefit accruals under certain of these deferred compensation agreements. Included in the accompanying consolidated balance sheets are liabilities of $592,000 for these plans as of December 31, 1997.

DEFINED CONTRIBUTION PLANS

    The Company sponsors several voluntary 401(k) savings plans covering all eligible employees at certain locations. The plans include provisions that allow employees to make pretax contributions ranging from 1% to 15% of the employee's wages. Maximum pretax contributions are capped at 10% or 15% of the employee's wages, depending on the location. The Company matches between 15% and 60% of employee contributions up to 4% to 6% of the eligible employee's wages, which varies by location. The Company recorded an expense of approximately $421,000 and $979,000 for the years ended December 31, 1996 and 1997, respectively, and $643,000 for the six-month period ended June 26, 1998 as a result of contributions to the plan.

    Effective January 1, 1998, the Company consolidated its various 401(k) savings plans into a single plan. Substantially all of the benefits available to participants of the plan have been standardized as of January 1, 1998, with the exception of the Company's matching contribution, which varies by location.

POSTRETIREMENT BENEFITS

    The Company provides certain health care and life insurance benefits for certain retired individuals. The Company accounts for these benefits in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The plan was frozen in 1993, and all eligible

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


8. EMPLOYEE BENEFIT PLANS (CONTINUED)
participants in the plan are retired. The accrued postretirement benefit obligation at December 31, 1997 was $478,000.

    Assumptions used in the computation of postretirement benefit expense and the related obligation are as follows:

                                                                                                              1997
                                                                                                            ---------
Discount rate used to determine accumulated postretirement benefit obligation.............................       7.75%
Initial health care cost trend rate.......................................................................         13%
Ultimate health care cost trend rate......................................................................          5%
Year ultimate health care cost trend rate reached.........................................................       2009

    If the health care trend rates increased 1% for all future years, the accumulated postretirement benefit obligation as of December 31, 1997 would have increased by 4%. The effect of such a change on the interest cost for 1997 would have been an increase of approximately $17,000.

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company has certain noncancelable operating leases for office and plant facilities and office equipment. The total rental expense was $826,000, $1,669,000 and $1,271,000 for the years ended December 31, 1996 and 1997 and for the six-month period ended June 26, 1998, respectively. Minimum annual rental payments remaining under noncancelable operating leases as of June 26, 1998 are as follows:

1998............................................................................  $1,254,000
1999............................................................................  1,905,000
2000............................................................................  1,104,000
2001............................................................................    534,000
2002............................................................................    273,000
                                                                                  ---------
                                                                                  $5,070,000
                                                                                  ---------
                                                                                  ---------

ENVIRONMENTAL LIABILITY

    In January 1988 the Company was notified by the United States Environmental Protection Agency ("EPA") that it was potentially liable for costs incurred by the EPA in responding to the Dixie Caverns County Landfill in Roanoke County, Virginia. Subsequently, Roanoke County expended its funds to clean the Dixie Cavern site to satisfy the EPA's notification. Roanoke County then filed suit against the potentially responsible parties ("PRP's"); which included the Company, to recover the funds it has expended in cleaning the site. Management believes that the Company's potential liability in connection with this site will not be material, based upon the amount and nature of the waste alleged to be attributable to it and the number of other financially viable PRP's.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
LITIGATION

    The Company is party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

10. RESTATEMENT


    Subsequent to the issuance of the Company's consolidated financial statements for the year ended December 31, 1997 and the six-month period ended June 26, 1998 (previously issued as unaudited), it was determined that the reported statements of operations were inflated by the misstatement of various assets and liabilities. As a result, the accompanying consolidated financial statements as of December 31, 1997 and for the year then ended and as of June 26, 1998 and for the six-month period then ended, present the restated results.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


10. RESTATEMENT (CONTINUED)
    A summary of the effects of the restatements follows (amounts in thousands):

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                                                                             AS
                                                                                         PREVIOUSLY        AS
                                                                                          REPORTED      RESTATED
                                                                                          (AUDITED)     (AUDITED)
                                                                                        -------------  -----------
CURRENT ASSETS:
  Cash................................................................................   $     1,314    $   1,218
  Accounts receivable, net............................................................        27,943       27,943
  Income tax receivable...............................................................           497          497
  Inventories.........................................................................        13,331       13,331
  Deferred income taxes...............................................................           509          509
  Other...............................................................................         3,037        2,997
                                                                                        -------------  -----------
    Total current assets..............................................................        46,631       46,495
                                                                                        -------------  -----------
PROPERTY AND EQUIPMENT, NET...........................................................        51,194       51,194
                                                                                        -------------  -----------
OTHER ASSETS..........................................................................        78,793       78,973
                                                                                        -------------  -----------
    Total assets......................................................................   $   176,618    $ 176,662
                                                                                        -------------  -----------
                                                                                        -------------  -----------
CURRENT LIABILITIES:
  Current portion of long-term debt...................................................   $       864    $     864
  Bank overdraft......................................................................         4,624        5,066
  Accounts payable....................................................................         4,899        4,899
  Accrued employee compensation.......................................................         4,873        4,873
  Other accrued expenses..............................................................         4,767        5,160
                                                                                        -------------  -----------
    Total current liabilities.........................................................        20,027       20,862
                                                                                        -------------  -----------
NONCURRENT LIABILITIES................................................................         6,502        6,166
                                                                                        -------------  -----------
LONG-TERM DEBT........................................................................       152,943      152,953
                                                                                        -------------  -----------
STOCKHOLDERS' DEFICIT:
  Common stock........................................................................            --           --
  Additional paid-in capital..........................................................        13,957       13,957
  Warrants outstanding................................................................           347          347
  Accumulated deficit.................................................................       (16,285)     (16,750)
  Treasury stock......................................................................          (286)        (286)
  Notes receivable due from stockholders..............................................          (587)        (587)
                                                                                        -------------  -----------
    Total stockholders' deficit.......................................................        (2,854)      (3,319)
                                                                                        -------------  -----------
      Total liabilities and stockholders' deficit.....................................   $   176,618    $ 176,662
                                                                                        -------------  -----------
                                                                                        -------------  -----------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


10. RESTATEMENT (CONTINUED)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                             AS
                                                                                         PREVIOUSLY        AS
                                                                                          REPORTED      RESTATED
                                                                                          (AUDITED)     (AUDITED)
                                                                                        -------------  -----------
Net sales.............................................................................   $   191,091    $ 191,091
Cost of products sold.................................................................       133,598      133,598
                                                                                        -------------  -----------
Gross profit..........................................................................        57,493       57,493
Operating expenses....................................................................        44,985       45,761
                                                                                        -------------  -----------
Income from operations................................................................        12,508       11,732
Interest expense......................................................................        17,023       17,022
                                                                                        -------------  -----------
Loss before income tax benefit........................................................        (4,515)      (5,290)
Income tax benefit....................................................................          (688)        (998)
                                                                                        -------------  -----------
Net loss..............................................................................        (3,827)      (4,292)
Redeemable cumulative preferred stock accretion and dividends.........................           864          864
                                                                                        -------------  -----------
Net loss attributable to common stock.................................................   $    (4,691)   $  (5,156)
                                                                                        -------------  -----------
                                                                                        -------------  -----------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


10. RESTATEMENT (CONTINUED)
                           CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 26, 1998

                                                                                             AS
                                                                                         PREVIOUSLY        AS
                                                                                          REPORTED      RESTATED
                                                                                          (AUDITED)     (AUDITED)
                                                                                        -------------  -----------
CURRENT ASSETS:
  Cash................................................................................   $     2,554    $   1,755
  Accounts receivable, net............................................................        24,451       24,451
  Income tax receivable...............................................................           487          487
  Inventories.........................................................................        13,847       13,847
  Deferred income taxes...............................................................           802          802
  Other...............................................................................         3,059        3,009
                                                                                        -------------  -----------
    Total current assets..............................................................   $    45,200       44,351
                                                                                        -------------  -----------
PROPERTY AND EQUIPMENT, NET...........................................................        52,767       52,767
                                                                                        -------------  -----------
OTHER ASSETS..........................................................................        79,408       79,632
                                                                                        -------------  -----------
    Total assets......................................................................   $   177,375    $ 176,750
                                                                                        -------------  -----------
                                                                                        -------------  -----------

CURRENT LIABILITIES:
  Current portion of long-term debt.....................................  $     920  $     922
  Bank overdraft........................................................      3,658      4,400
  Accounts payable......................................................      6,071      6,071
  Accrued employee compensation.........................................      3,169      3,169
  Other accrued expenses................................................      5,344      5,958
                                                                          ---------  ---------
    Total current liabilities...........................................     19,162     20,520
                                                                          ---------  ---------
NONCURRENT LIABILITIES..................................................      4,423      3,612
                                                                          ---------  ---------
LONG-TERM DEBT..........................................................    162,983    163,002
                                                                          ---------  ---------
STOCKHOLDERS' DEFICIT:
  Common stock..........................................................         --         --
  Additional paid-in capital............................................     13,957     13,957
  Warrants outstanding..................................................        347        347
  Accumulated deficit...................................................    (22,652)   (23,843)
  Treasury stock........................................................       (286)      (286)
  Notes receivable due from stockholders................................       (559)      (559)
                                                                          ---------  ---------
    Total stockholders' deficit.........................................     (9,193)   (10,384)
                                                                          ---------  ---------
    Total liabilities and stockholders' deficit.........................  $ 177,375  $ 176,750
                                                                          ---------  ---------
                                                                          ---------  ---------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1997,
          THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED) AND
            THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)


10. RESTATEMENT (CONTINUED)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX-MONTHS ENDED JUNE 26, 1998

                                                                                             AS
                                                                                         PREVIOUSLY        AS
                                                                                          REPORTED      RESTATED
                                                                                          (AUDITED)     (AUDITED)
                                                                                        -------------  -----------
Net sales.............................................................................    $  93,081     $  93,081
Cost of products sold.................................................................       67,992        67,992
                                                                                        -------------  -----------
  Gross profit........................................................................       25,089        25,089
Operating expenses....................................................................       24,413        25,622
                                                                                        -------------  -----------
Income (loss) from operations.........................................................          676          (533)
Interest expense......................................................................        9,677         9,677
                                                                                        -------------  -----------
Loss before income tax benefit........................................................       (9,001)      (10,210)
Income tax benefit....................................................................       (2,634)       (3,117)
                                                                                        -------------  -----------
Net loss..............................................................................    $  (6,367)    $  (7,093)
                                                                                        -------------  -----------
                                                                                        -------------  -----------

11. SUBSEQUENT EVENT

SALE OF AMERICOMM HOLDINGS, INC. AND SUBSIDIARY


    On May 12, 1998, McCown De Leeuw & Co. IV, L.P. ("MDC IV"), an affiliated fund of the Company's majority shareholder, formed DIMAC Holdings Inc., ("Holdings"). Holdings then formed a wholly owned subsidiary, DIMAC Corporation ("DIMAC"). In addition, DIMAC formed a wholly owned subsidiary, DMAC Merger Corporation ("DMC"). On June 26, 1998, warrants to purchase 210,868 shares of Class A common stock and options to purchase 147,398 shares of Class A common stock were exercised. Concurrently, DMC acquired all of the issued and outstanding capital stock of the Company for $203.8 million plus transaction costs, including assumed indebtedness of $164.2 million. DMC then merged into the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
AmeriComm Direct Marketing, Inc.


    We have audited the accompanying balance sheets of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, such financial statements present fairly, in all material respects, the financial position of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                          Deloitte & Touche LLP

Louisville, Kentucky
February 21, 1997

                        AMERICOMM DIRECT MARKETING, INC.

                                 BALANCE SHEETS

           DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997 (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                     DECEMBER 31        MARCH 31,
                                                                                 --------------------     1997
                                                                                   1995       1996     (UNAUDITED)
                                                                                 ---------  ---------  -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................  $     770  $   3,836   $   4,373
  Debt security................................................................      1,073
  Receivables:
    Trade (net of allowance for doubtful accounts of $211, $169 and $202,
      respectively)............................................................      3,520      4,266       3,594
    Other......................................................................        106        132         119
  Postage permits, meters and deposits.........................................        642        383         690
  Supply inventory.............................................................        445        340         251
  Deferred tax assets..........................................................        242     --          --
  Other........................................................................        107        125         148
                                                                                 ---------  ---------  -----------
    Total current assets.......................................................      6,905      9,082       9,175
PROPERTY AND EQUIPMENT--net....................................................      1,920      2,066       2,153
INVESTMENT IN EQUITY SECURITIES................................................        707      1,072       1,048
OTHER ASSETS...................................................................        552        364         304
                                                                                 ---------  ---------  -----------
TOTAL..........................................................................  $  10,084  $  12,584   $  12,680
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $   1,340  $   1,900   $   1,572
  Accrued expenses.............................................................        807      1,135       1,009
  Customer postage advances....................................................        702        499         690
  Current maturities of:
    Obligations under capital leases...........................................         45         26          19
    Notes payable..............................................................        134        133         133
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................      3,028      3,693       3,423
                                                                                 ---------  ---------  -----------
LONG-TERM DEBT:
  Obligations under capital leases.............................................         29     --          --
  Notes payable................................................................        268        138         105
                                                                                 ---------  ---------  -----------
    Total long-term debt.......................................................        297        138         105
                                                                                 ---------  ---------  -----------
    Total liabilities..........................................................      3,325      3,831       3,528
                                                                                 ---------  ---------  -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par; 3 shares authorized....................................          5          5           5
  Retained earnings............................................................      6,754      8,748       9,147
                                                                                 ---------  ---------  -----------
    Total stockholders' equity.................................................      6,759      8,753       9,152
                                                                                 ---------  ---------  -----------
  TOTAL........................................................................  $  10,084  $  12,584   $  12,680
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                              STATEMENTS OF INCOME


                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)


                                 (IN THOUSANDS)

                                                                              DECEMBER 31,           MARCH 31,
                                                                          --------------------  --------------------
                                                                            1995       1996       1996       1997
                                                                          ---------  ---------  ---------  ---------

                                                                                                    (UNAUDITED)
REVENUES................................................................  $  21,013  $  26,485  $   5,714  $   6,524
COST OF SALES...........................................................     14,937     18,140      4,002      4,421
                                                                          ---------  ---------  ---------  ---------
GROSS PROFIT............................................................      6,076      8,345      1,712      2,103
SELLING EXPENSES........................................................      2,129      2,439        515        606
GENERAL AND ADMINISTRATIVE EXPENSES.....................................      2,319      3,376        665        866
                                                                          ---------  ---------  ---------  ---------
OPERATING INCOME........................................................      1,628      2,530        532        631
                                                                          ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSES):
  Consulting and other fees.............................................      1,325         21         21         --
  Interest expense......................................................        (50)       (45)       (14)        (6)
  Other.................................................................        (18)       140         20        (26)
                                                                          ---------  ---------  ---------  ---------
    Net other income (expense)..........................................      1,257        116         27        (32)
                                                                          ---------  ---------  ---------  ---------
INCOME BEFORE PROVISION FOR INCOME TAXES................................      2,885      2,646        559        599
PROVISION FOR INCOME TAXES..............................................      1,100        390        390         --
                                                                          ---------  ---------  ---------  ---------
NET INCOME..............................................................  $   1,785  $   2,256  $     169  $     599
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------


        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY


             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)



                                                                               COMMON STOCK
                                                                         ------------------------
                                                                          NUMBER OF                 RETAINED
                                                                           SHARES       AMOUNT      EARNINGS      TOTAL
                                                                         -----------  -----------  -----------  ---------
BALANCE AT JANUARY 1, 1995.............................................           1            5        4,969       4,974
  Net income...........................................................          --                     1,785       1,785
                                                                              -----        -----   -----------  ---------
BALANCE, DECEMBER 31, 1995.............................................           1            5        6,754       6,759
  Distributions to stockholder.........................................          --                      (262)       (262)
  Net income...........................................................          --                     2,256       2,256
                                                                              -----        -----   -----------  ---------
BALANCE, DECEMBER 31, 1996.............................................           1    $       5    $   8,748   $   8,753
                                                                              -----        -----   -----------  ---------
                                                                              -----        -----   -----------  ---------


        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                            STATEMENTS OF CASH FLOWS


                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)


                                 (IN THOUSANDS)


                                                                                 DECEMBER 31,           MARCH 31,
                                                                             --------------------  --------------------
                                                                               1995       1996       1996       1997
                                                                             ---------  ---------  ---------  ---------
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................................  $   1,785  $   2,256  $     599  $     169
Adjustments to reconcile net income to net cash provided by operating activities:
  Deferred taxes...........................................................        (61)       390         --        390
  (Gain) loss on sales of property and equipment...........................         (4)         5         50         --
  Depreciation and amortization............................................        605        754        172        159
  Changes in assets and liabilities:
  Receivables..............................................................       (459)      (772)       685       (391)
  Postage permits, meters and deposits.....................................       (167)       259       (307)       (87)
  Supply inventory.........................................................       (172)       105         89         22
  Other current assets.....................................................         32        (18)       (23)       (34)
  Other assets.............................................................       (359)         3
  Accounts payable.........................................................        879        560       (328)        62
  Accrued expenses.........................................................       (181)       328       (126)      (116)
  Customer postage advances................................................        156       (203)       191        214
                                                                             ---------  ---------  ---------  ---------
    Net cash provided by operating activities..............................      2,054      3,667      1,002        388
                                                                             ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Maturity of debt security..................................................         --      1,073         --      1,073
Proceeds from the sales of property and equipment..........................          8          1          0          0
Purchases of equipment.....................................................       (797)      (869)      (249)      (425)
Purchases of investments...................................................     (1,423)      (365)        24        (45)
                                                                             ---------  ---------  ---------  ---------
    Net cash provided by (used in) investing activities....................     (2,212)      (160)      (225)       603
                                                                             ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments:
  Notes payable............................................................       (100)      (131)       (33)       (31)
  Obligations under capital leases.........................................        (94)       (48)        (7)       (14)
Proceeds from issuance of notes payable....................................        135         --         --         --
Distributions to stockholder...............................................         --       (262)      (200)        --
                                                                             ---------  ---------  ---------  ---------
    Net cash used in financing activities..................................        (59)      (441)      (240)       (45)
                                                                             ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.......................       (217)     3,066        537        946
CASH AND CASH EQUIVALENTS:
  Beginning of period......................................................        987        770      3,836        770
                                                                             ---------  ---------  ---------  ---------
  End of period............................................................  $     770  $   3,836  $   4,373  $   1,716
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest...................................................  $      50  $      45
                                                                             ---------  ---------
                                                                             ---------  ---------
  Cash paid for income taxes...............................................  $   1,277
                                                                             ---------
                                                                             ---------



        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                         NOTES TO FINANCIAL STATEMENTS


                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--AmeriComm Direct Marketing, Inc. (Company) provides direct mail services, including database management and printing, to a widely dispersed customer base concentrated primarily in the retail and advertising industries and the not-for-profit sector. Credit sales are generally made on an uncollateralized basis.

    The Company conducts its operations primarily in Virginia, New Jersey, Kentucky and Colorado. The Company began its New Jersey operations in 1995. In connection therewith, the Company acquired certain assets for a purchase price of approximately $430.


    Prior to January 1, 1996, the Company's operations were conducted through four wholly-owned subsidiary corporations. Effective January 1, 1996, the Company elected to be treated as a Subchapter S Corporation for income tax purposes. Concurrent with this election, the Company merged its wholly-owned subsidiaries into the parent company and dissolved the related corporations. The 1995 financial statements include the accounts of AmeriComm Direct Marketing, Inc. and its wholly-owned subsidiaries, with all significant intercompany transactions eliminated.


    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash in banks and securities having original maturities when acquired of ninety days or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                                                           1995        1996
                                                                        ----------  ----------
Beginning balance.....................................................  $  176,285  $  211,571
Provisions............................................................     128,184     215,550
Recoveries............................................................      (2,400)    (10,859)
Write-offs............................................................     (90,498)   (246,893)
                                                                        ----------  ----------
Ending balance........................................................  $  211,571  $  169,369
                                                                        ----------  ----------
                                                                        ----------  ----------


    INVESTMENTS--All equity securities are classified as available for sale and are reported at fair value which approximates cost. The debt security is classified as held-to-maturity and is reported at amortized cost.

    SUPPLY INVENTORY--Supply inventory is stated at the lower of cost (first-in, first-out method) or market.


    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years. Leasehold improvements and equipment under capital leases are amortized over the life of the leases or the estimated useful life of the improvements or lease, whichever is shorter. Repairs and maintenance are charged to operations when incurred and are approximately $570 and $600 in 1995 and 1996, respectively.


    RESIDENT ADDRESS LISTS--Resident address lists, which are included in other assets, are stated at cost and are amortized using the straight-line method over ten years.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) LONG-LIVED ASSETS--In 1996, the Company adopted Statement of Financial
Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," which establishes accounting standards for the impairment of property and equipment and resident address lists, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no effect of the standard on the Company's financial statements.


    REVENUE RECOGNITION--Revenues are recognized as products are shipped or as services are performed.


    USE OF ESTIMATES--Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.


    RECLASSIFICATIONS--Certain reclassifications were made to the 1995 financial statements to conform with the 1996 presentation, primarily to record brokered sales revenues and operating expenses at gross amounts.


2. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                               1995       1996
                                                                             ---------  ---------
Building and leasehold improvements........................................  $     351  $     480
Equipment..................................................................      4,888      5,349
Equipment under capital lease..............................................        208        208
                                                                             ---------  ---------
Total......................................................................      5,447      6,037
Less accumulated depreciation and amortization.............................      3,527      3,971
                                                                             ---------  ---------
Net........................................................................  $   1,920  $   2,066
                                                                             ---------  ---------
                                                                             ---------  ---------

3. INVESTMENTS

    Investments consist of the following:

                                                                               1995       1996
                                                                             ---------  ---------
Debt security: U.S. Treasury Bill, due 1/12/96, 7.10%......................  $   1,073
                                                                             ---------
                                                                             ---------
Equity securities:
  Investment in Gibraltar Bank common stock................................  $     384  $     384
  Investment with McCown De Leeuw & Co., III, L.P..........................        323        688
                                                                             ---------  ---------
Total equity securities....................................................  $     707  $   1,072
                                                                             ---------  ---------
                                                                             ---------  ---------

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


3. INVESTMENTS (CONTINUED)
    At December 31, 1996, the Company has a five year commitment to invest up to $1,000 with McCown De Leeuw & Co., III, L.P. (Partnership). At December 31, 1996, the Company had invested $688 in the Partnership. The balance is due within 60 days of request from the Partnership. The Partnership's objective is to invest in equity securities of companies with the potential for increased shareholder value.

4. OTHER ASSETS

    Other assets consist of the following:


                                                                                  1995       1996
                                                                                ---------  ---------
Resident address lists, net of accumulated amortization of $25 and $62 in 1995
  and 1996, respectively......................................................  $     350  $     313
Net deferred non-current tax assets...........................................        148         --
Rental property...............................................................         50         50
Other.........................................................................          4          1
                                                                                ---------  ---------
Total.........................................................................  $     552  $     364
                                                                                ---------  ---------
                                                                                ---------  ---------


5. DEBT


    At December 31, 1996, the Company had no borrowings outstanding under a $1,000 line of credit that expires on May 3, 1997, which bears interest at a rate of prime (8.25% at December 31, 1996). Amounts, if any, outstanding under the line of credit are secured by accounts receivable.


    Long-term debt consists of the following:

                                                                                  1995       1996
                                                                                ---------  ---------
Note payable to bank, interest at prime (8.25% at December 31, 1996) plus
  1/2%........................................................................  $     268  $     168
Note payable to bank, interest at 8.4%........................................        134        103
                                                                                ---------  ---------
Total.........................................................................        402        271
Less current maturities.......................................................        134        133
                                                                                ---------  ---------
Long-term maturities..........................................................  $     268  $     138
                                                                                ---------  ---------
                                                                                ---------  ---------

    The notes payable to bank are secured by certain property and equipment. The Company is required to comply with covenants under the note agreements including a restriction on the sale of the Company's assets other than in the normal course of business. The Company was in compliance with its covenants at December 31, 1996.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


5. DEBT (CONTINUED)
    At December 31, 1996, maturities of long-term debt were as follows:

                                                                                          1996
                                                                                        ---------
1997..................................................................................  $     133
1998..................................................................................        103
1999..................................................................................         35
                                                                                        ---------
Total.................................................................................  $     271
                                                                                        ---------
                                                                                        ---------

    The carrying amount of debt approximates its fair value.

6. LEASES


    The Company leases operating facilities, office space and equipment under long-term noncancelable operating leases with various renewal terms and a capital lease. Rent expense under operating leases was approximately $580 and $920 in 1995 and 1996, respectively.


    Future minimum lease payments under the capital lease and noncancelable operating leases consist of the following at December 31, 1996:

                                                                                                 CAPITAL     OPERATING
                                                                                                  LEASE       LEASES
                                                                                               -----------  -----------
1997.........................................................................................   $      27    $     976
1998.........................................................................................          --          979
1999.........................................................................................          --          509
2000.........................................................................................          --          214
                                                                                                      ---   -----------
Total minimum lease payments.................................................................          27    $   2,678
                                                                                                            -----------
                                                                                                            -----------
Less amounts representing interest and executory costs.......................................           1
                                                                                                      ---
Present value of net minimum lease payments..................................................          26
Less current maturities......................................................................          26
                                                                                                      ---
Long-term maturities.........................................................................   $      --
                                                                                                      ---
                                                                                                      ---


    The Company is also the lessor of a building and land under a noncancelable operating lease for a period of five and one half years. At the end of the lease term, the lessee is required to purchase, and the Company is required to sell, the leased property for $450 in cash. The Company may not encumber the property during the term of the lease in an amount in excess of $450. The rental income from such lease was $60 for 1995 and 1996. Remaining annual rentals are $60 in 1997 and $20 in 1998.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


7. INCOME TAXES

    The provision for income taxes includes the following components:


                                                                                 1995       1996
                                                                               ---------  ---------
Current......................................................................  $   1,161
Deferred.....................................................................        (61) $     390
                                                                               ---------  ---------
Provision for income taxes...................................................  $   1,100  $     390
                                                                               ---------  ---------
                                                                               ---------  ---------


    Due to the election of Subchapter S Corporation status in 1996, deferred tax assets of $390 were eliminated from the Company's balance sheet, resulting in an income tax expense of $390.

    The tax effects of the significant temporary differences, which comprise the deferred tax assets and liabilities at December 31, 1995 were as follows:

                                                                                          1995
                                                                                        ---------
Deferred current tax assets:
  Accrued vacation....................................................................  $      86
  Allowance for doubtful accounts.....................................................         99
  Accrued health self-insurance.......................................................         44
  Phantom stock agreements............................................................         13
                                                                                        ---------
Total deferred current tax assets.....................................................  $     242
                                                                                        ---------
                                                                                        ---------
Deferred non-current tax asset--
  Rental property treated as an installment sale for tax purposes.....................  $     198
Deferred long-term tax liability--Depreciation........................................        (50)
                                                                                        ---------
Net deferred non-current tax asset, included in other assets..........................  $     148
                                                                                        ---------
                                                                                        ---------


    The Company's income tax expense for the year ended December 31, 1995, differed from amounts computed by applying the U.S. Federal income tax rate of 34% to the Company's income before income taxes as a result of the following:



                                                                                         1995
                                                                                       ---------
Statutory income tax expense.........................................................  $     981
Increase in income tax expense resulting from:
  State and other tax expense........................................................        110
  Other, net.........................................................................          9
                                                                                       ---------
Reported income tax expense..........................................................  $   1,100
                                                                                       ---------
                                                                                       ---------

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1996 (IN THOUSANDS)


8. BENEFIT PLAN

    On January 6, 1995, the Company established a defined contribution savings plan under the provisions of Section 401(k) of the Internal Revenue Code that provides benefits to substantially all employees. The Company's contribution, which is based upon management discretion, was approximately $95 and $150 in 1995 and 1996, respectively.


    Prior to January 6, 1995, the Company sponsored a defined contribution plan that covered substantially all employees. The Company's annual contribution to the Plan, in an amount up to 25% of the Company's income before income taxes, was determined by its Board of Directors.


9. PHANTOM STOCK AGREEMENTS


    The Company has entered into Phantom Stock Agreements (Agreements) with certain executives of the Company. The Agreements allow the executives to earn additional amounts based on the performance of the Company. Compensation under the Agreements is based on the difference between the executives' interest in the value of the Company, as defined in the Agreements, and the executives' basis in their interests. Amounts are deferred until termination of the executive or sale of the Company. Compensation expense recorded under these Agreements was approximately $10 and $120 in 1995 and 1996, respectively.


10. SELF-INSURANCE HEALTH CARE PLAN


    The Company maintains a self-insurance program for that portion of employees' health care costs not covered by the Company's stop loss insurance policy, which sets the maximum cash outlays for annual claims for each employee or employee's dependents at $30 and for aggregate annual claims up to $450 at December 31, 1996. Health care costs recorded in 1995 and 1996 were approximately $215 and $400, respectively.


11. SALE OF COMPANY

    On February 20, 1997, the Company and National Fiberstok Corporation (now known as AmeriComm Direct Marketing, Inc.) entered into a Stock Purchase Agreement (Agreement) whereby National Fiberstok Corporation will acquire all of the outstanding common stock of the Company for cash. The Agreement stipulates that prior to closing, the Company's cash balances, as determined under the Agreement, investment in equity securities and certain other assets of the Company will be distributed by, or assigned by, the Company to the stockholders of the Company. The Agreement also stipulates that on or prior to the closing, the Company will satisfy certain liabilities of the Company. The Agreement can be terminated any time prior to the closing by written mutual consent of National Fiberstok Corporation and the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or to buy any of the securities in any jurisdiction where it is unlawful. The
information in this prospectus is current as of            , 1999 .


                                 --------------

                               TABLE OF CONTENTS


                                                     Page
                                                     -----
Prospectus Summary..............................           1
Risk Factors....................................          17
Company History.................................          26
The Acquisitions................................          27
The Refinancing.................................          27
Use of Proceeds of the Registered Notes.........          28
Capitalization..................................          29
The Exchange Offer..............................          30
DIMAC Corporation Unaudited Pro Forma
  Consolidated Statements of Operations.........          39
Selected Historical Financial Data AmeriComm
  Holdings, Inc.................................          54
Selected Historical Financial Data DIMAC
  Marketing Corporation.........................          56
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................          58
Business........................................          70
Management......................................          86
Security Ownership..............................          90
Certain Relationships and Related
  Transactions..................................          91
Description of Other Indebtedness...............          92
Description of Notes............................          96
Certain United States Federal Income Tax
  Considerations................................         130
Unregistered Notes Registration Rights
  Agreement.....................................         131
Book-Entry; Delivery and Form...................         134
Plan of Distribution............................         137
Legal Matters...................................         138
Experts.........................................         138
Index to Financial Statements...................         F-1



    Until            , 1999, 25 days after the date of this prospectus, all
dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     [LOGO]

                               Offer to Exchange
                            12 1/2% Series B Senior
                               Subordinated Notes
                                    Due 2008
                              for all outstanding
                                 12 1/2% Senior
                               Subordinated Notes
                                    due 2008

                            -----------------------

                                   PROSPECTUS
                            -----------------------


                                          , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information below briefly outlines the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eight of our Certificate of Incorporation and Article IV of our By-Laws. For more information, you may review the provisions of our Certificate of Incorporation and By-Laws that we filed with the SEC. To find out how to locate our Certificate of Incorporation and By-Laws, please read the section labelled "Where You Can Find More Information" under the heading "Prospectus Summary."

    ELIMINATION OF LIABILITY

    Section 102(b)(7) of Delaware's corporation law gives each Delaware corporation the power to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions in bad faith, or involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of Delaware's corporation law (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

     - for any transaction from which a director derived an improper personal benefit.

    You should know that our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware's corporation law.

    INDEMNIFICATION

    Section 145 of Delaware's corporation law grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts.

    Our By-Laws provide, among other things, that under certain circumstances we are required or permitted to indemnify any officer or director of our company (or such person's estate):

     - who was or is a party (or is threatened to be made a party) to a threatened, pending or completed action, suit or other proceeding;

     - whether or not the action, suit or other proceeding was or is in the right of our company;

     - regardless of whether the suit or other proceeding was or is civil, criminal, administrative or investigative in nature; and

     - by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise.


    Unless otherwise permitted by applicable laws, our By-Laws require us to make a case-specific determination, in accordance with applicable laws, that indemnification is proper in the circumstances. Our By-Laws only require us to indemnify an officer or director if he or she acted in good faith and in a manner he or she reasonably believed to be consistent with our best interests. Moreover, with respect to any criminal action or proceeding, one of our officers or directors is only entitled to indemnification if he or she had no reasonable cause to believe his or her conduct was unlawful. We are not required to indemnify, or advance expenses to any person in connection with any action, suit or other proceeding (including any counterclaim) initiated by or on his or her behalf.

    You should know, however, that in the event that an officer or director of our company is entitled to indemnification under our By-Laws, we may be required to indemnify him or her against expenses (including, for example, attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred and not recovered related to such officer or director's investigation, preparation to defend or defense of such action, suit, or other proceeding). You should also know that, to the extent permitted by our By-Laws, our By-Laws authorize us to pay any such expenses in advance of the final disposition of the action, suit or other proceeding in question. Our By-Laws also authorize us to make, to the extent permitted by law, such advance payments even if the officer or director in question is alleged to have failed to meet the "good faith" standard of conduct discussed above, or is alleged to have committed conduct which, if true, would prevent us from indemnifying such officer or director. Before making any advance payment, our By-Laws require us to receive an undertaking by or on behalf of the director or officer in question to repay the advance if it is ultimately determined that he or she is not entitled to indemnification.

    Finally, our By-Laws authorize us, to the extent permitted by law, to purchase and maintain insurance for any person who may be entitled to indemnification thereunder.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      1.1*   Purchase Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein, Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon
               Read LLC.

      2.1    Stock Purchase Agreement, dated as of May 17, 1998, by and between, Heritage Media Corporation and DIMAC
               Corporation (formerly DMAC Acquisition Corp.).

      2.2    Agreement and Plan of Merger, dated as of May 18, 1998, by and among DIMAC Holdings, Inc. (formerly DMAC
               Holdings, Inc.), DMAC Merger Corp. and AmeriComm Holdings, Inc.

      2.3*   Certificate of Merger, dated June 26, 1998, of DMAC Merger Corp. with and into AmeriComm Holdings, Inc.

      3.1*   Certificate of Incorporation of DIMAC Corporation, filed with the Secretary of State of the State of
               Delaware.

      3.2    By-Laws, as amended, of DIMAC Corporation.

      4.1*   Indenture, dated as of October 15, 1998, between DIMAC Corporation, the subsidiary guarantors named therein and Wilmington Trust Company.

      4.2*   Specimen Certificates of the 12 1/2% Senior Subordinated Note Due 2008 and 12 1/2% Series B Senior
               Subordinated Note Due 2008 (included in Exhibit 4.1 hereto).

      4.3    First Supplemental Indenture, dated as of January 4, 1999, between DIMAC Corporation, DMW Worldwide,
               Inc. and Wilmington Trust Company.

      4.4    Registration Rights Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, First Union Capital Markets and
               Warburg Dillon Read LLC.



---------
* Previously filed with the Commission.

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      5.1*   Opinion of White & Case LLP regarding the legality of the registered notes.

      8.1*   Opinion of White & Case LLP regarding certain tax matters.

     10.1    Employment Agreement, dated June 15, 1995, between Scott Ebert and National Fiberstok Corporation.



      10.2*  Employment Agreement, dated May 19, 1998, between Scott Ebert and AmeriComm Direct
               Marketing, Inc. which amended the Employment Agreement, dated June 15, 1995, between Scott Ebert and National Fiberstok Corporation.

      10.3   Amended and Restated Credit Agreement, dated as of October 22, 1998, by and among
               DIMAC Corporation, as Borrower, the Lenders listed therein, Credit Suisse First
               Boston Corporation, as Administrative Agent and Arranger, Warburg Dillon Read LLC,
               as Syndication Agent and First Union National Bank, as Documentation Agent.

      10.4   Securities Purchase Agreement, dated as of October 22, 1998, by and among DIMAC
               Holdings, Inc., DIMAC Corporation and the purchasers listed on the signature pages thereto.

      10.5*  Subordination Agreement, dated as of October 22, 1998, among DIMAC Corporation and the purchasers listed therein.

      10.6*  Advisory Services Agreement, dated as of June 26, 1998, by and between DIMAC
               Corporation and MDC Management Company IV, LLC.

      10.7   Side Letter to the Advisory Services Agreement, dated March 31, 1999, between DIMAC
               Corporation and MDC Management Company IV, LLC.

      10.8   DIMAC Holdings, Inc. 1998 Stock Option Plan

      10.9   Tax Sharing Agreement, dated as of October 18, 1998, between DIMAC Holdings, Inc.,
               DIMAC Corporation, DIMAC Marketing Corporation, AmeriComm Holdings, Inc., DIMAC
               DIRECT, Inc., The McClure Group Inc., MBS/Multimode Inc., Wilcox & Associates
               Inc., Palm Coast Data Inc. and AmeriComm Direct Marketing, Inc.

      10.10  First Amendment, dated as of March 26, 1999, to the Amended and Restated Credit
               Agreement, dated as of October 22, 1998, by and among DIMAC Corporation, DIMAC
               Holdings, Inc., the Credit Support Parties listed on the signature pages thereto, the financial institutions party thereto, Credit Suisse First Boston, as
               Administrative Agent and Arranger, Warburg Dillon Read LLC, as Syndication Agent,
               and First Union National Bank, as Documentation Agent.

      10.11  Second Amendment, dated as of July 23, 1999, to the Amended and Restated Credit
               Agreement, dated as of October 22, 1998, as amended by the First Amendment, dated as of March 26, 1999, by and among DIMAC Corporation, DIMAC Holdings, Inc., the
               Credit Support Parties listed on the signature pages thereto, the financial institutions party thereto, Credit Suisse First Boston, as Administrative Agent and Arranger, Warburg Dillon Read LLC, as Syndication Agent, and First Union
               National Bank, as Documentation Agent.

      12.1   Statement re computation of ratios.

      21.1   Subsidiaries of DIMAC Corporation, as amended.

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Arthur Andersen LLP.

      23.3   Consent of Deloitte & Touche LLP.



---------
* Previously filed with the Commission.

  EXHIBIT
  NUMBER                                     EXHIBIT DESCRIPTION
-----------  ------------------------------------------------------------------------------------
     23.4*   Consent of White & Case LLP (included in Exhibit 5.1 hereto).

     23.5*   Consent of White & Case LLP (included in Exhibit 8.1 hereto).

     24.1*+  Power of Attorney (see pages II-6 through II-14).

     25.1*   Statement of eligibility of trustee.

     99.1    Form of Letter of Transmittal for registered notes.

     99.2*   Form of Notice of Guaranteed Delivery for registered notes.

     99.3    Letter to Brokers.

     99.4    Letter to Clients.

     99.5    Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

     99.6*   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.



---------
* Previously filed with the Commission.
+ See pages II-6 through II-14.


ITEM 22. UNDERTAKINGS.


    (a) We hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of DIMAC Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Should a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of DIMAC Corporation in the successful defense of any action, suit or proceeding) be asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



    (b) We hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.


    (c) We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.


    (d) We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



    (e) We hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.



    (f) We hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Atlanta, State of Georgia, on August   , 1999.



                                DIMAC CORPORATION

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------


      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

     /s/ JOHN F. MENEOUGH               President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer
   /s/ EDWARD D. LAZAROWITZ        (Principal Financial
------------------------------         Officer and
     Edward D. Lazarowitz          Principal Accounting
                                         Officer)

      /s/ TIMOTHY BEFFA
------------------------------           Director
        Timothy Beffa

------------------------------           Director
      David E. De Leeuw

          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ GEORGE E. MCCOWN
------------------------------           Director
       George E. McCown

    /s/ BENJAMIN MCSWINEY
------------------------------           Director
      Benjamin McSwiney

       /s/ JOHN D. WEIL
------------------------------           Director
         John D. Weil

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Atlanta, State of Georgia, on August   , 1999.



                                AMERICOMM HOLDINGS, INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------


     /s/ JOHN F. MENEOUGH         Director and President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                        Controller
      /s/ SCOTT P. EBERT           (Principal Financial
------------------------------         Officer and
        Scott P. Ebert             Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Atlanta, State of Georgia, on August   , 1999.



                                AMERICOMM DIRECT MARKETING, INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------


     /s/ JOHN F. MENEOUGH         Director and President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                        Controller
      /s/ SCOTT P. EBERT           (Principal Financial
------------------------------         Officer and
        Scott P. Ebert             Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St.
Louis, State of Missouri, on August   , 1999.



                                DIMAC MARKETING CORPORATION

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JOHN F. MENEOUGH         Director and President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer,
                                    Vice President and
  /s/ MICHAEL J. SPEICHINGER            Treasurer
------------------------------     (Principal Financial
    Michael J. Speichinger             Officer and
                                   Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St.
Louis, State of Missouri, on August   , 1999.



                                DIMAC DIRECT, INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JOHN F. MENEOUGH         Director and President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer,
                                    Vice President and
  /s/ MICHAEL J. SPEICHINGER            Treasurer
------------------------------     (Principal Financial
    Michael J. Speichinger             Officer and
                                   Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm
Coast, State of Florida, on August   , 1999.



                                PALM COAST DATA INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                   VICE-CHAIRMAN


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JOHN F. MENEOUGH       Director and Vice-Chairman
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer,
                                    Vice President and
   /s/ MICHAEL SPEICHINGER              Treasurer
------------------------------     (Principal Financial
     Michael Speichinger               Officer and
                                   Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Central Islip, State of New York, on August   , 1999.



                                MBS/MULTIMODE INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                   VICE-CHAIRMAN


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JOHN F. MENEOUGH       Director and Vice-Chairman
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer,
                                    Vice President and
  /s/ MICHAEL J. SPEICHINGER            Treasurer
------------------------------     (Principal Financial
    Michael J. Speichinger             Officer and
                                   Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Wayne, State of Pennsylvania, on August   , 1999.



                                DMW WORLDWIDE, INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT


                               POWER OF ATTORNEY


    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. King, John F. Meneough and David E. De Leeuw and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in
the capacities indicated on August   , 1999.



          SIGNATURE                       TITLE
------------------------------  --------------------------

     /s/ JOHN F. MENEOUGH         Director and President
------------------------------     (Principal Executive
       John F. Meneough                  Officer)

                                 Chief Financial Officer,
                                    Vice President and
  /s/ MICHAEL J. SPEICHINGER            Treasurer
------------------------------     (Principal Financial
    Michael J. Speichinger             Officer and
                                   Principal Accounting
                                         Officer)

      /s/ DAVID E. KING
------------------------------  Chairman of the Board and
        David E. King                   Secretary

------------------------------           Director
      David E. De Leeuw

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                          EXHIBIT DESCRIPTION                                           PAGE
---------  -----------------------------------------------------------------------------------------------     -----
  1.1*     Purchase Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein, Credit Suisse First Boston Corporation, First Union Capital Markets
             and Warburg Dillon Read LLC. ................................................................

  2.1      Stock Purchase Agreement, dated as of May 17, 1998, by and between, Heritage Media Corporation and DIMAC Corporation (formerly DMAC Acquisition Corp.). ....................................

  2.2      Agreement and Plan of Merger, dated as of May 18, 1998, by and among DIMAC Holdings, Inc.
             (formerly DMAC Holdings, Inc.), DMAC Merger Corp. and AmeriComm Holdings, Inc. ..............

  2.3*     Certificate of Merger, dated June 26, 1998, of DMAC Merger Corp. with and into AmeriComm
             Holdings, Inc. ..............................................................................

  3.1*     Certificate of Incorporation of DIMAC Corporation, filed with the Secretary of State of the
             State of Delaware. ..........................................................................

  3.2      By-Laws, as amended, of DIMAC Corporation. ....................................................

  4.1*     Indenture, dated as of October 15, 1998, between DIMAC Corporation, the subsidiary guarantors named therein and Wilmington Trust Company. .................................................

  4.2*     Specimen Certificates of the 12 1/2% Senior Subordinated Note Due 2008 and 12 1/2% Series B
             Senior Subordinated Note Due 2008 (included in Exhibit 4.1 hereto). .........................

  4.3      First Supplemental Indenture, dated as of January 4, 1999, between DIMAC Corporation, DMW
             Worldwide, Inc. and Wilmington Trust Company. ...............................................

  4.4      Registration Rights Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, First Union
             Capital Markets and Warburg Dillon Read LLC. ................................................

  5.1*     Opinion of White & Case LLP regarding the legality of the registered notes. ...................

  8.1*     Opinion of White & Case LLP regarding certain tax matters. ....................................

 10.1      Employment Agreement, dated June 15, 1995, between Scott Ebert and National Fiberstok
             Corporation. ................................................................................

 10.2*     Employment Agreement, dated May 19, 1998, between Scott Ebert and AmeriComm Direct Marketing,
             Inc. ........................................................................................

 10.3      Amended and Restated Credit Agreement, dated as of October 22, 1998, by and among DIMAC
             Corporation, as Borrower, the Lenders listed therein, Credit Suisse First Boston Corporation, as Administrative Agent and Arranger, Warburg Dillon Read LLC, as Syndication Agent and First
             Union National Bank, as Documentation Agent. ................................................

 10.4      Securities Purchase Agreement, dated as of October 22, 1998, by and among DIMAC Holdings, Inc.,
             DIMAC Corporation and the purchasers listed on the signature pages thereto. .................

 10.5*     Subordination Agreement, dated as of October 22, 1998, among DIMAC Corporation and the purchasers listed therein. ..................................................................

 10.6*     Advisory Services Agreement, dated as of June 26, 1998, by and between DIMAC Corporation and
             MDC Management Company IV, LLC. .............................................................



---------
* Previously filed with the Commission.

 EXHIBIT
 NUMBER                                          EXHIBIT DESCRIPTION                                           PAGE
---------  -----------------------------------------------------------------------------------------------     -----
 10.7      Side Letter to the Advisory Services Agreement, dated March 31, 1999, between DIMAC Corporation and MDC Management Company IV, LLC. .........................................................

 10.8      DIMAC Holdings, Inc. 1998 Stock Option Plan ...................................................

 10.9      Tax Sharing Agreement, dated as of October 18, 1998, between DIMAC Holdings, Inc., DIMAC
             Corporation, DIMAC Marketing Corporation, AmeriComm Holdings, Inc., DIMAC DIRECT, Inc., The
             McClure Group Inc., MBS/Multimode Inc., Wilcox & Associates Inc., Palm Coast Data Inc. and
             AmeriComm Direct Marketing, Inc. ............................................................

 10.10     First Amendment, dated as of March 26, 1999, to the Amended and Restated Credit Agreement,
             dated as of October 22, 1998, by and among DIMAC Corporation, DIMAC Holdings, Inc., the
             Credit Support Parties listed on the signature pages thereto, the financial institutions party thereto, Credit Suisse First Boston, as Administrative Agent and Arranger, Warburg
             Dillon Read LLC, as Syndication Agent, and First Union National Bank, as Documentation
             Agent. ......................................................................................

 10.11     Second Amendment, dated as of July 23, 1999, to the Amended and Restated Credit Agreement,
             dated as of October 22, 1998, as amended by the First Amendment, dated as of March 26, 1999, by and among DIMAC Corporation, DIMAC Holdings, Inc., the Credit Support Parties listed on the signature pages thereto, the financial institutions party thereto, Credit Suisse First
             Boston, as Administrative Agent and Arranger, Warburg Dillon Read LLC, as Syndication Agent,
             and First Union National Bank, as Documentation Agent. ......................................

 12.1      Statement regarding computation of ratios. ....................................................

 21.1      Subsidiaries of DIMAC Corporation, as amended. ................................................

 23.1      Consent of Arthur Andersen LLP. ...............................................................

 23.2      Consent of Arthur Andersen LLP. ...............................................................

 23.3      Consent of Deloitte & Touche LLP. .............................................................

 23.4*     Consent of White & Case LLP (included in Exhibit 5.1 hereto). .................................

 23.5*     Consent of White & Case LLP (included in Exhibit 8.1 hereto). .................................

 24.1*+    Power of Attorney (see pages II-6 through II-14). .............................................

 25.1*     Statement of eligibility of trustee. ..........................................................

 99.1      Form of Letter of Transmittal for registered notes. ...........................................

 99.2*     Form of Notice of Guaranteed Delivery for registered notes. ...................................

 99.3      Letter to Brokers. ............................................................................

 99.4      Letter to Clients. ............................................................................

 99.5      Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial
             Owner. ......................................................................................

 99.6*     Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9. ..........



---------
* Previously filed with the Commission.



+ See pages II-6 through II-14.